UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

GAN Limited

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY  DATED DECEMBER [XX], 2023 —  SUBJECT TO COMPLETION

GAN Limited

400 Spectrum Center Drive, Suite 1900

Irvine, CA 92618

[●]

Dear GAN Limited Shareholder:

On behalf of the board of directors and management, we cordially invite you to a special general meeting of the shareholders of GAN Limited, a Bermuda exempted company limited by shares (“GAN,” “we,” “us,” “our,” or the “Company”), to be held in a virtual meeting format via the Internet, originating from GAN’s headquarters located at 400 Spectrum Center Drive, Suite 1900, Irvine, CA 92618, on [●], at [●] [a].m. (Pacific Time), and at any adjournment or postponement thereof. We refer to such meeting and any adjournment or postponement thereof as the “special general meeting.”

On November 7, 2023, GAN entered into an Agreement and Plan of Merger with SEGA SAMMY CREATION INC., a Japanese corporation (“SSC”), and Arc Bermuda Limited, a Bermuda exempted company limited by shares and a wholly-owned subsidiary of SSC (“Merger Sub”). We refer to the Agreement and Plan of Merger, as it may be amended from time to time, as the “merger agreement”. Pursuant to the merger agreement and the statutory merger agreement attached as an exhibit to the merger agreement (which we refer to as the “statutory merger agreement”), Merger Sub will be merged with and into GAN (which we refer to as the “merger”), the separate corporate existence of Merger Sub will cease and GAN will continue as the surviving company in the merger and a wholly-owned subsidiary of SSC.

Pursuant to the terms and subject to the conditions set forth in the merger agreement and the statutory merger agreement, at the effective time of the merger (which we refer to as the “effective time”), each ordinary share of GAN, $0.01 par value per ordinary share (which we refer to as the “ordinary shares” and, each, as an “ordinary share”), issued immediately prior to such time (other than any issued ordinary share owned by SSC, Merger Sub, or any direct or indirect wholly-owned subsidiary of SSC, Merger Sub or GAN, or owned by GAN as a treasury share) will be automatically canceled and converted into the right to receive, with respect to each such ordinary share, $1.97 in cash, without interest and less any applicable tax withholding (which we refer to as the “merger consideration”). The ordinary shares are currently listed on The Nasdaq Capital Market under the symbol “GAN”. The merger consideration represents a premium of over 120% to the closing price of an ordinary share on The Nasdaq Capital Market on November 7, 2023, the last full trading day prior to the public announcement that the parties entered into the merger agreement.

If the merger is completed, GAN will become a privately-held company wholly owned by SSC. SSC is a subsidiary of SEGA SAMMY HOLDINGS INC., which is the holding company of the SEGA SAMMY Group.

At the special general meeting, holders of ordinary shares will be asked to consider and vote upon proposals to: (1) approve and adopt the merger agreement, the statutory merger agreement required in accordance with Section 105 of the Bermuda Companies Act 1981, as amended (which we refer to as the “Bermuda Companies Act”), and the consummation of the transactions contemplated by the merger agreement and the statutory merger agreement, including the merger (which we refer to as the “merger proposal”); (2) approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to GAN’s named executive officers in connection with the merger, as described in the accompanying proxy statement (which we refer to as the “compensation advisory proposal”); and (3) approve an adjournment of the special general meeting, if necessary or appropriate, to permit us to solicit additional proxies in the event that there are insufficient votes to approve the merger proposal at the special general meeting (which we refer to as the “adjournment proposal”). Holders of ordinary shares will be entitled to vote on all three proposals.

The GAN board of directors unanimously (a) determined that the merger consideration constitutes fair value for each ordinary share in accordance with the Bermuda Companies Act, (b) determined that the terms of the merger agreement, the statutory merger agreement, the merger and the other agreements and transactions contemplated by the merger agreement and the statutory merger agreement are in the best interests of GAN and its shareholders, (c) approved and declared advisable GAN’s execution, delivery and performance of the merger agreement and the statutory merger agreement and the transactions contemplated thereby, including the merger, (d) directed that the merger agreement and the statutory merger agreement be submitted to GAN shareholders for adoption and approval and (e) recommends that GAN shareholders vote in favor of adoption and approval of the merger agreement, the statutory merger agreement and the transactions contemplated thereby, including the merger. As more fully described in the accompanying proxy statement, the GAN board of directors made these determinations in accordance with and upon the unanimous recommendation of its committee comprised solely of independent directors and after consultation with GAN’s management and independent legal and financial advisors and consideration of a number of factors. Accordingly, the GAN board of directors unanimously recommends that GAN shareholders vote “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

In considering the recommendations of the GAN board of directors, shareholders should be aware that the executive officers and directors of GAN have certain interests in the merger that may be different from, or in addition to, the interests of GAN shareholders generally. Those interests are more fully described in the accompanying proxy statement. The GAN board of directors was aware of those interests and considered them, among other matters, in making its recommendations.

Assuming a quorum is present at the special general meeting, the approval of each of the three proposals at the special general meeting requires the affirmative vote of a simple majority of the votes cast by holders of ordinary shares present in person or represented by proxy and entitled to vote at the special general meeting in accordance with GAN’s bye-laws. Approval of the merger proposal by GAN shareholders is necessary to complete the merger.

The accompanying proxy statement describes provisions of the merger agreement and of the statutory merger agreement and the transactions contemplated thereby, including the merger, and provides information about the special general meeting. A copy of each of the merger agreement and the statutory merger agreement is attached as Annex A and Annex A-1, respectively, to the proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the merger agreement, and the documents referred to or incorporated by reference in the proxy statement in their entirety. You may also obtain additional information about GAN from documents GAN files with the United States Securities and Exchange Commission.

Your vote is very important. Regardless of the number of ordinary shares you own, and whether or not you plan to attend the special general meeting, we hope that you will vote as soon as possible. If you are the owner of record of ordinary shares, you will find enclosed a proxy card or cards and an envelope in which to return the card(s). Whether or not you plan to attend the special general meeting, please sign, date and return your enclosed proxy card(s), or vote via the Internet or over the phone, as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You can revoke your proxy before the special general meeting and issue a new proxy as you deem appropriate. If you wish to revoke your proxy, you will find the procedures to follow in the accompanying proxy statement.

If you hold your ordinary shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your ordinary shares. If you do not follow those instructions, your ordinary shares will not be voted at the special general meeting.

If you have any questions or need assistance voting your shares, please contact Morrow Sodali LLC, GAN’s proxy solicitor, in connection with the special general meeting:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Toll-Free: (800) 662-5200

GAN@info.morrowsodali.com

Thank you in advance for your cooperation and continued support.

Sincerely,

[●]
Seamus McGill
Interim Chief Executive Officer and
Chairman of the Board of Directors

The accompanying proxy statement is dated [●], and is first being mailed to GAN shareholders on or about [●].

None of the United States Securities and Exchange Commission, any state securities regulatory agency, the Bermuda Registrar of Companies or the Bermuda Monetary Authority has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The accompanying proxy statement will not be filed with any government or regulatory authority in Bermuda. Neither the Bermuda Monetary Authority nor the Bermuda Registrar of Companies accepts any responsibility for GAN’s financial soundness or the correctness of any of the statements made or opinions expressed in the accompanying proxy statement.

PRELIMINARY PROXY STATEMENT  DATED DECEMBER [XX], 2023—SUBJECT TO COMPLETION

GAN Limited

400 Spectrum Center Drive, Suite 1900

Irvine, CA 92618

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

To be Held on [●]

[●]

To GAN Limited Shareholders:

On November 7, 2023, GAN Limited, a Bermuda exempted company limited by shares (which we refer to as “GAN,” “we,” “us,” “our,” or the “Company”), entered into an Agreement and Plan of Merger with SEGA SAMMY CREATION INC., a Japanese corporation (“SSC”), and Arc Bermuda Limited, a Bermuda exempted company limited by shares and a wholly-owned subsidiary of SSC (“Merger Sub”). We refer to the Agreement and Plan of Merger as the “merger agreement”. Pursuant to the terms and subject to the conditions set forth in the merger agreement and the statutory merger agreement attached as an exhibit to the merger agreement (which we refer to as the “statutory merger agreement”), Merger Sub will be merged with and into GAN (which we refer to as the “merger”), the separate corporate existence of Merger Sub will cease and GAN will continue as the surviving company in the merger and a wholly-owned subsidiary of SSC.

Notice is hereby given that a special general meeting of shareholders of GAN (which we refer to, including any adjournment or postponement thereof, as the “special general meeting”) will be held on [●] at [●] [a].m. (Pacific Time) solely in a virtual meeting format via the Internet at www.[●], originating from GAN’s headquarters located at 400 Spectrum Center Drive, Suite 1900, Irvine, CA 92618 for the following purposes:

●	Proposal 1: To consider and vote on a proposal to approve and adopt the merger agreement, the statutory merger agreement required pursuant to Section 105 of the Bermuda Companies Act 1981, as amended (which we refer to as the “Bermuda Companies Act”), and the consummation of the transactions contemplated by the merger agreement and the statutory merger agreement, including the merger;

●	Proposal 2: To consider and vote on a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to our named executive officers in connection with the merger, as described in the accompanying proxy statement; and

●	Proposal 3: To consider and vote on a proposal to approve the adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special general meeting to approve Proposal 1.

Consummation of the merger is conditioned on, among other things, the approval of Proposal 1 (which we refer to as the “merger proposal”), but is not conditioned on the approval of Proposal 2 (which we refer to as the “compensation advisory proposal”) or Proposal 3 (which we refer to as the “adjournment proposal”).

Only holders of record of our ordinary shares, par value $0.01 per share (which we refer to as “ordinary shares” and, each, as an “ordinary share”), at the close of business on [●] (which we refer to as the “record date”), will be entitled to receive notice of and to vote on all the proposals described above at the special general meeting.

Your vote is important, regardless of the number of ordinary shares you own. At the special general meeting, the presence of two or more persons representing in the aggregate, in person or by proxy, in excess of 50% of the total issued ordinary shares as of the record date throughout the meeting will form a quorum for the transaction of business. Assuming a quorum is present, the merger proposal cannot be approved (and the merger cannot be completed) without the affirmative vote (in person or by proxy) of a simple majority of votes cast by holders of ordinary shares present (in person or by proxy) at the special general meeting. Our ordinary shares are entitled to one vote per share.

I

Even if you plan to attend the special general meeting, we request that you sign, date and return your enclosed proxy card(s), or submit your proxy by using a toll-free telephone number or the Internet, as soon as possible and thus ensure that your shares will be represented at the meeting and voted in accordance with your instructions if you are unable to attend. We have provided instructions in the accompanying proxy statement and on the proxy card and voting instruction form for using the toll-free telephone number or the Internet to submit your proxy. You can revoke your proxy before the special general meeting and issue a new proxy as you deem appropriate. If you wish to revoke your proxy, you will find the procedures to follow in the accompanying proxy statement.

If you hold your ordinary shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided by such broker, bank or nominee regarding how to instruct it to vote your ordinary shares at the special general meeting.

The GAN board of directors unanimously recommends that you vote “FOR” the merger proposal, “FOR” the compensation advisory proposal, and “FOR” the adjournment proposal, each of which is described in more detail in the accompanying proxy statement.

For purposes of Section 106(2)(b)(i) of the Bermuda Companies Act, the GAN board of directors considers $1.97 in cash, without interest and less any applicable withholding taxes, to represent the fair value for each issued ordinary share. GAN shareholders of record who do not vote in favor of the merger proposal and who are not satisfied that they have been offered fair value for their shares have the right to apply to the Supreme Court of Bermuda pursuant to Section 106(6) of the Bermuda Companies Act to have the fair value of their shares appraised. GAN shareholders intending to exercise such appraisal rights MUST file their application for the appraisal of the fair value of their shares with the Supreme Court of Bermuda within ONE MONTH of the giving of the notice convening the special general meeting.

By Order of the Board of Directors,

[●]
[●]	Sylvia Tiscareño
Irvine, California	Chief Legal Officer & Corporate Secretary

II

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-ii-

-iii-

SUMMARY

This summary highlights material information in this proxy statement. To fully understand the proposals to be considered and voted upon at the special general meeting and for a more complete description of the legal terms of the merger (as defined below), you should carefully read this entire proxy statement, including the annexes and documents incorporated by reference herein, and the other documents to which we refer you in their entirety. For information on how to obtain the documents that we file with the United States Securities and Exchange Commission (which we refer to as the “SEC”), please see the section of this proxy statement titled “Where You Can Find More Information.”

The proxy statement is dated [●], and is first being mailed to shareholders of GAN Limited on or about [●].

Parties to the Merger (Page 21)

GAN Limited

400 Spectrum Center Drive, Suite 1900

Irvine, California 92618

(833) 565-0550

GAN Limited (which we refer to as “GAN,” “we,” “us,” “our,” or the “Company” before the merger and as the “surviving company” following the merger) is a Bermuda exempted company limited by shares and, through its subsidiaries, operates in two lines of business. GAN is a business-to-business (“B2B”) supplier of enterprise Software-as-a-Service (“SaaS”) solutions for online casino gaming, commonly referred to as iGaming, and online sports betting applications. Beginning with GAN’s January 2021 acquisition of Vincent Group p.l.c., a Malta public limited company (“Coolbet”), GAN is also a business-to-consumer (“B2C”) developer and operator of an online sports betting and casino platform, which offers consumers in select markets in Northern Europe, Latin America and Canada a digital portal for engaging in sports betting, online casino games and poker.

GAN’s ordinary shares are listed on The Nasdaq Capital Market under the symbol “GAN”.

For additional information on GAN and its business, including how to obtain the documents GAN has filed with the SEC, see the section of this proxy statement titled “Where You Can Find More Information.”

SEGA SAMMY CREATION INC.

Sumitomo Fudosan Osaki Garden Tower

1 Chome-1-1 Nishishinagawa

Shinagawa City, Tokyo 141-0033 Japan

SEGA SAMMY CREATION INC. (which we refer to as “SSC”), is a Japanese corporation established in June 2013. SSC, together with its wholly-owned subsidiary SEGA SAMMY CREATION USA Inc., develop, manufacture and distribute land-based and online/social casino gaming products and software. SSC is a wholly-owned subsidiary of SEGA SAMMY HOLDINGS INC. (which we refer to as “SEGA SAMMY HOLDINGS”). SEGA SAMMY HOLDINGS, a Japanese corporation, is the holding company of the SEGA SAMMY Group, a group of companies comprising the Entertainment Contents Business, which offers a diversity of fun through consumer and arcade game content, toys and animation; the Pachislot and Pachinko Machines Business, which conducts everything from development to sales of Pachinko/Pachislot machines; and the Resort Business, which develops and operates resort facilities in Japan and overseas. For the six months ended September 30, 2023 and the fiscal year ended March 31, 2023, SEGA SAMMY HOLDINGS reported Japanese GAAP1 ordinary income of ¥42.0 billion and ¥49.4 billion, respectively. SEGA SAMMY HOLDINGS reported total net assets of ¥356.6 billion and ¥331.3 billion as of September 30, 2023 and March 31, 2023, respectively. SEGA SAMMY HOLDINGS’ shares are listed on the Tokyo Stock Exchange under the ticker code 6460. SEGA SAMMY HOLDINGS’ American Depository Receipts are traded in the over-the-counter (OTC) market under the symbol “SGAMY.”

Arc Bermuda Limited

c/o SEGA SAMMY CREATION INC.

Sumitomo Fudosan Osaki Garden Tower

1 Chome-1-1 Nishishinagawa

1 SEGA SAMMY HOLDINGS’ financial statements are prepared in accordance with the provisions set forth in the Financial Instruments and Exchange Law of Japan and its related accounting regulations, and in conformity with accounting principles generally accepted in Japan (“Japanese GAAP”).

Shinagawa City, Tokyo 141-0033 Japan

Arc Bermuda Limited (which we refer to as “Merger Sub”), a Bermuda exempted company limited by shares, is a wholly-owned subsidiary of SSC formed solely for purposes of entering into the merger agreement and the statutory merger agreement (as such terms are defined below) and, subject to the terms and conditions thereof, completing the transactions contemplated by the merger agreement and the statutory merger agreement. Upon completion of the merger, Merger Sub will be merged with and into GAN, the separate corporate existence of Merger Sub will cease and GAN will continue as the surviving company in the merger and a wholly-owned subsidiary of SSC.

The Merger (Page 22)

On the terms and subject to the conditions of that certain Agreement and Plan of Merger, entered into on November 7, 2023, by and among GAN, SSC and Merger Sub (which we refer to as the “merger agreement”) and the statutory merger agreement attached as an exhibit to the merger agreement (which we refer to as the “statutory merger agreement”) and required in accordance with Section 105 of the Bermuda Companies Act 1981, as amended (which we refer to as the “Bermuda Companies Act”), Merger Sub will merge with and into GAN, with GAN continuing as the surviving company in the merger (which we refer to as the “merger”). GAN, as the surviving company in the merger, will continue in existence as a Bermuda exempted company limited by shares and as a wholly owned subsidiary of SSC. As a result of the merger, under Bermuda law, from and after the effective time of the merger, GAN’s and Merger Sub’s respective undertakings, properties and liabilities will become vested in GAN as the surviving company in the merger. The closing of the merger (which we refer to as the “closing”) will occur within five business days following the satisfaction or (to the extent permitted by applicable law) waiver of all the closing conditions set forth in the merger agreement (other than those conditions that, by their nature, are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions) or at such other date and time as GAN and SSC may agree. We refer to the date on which the closing occurs as the “closing date”. The merger will be effective upon the issuance of a certificate of merger by the Bermuda Registrar of Companies and at the time and date shown on such certificate of merger (which we refer to as the “effective time”).

Merger Consideration (Page 22)

At the effective time, each ordinary share of GAN, $0.01 par value per share (which we refer to as an “ordinary share”), issued immediately prior to the effective time (other than any issued ordinary share that is owned by SSC, Merger Sub, or any direct or indirect wholly-owned subsidiary of SSC, Merger Sub or GAN, or owned by GAN as a treasury share) will be automatically canceled and converted into the right to receive $1.97 in cash, without interest and less any required withholding taxes (which we refer to as the “merger consideration”). The merger consideration represents a premium of over 120% to the closing price of an ordinary share on The Nasdaq Capital Market on November 7, 2023, the last full trading day prior to the public announcement that the parties entered into the merger agreement. All ordinary shares converted into the right to receive the merger consideration will no longer be issued and will be automatically canceled and will cease to exist as of the effective time, and will thereafter represent only the right to receive the merger consideration.

As described further in the section of this proxy statement titled “The Merger – Payment of Merger Consideration” beginning on page 50, prior to the effective time, SSC will appoint a paying agent reasonably acceptable to GAN for the payment and delivery of the aggregate merger consideration. At or prior to the effective time, SSC will deposit or cause to be deposited with the paying agent cash in an amount sufficient to pay the aggregate merger consideration. As promptly as reasonably practicable after the effective time, but in no event later than three business days after the effective time, SSC will cause the paying agent to send a letter of transmittal to each holder of record of ordinary shares as of immediately prior to the effective time (all of which are in uncertificated book-entry form) and instructions for effecting the surrender of book-entry shares in exchange for the merger consideration. Upon the completion of such applicable procedures and without any action by holders of book-entry shares, the paying agent will deliver to the holder the merger consideration that the holder is entitled to receive and the book-entry shares will be canceled immediately. No interest will be paid or accrue on the merger consideration.

After the completion of the merger, under the terms of the merger agreement and the statutory merger agreement, you will have the right to receive the merger consideration, but you will no longer have any rights as a GAN shareholder (except that GAN shareholders who have properly demanded appraisal for their shares in accordance with, and have complied in all respects with, the Bermuda Companies Act will be entitled only to those rights granted under the Bermuda Companies Act as described in the sections of this proxy statement titled “The Merger — Dissenters’ Rights of Appraisal for GAN Shareholders” beginning on page 50, “The Merger Agreement — Dissenting Shares” beginning on page 59 and “Appraisal Rights” beginning on page 74).

The Statutory Merger Agreement (Page 3)

The statutory merger agreement, together with the merger agreement, governs the legal effects of the merger under Bermuda law. A copy of the form of statutory merger agreement is attached as Annex A-1 to this proxy statement.

The Special General Meeting (Page 76)

Time, Place and Purpose of the Special General Meeting (Page 76)

A special general meeting of shareholders of GAN (which we refer to, including any adjournment or postponement thereof, as the “special general meeting”) will be held on [●] starting at [●] [a].m. (Pacific Time) solely in a virtual meeting format via the Internet at www.[●]. The special general meeting will originate from GAN’s headquarters located at 400 Spectrum Center Drive, Suite 1900, Irvine, CA 92618 and will begin promptly at the designated start time. Participants will be able to log in 15 minutes prior to the designated start time and are encouraged to do so in case of any technical difficulties.

At the special general meeting, GAN shareholders will be asked to consider and vote on each of the following proposals:

●	Proposal 1 (the “merger proposal”): to approve and adopt the merger agreement, the statutory merger agreement and the consummation of the transactions contemplated by the merger agreement and the statutory merger agreement, including the merger;

●	Proposal 2 (the “compensation advisory proposal”): to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to GAN’s named executive officers in connection with the merger, as described in this proxy statement; and

●	Proposal 3 (the “adjournment proposal”): to approve an adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies, if there are insufficient votes at the time of the special general meeting to approve the merger proposal.

Holders of ordinary shares issued as of the record date (as defined below) will be entitled to vote on each of the above proposals.

Consummation of the merger is conditioned on, among other things, the approval of the merger proposal, but is not conditioned on the approval of either the compensation advisory proposal or the adjournment proposal.

Record Date (Page 76)

Only shareholders of record at the close of business on [●], the record date for the special general meeting (which we refer to as the “record date”), will be entitled to notice of, and to vote at, the special general meeting. As of [●], the record date for the special general meeting, there were [●] ordinary shares issued.

Quorum (Page 76)

At the special general meeting, the presence of two or more persons representing in the aggregate, in person or by proxy, in excess of 50% of the total issued ordinary shares as of the record date throughout the meeting will form a quorum for the transaction of business. As a result, two or more persons representing (in person or by proxy) at least [●] of the issued ordinary shares as of the record date must be present throughout the meeting for a quorum to exist. If a quorum is not present, the special general meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Corporate Secretary of GAN may determine. If the special general meeting is adjourned, notice of the resumption of the meeting will be given to each GAN shareholder entitled to notice of, and to vote, at such meeting, unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned.

Required Vote (Page 77)

Assuming a quorum is present at the special general meeting, the approval of each of the three proposals at the special general meeting requires the affirmative vote of a simple majority of the votes cast by holders of ordinary shares present in person or represented by proxy and entitled to vote at the special general meeting in accordance with GAN’s bye-laws.

Share Ownership of Our Directors and Executive Officers (Page 77)

As of the record date, our directors and executive officers beneficially owned and were entitled to vote an aggregate of [●] ordinary shares (excluding any ordinary shares that would be issuable upon the vesting, exercise or settlement, as applicable, of options to acquire ordinary shares, restricted share units or restricted share awards), representing approximately [●]% of the issued ordinary shares.

Our directors and executive officers have informed us that they currently intend to vote all of their ordinary shares: (i) “FOR” the merger proposal; (ii) “FOR” the compensation advisory proposal; and (iii) “FOR” the adjournment proposal.

Voting (Page 77)

Holders of ordinary shares have one vote for each ordinary share held by them as of the record date and are entitled to vote all ordinary shares held by them as of the record date on all the proposals voted on at the special general meeting. If your ordinary shares are held in your name, then you will be able to vote under GAN’s voting system in accordance with the description under “Voting Procedures” below.

If your ordinary shares are held in “street name” through a bank, broker or other nominee, you should receive this proxy statement along with instructions for voting your shares from such broker, bank, or other nominee. You may submit your voting instructions by completing, signing and dating the voting instruction form enclosed with this proxy statement and returning it in the accompanying postage-paid envelope. Your broker, bank, or other nominee may also allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. If you are a beneficial owner of shares held in street name and wish to vote in person at the special general meeting, you must obtain a legal proxy from the bank, broker or other nominee that holds those shares. A legal proxy is a written document that authorizes you to vote your shares held in street name. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

With respect to each of the proposals to be voted upon at the special general meeting, shareholders may vote “FOR” the proposal, “AGAINST” the proposal, or abstain from voting. An abstention is not considered a vote cast.

If you fail to submit a proxy or to vote in person at the special general meeting and you are a record holder, your shares will not be counted for purposes of quorum or as votes cast at the special general meeting. If your ordinary shares are held in “street name” and you do not provide your bank, broker or other nominee with any voting instructions, your shares will be treated as “broker non-votes” and will not be counted for purposes of quorum or voted at the special general meeting.

Voting Procedures (Page 77)

There are four ways to vote:

●	Online. You may vote by proxy by visiting [www.proxyvote.com] and entering the control number located on the proxy card or voting instruction form enclosed with this proxy statement. If your ordinary shares are held in “street name” by your broker, bank, or other nominee, the availability of online voting will depend on the voting procedures of the organization that holds your shares.

●	Phone. You may vote by proxy by calling the toll-free number found on the proxy card or voting instruction form enclosed with this proxy statement. If your ordinary shares are held in “street name” by your broker, bank, or other nominee, the availability of voting by phone will depend on the voting procedures of the organization that holds your shares.

●	Mail. You may vote by proxy by completing, signing and dating the proxy card or voting instruction form enclosed with this proxy statement and returning it in the postage-paid envelope provided with this proxy statement.

●	At the Special General Meeting. If you are a shareholder of record, you may vote during the special general meeting. You will need the control number located on your proxy card to do so. Instructions on how to attend and participate, including how to demonstrate proof of share ownership, are available at www.[●]. If you are a beneficial owner of shares held in street name and wish to vote in person at the special general meeting, you must obtain a legal proxy from the bank, broker or other nominee that holds those shares. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

Shareholders who submit a proxy online or by telephone need not return a proxy card or voting instruction form.

All shares represented by valid proxies received prior to the taking of the vote at the special general meeting will be voted at the special general meeting. Where a shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

If you are a record holder and submit a valid proxy or voting instruction form but do not indicate your specific voting instructions on one or more of the proposals to be voted on at the special general meeting, your shares will be voted as recommended by the GAN board of directors on those proposals and as the designated proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the special general meeting.

The GAN board of directors unanimously recommends that you vote “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

Abstentions and “Broker Non-Votes” (Page 78)

Abstentions will be counted toward the presence of a quorum at the special general meeting.

If your ordinary shares are held in “street name” through a bank, broker or other nominee, and you do not provide voting instructions to such bank, broker or other nominee, such bank, broker or other nominee can vote the ordinary shares with respect to “discretionary” proposals, but nominee cannot vote such shares with respect to “non-discretionary” proposals. It is expected that all proposals to be voted on at the special general meeting will be considered “non-discretionary” proposals. Accordingly, if you do not provide voting instructions to the bank, broker or other nominee holding your shares, it is expected that such bank, broker or other nominee will not be able vote such shares on your behalf, resulting in a “broker non-vote.” “Broker non-votes” will not be counted toward the presence of a quorum at the special general meeting (unless instructions have been provided by the applicable beneficial owner to the bank, broker or other nominee, as applicable, with respect to at least one proposal to be voted upon at the special general meeting).

Abstentions and “broker non-votes” will not be considered votes cast on any proposal brought before the special general meeting. Because approval of the proposals to be voted on at the special general meeting requires the affirmative vote of a simple majority of votes cast by holders of ordinary shares present in person or represented by proxy and entitled to vote at the special general meeting in accordance with GAN’s bye-laws, assuming a quorum is present, an abstention or a “broker non-vote” with respect to any proposal to be voted on at the special general meeting will not have the effect of a vote for or against such proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting.

Revocation of Proxies (Page 78)

You may revoke a submitted proxy prior to its exercise at the special general meeting in any of the following ways: (1) submitting a later-dated proxy by telephone or through the Internet prior to the telephone or Internet voting deadline indicated on your proxy card; (2) submitting a later-dated and signed proxy card to GAN’s Corporate Secretary; (3) attending the special general meeting and voting in person (attending the meeting will not, in and of itself, revoke your proxy); or (4) submitting a written revocation of your proxy to GAN’s Corporate Secretary. Any later-dated proxy card or written notice of revocation must be delivered prior to the special general meeting to GAN’s Corporate Secretary at 400 Spectrum Center Drive, Suite 1900, Irvine, CA 92618.

If your ordinary shares are held in “street name” by your bank, broker or other nominee, please follow the instructions provided by your bank, broker or other nominee as to how to revoke or change your previously provided voting instructions

Expenses of Proxy Solicitation (Page 79)

The GAN board of directors is soliciting your proxy, and GAN will bear the cost of soliciting proxies. GAN engaged Morrow Sodali LLC (which we refer to as “Morrow Sodali”) to solicit proxies for the special general meeting. Morrow Sodali will also provide consulting and proxy solicitation services in connection with the special general meeting. GAN will pay Morrow Sodali a fee of approximately $[●], plus reasonable out-of-pocket disbursements for its services, and GAN will indemnify Morrow Sodali for certain losses arising out of its proxy solicitation services. In addition to the solicitation of proxies by mail, proxies may be solicited by GAN directors, officers and employees, or representatives of Morrow Sodali, in person or by telephone, email, or other means of communication, and GAN may pay persons holding ordinary shares on behalf of others their expenses for sending proxy materials to their principals. No additional compensation will be paid to GAN directors, officers or employees for their services in connection with solicitation of proxies.

Certain Effects of the Merger on GAN (Page 22)

Upon the terms and subject to the conditions of the merger agreement and the statutory merger agreement, Merger Sub will be merged with and into GAN, the separate corporate existence of Merger Sub will cease and GAN will continue as the surviving company in the merger and a wholly-owned subsidiary of SSC. As a result of the merger, GAN will cease to be a publicly traded company and the ordinary shares will be delisted from The Nasdaq Capital Market and deregistered under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”). If the merger is completed, you will not own any ordinary shares of the surviving company and instead will only be entitled to receive the merger consideration described in the section of this proxy statement titled “The Merger – Merger Consideration” beginning on page 22 (unless you have properly demanded appraisal for your shares in accordance with, and have complied in all respects with, the Bermuda Companies Act, in which case you will be entitled only to those rights granted under the Bermuda Companies Act as described in the sections of this proxy statement titled “The Merger — Dissenters’ Rights of Appraisal for GAN Shareholders” beginning on page 50, “The Merger Agreement — Dissenting Shares” beginning on page 59 and “Appraisal Rights” beginning on page 74).

Effect on GAN if the Merger is Not Completed (Page 22)

If the merger proposal is not approved by GAN shareholders or if the merger is not completed for any other reason, you will not receive the merger consideration, GAN will remain a public company, the ordinary shares will continue to be listed and traded on The Nasdaq Capital Market and registered under the Exchange Act, and GAN will continue to be obligated to file periodic reports with the SEC. Upon termination of the merger agreement, GAN may be required, under certain circumstances, to pay a termination fee of $6.0 million to SSC, as described in the section of this proxy statement titled “The Merger Agreement — Expenses and Termination Fee” beginning on page 64.

Background of the Merger (Page 23)

A description of the actions that led to the execution of the merger agreement is included under the section of this proxy statement titled “The Merger — Background of the Merger.”

Recommendation of the GAN Board of Directors (Page 28)

The GAN board of directors, based on the unanimous recommendation of its special committee comprised solely of independent directors (which we refer to as the “special committee”), unanimously recommends that GAN shareholders vote “FOR” the merger proposal, “FOR” the compensation advisory proposal and “FOR” the adjournment proposal. See the section of this proxy statement titled “The Merger — GAN’s Reasons for the Merger and Recommendation of the GAN Board of Directors” beginning on page 28 for the factors considered by the GAN board of directors in reaching its determination that the merger, on the terms and subject to the conditions set forth in the merger agreement, is fair to, and in the best interests of, GAN and its shareholders.

Opinion of GAN’s Financial Advisor (Page 33)

The GAN board of directors retained B. Riley Securities, Inc. (which we refer to as “B. Riley”) to provide it or, if requested by the GAN board of directors the special committee, with financial advisory services in connection with the merger. The GAN board of directors selected B. Riley to act as its financial advisor based on B. Riley’s qualifications, expertise and reputation, and its knowledge of GAN’s business and affairs. On November 7, 2023, B. Riley rendered its oral opinion, which was subsequently confirmed in writing, to the special committee to the effect that, as of the date of such opinion and based upon and subject to the qualifications, limitations and assumptions considered in connection with the preparation of its opinion, including those stated in B. Riley’s written opinion letter, the per share cash merger consideration of $1.97 to be received by the holders of ordinary shares pursuant to the merger agreement and the statutory merger agreement was fair, from a financial point of view, to such shareholders.

B. Riley’s opinion was directed to the special committee (in its capacity as such) and only addressed the fairness, from a financial point of view, to the holders of ordinary shares of the per share consideration to be received by such holders in the merger pursuant to the merger agreement and the statutory merger agreement and did not address any other aspect or implication of the merger, the merger agreement, the statutory merger agreement or any other agreement or understanding entered into in connection with the merger or otherwise. The summary of B. Riley’s opinion in this proxy statement is qualified in its entirety by reference to the full text of B. Riley’s written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by B. Riley in preparing its opinion. However, neither B. Riley’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be, and they do not constitute, a recommendation to the special committee, the GAN board of directors, GAN, any security holder of GAN or any other person as to how to act or vote on any matter relating to the merger or otherwise.

No Financing Condition (Page 41)

Completion of the merger is not subject to any financing condition. The total amount of funds required to complete the merger and related transactions and pay related fees and expenses are estimated to be approximately $107.6 million. SSC expects that it will be able to fund all payments required of it to complete the merger and related transactions entirely from its cash on hand.

Interests of Certain Persons in the Merger (Page 7)

In considering the recommendations of the GAN board of directors, you should be aware that certain of GAN’s directors and executive officers may have interests in the merger that may be different from or in addition to those of GAN shareholders generally. The GAN board of directors and the special committee were aware of and considered these interests, among other matters, in evaluating the merger agreement, in approving the merger agreement and the statutory merger agreement and the transactions contemplated by the merger agreement and the statutory merger agreement, including the merger, and in recommending that GAN shareholders approve the merger proposal. As described in more detail in the section of this proxy statement titled “The Merger — Interests of GAN’s Directors and Executive Officers in the Merger,” these interests potentially include:

●	the accelerated vesting (upon the effective time of the merger and assuming for this purpose that the effective time of the merger is on November 30, 2023) of (i) stock option awards covering 331,495 ordinary shares with an aggregate estimated value equal to $649,730, and (ii) restricted share unit awards covering 562,493 ordinary shares with an aggregate estimated value equal to $1,108,111, in each case, based on the per share merger consideration of $1.97 per ordinary share and, with respect to stock option awards, including only those stock option awards with a per share exercise price of less than $1.97;

●	the payment of certain severance payments and benefits that the executive officers of GAN may become entitled to receive under their respective employment agreements if they experience a qualifying termination of employment following the effective time of the merger (assuming for this purpose that the merger was completed on November 30, 2023), with an aggregate estimated value of $5,539,162;

●	the payment of transaction bonuses that the executive officers of GAN will become entitled to receive under their respective employment agreements upon a change in control of GAN, which the merger will represent, with an aggregate estimated value of $1,685,972;

●	that GAN’s executive officers may enter into arrangements with SSC prior to or following the closing of the merger;

●	that GAN’s executive officers may receive restricted stock awards in 2024 that would entitle them to receive the merger consideration of $1.97 per ordinary share subject to such restricted stock awards;

●	that GAN’s executive officers as of the effective time of the merger are expected to become the initial executive officers of the surviving company in the merger; and

●	certain indemnification arrangements for GAN’s officers and directors and the continuation of certain insurance arrangements for such persons for six years after the completion of the merger.

The Merger Agreement (Page 51)

Treatment of Ordinary Shares (Page 28)

At the effective time, as a result of the merger (and without any action on the part of SSC, Merger Sub, GAN or any holder of ordinary shares) each ordinary share issued immediately prior to the effective time (other than any issued ordinary share that is owned by SSC, Merger Sub, or any direct or indirect wholly-owned subsidiary of SSC, Merger Sub or GAN, or owned by GAN as a treasury share) will no longer be issued and will automatically be canceled and converted into the right to receive the merger consideration of $1.97 per ordinary share in cash, without interest and subject to any applicable tax withholding.

Treatment of GAN Equity Awards (Page 59)

At the effective time, as a result of the merger (and without any action on the part of SSC, Merger Sub, GAN or any holder of any outstanding option, restricted share unit, or restricted share award, as applicable):

●	each then outstanding option to acquire ordinary shares (whether vested or unvested) will become fully vested and will be automatically canceled in exchange for the right of the holder thereof to receive a single lump sum cash payment, without interest, equal to (a) the product of (i) the excess, if any, of $1.97 over the per share exercise price of the option and (ii) the number of ordinary shares issuable upon the exercise in full of such option, less (b) any applicable tax withholding; any such option with an exercise price per share equal to or greater than $1.97 will be canceled and terminated for no consideration as of immediately prior to the effective time;

●	each then outstanding restricted share unit (whether vested or unvested) will become fully vested and will be automatically canceled in exchange for the right of the holder thereof to receive a single lump sum cash payment, without interest, equal to (a) the product of (i) $1.97 and (ii) the number of ordinary shares subject to such restricted share unit, less (b) any applicable tax withholding; and

●	each then outstanding restricted share award (whether vested or unvested) will become fully vested and non-forfeitable and will be converted into the right of the holder thereof to receive a single lump sum cash payment, without interest, equal to $1.97 per share subject to such restricted share award.

No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreements (Page 55)

In the merger agreement, GAN agreed to cease any solicitation, encouragement, discussions or negotiations with any persons (other than SSC and Merger Sub and their respective representatives) that may be ongoing with respect to a “takeover proposal” (as described and summarized on page 55 of this proxy statement) and to cease providing any further information with respect to GAN and its subsidiaries or in connection with any takeover proposal to any third party.

In the merger agreement, GAN also agreed not to (a) solicit, initiate, encourage, facilitate or assist any inquiries, discussions or requests regarding, or the making, submission or announcement of, any proposal or offer that constitutes, or could reasonably be expected to lead to, a takeover proposal; (b) engage in, maintain or otherwise participate in any solicitations, discussions or negotiations regarding, or furnish to any third party or its representatives any information in connection with or with the intent to induce or for the purpose of soliciting, initiating, encouraging or facilitating, a takeover proposal (excluding a response to an unsolicited inquiry that refers the inquiring person to the terms of GAN’s covenants in the merger agreement with respect to the non-solicitation of takeover proposals, or upon receipt of a bona fide, unsolicited written takeover proposal that did not result from a breach of GAN’s covenants in the merger agreement with respect to the non-solicitation of takeover proposals, solely to the extent necessary to ascertain facts or clarify terms with respect to the takeover proposal in accordance with the merger agreement); or (c) approve, adopt, publicly recommend or enter into any letter of intent or similar agreement or commitment related to a takeover proposal (whether written or oral), or publicly propose to do the same.

If, at any time after November 7, 2023 and before shareholder approval of the merger proposal is obtained, GAN receives a bona fide, unsolicited written takeover proposal from a third party that did not result from a breach of GAN’s covenants in the merger agreement with respect to the non-solicitation of takeover proposals and if the GAN board of directors and/or the special committee determines, in good faith, after consultation with its outside financial advisor and outside legal counsel, that such takeover proposal constitutes or could reasonably be expected to result in a “superior proposal” (as described and summarized on page 55 of this proxy statement), then GAN may, subject to certain conditions, furnish information to the third party who made such takeover proposal and participate in discussions with such third party regarding such takeover proposal.

The GAN board of directors is required to recommend that GAN shareholders approve the merger proposal at the special general meeting and may not change such recommendation, except in certain circumstances described below.

Before the time that shareholder approval of the merger proposal is obtained, the GAN board of directors may make an “adverse recommendation change” (as described and summarized on page 55 of this proxy statement) in response to either an “intervening event” (as described and summarized on page 55 of this proxy statement) or a bona fide, unsolicited takeover proposal that did not result from a breach of GAN’s covenants in the merger agreement with respect to the non-solicitation of takeover proposals, but only, in each case, in compliance with the procedures of the merger agreement, including that the GAN board of directors and/or the special committee determines, in good faith, after consultation with its outside financial advisor and outside legal counsel, that the failure to make such adverse recommendation change would be inconsistent with the fiduciary duties of the GAN board of directors under applicable law. In such case, GAN would be required to pay a $6.0 million termination fee to SSC.

Before the time that shareholder approval of the merger proposal is obtained, GAN may waive any standstill provisions to the extent necessary to permit a third party to make, on a confidential basis to the GAN board of directors and/or the special committee, a takeover proposal, so long as (a) such third party agrees to the disclosure of such takeover proposal to SSC and (b) the GAN board of directors and/or the special committee determines in good faith that the failure to take such action would reasonably be expected to result in a breach by the GAN board of directors of its fiduciary duties under applicable law.

See the section of this proxy statement titled “The Merger Agreement — No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreement” beginning on page 55.

Conditions to the Merger (Page 52)

The obligations of SSC, Merger Sub and GAN to consummate the merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver at or prior to the closing of each of the following conditions:

●	the merger proposal having been approved by GAN shareholders;

●	the absence of any law, order, judgment, injunction, or ruling that makes the merger illegal or that prohibits the consummation of the merger;

●	with respect to the obligations of SSC and Merger Sub to consummate the merger, on the one hand, and the obligation of GAN to consummate the merger, on the other hand, the other party having performed in all material respects all of its obligations required to be performed under the merger agreement at or prior to the closing, the other party’s representations and warranties in the merger agreement, subject to applicable materiality qualifiers, being true and correct when made and at and as of the closing, and the party having received an officer certificate on behalf of the other party certifying as to the satisfaction of specified conditions to closing;

●	with respect to the obligations of SSC and Merger Sub to consummate the merger, the absence of a material adverse effect on GAN; and

●	with respect to the obligations of SSC and Merger Sub to consummate the merger, not more than nine percent of the ordinary shares constituting dissenting shares, any waiting period (and any extension thereof) applicable to the merger under antitrust laws having been terminated or expired, the consents or approvals of governmental authorities and of gaming authorities having been obtained, and the National Congress of Chile not having enacted any applicable law or issued any order that makes GAN’s operation of online gaming illegal in Chile.

See the section of this proxy statement titled “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 52 for more information on the conditions to the parties’ respective obligations to consummate the merger.

Termination of the Merger Agreement (Page 62)

The merger agreement may be terminated at any time before the effective time by mutual written consent of GAN and SSC and, subject to certain limitations described in the merger agreement, by either GAN or SSC if any of the following occurs:

●	if GAN shareholders vote on the merger proposal at the special general meeting and do not approve the merger proposal;

●	if (i) any governmental authority issues an order or takes any other action prohibiting the merger and such order or other action becomes final and non-appealable or (ii) any law prohibits the merger; or

●	if the effective time does not occur on or before (i) November 7, 2024 or (ii) February 7, 2025 (which date the parties may agree to extend), if, on November 7, 2024, one or more of the regulatory approvals required under the merger agreement has not been obtained but all of the other conditions to closing have been satisfied or are capable of being satisfied (we refer to November 7, 2024 and February 7, 2025 (or such later date on which the parties agree), as the case may be, as the “end date”).

SSC may terminate the merger agreement:

●	if any of the required regulatory approvals (other than delivering the statutory merger agreement and the filing of the merger application pursuant to the Bermuda Companies Act) (i) imposes any burdensome condition, (ii) are not in full force and effect or (iii) cannot be obtained, as ultimately determined by a final, non-appealable order or other determination of a governmental authority;

●	if (i) the GAN board of directors effects an adverse recommendation change, (ii) GAN enters into any agreement related to a takeover proposal or (iii) GAN materially breaches its covenants with respect to the non-solicitation of takeover proposals; or

●	at any time prior to the effective time (whether before or after GAN shareholders approve the merger proposal), if there has been a breach or failure to perform by GAN of its representations, warranties, covenants or other agreements in the merger agreement, or if any representation or warranty of GAN becomes untrue, in each case, such that certain conditions to closing are not reasonably capable of being satisfied, and either such breach or failure to perform is not capable of cure on or before the end date or 30 days have elapsed since the date of delivery of a written notice from SSC to GAN and such breach or failure to perform is not cured in all material respects.

GAN may terminate the merger agreement:

●	at any time prior to the effective time (whether before or after GAN shareholders approve the merger proposal), if (i) there has been a breach by SSC or Merger Sub of their representations, warranties, covenants or other agreements contained in the merger agreement or (ii) if any representation or warranty of SSC and Merger Sub becomes untrue, in each case, such that certain conditions to closing are not reasonably capable of being satisfied, and either such breach or failure to perform is not capable of cure on or before the end date or 30 days have elapsed since the date of delivery of a written notice from GAN to SSC and such breach or failure to perform is not cured in all material respects; or

●	before GAN shareholders approve the merger proposal in order to substantially concurrently with such termination enter into an agreement related to a takeover proposal (whether written or oral) or other definitive agreement relating to a superior proposal in accordance with the terms of the merger agreement.

Subject to the procedures set forth in the merger agreement, if GAN receives a superior proposal and GAN shareholders have not yet approved the merger proposal, GAN may terminate the merger agreement to enter into an agreement in respect of such superior proposal if the GAN board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable law.

See the section of this proxy statement titled “The Merger Agreement — Termination of the Merger Agreement” for more information on the respective termination rights of the parties under the merger agreement.

Expenses and Termination Fee (Page 64)

Generally, all fees and expenses incurred in connection with the merger agreement, the statutory merger agreement and the transactions contemplated by the merger agreement and the statutory merger agreement will be paid by the party incurring or required to incur such fees and expenses, whether or not the merger is consummated.

Upon termination of the merger agreement, GAN may be required, under certain circumstances, to pay a termination fee of $6.0 million to SSC, and vice versa. See the section of this proxy statement titled “The Merger Agreement — Expenses and Termination Fee” for more information on the expenses and termination fee under the merger agreement.

Market Price of GAN Ordinary Shares (Page 11)

The closing price of the ordinary shares on The Nasdaq Capital Market on November 7, 2023, the last full trading day prior to the announcement of the merger agreement, was $0.8918 per ordinary share. On [●], the most recent practicable date before this proxy statement was first mailed to GAN shareholders, the closing price of the ordinary shares on The Nasdaq Capital Market was $[●] per ordinary share. You are encouraged to obtain current market quotations for the ordinary shares prior to voting your ordinary shares.

Dissenting Shares (Page 59)

Under Bermuda law, GAN shareholders of record who do not vote in favor of the merger proposal and who are not satisfied that they have been offered fair value for their shares have the right to apply to the Supreme Court of Bermuda pursuant to Section 106(6) of the Bermuda Companies Act to have the fair value of their shares appraised. GAN shareholders intending to exercise such appraisal rights must file their application for appraisal of the fair value of their shares with the Supreme Court of Bermuda within one month of the giving of the notice convening the special general meeting. For the avoidance of doubt, this proxy statement constitutes such notice.

A failure of a dissenting shareholder to affirmatively vote against the merger proposal will not constitute a waiver of its rights to have the fair value of its ordinary shares appraised, provided that such shareholder did not vote in favor of the merger proposal.

See the sections of this proxy statement titled “The Merger — Dissenters’ Rights of Appraisal for GAN Shareholders” beginning on page 50, “The Merger Agreement — Dissenting Shares” beginning on page 59 and “Appraisal Rights” beginning on page 74 for a more detailed description of the appraisal rights available to GAN shareholders.

Delisting and Deregistration of GAN Shares (Page 50)

If the merger is completed, the ordinary shares will be delisted from The Nasdaq Capital Market and deregistered under the Exchange Act, and GAN will no longer be required to file periodic reports with the SEC on account of the ordinary shares.

Material U.S. Federal Income Tax Consequences (Page 83)

The exchange of ordinary shares for the merger consideration pursuant to the merger agreement generally will be a taxable transaction to U.S. holders of ordinary shares for U.S. federal income tax purposes. On an exchange of ordinary shares for the merger consideration in the merger, U.S. holders will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by them in the merger and their adjusted tax basis in their ordinary shares.

TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO HOLDERS OF ORDINARY SHARES WILL DEPEND UPON THE FACTS OF THEIR RESPECTIVE SITUATIONS. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, WE STRONGLY URGE GAN SHAREHOLDERS TO CONSULT WITH THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL GENERAL MEETING

The following questions and answers are intended to briefly address some commonly asked questions regarding the merger, the merger agreement, the statutory merger agreement and the special general meeting. These questions and answers may not address all questions that may be important to you. For more information, please see the section of this proxy statement titled “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference into this proxy statement.

Q:	Why am I receiving this proxy statement?

A:	GAN, SSC and Merger Sub, a wholly-owned subsidiary of SSC, entered into the merger agreement, pursuant to which Merger Sub will be merged with and into GAN, the separate corporate existence of Merger Sub will cease and GAN will continue as the surviving company in the merger and a wholly-owned subsidiary of SSC.

To consummate the merger, GAN shareholders must approve the merger proposal. The special general meeting is being held to seek such approval and to consider certain other related matters which are not prerequisites to the consummation of the merger. This proxy statement contains important information about the merger and related transactions and other matters being considered at the special general meeting.

Q:	When and where is the special general meeting?

A:	The special general meeting will take place at [TIME] [a].m. (Pacific Time), on [●] in a virtual meeting format via the Internet at www.[●] originating from GAN’s headquarters located at 400 Spectrum Center Drive, Suite 1900, Irvine, CA 92618.

Q:	What proposals will be presented at the special general meeting?

A:	At the special general meeting, GAN shareholders will be asked to consider and vote on each of the following proposals:

●	Proposal 1 (the merger proposal): to approve and adopt the merger agreement, the statutory merger agreement and the consummation of the transactions contemplated by the merger agreement and the statutory merger agreement, including the merger;

●	Proposal 2 (the compensation advisory proposal): to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to GAN’s named executive officers in connection with the merger, as described in this proxy statement; and

●	Proposal 3 (the adjournment proposal): to approve the adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the special general meeting to approve the merger proposal.

Holders of ordinary shares issued as of the record date will be entitled to vote on each of the above proposals.

Q:	Does the GAN board of directors recommend approval of the proposals?

A:	The GAN board of directors, based on the unanimous recommendation of the special committee, unanimously (a) determined that the merger consideration constitutes fair value for each ordinary share in accordance with the Bermuda Companies Act, (b) determined that the terms of the merger agreement, the statutory merger agreement, the merger and the other agreements and transactions contemplated by the merger agreement and the statutory merger agreement are in the best interests of GAN and its shareholders, (c) approved and declared advisable GAN’s execution, delivery and performance of the merger agreement and the statutory merger agreement and the transactions contemplated thereby, including the merger, (d) directed that the merger agreement and the statutory merger agreement be submitted to GAN shareholders for adoption and approval and (e) recommends that GAN shareholders vote in favor of adoption and approval of the merger agreement, the statutory merger agreement and the transactions contemplated thereby, including the merger.

The GAN board of directors unanimously recommends that GAN shareholders vote “FOR” the merger proposal, “FOR” the compensation advisory proposal, and “FOR” the adjournment proposal.

See the section of this proxy statement titled “The Merger — GAN’s Reasons for the Merger and Recommendation of the GAN Board of Directors” beginning on page 28 for a more complete description of the recommendations of the GAN board of directors. In considering the recommendations of the GAN board of directors, you should be aware that certain of GAN’s executive officers and directors may have interests in the merger that are different from, or in addition to, those of GAN shareholders generally. See the section of this proxy statement titled “The Merger — Interests of GAN’s Directors and Executive Officers in the Merger” beginning on page 42.

Q:	What will happen in the merger?

A:	If the merger proposal is approved and all other conditions to the merger have been satisfied or (to the extent permitted by applicable law) waived, Merger Sub will be merged with and into GAN, the separate corporate existence of Merger Sub will cease and GAN will continue as the surviving company in the merger and a wholly-owned subsidiary of SSC. As a result of the merger, GAN will cease to be a publicly traded company and the ordinary shares will be delisted from The Nasdaq Capital Market and deregistered under the Exchange Act. If the merger is completed, you will not own any ordinary shares of the surviving company and instead will only be entitled to receive the merger consideration of $1.97 per ordinary share in cash, without interest and subject to any applicable tax withholding.

Q:	What will GAN shareholders receive in the merger?

A:	Pursuant to the terms of the merger agreement and the statutory merger agreement, each ordinary share issued immediately prior to the effective time (other than any issued ordinary share that is owned by SSC, Merger Sub, or any direct or indirect wholly-owned subsidiary of SSC, Merger Sub or GAN, or owned by GAN as a treasury share) will be automatically canceled and converted into the right to receive the merger consideration of $1.97 per ordinary share in cash, without interest and subject to any applicable tax withholding. Accordingly, if the merger is completed and you do not properly exercise appraisal rights, you will be entitled to receive the merger consideration for each ordinary share that you own. You will not be entitled to retain or receive shares in the surviving company.

Q:	How does the merger consideration compare to the closing price of an ordinary share prior to announcement of the transaction?

A:	The merger consideration represents a premium of over 120% to the closing price of an ordinary share on The Nasdaq Capital Market on November 7, 2023, the last full trading day prior to the public announcement that the parties entered into the merger agreement, which was $0.8918.

Q:	Are shareholders able to exercise appraisal or dissenters’ rights?

A:	Under Bermuda law, GAN shareholders of record who do not vote in favor of the merger proposal and who are not satisfied that they have been offered fair value for their shares have the right to apply to the Supreme Court of Bermuda pursuant to Section 106(6) of the Bermuda Companies Act to have the fair value of their shares appraised. GAN Shareholders who wish to exercise their appraisal rights must: (i) not vote affirmatively in favor of the merger proposal (either in person or by proxy) and (ii) apply to the Supreme Court of Bermuda to appraise the fair value of their ordinary shares within one month of the giving of the notice convening the special general meeting (and such notice is constated by this proxy statement). See the section of this proxy statement titled “The Merger — Dissenters’ Rights of Appraisal for GAN Shareholders” and “Appraisal Rights” for more information on appraisal rights.

Q:	When do the parties expect to complete the merger?

A:	The parties expect to complete the merger by the fourth quarter of 2024, although there can be no assurance that the parties will be able to do so. The closing is subject to approval of the merger proposal by GAN shareholders, customary closing conditions and certain regulatory approvals, including notification or approval with various gaming authorities. See the section of this proxy statement titled “The Merger Agreement — Conditions to Completion of the Merger” for more information.

Q:	What happens if the merger is not completed?

A:	If the merger proposal is not approved by GAN shareholders, or the merger is not completed for any other reason, the merger will not occur and GAN shareholders will not receive the merger consideration. GAN shareholders will continue to own their ordinary shares until they are sold or otherwise disposed by them. GAN will remain an independent public company, the ordinary shares will continue to be registered under the Exchange Act and traded on The Nasdaq Capital Market, and GAN will continue to be obligated to file periodic reports with the SEC. In addition, if the merger agreement is terminated, GAN may be required, under certain circumstances, to pay a termination fee of $6.0 million to SSC.

Q:	Does SSC have the financial resources to complete the merger?

A:	Yes. Completion of the merger is not subject to any financing condition. The total amount of funds required to complete the merger and related transactions and pay related fees and expenses are estimated to be approximately $107.6 million. SSC expects that it will be able to fund all payments required of it to complete the merger and related transactions entirely from its cash on hand.

Q:	What are the U.S. federal income tax consequences of the merger to holders of ordinary shares?

A:	The exchange of ordinary shares for the merger consideration pursuant to the merger agreement generally will be a taxable transaction to U.S. holders of ordinary shares for U.S. federal income tax purposes. On an exchange of ordinary shares for the merger consideration in the merger, U.S. holders will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by them in the merger and their adjusted tax basis in their ordinary shares.

HOLDERS SHOULD READ THE SECTION OF THIS PROXY STATEMENT TITLED “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” FOR A MORE DETAILED DISCUSSION OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO HOLDERS WILL DEPEND UPON THE FACTS OF THEIR RESPECTIVE SITUATIONS. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, GAN SHAREHOLDERS ARE STRONGLY URGED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

Q:	Why are GAN shareholders being asked to cast an advisory (non-binding) vote to approve compensation that may be paid or become payable to GAN’s named executive officers in connection with the merger?

A:	The SEC, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, adopted rules that require GAN to seek an advisory (non-binding) vote with respect to certain compensation that may be paid or become payable to GAN’s named executive officers in connection with the merger. The compensation advisory proposal satisfies this requirement. See the section of this proxy statement titled “The Merger — Interests of GAN’s Directors and Executive Officers in the Merger” for more details on such compensation.

Q:	Do any of GAN’s directors or officers have interests in the merger that may differ from or be in addition to the interests of GAN shareholders?

A:	In considering the recommendations of the GAN board of directors, you should be aware that certain of GAN’s directors and executive officers may have interests in the merger that may be different from or in addition to those of GAN shareholders generally. The GAN board of directors and the special committee were aware of and considered these interests, among other matters, in evaluating the merger agreement, in approving the merger agreement and the statutory merger agreement and the transactions contemplated by the merger agreement and the statutory merger agreement, including the merger, and in recommending that GAN shareholders approve the merger proposal. As described in more detail in the section of this proxy statement titled “The Merger — Interests of GAN’s Directors and Executive Officers in the Merger,” these interests potentially include:

●	the accelerated vesting (upon the effective time of the merger and assuming for this purpose that the effective time of the merger is on November 30, 2023) of (i) stock option awards covering 331,495 ordinary shares with an aggregate estimated value equal to $649,730, and (ii) restricted share unit awards covering 562,493 ordinary shares with an aggregate estimated value equal to $1,108,111, in each case, based on the per share merger consideration of $1.97 per ordinary share and, with respect to stock option awards, including only those stock option awards with a per share exercise price of less than $1.97;

●	the payment of certain severance payments and benefits that the executive officers of GAN may become entitled to receive under their respective employment agreements if they experience a qualifying termination of employment following the effective time of the merger (assuming for this purpose that the merger was completed on November 30, 2023), with an aggregate estimated value of $5,539,162;

●	the payment of transaction bonuses that the executive officers of GAN will become entitled to receive under their respective employment agreements upon a change in control of GAN, which the merger will represent, with an aggregate estimated value of $1,685,972;

●	that GAN’s executive officers may enter into arrangements with SSC prior to or following the closing of the merger;

●	that GAN’s executive officers may receive restricted stock awards in 2024 that would entitle them to receive the merger consideration of $1.97 per ordinary share subject to such restricted stock awards;

●	that GAN’s executive officers as of the effective time of the merger are expected to become the initial executive officers of the surviving company in the merger; and

●	certain indemnification arrangements for GAN’s officers and directors and the continuation of certain insurance arrangements for such persons for six years after the completion of the merger.

Q:	I hold GAN equity awards. How will my GAN equity awards be treated in the merger?

A:	At the effective time, as a result of the merger (and without any action on the part of SSC, Merger Sub, GAN or any holder of any outstanding option, restricted share unit, or restricted share award, as applicable):

●	each then outstanding option to acquire ordinary shares (whether vested or unvested) will become fully vested and will be automatically canceled in exchange for the right of the holder thereof to receive a single lump sum cash payment, without interest, equal to (a) the product of (i) the excess, if any, of $1.97 over the per share exercise price of the option and (ii) the number of ordinary shares issuable upon the exercise in full of such option, less (b) any applicable tax withholding; any option with an exercise price per share equal to or greater than $1.97 will be canceled and terminated for no consideration as of immediately prior to the effective time;

●	each then outstanding restricted share unit (whether vested or unvested) will become fully vested and will be automatically canceled in exchange for the right of the holder thereof to receive a single lump sum cash payment, without interest, equal to (a) the product of (i) $1.97 and (ii) the number of ordinary shares subject to such restricted share unit, less (b) any applicable tax withholding; and

●	each then outstanding restricted share award (whether vested or unvested) will become fully vested and non-forfeitable and will be converted into the right of the holder thereof to receive a single lump sum cash payment, without interest, equal to $1.97 per share subject to such restricted share award.

Q:	What is the required quorum for the special general meeting?

A:	At the special general meeting, the presence of two or more persons representing in the aggregate, in person or by proxy, in excess of 50% of the total issued ordinary shares as of the record date throughout the meeting will form a quorum for the transaction of business. As a result, two or more persons representing (in person or by proxy) at least [●] of the issued ordinary shares as of the record date must be present throughout the meeting for a quorum to exist.

Q:	What shareholder vote is required to approve the proposals to be voted on at the special general meeting?

A:	Assuming a quorum is present at the special general meeting, the approval of each of the three proposals at the special general meeting requires the affirmative vote of a simple majority of the votes cast by holders of ordinary shares present in person or represented by proxy and entitled to vote at the special general meeting in accordance with GAN’s bye-laws.

Q:	What effect do abstentions and “broker non-votes” have on the proposals?

A:	Abstentions will be counted toward the presence of a quorum at the special general meeting. “Broker non-votes” will not be counted toward the presence of a quorum at the special general meeting (unless instructions have been provided by the applicable beneficial owner to the bank, broker or other nominee, as applicable, with respect to at least one proposal to be voted upon at the special general meeting).

Abstentions and “broker non-votes” will not be considered votes cast on any proposal brought before the special general meeting. Because approval of the proposals to be voted on at the special general meeting requires the affirmative vote of a simple majority of votes cast by holders of ordinary shares present in person or represented by proxy and entitled to vote at the special general meeting in accordance with GAN’s bye-laws (assuming a quorum is present), an abstention or a “broker non-vote” with respect to any proposal to be voted on at the special general meeting will not have the effect of a vote for or against such proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting.

Q:	Who is entitled to vote at the special general meeting and what is the record date?

A:	Only GAN shareholders of record at the close of business on [●], the record date for the special general meeting, will be entitled to notice of, and to vote at, the special general meeting. Holders of ordinary shares will be entitled to vote on the merger proposal, the compensation advisory proposal and the adjournment proposal. As of the record date, there were [●] ordinary shares issued and entitled to be voted at the special general meeting.

If you hold your ordinary shares in “street name” beneficially through a bank, broker or other nominee, you must follow the procedures required by your bank, broker or other nominee. You should contact your bank, broker or other nominee, as applicable, for more information on these procedures.

Q:	What do I need to do now?

A:	We urge you to carefully read this proxy statement, including its annexes and the documents incorporated by reference in this proxy statement. You are also encouraged to consult with your accounting, legal and tax advisors. Once you have considered all relevant information, we encourage you to complete, sign, date and return the enclosed proxy card (if you are a shareholder of record) or voting instruction form you receive from your bank, broker or other nominee (if you are a shareholder who holds your shares in “street name” through a bank, broker or other nominee), or to follow the instructions provided to you for submitting your proxy via the Internet or by telephone.

Q:	How do I vote my shares?

A:	Shareholder of Record. If your ordinary shares are registered directly in your name, then you are considered a shareholder of record with respect to those shares and this proxy statement and the enclosed proxy card were sent to you directly by or on behalf of GAN. As a shareholder of record, you may vote by completing, dating, signing and mailing the enclosed proxy card in the return envelope provided as soon as possible, or by following the instructions on the proxy card to submit your proxy via the Internet at the website indicated or by telephone via the telephone number indicated. Submission of your proxy by telephone or over the Internet is available through 11:59 p.m. Eastern Time on the business day immediately before the special general meeting. GAN shareholders of record may also vote during the special general meeting. You will need to access the special general meeting by entering the control number located on your proxy card where indicated at the special general meeting log in page. However, whether or not you plan to attend the special general meeting, we encourage you to vote your ordinary shares in advance by submitting your proxy to ensure that your vote is represented at the special general meeting.

Beneficial Owner of Shares Held in Street Name. If your ordinary shares are held in the name of a bank, broker or other nominee, then you are considered a beneficial owner of such shares held for you in what is known as “street name.” Most shareholders hold their shares in “street name.” If this is the case, this proxy statement has been forwarded to you by your bank, broker or other nominee together with a voting instruction form. You may vote by completing and returning your voting instruction form to your bank, broker or other nominee. Please review the voting instruction form to see if you may submit your voting instructions by telephone or over the Internet in lieu of signing and returning the voting instruction form. The bank, broker or other nominee holding your account is considered the shareholder of record for purposes of voting at the special general meeting. As a beneficial owner, you have the right to instruct the organization that holds your shares of record how to vote the ordinary shares you beneficially own.

Q:	If my ordinary shares are held in “street name,” how do I vote in person at the special general meeting?

A:	If your ordinary shares are held in “street name” and you wish to vote in person at the special general meeting, you must obtain a legal proxy from the bank, broker or other nominee that holds those shares. A legal proxy is a written document that authorizes you to vote your shares held in street name. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

Q:	What do I do if I want to change my vote?

A:	If you are a shareholder of record of GAN, you may revoke or change your proxy prior to its exercise at the special general meeting in any of the following ways:

●	submitting a later-dated proxy by telephone or through the Internet prior to the telephone or Internet voting deadline indicated on your proxy card;

●	submitting a later-dated and signed proxy card;

●	attending the special general meeting and voting in person;

●	submitting a written revocation of your proxy.

Note that attending the special general meeting will not automatically revoke your proxy unless you properly vote at the special general meeting. Any written notice of revocation must be delivered prior to the special general meeting to the attention of GAN’s Corporate Secretary at 400 Spectrum Center Drive, Suite 1900, Irvine, CA 92618.

If your ordinary shares are held in “street name,” please follow the instructions provided by your bank, broker or other nominee as to how to revoke or change your previously provided voting instructions.

Q:	How will I receive payment when the merger occurs?

A:	You will receive your cash payment in respect of your ordinary shares as promptly as practicable following the effective time and the paying agent’s receipt of the documents that it requests from you, if any.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your ordinary shares. The written document describing the matters to be considered and voted on at the special general meeting is called a “proxy statement.” The document used to designate a proxy to vote your ordinary shares is called a “proxy card.” The GAN board of directors has designated [●] and [●], each of them with full power of substitution, as proxies for the special general meeting.

Q:	If a GAN shareholder submits a proxy, how are the shares voted?

A:	Regardless of the method you choose to submit your proxy, the individuals named on the enclosed proxy card, your proxies, will vote your shares in the way you indicate. When completing the proxy card or voting via telephone or Internet, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the proposals to be voted on at the special general meeting.

If you sign and properly return your proxy card or submit your vote via telephone or Internet, but do not include instructions on how to vote, your ordinary shares will be voted as recommended by the GAN board of directors with respect to each proposal. It is not currently anticipated that any other proposals for consideration will be presented at the special general meeting. If other proposals requiring a vote of GAN shareholders are properly brought before the special general meeting, the persons named in the enclosed proxy card, if properly authorized, will have discretion to vote the shares they represent in accordance with their best judgment.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	GAN engaged Morrow Sodali to assist in the solicitation of proxies for the special general meeting. GAN estimates that it will pay Morrow Sodali a fee of approximately $[●] and reimbursement of certain disbursements.

Q:	Who will count the votes?

A:	The votes will be counted by the independent inspector of election appointed for the special general meeting. Representatives of [●] will count the votes and will serve as the independent inspector of election.

Q:	Where can I find the voting results of the special general meeting?

A:	GAN intends to announce preliminary voting results at the special general meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special general meeting. All reports that GAN files with the SEC are publicly available when filed. See “Where You Can Find More Information”.

Q:	Who should GAN shareholders contact with any additional questions?

A:	If you have any additional questions about the merger or you would like additional copies of this proxy statement or assistance voting your shares, you should contact Morrow Sodali at:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Toll-Free: (800) 662-5200

GAN@info.morrowsodali.com

Q:	Where can I find more information about GAN?

A:	You can find more information about GAN in the documents described under the section of this proxy statement titled “Where You Can Find More Information.”

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents incorporated by reference in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, may include “forward-looking statements” within the meaning of the U.S. securities laws, including Section 21E of the Exchange Act, that do not directly or exclusively relate to historical facts, including, without limitation, statements that reflect GAN’s current expectations and views as to future events and financial and operational performance, including, for example, expected completion and timing of the merger and other information relating to the merger, expected timing of government approvals or opening of new regulated markets for online gaming, financial guidance and expectations or operational targets, anticipated revenue growth or operating synergies, the results of GAN’s restructuring efforts, and expectations about GAN’s ability to effectively execute its business strategy and expansion goals. All statements other than statements of historical fact in this proxy statement, and the documents incorporated by reference in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, are forward-looking statements. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

You should be aware that forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies. Forward-looking statements are only predictions, and these statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or, even if realized, that they will have the expected effects on GAN’s business or operations. GAN’s actual results or performance could differ materially from the results or performance discussed or implied in the forward-looking statements contained or incorporated by reference in this proxy statement, or the oral statements or other written statements made or to be made by us or on our behalf. In addition to other factors and matters referred to or incorporated by reference in this proxy statement, or the oral statements or other written statements made or to be made by us or on our behalf, the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

●	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

●	the nature, cost and outcome of any litigation or other legal proceedings, including any such proceedings instituted against GAN and/or others relating to the merger agreement or the merger;

●	the inability to complete the merger within the anticipated time period, or at all, because of the failure to receive, on a timely basis or otherwise, the required approvals from GAN shareholders or governmental or regulatory agencies in connection with the merger;

●	the risk that a condition to closing of the merger may not be satisfied;

●	the failure of the merger to close for any other reason;

●	the risk that the pendency of the merger disrupts current plans and operations or diverts management’s attention from our ongoing business and potential difficulties in employee retention and hiring due to the pendency of the merger;

●	the effect of the announcement of the merger on our business relationships, operating results and business generally;

●	the risk that GAN’s share price may decline significantly if the merger is not consummated;

●	the risk that the merger agreement may be terminated in circumstances requiring GAN to pay a termination fee of $6.0 million;

●	the amount of costs, fees and expenses related to the merger, or unexpected costs, fees or liabilities related to the merger;

●	other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all;

●	other factors that could affect the results of our business, such as labor shortages and increased turnover in our employee base, contractual, inflationary and other general cost increases, including with regard to costs of labor, laws and regulations governing the gaming industry, governmental policies affecting gaming operations, disruptions to information technology systems, the inability to successfully execute our business strategy, and changes in the demand for our products and services; and

●	other risks detailed in GAN’s filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2022 and its quarterly report on Form 10-Q for the quarterly period ended September 30, 2023. See the section of this proxy statement titled “Where You Can Find More Information.”

The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with information contained or incorporated by reference herein, including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2022, our definitive proxy statement for our 2023 Annual Meeting of Shareholders filed with the SEC on April 28, 2023 and our recent quarterly reports on Form 10-Q and current reports on Form 8-K. See the section of this proxy statement titled “Where You Can Find More Information”. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. Many of the factors that will determine our future results and financial condition are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained or incorporated herein, or the oral statements or other written statements made or to be made by us or on our behalf, you should not place undue reliance on any forward-looking statement. We cannot guarantee any future results, levels of activity, performance or achievements. The forward-looking statements contained or incorporated by reference in this proxy statement, or the oral statements or other written statements made or to be made by us or on our behalf, speak only as of the date on which the statements were made and GAN undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. GAN shareholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

PARTIES TO THE MERGER

GAN Limited

400 Spectrum Center Drive, Suite 1900

Irvine, California 92618

(833) 565-0550

GAN is a Bermuda exempted company limited by shares incorporated in December 2019. Through its subsidiaries, GAN operates in two lines of business. GAN is a B2B supplier of enterprise SaaS solutions for online casino gaming, commonly referred to as iGaming, and online sports betting applications. Beginning with GAN’s January 2021 acquisition of Coolbet, GAN is also a B2C developer and operator of an online sports betting and casino platform, which offers consumers in select markets in Northern Europe, Latin America and Canada a digital portal for engaging in sports betting, online casino games and poker.

GAN’s ordinary shares are listed on The Nasdaq Capital Market under the symbol “GAN”.

For additional information on GAN and its business, including how to obtain the documents that GAN has filed with the SEC, see the section of this proxy statement titled “Where You Can Find More Information.”

SEGA SAMMY CREATION INC.

Sumitomo Fudosan Osaki Garden Tower

1 Chome-1-1 Nishishinagawa

Shinagawa City, Tokyo 141-0033 Japan

SSC is a Japanese corporation established in June 2013. SSC and its wholly-owned subsidiary Sega Sammy Creation USA Inc., develop, manufacture and distribute land-based and online/social casino gaming products and software. SSC is a subsidiary of SEGA SAMMY HOLDINGS. SEGA SAMMY HOLDINGS, a Japanese corporation, is the holding company of the SEGA SAMMY Group, a group of companies comprising the Entertainment Contents Business, which offers a diversity of fun through consumer and arcade game content, toys and animation; the Pachislot and Pachinko Machines Business, which conducts everything from development to sales of Pachinko/Pachislot machines; and the Resort Business, which develops and operates resort facilities in Japan and overseas. For the six months ended September 30, 2023 and the fiscal year ended March 31, 2023, SEGA SAMMY HOLDINGS reported Japanese GAAP2 ordinary income of ¥42.0 billion and ¥49.4 billion, respectively. SEGA SAMMY HOLDINGS reported total net assets of ¥356.6 billion and ¥331.3 billion as of September 30, 2023 and March 31, 2023, respectively. SEGA SAMMY HOLDINGS’ shares are listed on the Tokyo Stock Exchange under the ticker code 6460. SEGA SAMMY HOLDINGS’ American Depository Receipts are traded in the OTC market under the symbol “SGAMY.”

Arc Bermuda Limited

c/o SEGA SAMMY CREATION INC.

Sumitomo Fudosan Osaki Garden Tower

1 Chome-1-1 Nishishinagawa

Shinagawa City, Tokyo 141-0033 Japan

Arc Bermuda Limited is a Bermuda exempted company limited by shares and a wholly-owned subsidiary of SSC that was formed solely for purposes of entering into the merger agreement and the statutory merger agreement and, subject to the terms and conditions thereof, completing the transactions contemplated by the merger agreement and the statutory merger agreement. Upon completion of the merger, Merger Sub will be merged with and into GAN, the separate corporate existence of Merger Sub will cease and GAN will continue as the surviving company in the merger and a wholly-owned subsidiary of SSC.

2 SEGA SAMMY HOLDINGS’ financial statements are prepared in accordance with the provisions set forth in the Financial Instruments and Exchange Law of Japan and its related accounting regulations, and in conformity with Japanese GAAP.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement and the statutory merger agreement, copies of which are incorporated by reference in their entirety and included in this proxy statement as Annex A and Annex A-1, respectively. You should read the merger agreement and the statutory merger agreement in their entirety because they, and not this proxy statement, are the legal documents that govern the merger.

Certain Effects of the Merger on GAN

Upon the terms and subject to the conditions of the merger agreement and the statutory merger agreement, at the effective time, Merger Sub will merge with and into GAN, with GAN continuing as the surviving company of the merger. GAN, as the surviving company in the merger, will continue in existence as a Bermuda exempted company limited by shares and a wholly-owned subsidiary of SSC. As a result of the merger under Bermuda law, from and after the effective time, GAN’s and Merger Sub’s respective undertakings, properties and liabilities will become vested in GAN as the surviving company in the merger.

At the effective time, each ordinary share issued immediately prior to the effective time (other than any issued ordinary share that is owned by SSC, Merger Sub, or any direct or indirect wholly-owned subsidiary of SSC, Merger Sub or GAN, or owned by GAN as treasury shares) will be automatically canceled and converted into the right to receive the merger consideration.

GAN will cooperate with SSC to de-list the ordinary shares from The Nasdaq Capital Market and to de-register the ordinary shares under the Exchange Act as soon as reasonably practicable following the effective time, and at such time, GAN will cease to be a publicly traded company and will no longer be obligated to file periodic reports with the SEC. If the merger is completed, you will not own any ordinary shares of the surviving company and instead will only be entitled to receive the merger consideration described in the section of this proxy statement titled “- Merger Consideration” or, with respect to dissenting shares, will be entitled only to those rights granted under the Bermuda Companies Act as described in the sections of this proxy statement titled “The Merger — Dissenters’ Rights of Appraisal for GAN Shareholders” beginning on page 50, “The Merger Agreement — Dissenting Shares” beginning on page 59 and “Appraisal Rights” beginning on page 74.

Effect on GAN if the Merger is Not Completed

If the merger proposal is not approved by GAN shareholders or if the merger is not completed for any other reason, you will not receive the merger consideration, GAN will remain a public company, the ordinary shares will continue to be listed and traded on The Nasdaq Capital Market and registered under the Exchange Act, and GAN will continue to be obligated to file periodic reports with the SEC.

Furthermore, depending on the circumstances that would have caused the merger not to be completed, it is possible that the price of the ordinary shares will decline significantly. If that were to occur, it is uncertain when, if ever, the price of the ordinary shares would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your ordinary shares. If the merger is not completed, the GAN board of directors will continue to evaluate and review our business operations and capitalization, among other things, and make such changes as are deemed appropriate and continue to seek to enhance shareholder value. There can be no assurance that any other transaction acceptable to the GAN board of directors will be offered or that our business, financial condition or results of operations will not be adversely impacted.

In addition, upon termination of the merger agreement, GAN may be required, under certain circumstances, to pay a termination fee of $6.0 million to SSC, as described in the section of this proxy statement titled “The Merger Agreement — Expenses and Termination Fee” beginning on page 64.

Merger Consideration

At the effective time, each ordinary share issued immediately prior to the effective time (other than any issued ordinary share that is owned by SSC, Merger Sub, or any direct or indirect wholly-owned subsidiary of SSC, Merger Sub or GAN, or owned by GAN as a treasury share) will be automatically canceled and converted into the right to receive the merger consideration. All ordinary shares converted into the right to receive the merger consideration will no longer be issued and will be automatically canceled and cease to exist as of the effective time, and will thereafter represent only the right to receive the merger consideration.

After the completion of the merger, under the terms of the merger agreement and the statutory merger agreement, you will have the right to receive the merger consideration, but you will no longer have any rights as a GAN shareholder (except that GAN shareholders who have properly demanded appraisal for the fair value of their shares in accordance with, and have complied in all respects with, the Bermuda Companies Act will be entitled only to those rights granted under the Bermuda Companies Act as described in the sections of this proxy statement titled “— Dissenters’ Rights of Appraisal for GAN Shareholders” beginning on page 50, “The Merger Agreement — Dissenting Shares” beginning on page 59 and “Appraisal Rights” beginning on page 74).

Background of the Merger

The GAN board of directors, with input from GAN management, regularly reviews and assesses opportunities to increase shareholder value as part of its ongoing evaluation of GAN’s business. Since 2020, the GAN board of directors engaged financial advisors on multiple occasions to approach, on behalf of GAN, key industry participants concerning the possible acquisition of GAN, business combinations with GAN or acquisitions of all or part of GAN’s business.

In January 2021, the GAN board of directors engaged an investment bank (Bank 1) to evaluate the potential sale of all or a material part of GAN’s business. Bank 1, with the assistance of GAN management, developed a presentation and established a virtual data room with finance, operating and regulatory materials relating to GAN’s business. With the GAN board of directors’ approval, Bank 1 initiated contact with 14 strategic industry participants in the U.S., Europe and Asia. That process was unsuccessful . None of the parties contacted submitted a letter of intent or other indication of interest and the process was terminated in January 2022.

On July 29, 2022, the GAN board of directors engaged another investment bank (Bank 2) to evaluate the sale of GAN’s B2C sports betting business, primarily targeted at European sports betting companies. Bank 2 prepared a confidential presentation for GAN’s B2C sports betting business and the virtual data room was updated to include more recent finance, operating and regulatory materials relating to GAN’s business. In connection with this process, Bank 2 contacted 10 strategic industry participants in the sports betting business (none of which had been contacted by Bank 1), three of which entered confidential due diligence and three submitted preliminary non-binding indications of interest as discussed below.

On September 30, 2022, GAN received a preliminary non-binding indication of interest from a publicly-traded holding company with major online sports betting and online casino gaming brands (Bidder A) to acquire GAN’s B2C sports betting business for a valuation equal to 6.0 to 8.0 times pro-forma earnings before interest, taxes, depreciation, and amortization (which we refer to as “EBITDA”), subject to its due diligence. Bidder A expressed concerns over potential changes in the tax regime in Chile for gaming and negotiations terminated without Bidder A submitting a letter of intent.

On January 13, 2023, GAN received a preliminary non-binding indication of interest from a vertically integrated online iGaming operator (Bidder B) to acquire GAN’s B2C sports betting business for a purchase price of $98 million on a cash-free, debt-free basis. The indication of interest provided that $35 million of the purchase price would be paid at closing, with the remaining $63 million payable upon achievement of performance-based milestone targets. The GAN board of directors determined this offer was inadequate and rejected it.

On January 19, 2023, GAN received a preliminary non-binding indication of interest from a European-based online gambling company offering online sports betting and online casino gaming through a variety of brands (Bidder C). The indication of interest valued GAN’s B2C sports betting business at $30 million, payable in cash in two installments. The GAN board of directors determined this offer was inadequate and rejected it.

In January 2023, GAN began to actively evaluate alternatives to refinance its $30 million term loan with Beach Point Capital Management LP (which we refer to as “Beach Point” and which term loan we refer to as the “$30 million term loan”). GAN was at risk of breaching the financial covenants for the $30 million term loan, which could have resulted in the acceleration of its repayment obligation. The GAN board of directors and management evaluated a range of alternatives to avoid the potential breach, including seeking amendments to the financial covenants or waivers from Beach Point, refinancing the debt with an alternative financial partner, raising capital through an equity offering to repay the debt, and obtaining strategic financing from one or more industry partners.

On March 14, 2023, representatives of GAN’s management contacted B. Riley for assistance evaluating options for securing additional equity financing or re-financing the $30 million term loan. At the request of GAN’s special committee, representatives of B. Riley began discussions with several U.S.-based sports betting and casino operators, including Bidder D, Bidder E and Bidder F, each of which is described below.

On March 27, 2023, GAN and SEGA SAMMY HOLDINGS entered into a confidentiality agreement in connection with discussions regarding a possible financing transaction between GAN and SEGA SAMMY HOLDINGS (or an affiliate thereof) to restructure the $30 million term loan.

On March 28, 2023, the GAN board of directors formally engaged B. Riley as its financial advisor to assist GAN in exploring opportunities to refinance the $30 million term loan and to conduct a review of strategic alternatives available to GAN to maximize shareholder value.

On March 30, 2023, GAN issued its earnings release for its financial results for the fourth quarter and fiscal year ending December 31, 2022. The earnings release reported that GAN had initiated a process to assess a range of strategic alternatives to maximize shareholder value and had retained B. Riley as its financial advisor.

From late March through early April 2023, representatives of GAN and of its financial advisors and of Sheppard Mullin Richter & Hampton LLP (which we refer to as “Sheppard Mullin”), its legal advisor, engaged in discussions with representatives of SEGA SAMMY HOLDINGS, Bidder D, Bidder E and Bidder F, primarily focused on GAN obtaining a senior secured loan in an amount sufficient to refinance the $30 million term loan. Following initial discussions, Bidder E and Bidder F opted to explore providing a senior secured loan to refinance the $30 million term loan via a joint venture.

Following weeks of diligence and negotiations, Bidder D submitted a non-binding preliminary proposal to GAN that the GAN board of directors determined was not in the best interests of the GAN shareholders. Discussions with Bidder D terminated thereafter. Bidder E and Bidder F continued to perform due diligence and submitted a non-binding term sheet to GAN under which Bidder E and Bidder F would make a senior secured loan to GAN to refinance the $30 million term loan. Taken as a whole, the GAN board of directors determined that the proposal contemplated by such term sheet was not in the best interests of the GAN shareholders. However, in an effort to improve the terms from GAN’s perspective, the GAN board of directors and management continued to engage in discussions with Bidder E and Bidder F. In parallel with the ongoing discussions with Bidder E and Bidder F, GAN continued discussions with SEGA SAMMY HOLDINGS relating to a possible refinance of the $30 million term loan.

On April 5, 2023, representatives of GAN’s management and of SEGA SAMMY HOLDINGS’ management met to discuss the terms of a possible financing transaction.

Also on April 5, 2023, representatives of B. Riley delivered to representatives of SMBC Nikko Securities, Inc., financial advisor to SEGA SAMMY HOLDINGS (“SMBC Nikko”), a request from GAN to SEGA SAMMY HOLDINGS to increase the term loan amount to $50 million.

On April 7, 2023, representatives of SEGA SAMMY HOLDINGS sent to representatives of GAN’s management a non-binding term sheet outlining proposed terms for a possible financing transaction, which included an initial draft of an exclusivity agreement pursuant to which GAN would agree to exclusively negotiate with SEGA SAMMY HOLDINGS for a strategic transaction involving the sale of significant equity or assets of GAN.

On April 8, 2023, representatives of Sheppard Mullin delivered to representatives of Greenberg Traurig, LLP (which we refer to as “Greenberg Traurig”), counsel to SEGA SAMMY HOLDINGS, proposed drafts of documents for a possible financing transaction as well as a revised draft of the exclusivity agreement.

Between April 8, 2023 and April 12, 2023, representatives of Sheppard Mullin and of Greenberg Traurig exchanged mark-ups to drafts of documents for a possible financing transaction, including documents regarding the assignment of the credit facility for the $30 million term loan to SEGA SAMMY HOLDINGS or an affiliate thereof, the amendment of the existing credit facility for the $30 million term loan, and mark-ups to the exclusivity agreement.

In conjunction with the assignment of the credit facility for the $30 million term loan to an affiliate of SEGA SAMMY HOLDINGS, on April 12, 2023, GAN entered into an exclusivity agreement with SEGA SAMMY HOLDINGS, pursuant to which GAN agreed to exclusively negotiate with SEGA SAMMY HOLDINGS regarding a possible strategic transaction involving the sale of significant equity or assets of GAN. The exclusivity agreement had an initial term of 30 days, which was automatically extended for an additional 45 days if SEGA SAMMY HOLDINGS provided preliminary terms for a proposed acquisition of GAN that were reasonably acceptable to GAN.

On April 13, 2023, GAN entered into an amendment to credit facility for the $30 million term loan, Beach Point assigned its position under the credit facility to an affiliate of SEGA SAMMY HOLDINGS, and GAN entered into a second amendment to the credit facility with an affiliate of SEGA SAMMY HOLDINGS pursuant to which, among other things, GAN borrowed an additional $12 million of term loans. The second amendment, which became effective on April 14, 2023: (a) decreased the interest rate on all outstanding term loans to eight percent per annum, payable in kind, (b) extended the maturity date for all term loans to April 14, 2026, and (c) implemented a prepayment fee of 14% for any prepayment on any of the term loans during the first five months after April 14, 2023, which fee would become payable if GAN entered into a definitive agreement relating to change of control of GAN within such five month period.

On April 18, 2023, representatives of SEGA SAMMY HOLDINGS were provided access to GAN’s virtual data room, which was updated to include more recent finance, operating and regulatory materials relating to GAN’s business.

Also on April 18, 2023, representatives of each of GAN’s management, SEGA SAMMY HOLDINGS, B. Riley and SMBC Nikko held a video conference to discuss workstreams and due diligence processes.

On May 12, 2023, representatives of SEGA SAMMY HOLDINGS delivered a non-binding letter of intent to GAN, proposing to acquire all of the outstanding ordinary shares of GAN for an all-cash purchase price in the range of $1.46 to $2.12 per share. Following receipt of the non-binding letter of intent, on May 15, 2023, the GAN board of directors established the special committee and delegated to it the authority to evaluate strategic transactions including the sale of all or part of GAN.

On May 15, 2023, the special committee met, with representatives of Sheppard Mullin and B. Riley in attendance, to review the non-binding letter of intent received from SEGA SAMMY HOLDINGS. Representatives of B. Riley reviewed the process that had taken place to date and reviewed a preliminary financial analysis of GAN. Representatives of Sheppard Mullin reviewed the material terms of the letter of intent. The special committee directed B. Riley to reply to SEGA SAMMY HOLDINGS with a counterproposal of $4.00 per share. SEGA SAMMY HOLDINGS did not agree with the $4.00 per share valuation and the non-binding letter of intent was not signed. The term of the exclusivity agreement expired and at the request of the special committee, GAN management, with the assistance of B. Riley, began soliciting additional prospective bidders for a strategic transaction involving the sale of all or part of GAN.

Between May 17, 2023 and May 22, 2023, representatives of B. Riley and of SMBC Nikko engaged in discussions regarding GAN’s valuation in the non-binding letter of intent delivered to GAN by representatives of SEGA SAMMY HOLDINGS on May 12, 2023.

On May 23, 2023, SEGA SAMMY HOLDINGS submitted a revised non-binding letter of intent to GAN, proposing to acquire all of the outstanding ordinary shares of GAN for an all-cash purchase price of $1.80 to $2.20 per share, subject to the parties entering into another exclusivity agreement.

On May 24, 2023 the special committee met, with representatives of B. Riley in attendance, to discuss the revised non-binding letter of intent from SEGA SAMMY HOLDINGS, including its request for exclusivity. The special committee directed B. Riley to reply to SEGA SAMMY HOLDINGS with a counterproposal at a price above $3.00 per share and to inform SEGA SAMMY HOLDINGS that GAN would not enter into a new exclusivity agreement unless the parties reached preliminary agreement on valuation. Thereafter representatives of SMBC Nikko and representatives of B. Riley continued to meet to discuss valuation for a potential transaction.

On May 26, 2023, representatives of B. Riley and of SMBC Nikko discussed continuing confirmatory due diligence without exclusivity and other process-related matters.

On June 11, 2023, representatives of GAN’s management and of SEGA SAMMY HOLDINGS discussed matters related to GAN’s operations and strategy.

From June 26, 2023 to June 27, 2023, representatives of GAN’s management and of SEGA SAMMY HOLDINGS held meetings at GAN’s offices in California to discuss matters relating to due diligence.

On July 3, 2023, representatives of an online sportsbook operator (Bidder G) corresponded with representatives of B. Riley regarding Bidder G’s proposal to operate GAN’s B2C sports betting business under a multi-year license arrangement with an option to purchase the business at the end of the license term.

On July 11, 2023, representatives of GAN’s management and of SEGA SAMMY HOLDINGS held a meeting to discuss business strategy and valuation-related items.

On July 18, 2023, a U.S. based casino operator (Bidder H) submitted a non-binding indication of interest to GAN proposing to acquire GAN through a reverse merger whereby Bidder H would (a) complete a pending disposition of a portion of its business and then (b) combine its business operations with those of GAN. The non-binding indication of interest contemplated that, immediately following the closing of the transaction with GAN, Bidder H’s shareholders would own 80% of the outstanding equity of the combined company and the GAN shareholders would own 20% of the outstanding equity of the combined company. Representatives of B. Riley corresponded with the special committee regarding the estimated value of Bidder H’s business based on current industry multiples of similar businesses and the implied valuation of GAN based the GAN shareholders owing 20% of the combined company immediately following the closing of the transaction. The special committee believed the implied valuation of GAN in Bidder H’s proposal did not reflect a substantial premium to the then-current trading price of GAN’s ordinary shares and was lower than the all-cash purchase price of $1.80 to $2.20 per share in SEGA SAMMY HOLDINGS’ May 23, 2023 revised non-binding letter of intent. The special committee, with the assistance of B. Riley, also considered the potential for greater execution risk associated with the Bidder H proposal as compared to a potential transaction with SEGA SAMMY HOLDINGS.

On July 21, 2023, a sports betting operator in Europe (Bidder I) submitted a non-binding letter of intent to GAN proposing to acquire GAN’s B2C sports betting business for cash at a valuation of 4.0 to 6.5 times trailing 12 month adjusted EBITDA, subject to its due diligence of the business.

Also on July 21, 2023, representatives of GAN’s management and of SEGA SAMMY HOLDINGS discussed the strategic review process and valuation-related items.

On July 24, 2023, the special committee met with representatives of B. Riley in attendance to review each of the proposals received to date: the all-cash offer from SEGA SAMMY HOLDINGS reflected in SEGA SAMMY HOLDINGS’ May 23, 2023 revised non-binding letter of intent, the proposal to license the sports betting business to Bidder G, the reverse merger proposal from Bidder H, and the offer for the B2C sports betting business from Bidder I. Following such review, the special committee noted that (a) the proposal from Bidder G required GAN to give up control of its B2C sports betting business without a substantial up-front payment, (b) the implied valuation of GAN in Bidder H’s proposal was not better, from a financial point of view, for the GAN shareholders than the all-cash purchase price of $1.80 to $2.20 per share in SEGA SAMMY HOLDINGS’ May 23, 2023 revised non-binding letter of intent and (c) the proposal from Bidder I was subject to additional diligence and negotiations over adjustments to GAN’s EBIDTA. After discussion and evaluation, the special committee determined to not enter into any of the proposed non-binding letters of intent or indications of interest on the terms presented, and directed B. Riley to continue negotiations to seek better terms with each bidder.

On August 1, 2023, SEGA SAMMY HOLDINGS submitted a revised non-binding letter of intent to GAN, proposing to acquire all of the outstanding ordinary shares of GAN for an all-cash purchase price of $2.51 per share subject to confirmatory due diligence.

On August 2, 2023, the special committee met with representatives of Sheppard Mullin and B. Riley in attendance to review the terms proposed in the revised non-binding letter of intent submitted by SEGA SAMMY HOLDINGS, including the request for exclusivity. After discussion and evaluation, the special committee directed Sheppard Mullin and B. Riley to continue negotiations with SEGA SAMMY HOLDINGS.

On August 5, 2023, Bidder H submitted a revised non-binding indication of interest to GAN proposing to acquire GAN through a reverse merger. The revised non-binding indication interest contemplated that, immediately following the closing of the transaction with GAN, Bidder H’s shareholders would own 70% of the outstanding equity of the combined company and the GAN shareholders would own 30% of the outstanding equity of the combined company, and proposed a 21-day exclusivity period during with Bidder H would conduct confirmatory due diligence. The special committee determined, after consultation with B. Riley, that the valuation for GAN implied by the revised non-binding indication of interest was less than the all-cash proposal contemplated by the revised non-binding letter of intent received from SEGA SAMMY HOLDINGS on August 1, 2023. Moreover, Bidder H had not requested or conducted due diligence on the materials in the virtual data room, increasing the due diligence and execution risk associated with its proposal. The special committee determined that the terms contemplated by the revised offer non-binding indication of interest from Bidder H were not in the best interests of the GAN shareholders and directed B. Riley to communication the same to Bidder H.

On August 7, 2023, representatives of SMBC Nikko submitted a further revised non-binding letter of intent on behalf of SEGA SAMMY HOLDINGS to representatives of B. Riley, which included a $2.51 per share purchase price subject to a working capital adjustment, a non-solicitation provision, and a 30-day exclusivity period with an automatic 30-day extension. Representatives of B. Riley forwarded the revised letter of intent to representatives of Sheppard Mullin.

On August 8, 2023, representatives of Sheppard Mullin corresponded with the special committee regarding the terms of the revised non-binding letter of intent, including the exclusivity provision. Over the next two days, Sheppard Mullin received comments from the special committee on various terms of the revised non-binding letter of intent.

On August 9, 2023, GAN issued its earnings release for the three months ended June 30, 2023. The earnings release stated that GAN had received indications of interest from several prospective bidders interested in acquiring all or part of GAN’s business.

On August 10, 2023, at the special committee’s request, representatives of Sheppard Mullin sent a revised draft of the non-binding letter of intent to representatives of Greenberg Traurig. The revised draft eliminated the working capital adjustment, introduced a fiduciary out for the non-solicitation provision, and revised the exclusivity period to an initial 30-days with two 15-day extensions.

On August 11, 2023, Wynn Resorts, one of GAN’s largest B2B online casino operators, unexpectedly announced that it would be reducing its online gaming operations and would terminate online operations in eight states in the U.S.

On August 17, 2023, representatives of GAN’s management and of SEGA SAMMY HOLDINGS discussed GAN’s business plan.

Also on August 17, 2023, representatives of SEGA SAMMY HOLDINGS submitted a revised draft letter of intent to representatives of GAN for an all-cash offer of $2.51 per share and a request for an exclusivity period of 30 days, which could be extended for up to two additional 15-day periods, subject to specified conditions being met.

From August 17 to August 27, 2023, representatives of Greenberg Traurig and Sheppard Mullin had numerous discussions concerning the terms of the non-binding letter of intent and exchanged additional drafts.

On August 22, 2023, representatives of GAN’s management and of SEGA SAMMY HOLDINGS discussed GAN’s business strategy.

On August 23, 2023, representatives of B. Riley and of SMBC Nikko discussed matters in SEGA SAMMY HOLDINGS’ August 17, 2023 revised letter of intent, including provisions related to the extension or termination of exclusivity.

On August 24, 2023, representatives of B. Riley communicated to representatives of SMBC Nikko that GAN, in the spirit of moving the transaction forward, would be willing to drop its request that exclusivity would automatically terminate if SEGA SAMMY HOLDINGS reduced its per share offer price by more than 10%.

On August 25, 2023, representatives of SMBC Nikko communicated to representatives of B. Riley that SEGA SAMMY HOLDINGS would agree to submit an offer at $2.51 per share if such price was based on information available to SEGA SAMMY HOLDINGS up until July 31, 2023.

On August 28, 2023, representatives of Greenberg Traurig sent a revised draft of the non-binding letter of intent to representatives of Sheppard Mullin. The revised draft contemplated the acquisition by SEGA SAMMY HOLDINGS (or its affiliate) of all of GAN’s issued ordinary shares at a price of $2.51 per share, subject to the completion of confirmatory due diligence, and included a 30-day exclusivity period, which would automatically extend for two additional 15-day periods unless either party gave notice of intent to terminate discussions.

On August 28, 2023, the special committee met with representatives of B. Riley and of Sheppard Mullin in attendance to discuss the revised draft of the non-binding letter of intent received by representatives of Sheppard Mullin earlier that day. Following discussion of the terms of such draft and following an evaluation of the status of negotiations with other bidders, including the most recent indications of interest from Bidder G, Bidder H, and Bidder I, the special committee determined to authorize GAN to enter into the non-binding letter of intent received by representatives of Sheppard Mullin earlier that day.

On August 29, 2023, GAN and SEGA SAMMY HOLDINGS entered into the non-binding letter of intent discussed above (which we refer to as the “August 29 letter of intent”).

On August 31, 2023, Bidder I submitted a revised non-binding indication of interest to GAN proposing to acquire GAN’ B2C sports betting business at a purchase price of $65 million, subject to due diligence review. At the request of the special committee, GAN’s management informed Bidder I that GAN was under exclusivity and could not discuss Bidder I’s revised non-binding indication of interest.

From September 4, 2023 to September 6, 2023, Seamus McGill and Dermot Smurfit attended meetings with representatives of SEGA SAMMY HOLDING at SEGA SAMMY HOLDINGS’ offices in Japan to discuss the prospects of GAN’s business and matters related to the merger contemplated by the August 29 letter of intent.

On September 10, 2023, representatives of Greenberg Traurig delivered the initial draft of the merger agreement to representatives of Sheppard Mullin.

On September 11, 2023, the Chilean federal government approved resolutions proposed by the Chilean Economic Commission and Chamber of Deputies that paved the way for the regulation of gaming in that country and the creation of a framework for prosecuting illegal gaming operations.

On September 12, 2023, the special committee met with representatives of Sheppard Mullin in attendance. At the meeting, Mr. McGill provided an update on the discussions at the meetings with representatives of SEGA SAMMY HOLDINGS in Japan described above. The special committee then discussed next steps and potential timing for the merger contemplated by the August 29 letter of intent.

On September 13, 2023, representatives of Sheppard Mullin and of Greenberg Traurig met to discuss the initial draft of the merger agreement.

On September 14, 2023, representatives of Sheppard Mullin sent an email to members of the special committee enclosing a list of certain key issues for the special committee to consider related to provisions in the initial draft of the merger agreement, including proposed interim funding requirements, conditions to closing, the anticipated closing date, the end date and the amount of termination fees.

On September 15, 2023, the special committee met with representatives of Sheppard Mullin in attendance to review the draft merger agreement. Representatives of Sheppard Mullin discussed certain of the key business terms at issue and received direction from the special committee on those terms.

On September 19, 2023, representatives of Sheppard Mullin delivered a mark-up of the merger agreement to representatives of Greenberg Traurig.

On September 22, 2023, representatives of SMBC Nikko communicated to representatives of B. Riley that SEGA SAMMY HOLDINGS determined to decrease the per share purchase price for the proposed acquisition of GAN from $2.51 to $2.05, citing concerns over the impact of Wynn’s retrenchment of its online gaming business. Representatives of B. Riley communicated the same to the special committee. The special committee directed B. Riley to inform SMBC Nikko that the special committee did not believe that a decrease the per share purchase price was warranted.

On September 25, 2023, Dermot Smurfit resigned as GAN’s chief executive officer and from all director and officer positions with GAN and its affiliated entities.

Also on September 25, 2023, the exclusivity period under the August 29 letter of intent was automatically extended by 15 days to October 13, 2023.

On September 26, 2023, the GAN board of directors appointed Seamus McGill, the chairman of the GAN board of directors, as GAN’s interim chief executive officer.

Between September 27, 2023 and October 2, 2023, representatives of B. Riley and of SMBC Nikko discussed matters related to valuation, due diligence, management changes at GAN and the merger agreement.

On September 29, 2023, representatives of Greenberg Traurig delivered a revised draft of the merger agreement to representatives of Sheppard Mullin, which did not specify a per share purchase price.

On October 2, 2023, the special committee met with representatives of Sheppard Mullin and of B. Riley in attendance. Representatives of B. Riley reviewed with the special committee its most recent discussions with SMBC Nikko regarding valuation and confirmatory due diligence. Representatives of Sheppard Mullin reviewed with the special committee the status of negotiations over key provisions in the draft merger agreement, including provisions related to the per share purchase price, interim financing, conditions to closing, the end date, and termination fees. The special committee directed B. Riley to communicate to SMBC Nikko a counter on the per share purchase price for the proposed acquisition of GAN at $2.38 per share.

On October 3, 2023, representatives of GAN and of SEGA SAMMY HOLDINGS discussed matters related to the potential merger.

On October 4, 2023, the special committee instructed representatives of B. Riley to inform representatives of SMBC Nikko that GAN agreed to SEGA SAMMY HOLDINGS’ $2.05 per share offer price.

On October 5, 2023, representatives of SMBC Nikko informed representatives of B. Riley that SEGA SAMMY HOLDINGS intended to lower its previously communicated $2.05 per share offer price due to changes relating to GAN’s operations since that per share offer price was communicated on September 22, 2023.

On October 7, 2023, representatives of each of SMBC Nikko, B. Riley, SEGA SAMMY HOLDINGS, Greenberg Traurig, GAN and Blank Rome LLP, gaming regulatory counsel for GAN, met to discuss Dermot Smurfit’s separation-related matters from a labor and gaming regulatory perspective.

From October 10, 2023 to October 12, 2023, representatives of each of GAN and SEGA SAMMY HOLDINGS attended the Global Gaming Expo in Nevada.

On October 10, 2023, representatives of GAN advised representatives of SEGA SAMMY HOLDINGS that while negotiations had been ongoing, it believed an agreement could be reached prior to October 13, 2023 and was therefore GAN was electing not to extend exclusivity under the August 29 letter of intent beyond that date.

On October 11, 2023, representatives of SMBC Nikko advised representatives of B. Riley that SEGA SAMMY HOLDINGS was reducing the per share purchase price in its offer to $1.90 per share, subject to agreement on outstanding legal issues, citing concerns over risks related to the potential regulatory changes in Chile as well as the recent changes in GAN management.

On October 19, 2023, representatives of Greenberg Traurig and Sylvia Tiscareño, general counsel for GAN, held additional discussions related to GAN’s management changes and the separation of Dermot Smurfit.

Between October 12, 2023 and November 3, 2023, representatives of each of GAN and SEGA SAMMY HOLDINGS continued to negotiate the terms of the merger agreement and related ancillary agreements, with representatives of each of Sheppard Mullin and Greenberg Traurig exchanging multiple drafts and holding regular calls to discuss open terms in the draft merger agreement and their client’s respective positions. Among the provisions most negotiated were those related to the ability of the GAN board of directors to effect an adverse recommendation change if the failure to take such action would be inconsistent with its fiduciary duties under applicable law, conditions to closing, termination rights and termination fees. During this period, representatives of Sheppard Mullin kept the special committee and the GAN board of directors fully apprised of the status of negotiations and received direction and input from the special committee on all key terms in the draft merger agreement.

Following the expiration of exclusivity under the August 29 letter of intent, at the request of the special committee, GAN management re-engaged with representatives of Bidder I concerning a possible sale of GAN’s sports betting business to Bidder I. Bidder I expressed concern regarding the potential effects on GAN’s B2C business of the potential changes in the regulation of gaming in Chile following the Chilean federal government’s approval on September 11, 2023 of resolutions proposed by the Chilean Economic Commission and Chamber of Deputies that paved the way for the regulation of gaming in that country and the creation of a framework for prosecuting illegal gaming operations. Bidder I did not engage in significant due diligence and GAN did not engage in substantive negotiations with Bidder I with respect to its August 31, 2023 non-binding indication of interest.

On October 31, 2023, Bank 2 contacted GAN management on behalf of Bidder C expressing interest in evaluating an acquisition of all of GAN, not just GAN’s B2C sports betting business. GAN management advised Bidder C that, based on the status of GAN’s planned operations, Bidder C would have to become licensed in Nevada as part of the proposed acquisition. Bidder C did not engage, through Bank 2 or otherwise, in any further discussion or negotiations after that initial call.

On November 5, 2023, the special committee met with representatives of B. Riley and Sheppard Mullin in attendance. Representatives of B. Riley reported that SEGA SAMMY HOLDINGS’ best and final offer was $1.97 per share. Representatives of Sheppard Mullin provided the special committee with an update on the provisions in the merger agreement related to conditions to closing, the anticipated closing date, the end date, and the amount of the termination fees payable by the parties in the event of termination of the merger agreement in certain circumstances and the circumstances under which the termination fees would be payable. The special committee directed B. Riley and Sheppard Mullin to continue negotiations to complete the merger agreement at a $1.97 per share purchase price.

On November 6, 2023, representatives of Sheppard Mullin and of Greenberg Traurig discussed final revisions to key terms in the merger agreement including, the per share purchase price, conditions to closing, the anticipated closing date and termination fees. Later that day, representatives of Sheppard Mullin provided the special committee with an updated draft of the merger agreement, together with a summary of the key deal terms.

On November 7, 2023, the special committee met with representatives of Sheppard Mullin and of B. Riley in attendance to review the terms of the draft merger agreement. The representatives of Sheppard Mullin reviewed the terms of the draft merger agreement, including the per share purchase price, conditions to closing, the ability of the GAN board of directors to effect an adverse recommendation change if the failure to take such action would be inconsistent with its fiduciary duties under applicable law, the amount of the termination fees payable by the parties in the event of termination of the merger agreement in certain circumstances and the circumstances under which the termination fees would be payable. The representatives of B. Riley reviewed its financial analysis of the $1.97 per share consideration to be received by holders of the ordinary shares in the proposed merger and rendered an oral opinion to the special committee, which was confirmed in writing by delivery of B. Riley’s written opinion dated November 7, 2023, to the effect that, as of such date and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by B. Riley in preparing its opinion, the $1.97 per share consideration to be received by the holders of GAN ordinary shares in the merger pursuant to the merger agreement was fair, from a financial point of view, to those shareholders.

The special committee, in consultation with representative s of B. Riley, also considered whether any of the other bidders who previously submitted non-binding indications of interest would be likely to offer a superior offer. The special committee took note of the fact that GAN had publicly announced its intention to evaluate strategic alternatives, had actively solicited a number of possible strategic investors, and reviewed and evaluated all non-binding indications of interest received. The special committee also considered the risk of continuing the strategic alternative process, including the risks that SEGA SAMMY HOLDINGS would withdraw its offer, and risks related to business execution, changes in the capital markets and interest rates, and changes in customer demand, any of which could have a material impact on GAN’s business and the value of GAN’s ordinary shares in a future transaction. Following the foregoing considerations, the special committee unanimously determined to recommend to the GAN board of directors that it (a) determine that $1.97 per share merger consideration constitutes fair value for each ordinary share in accordance with the Bermuda Companies Act, (b) determine that the terms of the merger agreement, the statutory merger agreement, the merger and the other agreements and transactions contemplated by the merger agreement and the statutory merger agreement are in the best interests of GAN and its shareholders, (c) approve and declare advisable GAN’s execution, delivery and performance of the merger agreement and the statutory merger agreement and the transactions contemplated thereby, including the merger, (d) direct that the merger agreement and the statutory merger agreement be submitted to GAN shareholders for adoption and approval and (e) recommend that GAN shareholders vote in favor of adoption and approval of the merger agreement, the statutory merger agreement and the transactions contemplated thereby, including the merger

Later on November 7, 2023, and after the special committee meeting described above, the GAN board of directors met with representatives of Sheppard Mullin and of B. Riley in attendance. The representatives of Sheppard Mullin reviewed the terms of the draft merger agreement, including changes to material provisions of the merger agreement from the last version reviewed by the GAN board of directors. At the same meeting, representatives of B. Riley reviewed with the GAN board of directors B. Riley’s financial analysis of the $1.97 per share consideration that it had reviewed with the special committee and informed the GAN board of directors that B. Riley had rendered its opinion to the special committee. The GAN board of directors also discussed, in consultation with representatives of B. Riley, the status of the other bidders and the special committee’s assessment that the other bidders were unlikely to submit a bid at a premium to the $1.97 per share consideration contemplated by the proposed merger agreement, as well as the risks involved in deferring entering into the proposed merger agreement, including those risks considered by the special committee described above. After discussing each of the above matters in full and considering each of the factors set forth below in “—GAN’s Reasons for the Merger and Recommendation of the GAN Board of Directors,” below, among others, the GAN board of directors unanimously (a) determined that the merger consideration constitutes fair value for each ordinary share in accordance with the Bermuda Companies Act, (b) determined that the terms of the merger agreement, the statutory merger agreement, the merger and the other agreements and transactions contemplated by the merger agreement and the statutory merger agreement are in the best interests of GAN and its shareholders, (c) approved and declared advisable GAN’s execution, delivery and performance of the merger agreement and the statutory merger agreement and the transactions contemplated thereby, including the merger, (d) directed that the merger agreement and the statutory merger agreement be submitted to GAN shareholders for adoption and approval, and (e) recommends that GAN shareholders vote in favor of adoption and approval of the merger agreement, the statutory merger agreement and the transactions contemplated thereby, including the merger.

Later on November 7, 2023, and after the meeting of the GAN board of directors described above, the parties executed the merger agreement and GAN issued a press release announcing its entry into the merger agreement.

On November 8, 2023, prior to the opening of trading on The Nasdaq Capital Market, GAN filed a Current Report on Form 8-K with the SEC reporting its the entry into the merger agreement.

GAN’s Reasons for the Merger and Recommendation of the GAN Board of Directors

The GAN board of directors, based on the unanimous recommendation of the special committee, unanimously (a) determined that the merger consideration constitutes fair value for each ordinary share in accordance with the Bermuda Companies Act, (b) determined that the terms of the merger agreement, the statutory merger agreement, the merger and the other agreements and transactions contemplated by the merger agreement and the statutory merger agreement are in the best interests of GAN and its shareholders, (c) approved and declared advisable GAN’s execution, delivery and performance of the merger agreement and the statutory merger agreement and the transactions contemplated thereby, including the merger, (d) directed that the merger agreement and the statutory merger agreement be submitted to GAN shareholders for adoption and approval and (e) recommends that GAN shareholders vote in favor of adoption and approval of the merger agreement, the statutory merger agreement and the transactions contemplated thereby, including the merger. The GAN board of directors made these determinations in accordance with and upon the unanimous recommendation of the special committee and after consultation with GAN’s management and independent legal and financial advisors and consideration of a number of factors.

For purposes of Section 106(2)(b)(i) of the Bermuda Companies Act, the GAN board of directors has considered and determined $1.97, without interest and less any applicable withholding taxes, to be fair value for each ordinary share.

The GAN board of directors unanimously recommends that you vote: (i) “FOR” the merger proposal; (ii) “FOR” the compensation advisory proposal; and (iii) “FOR” the adjournment proposal.

Positive Factors Relating to the Merger

As described in the section of this proxy statement titled “The Merger — Background of the Merger,” the GAN board of directors, prior to and in reaching its determination at its meeting on November 7, 2023, that the terms of the merger agreement, the statutory merger agreement, the merger and the other agreements and transactions contemplated by the merger agreement and the statutory merger agreement are in the best interests of GAN and its shareholders, consulted with GAN’s management, financial advisors and outside legal counsel and considered a variety of potentially positive factors relating to the merger, including, but not limited to, the following (which are not necessarily listed in order of relative importance):

Treatment of Ordinary Shares

●	The value to be received by the holders of ordinary shares in the merger, including that the all cash consideration to be received represents a significant premium relative to the trading price of the ordinary shares. The merger consideration of $1.97 per ordinary share represents a premium of over 120% to the closing price of an ordinary share on November 7, 2023, the last full trading day prior to the public announcement that the parties entered into the merger agreement, which was $0.8918.

●	That the merger consideration is $1.97 per ordinary share and GAN’s fully diluted loss per ordinary share was ($4.66) as of December 31, 2022 and ($0.18) as of September 30, 2023.

●	The belief of the GAN board of directors that the merger consideration to be received by holders of ordinary shares compared adequately to a range of values of GAN as an independent company based on traditional valuation analyses such as a discounted cash flow analyses, a market approach analyses, analyses of historical cash transaction control premiums paid and comparable precedent transactions analyses, considering:

●	Uncertainty regarding execution of GAN’s strategic plan and management projections in light of the evolving regulatory environment, including slower than expected adoption of regulation of gaming in the United States, and potential changes in gaming regulation and taxation in other markets where GAN operates or intends to operate;

●	That significant casino operators, such as Wynn Resorts, were scaling back their investments in online gaming and the potential impact thereof on GAN’s B2B business;

●	Uncertainty about GAN’s ability to retain and expand market share in the B2C sports betting business competing against companies with significantly greater brand recognition and capital resources;

●	The impact of the current macro-economic environment and the potential for slower economic growth to impact consumer discretionary spending;

●	The costs associated with compliance with regulations pertaining to public companies; and

●	The historical, current and prospective financial condition, results of operations and business of GAN.

●	That since January 2021 through the time GAN entered into the merger agreement with SSC, GAN persistently sought a strategic transaction through multiple processes with multiple financial advisors. During that time, dozens of leading gaming industry participants in the casino, online casino and online sports betting industries throughout the world were approached on behalf of GAN and no party expressed a willingness to make an offer in excess of the $1.97 per ordinary share SSC has agreed to pay.

●	The possibility that, if GAN did not enter into the merger agreement, it could take a considerable amount of time and involve a substantial amount of risk before the trading price of the ordinary shares would reach and sustain the $1.97 per share value of the merger consideration, as adjusted for present value.

●	The belief of the GAN board of directors, based upon arm’s length negotiations resulting in SSC’s submission of its final offer of $1.97 per share, that the price to be paid by SSC was the highest price per share that SSC was willing to pay for GAN under the then-current facts and circumstances.

●	The possibility that, if GAN did not enter into the merger agreement, there would likely be few, if any, other parties that would be willing to make an offer in excess of SSC’s offer of $1.97 per ordinary share.

●	That the merger consideration is to be paid entirely in cash, which will allow holders of ordinary shares to realize, upon closing, a certainty of value in light of the risks and uncertainties inherent in GAN’s prospects and the market, economic and other risks that arise from owning an equity interest in a public company.

●	The opinion of B. Riley to the special committee on November 7, 2023 to the effect that, as of such date and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by B. Riley in preparing its opinion, the merger consideration to be received by the holders of ordinary shares in the merger pursuant to the merger agreement was fair from a financial point of view to such holders.

●	The belief of the GAN board of directors, based on, among other things, a review of GAN’s business, market trends, results of operations and financial condition, and discussions with GAN’s management and its financial and legal advisors, that GAN shareholders will have limited opportunities in the future to realize value in the public market for a variety of reasons, including the fact that the market for the ordinary shares has historically been negatively impacted by low trading volume and limited investor interest.

Terms of the Merger Agreement

●	That the merger agreement was the product of arm’s length negotiations, as well as the belief of the GAN board of directors, based on these negotiations, that these were the most favorable terms to GAN and its shareholders on which SSC was willing to agree under the then-current facts and circumstances.

●	That the terms and conditions of the merger agreement, including, but not limited to, the representations, warranties and covenants of the parties and the conditions to closing, are reasonable.

●	The belief of the GAN board of directors that, based on consultation with GAN’s outside legal counsel, the conditions to the consummation of the merger as set forth in the merger agreement are reasonable and customary, and the likelihood in the view of the GAN board of directors that the merger would be completed because of the limited number, scope and nature of such conditions.

●	The remedies available under the merger agreement to GAN in the event of any breaches by SSC.

●	The availability of appraisal rights to GAN shareholders who do not vote in favor of the merger proposal, pursuant to Section 106(6) of the Bermuda Companies Act, which permits eligible shareholders to apply to the Supreme Court of Bermuda to have the fair value of their shares appraised.

●	That the GAN board of directors is permitted to modify or withdraw its recommendation to shareholders to approve the merger proposal in response to a material fact, change, event, circumstance, condition, development, result or effect that was not known or was not reasonably foreseeable to GAN or any member of the GAN board of directors prior to the execution of the merger agreement (of if known, the consequences of which were not known or reasonably foreseeable as of November 7, 2023) and becomes known to GAN or any member of the GAN board of directors prior to GAN shareholders approving the merger proposal, if the GAN board of directors determines, in good faith, after consultation with its outside financial advisor and legal counsel, that the failure to modify or withdraw its recommendation would be inconsistent with its fiduciary duties to GAN shareholders under applicable law, subject to the payment of a $6.0 million termination fee if SSC terminates the merger agreement (see the section of this proxy statement titled “The Merger Agreement — No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreement”).

●	The terms of the merger agreement permitting GAN to consider a “superior proposal” received after November 7, 2023 and at any time prior to approval of the merger proposal by GAN shareholders, including:

●	GAN’s ability, under certain circumstances, to consider and respond to a bona fide, unsolicited written takeover proposal from a third party or engage in discussions or negotiations with the third party making such takeover proposal, in each case if the GAN board of directors or the special committee determines, in good faith, after consultation with its outside financial advisor and outside legal counsel, that such takeover proposal constitutes or could reasonably be expected to result in a superior proposal (see the section of this proxy statement titled “The Merger Agreement — No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreements”);

●	that the terms of the merger agreement provide that, under certain circumstances where a superior proposal has been received, the GAN board of directors is permitted to (a) modify or withdraw its recommendation to shareholders to approve the merger proposal if the GAN board of directors or the special committee determines, in good faith, after consultation with its outside financial advisor and outside legal counsel, that the failure to do so would reasonably be expected to result in a breach by the GAN board of directors of its fiduciary duties under applicable law; and/or (b) terminate the merger agreement to enter into an acquisition agreement in respect of a superior proposal if the GAN board of directors or the special committee determines, in good faith, after consultation with its outside financial advisor and outside legal counsel, that the failure to do so would reasonably be expected to result in a breach by the GAN board of directors of its fiduciary duties under applicable law, subject, in each case, to compliance with certain procedural requirements and the payment of a termination fee (see the section of this proxy statement titled “The Merger Agreement — No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreements”).

●	The absence of any financing condition or contingency to the merger.

●	That SSC is a well-capitalized company with ample resources to consummate the transaction.

●	The business reputation and capabilities of SEGA SAMMY HOLDINGS, SSC and their respective management, and the high likelihood that SSC will proceed to consummate the merger without significant delay, given its financial resources.

●	SSC’s commitment in the merger agreement to use its reasonable best efforts to consummate the merger (subject to the terms and conditions of the merger agreement).

●	The ability of the parties to consummate the merger.

●	The requirement that SSC may be required to pay GAN a reverse termination fee of $6.0 million under certain circumstances after the date of the merger agreement.

●	The belief of the GAN board of directors, based upon the advice of its financial and legal advisors, that the termination fee and the circumstances in which such termination fee may be payable are reasonable in light of the benefit of the merger and would not be a significant impediment to third parties interested in making an alternative acquisition proposal.

●	That the merger would be subject to approval by GAN shareholders and that such shareholders would be free to evaluate the merger and vote for or against the adoption and approval of the merger agreement, the statutory merger agreement and the transactions contemplated by the merger agreement and the statutory merger agreement, including the merger.

Risk and Other Considerations of the Merger

In the course of its deliberations, the GAN board of directors, in consultation with GAN management, financial advisors and outside legal counsel, also considered a variety of risks and other potentially negative factors relating to the merger, including the following (which are not necessarily listed in order of relative importance):

●	The risk that the conditions to the consummation of the merger may not be satisfied (including the receipt of required regulatory approvals) and, as a result, the possibility that the merger might not be consummated, or that the consummation might be delayed, even if the merger proposal is approved by GAN shareholders.

●	The risk of diverting management focus and resources from other strategic opportunities and operational matters during the pendency of the merger.

●	That restrictions on the conduct of GAN’s business prior to consummation of the merger could delay or prevent GAN from undertaking business opportunities that arise pending consummation of the merger, which opportunities might be lost to GAN if the merger could not be consummated.

●	The potential negative effect of the pendency of the merger on GAN’s business and relationships with customers, vendors, business partners and employees, including the risk that key employees might not choose to remain employed with GAN, regardless of whether or not the merger is consummated.

●	The risk that GAN shareholders may not approve the merger proposal.

●	That, following the consummation of the merger, GAN would no longer exist as an independent, publicly traded company, and that the consummation of the merger and receipt of the all-cash merger consideration, while providing certainty of value upon consummation, would not allow holders of ordinary shares to participate in any future earnings growth of GAN or benefit from any future increase in its value.

●	That some of GAN’s directors and executive officers have interests in the merger that are different from, or in addition to, their interests as shareholders of GAN generally (see the section of this proxy statement titled “The Merger — Interests of GAN’s Directors and Executive Officers in the Merger”).

●	The potential negative effects if the merger is not consummated in a timely manner or at all, including that:

●	The trading price of the ordinary shares could be adversely affected;

●	GAN will have incurred significant transaction and opportunity costs attempting to complete the merger;

●	GAN could lose customers, suppliers, business partners and employees, including key sales and other personnel;

●	GAN’s business may be subject to significant disruption and decline;

●	The market’s perceptions of GAN’s prospects could be adversely affected; and

●	GAN’s directors, officers and other employees will have expended considerable time and effort to consummate the merger.

●	That, notwithstanding GAN’s specific performance remedy under the merger agreement, GAN’s remedy in the event of a breach of the merger agreement by SSC may be limited to receipt of the $6.0 million reverse termination fee and that under certain circumstances GAN may not be entitled to the reverse termination fee or monetary damages at all.

●	The significant costs involved in connection with entering into the merger agreement and consummating the merger (many of which are payable whether or not the merger is consummated), including in connection with any litigation that may arise in the future, and the substantial time and efforts of GAN’s management required to complete the merger, which may disrupt its normal business operations and have a negative effect on its financial results.

●	That any gain realized by GAN shareholders as a result of the merger will generally be taxable for U.S. federal income tax purposes to those shareholders that are U.S. persons subject to taxation in the United States.

●	The terms of the merger agreement that either individually or in combination, could discourage potential acquirors from making a competing bid to acquire GAN, including:

○	The terms of the merger agreement placing certain limitations on the ability of GAN to solicit, initiate, propose, encourage, facilitate or assist any inquiries, discussions or requests regarding any proposal or offer that constitutes, or could reasonably expected to lead to, a takeover proposal;

○	That restrictions in the merger agreement on GAN’s ability to terminate the merger agreement in connection with the receipt of a “superior proposal,” including that the GAN board of directors must (i) provide five business days’ written notice to SSC of its intention to effect an adverse recommendation change or terminate the merger agreement in order to provide SSC with an opportunity to match such superior proposal and (ii) negotiate in good faith with SSC during such period, and the discouraging effect this may have on potential other bidders; and

○	That GAN will be required to pay to SSC a $6.0 million termination fee if the merger agreement is terminated under certain circumstances (which termination fee the GAN board of directors determined was reasonable and customary), including the potential effect of the termination fee to deter other potential bidders from making an alternative acquisition proposal for GAN, and the impact of the termination fee on GAN’s ability to engage in another transaction for 12 months if the merger agreement is terminated under certain circumstances.

After taking into account the factors set forth above, as well as others, the GAN board of directors concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the merger were outweighed by the potential benefits of the merger to GAN shareholders. Accordingly, the GAN board of directors unanimously, based on the unanimous recommendation of the special committee, (a) determined that the merger consideration constitutes fair value for each ordinary share in accordance with the Bermuda Companies Act, (b) determined that the terms of the merger agreement, the statutory merger agreement, the merger and the other agreements and transactions contemplated by the merger agreement and the statutory merger agreement are in the best interests of GAN and its shareholders, (c) approved and declared advisable GAN’s execution, delivery and performance of the merger agreement and the statutory merger agreement and the transactions contemplated thereby, including the merger, (d) directed that the merger agreement and the statutory merger agreement be submitted to GAN shareholders for adoption and approval and (e) recommends that GAN shareholders vote in favor of adoption and approval of the merger agreement, the statutory merger agreement and the transactions contemplated thereby, including the merger.

The foregoing discussion of the factors considered by the GAN board of directors is not intended to be exhaustive, but rather a summary of the material factors considered by the GAN board of directors. In reaching its decision to approve the merger agreement and the statutory merger agreement, including the merger and other transactions contemplated by the merger agreement and the statutory merger agreement, the GAN board of directors did not find it practicable to, and did not, quantify or assign any relative weights to the specific factors considered in reaching its determinations and recommendations, and individual directors may have given different weights to different factors. The GAN board of directors did not undertake to many any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination and recommendation. The GAN board of directors considered the various factors as a whole and based its recommendation on the totality of information presented, including discussions with, and questioning of, GAN’s management, financial advisors and outside legal counsel, and overall considered the factors to be favorable to, and to support, its determination.

The foregoing discussion of the information and factors considered by the GAN board of directors is forward-looking in nature. This information should be read in light of the factors described under the section of this proxy statement titled “Cautionary Statement Concerning Forward-Looking Information.”

Opinion of GAN’s Financial Advisor

On November 7, 2023, B. Riley rendered to the special committee its oral opinion (which was subsequently confirmed in writing by delivery of B. Riley’s written opinion dated November 7, 2023), to the effect that, as of November 7, 2023, and based upon and subject to the qualifications, limitations, assumptions and other matters considered by B. Riley in connection with the preparation of the opinion, the merger consideration to be received by the holders of ordinary shares in the merger pursuant to the merger agreement was fair from a financial point of view to such holders.

B. Riley’s opinion was directed to the special committee (in its capacity as such) and only addressed the fairness, from a financial point of view, to the holders of ordinary shares of the merger consideration to be received by such holders in the merger pursuant to the merger agreement and the statutory merger agreement and did not address any other aspect or implication of the merger, the merger agreement, the statutory merger agreement or any other agreement or understanding entered into in connection with the merger or otherwise. The summary of B. Riley’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by B. Riley in preparing its opinion. However, neither B. Riley’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be, and they do not constitute, a recommendation to the special committee, the GAN board of directors, GAN, any security holder of GAN or any other person as to how to act or vote on any matter relating to the merger or otherwise.

In arriving at its opinion, B. Riley, among other things:

●	Reviewed the financial terms of a draft, dated November 3, 2023, of the merger agreement;

●	Reviewed certain publicly available business and financial information relating to GAN;

●	Reviewed certain other information relating to GAN concerning its business, financial condition and operations, made available to B. Riley by GAN, including forecasts with respect to the future financial performance of GAN prepared and furnished to B. Riley by GAN management (which we refer to as the Base Case Projections and the Downside Case Projections and which are described in the section of this proxy statement titled “Certain GAN Prospective Financial Information” beginning on page 40));

●	Held discussions with members of senior management of GAN concerning the merger and the business, financial condition, and strategic objectives of GAN;

●	Reviewed certain publicly available financial data, stock market performance data and trading multiples of companies which B. Riley deemed relevant;

●	Reviewed the publicly available financial terms of certain other business combinations that B. Riley deemed relevant; and

●	Performed such other financial studies, analyses and investigations, and considered such other matters, as B. Riley deemed necessary or appropriate for purposes of rendering its opinion.

In preparing its opinion, at the special committee’s direction, B. Riley relied, without assuming responsibility or liability for independent verification, upon the accuracy and completeness of all financial and other information available from public sources and all other information provided to B. Riley or otherwise discussed with or reviewed by it. GAN management advised B. Riley and, with the special committee’s consent and approval, B. Riley assumed that the Base Case Projections and the Downside Case Projections were reasonably prepared in good faith and represented GAN management’s best currently available estimates and judgments with respect to the future financial performance of GAN. B. Riley assumed no responsibility for and expressed no view or opinion as to the Base Case Projections, the Downside Case Projections or the respective assumptions on which they were based. At the special committee’s direction, B. Riley used and relied upon the Base Case Projections and the Downside Case Projections for purposes of its analyses and opinion and assumed that the Base Case Projections and the Downside Case Projections provided a reasonable basis upon which to evaluate GAN and the merger. B. Riley also assumed that there were no changes in the assets, financial condition, results of operations, business or prospects of GAN since the respective dates of the last financial statements and other information, financial or otherwise, made available to B. Riley that would be material to its analyses or opinion, and that there was no information or any facts or developments that would make any of the information reviewed by B. Riley inaccurate, incomplete or misleading.

The special committee advised B. Riley, and for purposes of its analyses and opinion, B. Riley relied upon and assumed, that (i) GAN’s consolidated financial statements for the six months ended June 30, 2023 and for the year ended December 31, 2022 were prepared on a going concern basis, (ii) GAN historically operated with net losses and had not generated positive cash flows and (iii) GAN’s current financial condition, liquidity resources, and planned near-term cash flows from operations were sensitive to changes in macro-economic conditions and the substantial variability inherent in GAN’s wager-based revenues streams, which factors indicated uncertainty related to the ability of GAN to meet its current obligations as they come due.

B. Riley was not asked to, and did not, undertake an independent verification of any information provided to or reviewed by it, nor was B. Riley furnished with any such verification, and B. Riley did not assume any responsibility or liability for the accuracy or completeness of such information. B. Riley did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of GAN, nor did B. Riley evaluate the solvency of GAN under any state or federal laws. B. Riley did not undertake any independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities to which GAN was a party or may have been subject and its opinion made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

B. Riley also assumed, with the special committee’s consent, that (i) in the course of obtaining any regulatory or third party consents or approvals in connection with the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on GAN or the contemplated benefits of the merger, (ii) the representations and warranties made by the parties in the merger agreement were accurate and complete in all respects; (iii) each party to the merger agreement would perform all of its covenants and obligations thereunder; and (iv) the merger would be consummated in accordance with the terms of the merger agreement, without waiver, modification or amendment of any term, condition or provision thereof. B. Riley also assumed that the merger agreement, when executed by the parties thereto, would conform to the draft reviewed by B. Riley in all respects material to its analyses and opinion. B. Riley is not a legal, tax or regulatory advisor and B. Riley relied upon, without independent verification, the assessments of GAN and its legal, tax and regulatory advisors with respect to such matters.

B. Riley’s opinion was limited to the fairness, from a financial point of view, to the holders of ordinary shares of the merger consideration to be received by such holders in the merger pursuant to the merger agreement, and B. Riley expressed no view or opinion as to the fairness of the merger to the holders of any other class of securities, creditors or other constituencies of GAN. B. Riley’s opinion did not address any other aspect or implication of the merger, the merger agreement, or any other agreement or understanding entered into in connection with the merger or otherwise. B. Riley also expressed no view or opinion as to the fairness of the amount or nature of the compensation to any of GAN’s officers, directors or employees, or any class of such persons, relative to the merger consideration or otherwise. B. Riley expressed no view or opinion as to the prices or range of prices at which ordinary shares may trade at any time. Furthermore, B. Riley did not express any opinion as to the impact of the merger on the solvency or viability of GAN or SSC, or the ability of GAN or SSC to pay its obligations when they become due.

B. Riley’s opinion was necessarily based upon economic, market, monetary, regulatory and other conditions as they existed and could be evaluated, and the information made available to it, as of the date of the opinion. Although subsequent developments may affect its opinion, B. Riley does not have any obligation to update, revise or reaffirm its opinion.

B. Riley’s opinion was for the information of the special committee (in its capacity as such) and the GAN board of directors (in its capacity as such) in connection with their consideration of the merger. B. Riley’s opinion did not constitute a recommendation to the special committee, the GAN board of directors, GAN, any security holder of GAN or any other person as to how to act or vote on any matter relating to the merger or otherwise. B. Riley’s opinion did not address the relative merits of the merger as compared to alternative transactions or strategies that might have been available to GAN or any other party to the merger, nor did it address the underlying business decision of the special committee, the GAN board of directors, GAN or any other party to effect the merger.

In preparing its opinion to the special committee, B. Riley performed a variety of analyses, including those described below. The summary of B. Riley’s analyses is not a complete description of the analyses underlying B. Riley’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither B. Riley’s opinion nor its underlying analyses is readily susceptible to summary description. B. Riley arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching B. Riley’s overall conclusion with respect to fairness, B. Riley did not make separate or quantifiable judgments regarding individual analyses. Accordingly, B. Riley believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying B. Riley’s analyses and opinion.

In performing its analyses, B. Riley considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in B. Riley’s analyses for comparative purposes is identical to GAN or the merger and an evaluation of the results of those analyses is not entirely mathematical. The estimates contained in the Base Case Projections and the Downside Case Projections and the implied value reference ranges indicated by B. Riley’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of GAN. Much of the information used in, and accordingly the results of, B. Riley’s analyses are inherently subject to substantial uncertainty.

B. Riley’s opinion was only one of many factors considered by the special committee and the GAN board of directors in evaluating the merger. Neither B. Riley’s opinion nor its analyses were determinative of the merger consideration or of the views of the special committee, the GAN board of directors or management with respect to the merger or the merger consideration. The type and amount of merger consideration payable in the merger were determined through negotiation between GAN and SSC, and the decision to enter into the merger agreement was solely that of the special committee and the GAN board of directors.

Material Financial Analyses

The following is a summary of the material financial analyses performed by B. Riley in connection with the preparation of its opinion and reviewed with the special committee on November 7, 2023. The order of the analyses does not represent relative importance or weight given to those analyses by B. Riley. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis could create a misleading or incomplete view of B. Riley’s analyses.

For purposes of its analyses, B. Riley reviewed a number of financial metrics, including:

●	Enterprise Value — generally, the value as of a specified date of the relevant company’s outstanding equity securities plus the amount of debt outstanding, preferred stock and non-controlling interests, and less the amount of excess cash and cash equivalents

●	Adjusted EBITDA — generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization and adjustments for non-recurring items for a specified time period.

Unless the context indicates otherwise, enterprise values and equity values used in the selected companies analysis described below were calculated using the closing price of the ordinary shares and the common stock of the selected companies listed below as of November 3, 2023, and transaction values for the selected transactions analysis described below were calculated on an enterprise value basis based on the value of the equity consideration in the announced transaction and other publicly available information at the time of the announcement. The estimates of the future financial performance of GAN relied upon for the financial analyses described below were based on the Base Case Projections and the Downside Case Projections, which were prepared by Company management and are summarized in the section of this proxy statement entitled “GAN Prospective Financial Information.” The estimates of the future financial performance of the selected companies listed below were based on publicly available research analyst estimates for those companies.

Premiums Paid Analysis. B. Riley performed a premiums-paid analysis of the consideration to be received by the holders of ordinary shares. For this analysis, B. Riley reviewed the stock price premiums paid in transactions during the last three years on or prior to November 3, 2023 involving small-cap technology company targets (with a market capitalization of less than $1 billion one day prior to the applicable transaction) trading on a major U.S. exchange, which resulted in 47 transactions. B. Riley calculated the median premiums paid to the target company’s stockholders relative to the target company’s (i) closing share price one day prior to the announcement of the transaction, (ii) volume-weighted average trading price, or “VWAP,” for the seven trading days prior to the announcement of the transaction and (iii) VWAP for the thirty trading days prior to the announcement of the transaction. The results of these calculations are summarized in the following table:

Median Transaction Premium
1 Day Prior	7-Day VWAP	30-Day VWAP
38.9%	31.6%	34.5%

Taking into account the results of the premiums paid analysis, B. Riley applied the median premiums indicated above to corresponding trading data for GAN as of November 3, 2023, applying the median one-day premium to the closing price of the ordinary shares of $0.93 per share as of November 3, 2023, the median 7-day VWAP to the 7-day VWAP of the ordinary shares of $0.91 per share as of November 3, 2023 and the median 30-day VWAP to the 30-day VWAP of the ordinary shares of $1.03 per share as of November 3, 2023. The premiums paid analysis indicated an implied value reference range per ordinary share of $1.20 to $1.39, as compared to the merger consideration of $1.97 per ordinary share in the merger pursuant to the merger agreement.

Discounted Cash Flow Analysis. B. Riley performed a discounted cash flow analysis of GAN based on the Base Case Projections and the Downside Case Projections provided by Company management. B. Riley applied a terminal value multiple of 6.5x to GAN’s estimated adjusted EBITDA for the fiscal year ending December 31, 2026 under both the Base Case Projections and the Downside Case Projections (in each case, as described in the section of this proxy statement titled “Certain GAN Prospective Financial Information” beginning on page 40) and, in each case, a discount rate of 21.6%. The discounted cash flow analysis indicated an implied value reference range per ordinary share of $0.30 to $2.05, as compared to the merger consideration of $1.97 per ordinary share in the merger pursuant to the merger agreement.

Selected Transactions Analysis. B. Riley reviewed certain financial terms of certain transactions involving target companies that B. Riley deemed relevant. The financial data reviewed included enterprise value as a multiple of revenue for the last 12 months available prior to the date of announcement, or “LTM Revenue.”

The selected transactions and corresponding multiples were:

Date Announced	Target	Acquiror	Enterprise Value/ LTM Revenue
07/17/23	Angstrom Sports	Entain PLC	NA
07/03/23	Playmaker HQ	Better Collective A/S	5.40x
06/27/23	PointsBet Holdings Limited	Fanatics	0.99x
06/15/23	betFIRST Group	Betsson AB	2.34x
06/13/23	STS Holding S.A.	Entain PLC	6.13x
05/14/23	NeoGames S.A.	Aristocrat Leisure Limited	5.94x
05/01/23	Push Gaming Holding Limited	MGM Resorts International	NA
04/25/23	Wagr	Yahoo Sports	NA
04/11/23	VGKS LLC (Video King)	Everi Holdings Inc.	2.36x
04/05/23	365scores	Entain PLC	NA
02/15/23	Innovation Labs of GiG Media Services	Gaming Innovation Group	NA
01/13/23	MeridianBet	Golden Matrix Group	NA
01/11/23	SuprNat1on AB	Double Down Interactive	1.40x
10/06/22	House Advantage, LLC	Light & Wonder, Inc.	NA
09/08/22	Shape Games	Kambi Group PLC	2.53x
06/22/22	Nomlit City Stockholm Ab	Evolution AB	6.67x
06/14/22	BetEnt B.V.	Entain PLC	NA
05/01/22	LeoVegas AB	MGM Resorts International	1.67x
04/19/22	Better Collective A/S	Futbin	NA
04/11/22	iSoftBet	International Game Technology	5.33x
04/28/22	Pala Interactive LLC	Boyd Interactive Gaming LLC	6.00x
03/23/22	Canada Sports Betting	Better Collective	NA
02/07/22	Avid Gaming	Entain PLC	3.86x
02/01/22	BonusFinder.com	Gambling.com Group	3.50x
01/18/22	Aspire Global PLC	NeoGames S.A.	2.08x
01/11/22	Atlas Gaming	Everi Holdings Inc.	NA
01/11/22	Cracks	Playmaker Capital, Inc	NA
01/04/22	Sportech Lotteries, Inc.	Inspired Entertainment, Inc.	2.84x
12/23/21	Sisal S.p.A.	Flutter Entertainment PLC	2.77x
12/15/21	Bingo Business of 888 Holdings	Broadway Gaming	0.70x
12/14/21	RotoWire	Gambling.com Group	9.17x
11/18/21	Tombola Ltd.	Flutter Entertainment PLC	2.51x
11/05/21	RotoGrinder’s Network	Better Collective	NA
11/04/21	Authentic Gaming	Scientific Games Corporation	NA
10/28/21	Lottery Business of Scientific Games Corporation	Brookfield Business Partners L.P.	11.77x
10/27/21	Degree 53 Ltd.	Bally’s Corporation	NA
10/01/21	lnkabet’s B2C Online Gambling Business	Betsson AB Subsidiary SW Nordic Ltd.	1.35x
10/01/21	Aspire Global PLC B2C Business	Esports Technologies, Inc.	1.03x
09/30/21	Beach Bum Ltd.	Voodoo SAS	4.29x
09/27/21	OpenBet	Endeavor Group Holdings	2.35x
09/09/21	Online Sports Betting & Casino Affiliation in the US of 115 Media	Catena Media	5.60x
09/09/21	William Hill International Business	888 Holding PLC	2.20x
09/08/21	Jawaker FZ LLC	Stillfront Group AB	6.52x
08/24/21	Abios Gamin AB	Kambi Group PLC	15.00x
08/12/21	Unikrn, Inc	Entain PLC	NA
08/09/21	Telescope, Inc.	Bally’s Corporation	NA
08/09/21	Golden Nugget Online Gaming	Draft Kings	14.53x
08/05/21	Score Media and Gaming Inc	Penn National Gaming	NM
08/04/21	Lightning Box	Scientific Games Corporation	NA
08/03/21	Beijing StarLark Technology	Zynga Inc.	NA
08/02/21	SpinX Games Ltd.	Netmarble Corporation	5.07x
07/19/21	Sumo Digital Ltd.	Tencent Holdings Limited	12.20x
07/12/21	Oddschecker Global Media	Bruin Capital Investors	NA
07/02/21	Touch Press Inc.	Team17 Group PLC	3.10x
07/02/21	Playsimple Games Private Limited	MTG Gaming AB	4.11x
06/30/21	compLexity Gaming, LLC	GameSquare Esports Inc.	5.50x
06/30/21	The Outsiders	FunCom SE	NA

06/23/21	Playdemic Ltd.	Electronic Arts Inc.	8.97x
06/22/21	YAGER Development GmbH	Tencent Holdings Limited	NA
06/11/21	BigBox VR, Inc.	Oculus	NA
06/08/21	Godzilab Inc (Crush Them All)	Stillfront Group AB	NA
06/08/21	Streets of Rogue (DogHelm)	tinyBuild, Inc.	NA
06/02/21	Nordeus Limited	Take-Two Interactive Software, Inc.	NA
06/02/21	Wild Streak Gaming	Bragg Gaming Group Inc.	NM
05/31/21	Playdigious SAS	Fragbite Group AB	1.30x
05/27/21	Merge Games	Zordix	0.80x
05/26/21	SportCast Pty Ltd	Scientific Games Corporation	NA
05/25/21	Supersonic Software Ltd.	Miniclip Limited	NA
05/24/21	Factorial Games Co. Ltd.	Pearl Abyss Corp.	NA
05/20/21	Ludia Inc.	Jam City, Inc.	2.00x
05/17/21	GSN Games, Inc.	Game Taco, Inc.	NA
05/17/21	Game Taco, Inc.	Platinum Equity, LLC	NA
05/13/21	Spin Games, LLC	Bragg Gaming Group Inc.	7.50x
05/11/21	Appeal Studios S.A.	THQ Nordic GmbH	NA
05/09/21	Premier Turf Club	PointsBet	NA
05/06/21	Tabcorp Holdings’ Wagering & Media Business	Entain PLC, Apollo Global Management	2.92x
05/04/21	Lineups.com	Catena Media	5.28x
05/03/21	HitPoint Inc./LuckyPoint, Inc.	Penn Interactive	NA
05/03/21	Action Network	Better Collective	6.00x
04/30/21	Downpour Interactive	Oculus	NA
04/29/21	Uncosoft	Rollie Games	NA
04/29/21	Glu Mobile Inc.	Electronic Arts Inc.	3.89x
04/28/21	Traffic Puzzle	Huuuge Games Sp. Z 0. 0.	1.07x
04/23/21	Xombat apS	Trophy Games Development	NA
04/22/21	Climax Studios Ltd.	Keywords Studios PLC	NA
04/13/21	C4games Co., Ltd.	Nuverse Limited	NA
04/12/21	Big Time Gaming Pty Ltd	Evolution Gaming Group AB	13.60x
03/24/21	Gamesys Group PLC	Bally’s Corporation	2.85x
03/23/21	GeoComply	Minority sale to Blackstone Growth and Atairos	13.00x
01/25/21	Fantasy Sports Shark, LLC	Bally’s Corporation	NA
01/12/ 21	Vigtory, Inc.	Fubo TV Inc.	NA
01/07/21	EnLabs AB	Entain PLC	3.90x
12/31/20	Coolbet	GAN Limited	6.30x
12/07/20	Lottomatica S.p.A	Gamenet Group	1.12x
12/03/20	FanDuel Inc.	Flutter Entertainment PLC	12.20x
11/19/20	Bet Works Corp.	Bally’s Corporation	NA
09/30/20	William Hill PLC	Caesars Entertainment, Inc.	2.30x
09/17/20	BtoBet Limited	Aspire Global PLC	5.25x
06/24/20	NetEnt AB	Evolution Gaming Group AB	11.70x
10/22/19	UMG Media Ltd.	Torque Esports Corp.	2.80x
10/02/19	The Stars Group Inc.	Flutter Entertainment PLC	4.40x
09/05/19	Red Tiger Gaming Limited	NetEnt AB	NA
07/08/19	Greek Organization of Football Prognostics S. A.	SAZKA Group a.s.	5.60x
05/31/19	Stride Gaming PLC	The Rank Group PLC	1.20x
02/01/19	Adjarabet (Operating brand of Atlas LLC)	Paddy Power Betfair PLC	3.10x
12/18/18	Cherry AB	Bridgepoint Partners	3.60x
11/22/18	Neds International	Entain PLC	NA
10/31/18	Mr Green & Co AB	William Hill PLC	1.40x
08/26/21	Don Best Sports Corporation	Scientific Games Corporation	NA
07/24/18	Gold Bet SRL	Gamenet S.p.a	NA
05/23/18	FanDuel Inc.	Flutter Entertainment PLC	1.27x
04/27/18	Cirsa Gaming Corporation	The Blackstone Group L.P.	1.50x
04/21/18	Sky Betting and Gaming	The Stars Group	5.40x

NA refers to “Not Available”

NM refers to “Not Meaningful”

Taking into account the results of the selected transactions analysis, B. Riley applied a selected multiple range of 0.75x to 1.25x to GAN’s revenue for the last 12 months for the quarter ending September 30, 2023. The selected transactions analysis indicated an implied value reference range per ordinary share of $1.54 to $2.92, as compared to the merger consideration of $1.97 per ordinary share in the merger pursuant to the merger agreement.

Selected Companies Analysis. B. Riley reviewed certain financial data for selected companies with publicly traded equity securities that B. Riley deemed relevant. The financial data reviewed included enterprise value as of November 3, 2023, as a multiple of adjusted EBITDA for the year ending December 31, 2025, or “2025E Adjusted EBITDA.”

The selected companies and corresponding multiples were:

Enterprise Value / 2025E Adj. EBITDA
LATAM and Euro-Centric B2C Operators
Entain Plc	7.4x
Super Group (SGHC) Limited	6.4x
Kindred Group plc	4.8x
Betsson AB	3.8x
888 Holdings plc	4.4x
Codere Online Luxembourg, S.A.	NA

Media Services, Affiliates and Customer Acquisition
Better Collective A/S	9.5x
Gambling.com Group Limited	8.4x
Gaming Innovation Group Inc.	4.3x
Catena Media plc	NA
Raketech Group Holding PLC	2.0x
Enthusiast Gaming Holdings Inc.	5.1x

Free-to-Play / Social Gaming
Playtika Holding Corp.	4.9x
Embracer Group AB	3.6x
DoubleDown Interactive Co., Ltd.	1.8x
PLAYSTUDIOS, Inc.	3.4x

Vertically Integrated US B2B / B2C Operators
Flutter Entertainment plc	11.3x
DraftKings Inc.	19.8x
Bally’s Corporation	5.9x
Rush Street Interactive, Inc.	2.6x

B2B Vendors
Evolution AB	10.3x
Aristocrat Leisure Limited	10.5x
International Game Technology PLC	5.8x
Sportradar Group AG	10.7x
Playtech plc	3.5x
Genius Sports Limited	10.0x
Everi Holdings Inc.	4.4x
Kambi Group plc	4.9x
Inspired Entertainment, Inc.	4.4x
Ainsworth Game Technology Limited	5.9x
Bragg Gaming Group Inc.	3.7x
Elys Game Technology, Corp.	NA

US-Centric Esports
Motorsport Games Inc	NM
Esports Entertainment Group, Inc.	NA

“NA” refers to not available.

“NM” refers to not meaningful.

Taking into account the results of the selected companies analysis, B. Riley applied a selected multiple range of 5.0x to 7.0x to GAN’s estimated revenue for the fiscal year ending December 31, 2025 under both the Base Case Projections and the Downside Case Projections. The selected companies analysis indicated an implied value reference range per ordinary share of $0.80 to $3.08, as compared to the merger consideration of $1.97 per ordinary share in the merger pursuant to the merger agreement.

Other Matters

B. Riley acted as financial advisor to the special committee in connection with the merger and is entitled to a transaction fee based on the value of the transaction, which fee is currently estimated to be approximately $2.5 million, and which is contingent upon the consummation of the merger. B. Riley also became entitled to a fee of $750,000 upon the rendering of its opinion to the special committee, of which $250,000 is creditable against the transaction fee. In addition, GAN has agreed to indemnify B. Riley and certain related parties for certain liabilities arising out of or related to its engagement and to reimburse B. Riley for certain expenses incurred in connection with its engagement. The GAN board of directors engaged B. Riley based on B. Riley’s knowledge of GAN and its industry, as well as its experience working with GAN and its management. B. Riley is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, and for other purposes.

B. Riley is a full-service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, B. Riley and its affiliates may acquire, hold or sell, for its and its affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of GAN, SSC and their respective affiliates. B. Riley and its affiliates have in the past provided, and may in the future provide, investment banking and other financial services to GAN, SSC and their respective affiliates, for which B. Riley and its affiliates have received, or would expect to receive, compensation, including, during the past two years, having acted as financial advisor to GAN in connection with the refinancing of certain of its indebtedness for which B. Riley received aggregate compensation of approximately $2.5 million. In addition, as the special committee and the GAN board of directors were aware, B. Riley was retained by an affiliate of the former Chief Executive Officer of GAN in May 2022 in connection with a potential transaction involving GAN (which engagement was terminated without a transaction being consummated or compensation being received). B. Riley has adopted policies and procedures designed to preserve the independence of its research and credit analysts whose views may differ from those of the members of the team of investment banking professionals advising GAN.

Certain GAN Prospective Financial Information

As part of its consideration of strategic alternatives, GAN management prepared certain non-public financial projections for fiscal years 2023 through 2026. A set of financial projections, reflecting GAN management’s operating expectations, was in the virtual data room for the transaction and was made available to SEGA SAMMY HOLDINGS and B. Riley. Those projections were updated from time to time during the due diligence process and the last version was made available to SEGA SAMMY HOLDINGS and B. Riley on September 28, 2023 (which we refer to as the “VDR Projections”).

In connection with the evaluation of the merger by the special committee and the GAN board of directors in November 2023, GAN’s management prepared a revised set of financial projections for fiscal years 2023 through 2026 (which we refer to as the “Base Case Projections”). The VDR Projections differed from the Base Case Projections in the following ways: (a) the VDR Projections assumed GAN would generate revenue from regulated gaming in the State of California in 2025 and 2026, whereas, based on the then state of regulatory conditions, GAN management eliminated any such revenue in the Base Case Projections; (b) the VDR Projections assumed GAN would renegotiate the revenue sharing percentage under one of its more significant commercial contracts in a manner favorable to GAN, whereas the Base Case Projections eliminated that assumption and instead reflect anticipated revenue to GAN from that contract for the expected term of the contract based on the revenue sharing percentage in effect in November 2023; and (c) the VDR Projections included certain one-time cash payments to GAN in the calculation of adjusted EBITDA for 2023, whereas the Base Case Projections eliminated such one-time cash payments. GAN management also prepared financial projections for an alternate scenario which included adjustments from the Base Case Projections to address the potential impact that a 2024 adverse regulatory change in Chile, a significant market for GAN’s B2C business, would have on GAN’s operations in that market (which refer to as the “Downside Case Projections”, and together with the VDR Projections and the Base Case Projections, the “Projections”). The GAN board of directors and B. Riley were provided with the Base Case Projections and the Downside Case Projections. B. Riley was authorized and directed to use and rely upon the Base Case Projections and the Downside Case Projections for purposes of its financial analyses and opinion to the GAN special committee.

GAN does not as a matter of course make public projections as to future performance or earnings, in part because of the significant volatility of its operations. The Projections were not prepared with a view toward public disclosure or for the purpose of providing earnings guidance. Neither GAN’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Projections, nor have they expressed any opinion or any other form of assurance with respect thereto. The Projections were not prepared in compliance with generally accepted accounting principles in the United States (which we refer to as “GAAP”), SEC’s published guidelines regarding projections, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Except as required by law, GAN does not intend to update the Projections or to make other projections public in the future. The following summary of the Projections is intended to give the GAN shareholders access to certain nonpublic information provided to SEGA SAMMY HOLDINGS, the GAN board of directors and B. Riley.

The Projections were prepared by GAN’s management in good faith and on a reasonable basis based on the best information available to GAN’s management at the time of their preparation. However, the economic and business environments can and do change quickly, which add a significant level of unpredictability and execution risk. The Projections are not actual results. It is expected that differences between actual results and results contained in or implied by the Projections will occur, and actual results may be materially greater or less than those contained in or implied by the Projections. The Projections constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in the sections of this proxy statement titled “Cautionary Statements Concerning Forward-Looking Information” and in GAN’s annual report on Form 10-K for the fiscal year ended December 31, 2022 and other documents GAN files or furnishes to the SEC. You are cautioned not to place undue reliance on the Projections.

While presented with numeric specificity, the Projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to GAN’s business, all of which are inherently uncertain, difficult to predict and many of which are beyond GAN’s control. The Projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. While the Projections represent three scenarios, there is a wide range of potential outcomes for GAN’s future business operations. The Projections cover multiple years and such information by its nature becomes less reliable with each successive year. Furthermore, the Projections do not take into account any circumstances or events occurring after the date they were prepared.

The information about the Projections set forth below does not give effect to the merger and none of the Projections and extrapolations take into account the effect of any failure of the merger to be consummated. If the merger is not consummated, GAN may not be able to achieve any of the results contained in or implied by the Projections. There can be no assurance that the Projections, or the assumptions underlying them, will be realized. Accordingly, readers of this proxy statement are cautioned not to place undue reliance on the Projections.

The following is a summary of the VDR Projections (expressed in millions of U.S. dollars), which were provided or made available to the GAN board of directors, SEGA SAMMY HOLDINGS and B. Riley:

	2023E	2024E	2025E	2026E
Total Revenue	148.1	194.5	190.5	222.5
Total Cost of Revenues	39.9	42.9	51.4	57.9
Gross Profit	108.2	151.6	139.1	164.6
Total Operating Expenses	125.0	105.4	109.2	120.6
Total Other Income (Expense), net	(0.9)	-	-	-
Total Interest Expense	4.9	4.4	4.3	4.1
Income Before Taxes	(20.7)	41.7	25.6	39.9
Provision for Taxes	1.2	9.2	5.6	8,8
Net Income	(22.0)	32.5	20.0	31.1

Adjusted EBITDA	7.4	52.8	35.8	50.3

The following is a summary of the Base Case Projections (expressed in millions of U.S. dollars), which were provided to the GAN board of directors, the special committee and B. Riley:

	2023E	2024E	2025E	2026E
Total Revenue	138.8	177.9	184.0	204.2
Total Cost of Revenues	39.9	42.9	51.4	57.9
Gross Profit	98.9	135.0	132.7	146.2
Total Operating Expenses	125.0	116.1	119.9	131.5
Total Other Income (Expense), net	(0.9)	-	-	-
Total Interest Expense	4.9	4.4	4.3	4.1
Income Before Taxes	(30.0)	14.5	8.5	10.7
Provision for Taxes	(0.8)	3.2	1.9	2.3
Net Income	(29.2)	11.3	6.6	8.3

Adjusted EBITDA	(1.9)	32.6	25.6	28.0

The following is a summary of the Downside Case Projections (expressed in millions of U.S. dollars), which were provided to the GAN board of directors, the special committee and B. Riley:

	2023E	2024E	2025E	2026E
Total Revenue	138.8	168.3	169.7	182.9
Total Cost of Revenues	39.9	40.8	49.3	55.9
Gross Profit	98.9	127.5	120.3	127.0
Total Operating Expenses	125.0	116.1	119.9	131.4
Total Other Income (Expense), net	(0.9)	-	-	-
Total Interest Expense	4.9	4.4	4.3	4.1
Income Before Taxes	(30.0)	7.0	(3.9)	(8.5)
Provision for Taxes	(0.8)	1.5	(0.8)	(1.9)
Net Income	(29.2)	5.4	(3.0)	(6.6)

Adjusted EBITDA	(1.9)	25.0	13.3	8.7

EBITDA and adjusted EBITDA are considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used in the Projections may not be comparable to similarly titled amounts used by other companies. EBITDA is calculated as net income (earnings), plus interest, taxes, depreciation and amortization. Adjusted EBITDA includes, among other things, addbacks of amounts for one-time costs and stock-based compensation.

You should not regard the inclusion of the Projections in this proxy statement as an indication that GAN or any of its affiliates, advisors or other representatives considered or consider the Projections to be necessarily predictive of actual future events. None of GAN or any of its affiliates, advisors or other representatives has made or makes any representations regarding the ultimate performance of GAN compared to the information contained in or implied by the Projections. GAN made no representation to SEGA SAMMY HOLDINGS in the merger agreement or otherwise, concerning the Projections. The Projections are not being included in this proxy statement to influence a shareholder’s decision regarding how to vote on any given proposal, but because the Projections were provided to the GAN board of directors (and the Base Case Projections and Downside Case Projections were provided to the special committee) and were provided to B. Riley, which was authorized and directed to use the Base Case Projections and the Downside Case Projections, in its financial analyses and opinion to the GAN special committee, and because the VDR Projections were made available to SEGA SAMMY HOLDINGS.

No Financing Condition

Completion of the merger is not subject to any financing condition. The total amount of funds required to complete the merger and related transactions and pay related fees and expenses are estimated to be approximately $107.6 million. SSC expects that it will be able to fund all payments required of it to complete the merger and related transactions entirely from its cash on hand.

Effective Time of Merger

The closing is expected to take place by the fourth quarter of 2024, although there can be no assurance that the parties will be able to do so. The closing will occur as soon as reasonably practicable (but in any event no later than the fifth business day) following the satisfaction or, to the extent permitted by applicable law, waiver of all the closing conditions set forth in the merger agreement (described in the section of this proxy statement titled “The Merger Agreement — Closing; Effective Time”) (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions) or such other date and time as GAN and SSC may agree in writing.

The merger will become effective upon the issuance of the certificate of merger by the Bermuda Registrar of Companies and at the time and date shown on such certificate of merger.

Interests of GAN’s Directors and Executive Officers in the Merger

GAN’s directors and executive officers may have interests in the merger that are different from or in addition to those of GAN shareholders generally. The GAN board of directors was aware of and considered these interests, among other matters, in evaluating the merger agreement, in approving the merger agreement and the statutory merger agreement and the transactions contemplated by the merger agreement and the statutory merger agreement, including the merger, and in recommending that GAN shareholders approve the merger proposal.

Treatment of Outstanding Equity Awards

Pursuant to the terms of the merger agreement and the statutory merger agreement, at the effective time, as a result of the merger (and without any action on the part of SSC, Merger Sub, GAN or any holder of any outstanding option, restricted share unit, or restricted share award, as applicable):

● each then outstanding option to acquire ordinary shares (whether vested or unvested) will become fully vested and will be automatically canceled in exchange for the right of the holder thereof to receive a single lump sum cash payment, without interest, equal to (a) the product of (i) the excess, if any, of $1.97 over the per share exercise price of the option and (ii) the number of ordinary shares issuable upon the exercise in full of such option, less (b) any applicable tax withholding; any such option with an exercise price per share equal to or greater than $1.97 will be canceled and terminated for no consideration as of immediately prior to the effective time;

● each then outstanding restricted share unit (whether vested or unvested) will become fully vested and will be automatically canceled in exchange for the right of the holder thereof to receive a single lump sum cash payment, without interest, equal to (a) the product of (i) $1.97 and (ii) the number of ordinary shares subject to such restricted share unit, less (b) any applicable tax withholding; and

● each then outstanding restricted share award (whether vested or unvested) will become fully vested and non-forfeitable and will be converted into the right of the holder thereof to receive a single lump sum cash payment, without interest, equal to $1.97 per share subject to such restricted share award.

Summary of Outstanding GAN Equity Awards

Assuming for this purpose that the merger is completed on November 30, 2023, the table below sets forth the number of vested and unvested equity awards held by GAN’s executive officers and directors and the value that they can expect to receive for such equity awards at the effective time based on the per share merger consideration equal to $1.97. With respect to stock options, the table below includes only stock options that have a per share exercise price less than $1.97. Depending on when the merger is completed, certain awards that are now unvested and included in the table below may vest or be forfeited pursuant to their terms, independent of the merger.

	Vested Restricted Share Awards		Unvested Restricted Share Awards		Vested Restricted Share Units		Unvested Restricted Share Units		Vested Stock Options		Unvested Stock Options
Name	Number (#)	Value ($)	Number (#)	Value ($)	Number (#)	Value ($)	Number (#)	Value ($)	Number (#)	Value ($)	Number (#)	Value ($)
Named Executive Officers(1)
Dermot S. Smurfit, Former CEO	48,070	$94,698	—	—	198,374	$390.797	—	—	461,500	$306,560	—	—
Karen Flores, Former CFO	—	—	—	—	—	—	—	—	—	—	—	—
Don Ryan, Former President, Enterprise Solutions	—	—	—	—	—	—	—	—	—	—	—	—
Seamus McGill, Interim Chief Executive Officer and a Director	28,067	$55,292	—	—	40,161	$79,117	32,500	$64,025	50,000	$45,497	—	—
Sylvia Tiscareño, Chief Legal Officer	—	—	—	—	73,022	$143,853	293,747	$578,682	—	—	—	—
Jan Roos, Chief Technology Officer	—	—	—	—	—	—	—	—	42,766	$83,822	169,343	$306,185
Brian Chang, Interim Chief Financial Officer	—	—	—	—	—	—	—	—	—	—	—	—
2 Other Executive Officers(2)	—	—	—	—	16,522	$32,548	138,746	$273,330	147,936	$185,932	198,459	$343,545
4 Non-Employee Directors(3)	17,543	$34,559	—	—	135,799	$267,524	97,500	$192,075	25,000	$23,007	—	—

(1) Mr. Smurfit resigned on September 25, 2023; Ms. Flores resigned effective November 25, 2022; and Mr. Ryan’s employment was terminated effective December 1, 2022.

(2) Includes (i) Giuseppe Gardali, President of B2B operations and (ii) Endre Nesset, President of B2C operations.

(3) Includes (i) Michael Smurfit Jr., (ii) David Goldberg, (iii) Susan Bracey and (iv) Eric Green.

Grants of Restricted Stock Awards in 2024

In 2024 and before the closing of the merger, the compensation committee of the GAN board of directors expects to grant restricted stock awards to GAN’s executive officers. As of the date of this proxy statement, the following table sets forth the estimated restricted stock awards that are expected to be granted to GAN’s executive officers in the first quarter of 2024, subject to approval by the compensation committee of the GAN board of directors. As is the case with currently outstanding restricted share awards, each restricted share award granted in 2024 that is outstanding at the effective time (whether vested or unvested) will, as a result of the merger (and without any action on the part of SSC, Merger Sub, GAN or any holder of any restricted share award), become fully vested and non-forfeitable and will be converted into the right of the holder thereof to receive a single lump sum cash payment, without interest, equal to $1.97 per share subject to such restricted share award.

Executive Officer	# of Ordinary Shares Underlying Restricted Stock Award	Value of Restricted Stock Award
Mr. Chang	66,042	$130,102.74
Mr. Gardali	42,038	$82,814.86
Mr. Nesset	83,430	$164,357.10
Mr. McGill	--	--
Mr. Roos	59,747	$117,701.59
Ms. Tiscareño	104,679	$206,217.63

Executive Agreements

GAN entered into employment agreements with each of Messrs. McGill, Chang, Gardali, Nesset, Roos and Ms. Tiscareño that specify certain payments and benefits to be provided by GAN to each of them under various circumstances, including, among other things, upon a qualifying involuntary termination of employment and/or the occurrence of a change in control of GAN. For purposes of their employment agreements, the consummation of the merger will constitute a change in control of GAN. The employment agreements and the benefits provided to these executive officers under their respective employment agreement were approved by the GAN board of directors and/or the compensation committee of the GAN board of directors and were determined to be reasonable and necessary in order to hire and retain these individuals. The following is a brief description of the executive officer employment agreements.

McGill Employment Agreement

On September 26, 2023, GAN entered into an employment agreement with Mr. McGill, pursuant to which Mr. McGill serves as Interim Chief Executive Officer. Under the terms of his employment agreement, Mr. McGill is entitled to, among other benefits: an annual base salary of $500,000; an annual bonus of up to 100% of his base salary for the applicable bonus year (payable in cash or vested stock); an initial equity award of 275,000 ordinary shares, with 25% of such award vesting on the first anniversary of the grant date and 25% of such award vesting on each anniversary thereafter, in each case, subject to continued service; expense reimbursement; and participate in GAN’s employee benefit plans, practices and programs that GAN makes available to its employees.

Upon a change in control of GAN, Mr. McGill will be entitled to a transaction bonus in an amount equal to 100% of his then-current base salary. In exchange for his continued compliance with his obligations under a non-compete covenant, GAN will continue to pay Mr. McGill’s annual base salary during the one year non-compete period. If Mr. McGill’s employment is terminated by GAN without cause or if he resigns for good reason, he is eligible to receive: (i) pro rata vesting of all of his then unvested equity awards covering the period of his service compared to the award’s vesting schedule, (ii) a cash severance payment equal to his then-current annual base salary and (iii) COBRA health insurance premiums for a period of 12 months. In addition, if Mr. McGill’s employment is terminated by GAN without cause or by Mr. McGill for good reason within three months before, or two years after, a change in control of GAN, then all of Mr. McGill’s unvested equity awards will become fully vested, non-forfeitable, and exercisable. Severance benefits are conditioned upon Mr. McGill’s timely execution of a release of all claims, and his continuing compliance with his obligations under restrictive covenants relating to confidentiality, non-competition and non-solicitation of employees/customers obligations, and with his covenants relating to post-employment cooperation.

Tiscareño Employment Agreement

Ms. Tiscareño entered into an executive employment agreement with GAN on December 19, 2021 to serve as its Chief Legal Officer. The terms of her employment agreement provided for an annual base salary of $350,000 with an optional increase to $400,000 pending success of certain performance criteria, to be awarded beginning April 1, 2022. Ms. Tiscareño’s annual base salary as of the record date is $421,561. Under her employment agreement, Ms. Tiscareño is eligible to earn an annual target bonus equal to 100% of her annual base salary, payable in cash (up to a maximum of 50% of the amount owed) and restricted stock units. Her employment agreement includes standard benefits, as well as customary non-solicitation, intellectual property and invention assignment and confidentiality provisions, and a non-compete restriction lasting one year following termination of employment, subject to applicable restrictions under state law. In exchange for her non-compete covenant, GAN will continue to pay Ms. Tiscareño’s annual base salary during the one year non-compete period. In the event of a change in control of GAN, Ms. Tiscareño will be entitled to a transaction bonus in an amount equal to 100% of her annual base salary. This transaction bonus will be paid in a lump sum by GAN within 10 calendar days of the effective date of the change in control.

If Ms. Tiscareño’s employment is terminated by GAN without cause or by Ms. Tiscareño for good reason, then Ms. Tiscareño is eligible to receive: pro rata vesting of all of her then unvested equity awards covering the period of her service compared to the award’s vesting schedule, a cash severance payment equal to the sum of her then-current annual base salary plus annual target bonus, a pro-rata portion of the target bonus for the year of termination, and COBRA health insurance premiums for a period of 12 months. However, if Ms. Tiscareño’s employment is terminated by GAN without cause or by Ms. Tiscareño for good reason within three months before or two years after a change in control, then Ms. Tiscareño is instead eligible to receive: full vesting of all of her then unvested equity awards, cash severance equal to 150% of the sum of her then-current annual base salary plus annual target bonus, a pro-rata portion of the target bonus for the year of termination, and COBRA health insurance premiums for a period of 18 months. Severance benefits are conditioned upon Ms. Tiscareño’s timely execution of a release of all claims, and her continuing compliance with her obligations under restrictive covenants relating to confidentiality, non-competition and non-solicitation of employees/customers obligations, and with her covenants relating to post-employment cooperation.

Roos Employment Contract

On January 13, 2022, Mr. Roos was promoted to the office of Chief Technology Officer of GAN and on that date he entered into an employment contract with VG Estonia OU, GAN’s Estonian subsidiary, which provides for a monthly base salary of 17,500 Euros. Mr. Roos’ annual base salary as of the record date is 217,000 Euros and applying a November 24, 2023 currency conversion of 1.00 Euro equals USD$1.09196, means that Mr. Roos’ annual base salary for purposes of the numerical estimates under this section is $236,955. Pursuant to the terms of his employment contract, Mr. Roos is eligible to earn a target bonus equal to 100% of his annual base salary, payable in cash (up to a maximum of 50% of the amount owed) and restricted stock units. Mr. Roos is subject to a three-year confidentiality obligation, a one-year non-compete (which GAN may cancel upon 120 days’ notice), and intellectual property restrictions. In exchange for his non-compete covenant, GAN will continue to pay Mr. Roos’ annual base salary on a monthly basis during the non-compete period. In the event of a change in control, Mr. Roos will be entitled to a transaction bonus in an amount equal to 100% of his then-current annual base salary. This transaction bonus will be paid by Mr. Roos’ employer in a lump sum within ten calendar days of the effective date of the change in control.

In the event that his employment contract is terminated (other than by GAN for cause), Mr. Roos will be entitled to a severance payment equal to three times his then current monthly remuneration, including management and director services. However, if Mr. Roos’ employment is terminated by GAN without cause or by Mr. Roos for good reason within three months before or two years after a change in control, then Mr. Roos is instead eligible to receive: full vesting of all of his then unvested equity awards, cash severance equal to 150% of the sum of his then-current annual base salary plus annual target bonus, and a pro-rata portion of the target bonus for the year of termination. Severance benefits are conditioned upon Mr. Roos’ continuing compliance with his obligations under restrictive covenants relating to confidentiality and non-competition obligations. Whether Mr. Roos’ employment is terminated without “cause” will be determined under applicable law.

Chang Employment Agreement

On November 25, 2022, GAN entered into an amended and restated employment agreement with Mr. Chang, pursuant to which Mr. Chang serves as GAN’s Interim Chief Financial Officer. Under the terms of his employment agreement, Mr. Chang is entitled to: an annual base salary of $330,000; an annual bonus of up to 100% of his base salary for the applicable bonus year (payable in cash or vested stock); expense reimbursement; and participate in GAN’s employee benefit plans, practices and programs that GAN makes available to its employees.

Upon a change in control of GAN, Mr. Chang will be entitled to a transaction bonus in an amount equal to 100% of his then-current base salary. In exchange for his compliance with his one-year non-compete covenant, GAN will continue to pay Mr. Chang’s annual base salary during the one year non-compete period.

If Mr. Chang’s employment is terminated by GAN without cause or by Mr. Chang for good reason, then Mr. Chang is eligible to receive: (a) pro rata vesting of all of his then unvested equity awards covering the period of his service compared to the award’s vesting schedule; (b) a cash severance payment equal to his then-current annual base salary; (c) a pro-rata portion of his target bonus for the year in which the termination of employment occurs; and (d) the payment of COBRA health insurance premiums for a period of 12 months.

However, if Mr. Chang’s employment is terminated by GAN without cause or by Mr. Chang for good reason within three months before, or two years after, a change in control of GAN, then Mr. Chang is instead eligible to receive: (a) full vesting of all of his then unvested equity awards; (b) cash severance equal to 150% of the sum of his then-current annual base salary plus annual target bonus; (c) a pro-rata portion of his target bonus for the year in which the termination of employment occurs; and (d) the payment of COBRA health insurance premiums for a period of 18 months.

Severance benefits are conditioned upon Mr. Chang’s timely execution of a release of all claims, and his continuing compliance with his obligations under restrictive covenants relating to confidentiality, non-competition and non-solicitation of employees/customers, and with his covenants relating to post-employment cooperation.

Gardali Employment Contract

Effective January 1, 2023, GAN (UK) Limited entered into an employment contract with Giuseppe Gardali pursuant to which Mr. Gardali serves as President, B2B Operations. Under the terms of his employment contract, Mr. Gardali is entitled to: an annual base salary of GBP245,000; an annual bonus of up to 100% of his base salary for the applicable bonus year; expense reimbursement; and participate in specified employee benefit plans, practices and programs. Applying a November 27, 2023 currency conversion of 1.00 GBP equals US$1.26147, Mr. Gardali’s annual base salary for purposes of estimating his severance amount is $309,060.

Upon a change in control of GAN, Mr. Gardali will be entitled to a transaction bonus in an amount equal to 100% of his then-current base salary. If Mr. Gardali’s employment is terminated by GAN without cause, then Mr. Gardali is eligible to receive base salary continuation on a monthly basis for up to one year (benefits increased to up to eighteen months for a termination by GAN in 2024 that occurs before a change in control). If Mr. Gardali’s employment is terminated by GAN without cause or by Mr. Gardali for good reason within three months before, or two years after, a change in control, then Mr. Gardali is eligible to receive: (a) full vesting of all of his then unvested equity awards; (b) cash severance equal to 150% of the sum of his then-current annual base salary plus annual target bonus; and (c) a pro-rata portion of the target bonus for the year of termination. Severance benefits are conditioned upon Mr. Gardali’s timely execution of a release of all claims, and his continuing compliance with his obligations under restrictive covenants relating to confidentiality, non-competition and non-solicitation of employees/customers obligations. In addition, the cash severance benefits will cease to continue if Mr. Gardali is offered a new employment, appointment or engagement.

Nesset Employment Contract

On September 26, 2022, Endre Nesset entered into an employment contract with VG Estonia OU, GAN’s Estonian subsidiary, pursuant to which Mr. Nesset serves as President, B2C Operations. His employment contract provides for a monthly base salary of 16,667 Euros or 200,000 Euros per year. Applying a November 24, 2023 currency conversion of 1.00 Euro equals US$1.09196, Mr. Nesset’s annual base salary for purposes of estimating his severance amount is $218,396. Pursuant to the terms of his employment contract, Mr. Nesset is eligible to earn a target bonus equal to 100% of his annual base salary. Mr. Nesset is subject to a three-year confidentiality obligation, a one-year non-compete, and intellectual property restrictions. In the event of a change in control of GAN, Mr. Nesset will be entitled to a transaction bonus in an amount equal to 100% of his then-current annual base salary. This transaction bonus will be paid by Mr. Nesset’s employer in a lump sum within 10 calendar days of the effective date of the change in control.

If VG Estonia OU breaches provisions regarding preserving confidentiality about the employment contract, then Mr. Nesset is entitled to receive from VG Estonia OU a lump sum payment of three months’ base salary (paid within ten days of notice of the violation) plus any damages incurred by Mr. Nesset. In the event that his employment contract is terminated (other than by GAN for cause), Mr. Nesset will be entitled to a severance payment equal to three times his then current monthly remuneration, including management and director services. However, if Mr. Nesset terminates his employment as a result of a breach of contract by VG Estonia OU that is not cured within thirty days following written notice by Mr. Nesset, he is entitled to a lump sum severance payment (paid at termination) equal to one year of his then current base salary. If Mr. Nesset’s employment is terminated by GAN without cause or by Mr. Nesset for good reason within three months before, or two years after, a change in control, then Mr. Nesset is instead eligible to receive: full vesting of all of his then unvested equity awards, cash severance equal to 150% of the sum of his then-current annual base salary plus annual target bonus, and a pro-rata portion of the target bonus for the year in which the termination of employment occurs. Severance benefits are conditioned upon Mr. Nesset’s continuing compliance with his obligations under restrictive covenants relating to confidentiality, non-competition and non-solicitation of employees/customers obligations, and with his covenants relating to post-employment cooperation.

Defined Terms for Purposes of Employment Agreements/Contracts

Definition of Cause

While each officer’s employment agreement/contract may contain language that varies from the language in another officer’s employment agreement/contract, for the US based employees, “cause” is generally defined to be any of the following conduct committed by the employee: (i) the failure to successfully pass GAN’s background screening, which may include, but is not limited to, criminal and financial background investigations, and verification of prior employment, education, degrees, certifications, training, and other credentials; (ii) the conviction or admission, including a plea of nolo contendere, of a felony, or the conviction or admission of any other act or omission involving material dishonesty or fraud with respect to GAN or any of its subsidiaries or affiliates; (iii) the failure to perform material duties of the position held by the employee, or any other material breach of the employment agreement by the employee, which breach remains uncured for a period of 10 days after GAN’s written notice to the employee describing such breach; (iv) a material act of dishonesty, fraud, misappropriation, embezzlement, breach of trust, or intentional misconduct with respect to GAN or any of its subsidiaries or affiliates; (v) the illegal use or possession of drugs in or on GAN’s workplace or premises; (vi) the excessive use of alcohol in or on GAN’s workplace or premises; (vii) intentional and willful misconduct that may subject GAN to criminal or civil liability; (viii) breach of the employee’s fiduciary duty or duty of loyalty owed to GAN or any of its subsidiaries or affiliates; (ix) material or repeated failure to comply with GAN’s policies and procedures; (x) failure to cooperate in any investigation by GAN or with any investigation, inquiry, hearings, or similar proceedings by any governmental authority having jurisdiction over GAN or its subsidiaries or affiliates; (xi) being found unsuitable for, or having been denied, a gaming license, or having such license revoked by a gaming regulatory authority in any jurisdiction in which GAN or any of its subsidiaries or affiliates conducts operations; (xii) willful or material misrepresentation to GAN or to the GAN board of directors relating to GAN’s business, assets or operations or (xiii) breach of any of the material terms of the employment agreement. A termination without cause for the foreign-based employee is generally governed by the laws applicable to such employment arrangements.

Definition of Good Reason

“Good Reason” generally means actions taken by GAN without the applicable employee’s consent that imposes an adverse impact upon such employee. While each officer’s employment agreement/contract may contain language that varies from the language in another officer’s employment agreement/contract, “good reason” generally can mean: (i) any material diminution in the employee’s authorities, duties, titles, or responsibilities with GAN or successor company; (ii) any material reduction of the executive’s benefits, unless such reduction is in connection with a general reduction of benefits across GAN or successor company; (iii) any reduction in the executive’s compensation, including but not limited to a reduction in the executive’s potential target bonus, unless such reduction is in connection with a general reduction of compensation across GAN or successor company; (iv) any change in the employee’s direct reporting line to the chief executive officer of the parent company or successor parent company; (v) relocation of the employee’s principal place of business outside of a 30 mile radius without the express written consent of the employee; (vi) GAN’s intentional and continued violation of any federal, state or local law or regulation 30 days after notification in writing by the employee of such violation; (vii) breach of any of the material terms of the employment agreement or employment contract, as the case may be, by GAN; or (viii) any failure to pay timely and completely any base salary or target bonus owed to the employee for work performed for the benefit and on behalf of GAN.

Golden Parachute Compensation for GAN Named Executive Officers

This section sets forth the information required by Item 402(t) of SEC Regulation S-K regarding the compensation for each of GAN’s named executive officers that is based on or otherwise relates to the merger. Such compensation is referred to as “golden parachute” compensation by the applicable SEC rules, and in this section such term is used to describe the merger-related compensation that is potentially payable to GAN’s named executive officers. The determination of which persons are named executive officers is based on compensation awarded or paid to, earned by, GAN’s executive officers for the most recently completed fiscal year. With respect to GAN’s named executive officers based on compensation awarded or paid to, earned by, GAN’s executive officers for the 2022 fiscal year, only Sylvia Tiscareño and Jan Roos are eligible to receive golden parachute compensation because the employment with GAN of the other named executive officers (i.e., Dermot S. Smurfit, Karen Flores, and Don Ryan) was previously terminated. However, in accordance with SEC guidance, Seamus McGill, our current principal executive officer (but who was not one of our executive officers during 2022), is also considered a named executive officer for purposes of the information required by Item 402(t) of SEC Regulation S-K. In addition, information related to Brian Chang is also included in this section because he may become a named executive officer based on fiscal 2023 compensation. Accordingly, the discussion in this section is limited to Messrs. McGill, Chang, Roos and Ms. Tiscareño.

GAN entered into employment agreements with each of Messrs. McGill, Chang, Roos and Ms. Tiscareño that specify certain payments and benefits to be provided by GAN to each of them under various circumstances, including, among other things, upon a qualifying involuntary termination of employment and/or the occurrence of a change in control of GAN, such as the merger. The employment agreements and the benefits provided to these executives under their respective employment agreement were approved by the GAN board of directors and/or the compensation committee of the GAN board of directors and were determined to be reasonable and necessary in order to hire and retain these individuals. A brief description of these employment agreements is included in the section titled “Interests of GAN’s Directors and Executive Officers in the Merger,” above.

In accordance with the SEC’s compliance rules regarding golden parachute compensation, the golden parachute compensation table below sets forth the estimated amounts of certain compensation that each named executive officer could receive based upon the merger. The estimates below are based in part on the following assumptions:

●	the merger, which will constitute a change in control of GAN, closes on November 30, 2023, the latest practicable date prior to the filing of this proxy statement;

●	the value of an ordinary share as of the closing of the merger is $1.97;

●	annual COBRA premiums are $25,000;

●	all unvested equity awards held by the named executive officers fully vest upon the closing of the merger and are cashed out for $1.97 per share subject to the applicable equity award minus the amount of any applicable exercise price;

●	the pro rata portion of the bonus for the year of a severance qualifying involuntary termination is equal to 11/12th of the target annual bonus for the named executive officer;

●	payments of cash severance will be made in a lump sum within 10 days after the date of termination of employment by the applicable employer and COBRA reimbursement amounts are paid in monthly installments over the applicable number of months after such date; and

●	each named executive officer remains employed until the closing of the merger and then experiences a qualifying involuntary termination of employment as of the end of the day on the closing and such termination entitles the officer to severance benefits. This termination is purely hypothetical and is solely for purposes of showing estimated severance compensation.

The actual amount of any payments (if any) will likely differ from the below estimated amounts. No named executive officer is entitled to any pension, nonqualified deferred compensation or tax reimbursement payments from GAN.

The amounts in respect of the “golden parachute” compensation set forth in the table below are subject to a non-binding advisory vote of GAN shareholders, as described in the section of this proxy statement titled “PROPOSAL 2 — APPROVAL OF THE COMPENSATION ADVISORY PROPOSAL” beginning on page 81.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)(4)
Named Executive Officers*
Dermot S. Smurfit, Former Chief Executive Officer	—	—	—	—
Karen Flores, Former Chief Financial Officer	—	—	—	—
Don Ryan, Former President, Enterprise Solutions	—	—	—	—
Seamus McGill, Interim Chief Executive Officer	$1,500,000	$605,775	$25,000	$2,130,775
Sylvia Tiscareño, Chief Legal Officer	$2,494,236	$578,682	$37,500	$3,110,418
Brian Chang, Interim Chief Financial Officer	$1,952,500	$523,021	$37,500	$2,513,021
Jan Roos, Chief Technology Officer	$1,165,029	$396,132	—	$1,561,161

* Mr. Smurfit resigned on September 25, 2023; Ms. Flores resigned effective November 25, 2022; and Mr. Ryan’s employment was terminated effective December 1, 2022. None of these former employees will receive any compensation that is based on or otherwise relates to the merger under the applicable SEC disclosure rules.

(1) Cash. The amounts in this column represent estimates of the transaction bonuses and the hypothetical cash severance benefits for the applicable individual under their respective employment agreement and is based on the assumptions enumerated above. The table below sets out the composition of the amounts shown in this column. The transaction bonus is “single trigger” in nature; namely, eligibility to receive the bonus requires the occurrence of a change in control but does not require an involuntary termination of employment from GAN on or after such change in control. All other elements of the hypothetical cash severance benefits are “double trigger” in nature; namely, eligibility to receive the amount requires both the occurrence of a change in control and a qualifying involuntary termination of employment from GAN on or after such change in control.

	Mr. McGill	Ms. Tiscareño	Mr. Roos
Severance (100% of annual salary)	$500,000	—	—
Severance (150% of annual salary/target bonus plus pro rata portion of target bonus)	—	$1,651,114	$928,074
Non-compete Covenant Compensation	$500,000	$421,561	—
Transaction Bonus (100% of annual salary)	$500,000	$421,561	$236,955

	Single Trigger	Double Trigger
Seamus McGill	$1,105,775	$1,025,000
Sylvia Tiscareño	$1,000,243	$2,110,175
Brian Chang	$853,021	$1,660,600
Jan Roos	$633,087	$928,074

Additional golden parachute compensation disclosure is provided below for Giuseppe Gardali, President of B2B operations, and for Endre Nesset, President of B2C operations.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)	Total ($)(3)
Giuseppe Gardali, President of B2B	$1,210,485	$273,330	—	$1,483,815
Endre Nesset, President of B2C	$855,384	$343,545	—	$1,198,929

(1) Cash. The amounts in this column represent estimates of the transaction bonuses and the hypothetical cash severance benefits for the applicable individual under their respective employment agreement and is based on the assumptions enumerated above. The table below sets out the composition of the amounts shown in this column. The transaction bonus is “single trigger” in nature; namely, eligibility to receive the bonus requires the occurrence of a change in control but does not require an involuntary termination of employment from GAN on or after such change in control. All other elements of the hypothetical cash severance benefits are “double trigger” in nature; namely, eligibility to receive the amount requires both the occurrence of a change in control and a qualifying involuntary termination of employment from GAN on or after such change in control.

	Mr. Gardali	Mr. Nesset	Mr. Chang
Severance (150% of annual salary/target bonus plus pro rata portion of target bonus)	$901,425	$636,988	$1,202,500
Transaction Bonus (100% of annual salary)	$309,060	$218,396	$330,000

(2) Equity. The amounts in this column (a) represent the estimated aggregate intrinsic value (applying the above assumed Company per share value of $1.97) in respect of the unvested equity compensation awards for which vesting will be fully accelerated in accordance with the merger agreement and (b) are “single trigger” in nature; namely, the vesting of the equity award requires the occurrence of a change in control but does not require an involuntary termination of employment from GAN on or after such change in control. Mr. Gardali holds unvested restricted stock units covering 138,746 ordinary shares the vesting of which will be fully accelerated in connection with the merger. Mr. Nesset holds unvested restricted stock options (with a $0.01 per share exercise price) covering 175.278 ordinary shares the vesting of which will be fully accelerated in connection with the merger.

(3) Total. The following table shows the estimated total amounts of golden parachute compensation that are single trigger or double trigger in nature.

	Single Trigger	Double Trigger
Giuseppe Gardali	$582,390	$901,425
Endre Nesset	$561,941	$636,988

Agreements with SSC

Prior to or following the closing of the merger, certain executive officers of GAN may discuss or enter into agreements with SSC or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, SSC or one or more of its affiliates. As of the date of this proxy statement, no new employment, compensation or equity arrangements between such persons and SSC or the surviving company of the merger for post-closing periods have been discussed, negotiated or established.

Indemnification and Insurance

The merger agreement provides for certain indemnification arrangements for GAN’s current officers and directors and the continuation of certain insurance arrangements for GAN’s current officers and directors for six years after the completion of the merger.

Regulatory Approvals

Each of the parties agreed to use its commercially reasonable efforts to take, or cause to be taken, all actions reasonably necessary or advisable to obtain the regulatory approvals from applicable governmental authorities as promptly as practicable, including to: (i) prepare and make such filings with respect to approvals and other consents as may be required from applicable gaming authorities; (ii) to the extent applicable, prepare and make such filings required under antitrust laws with respect to the merger; (iii) promptly respond to any request for additional information and documentary material from any governmental authority; and (iv) file with the Bermuda Monetary Authority an application pursuant to the Exchange Control Act 1972 (and related regulations) regarding the change of ownership of GAN with respect to the merger. All filing fees due in connection with any filings required under antitrust laws will be borne by SSC.

Other than the approvals and notifications described in “The Merger Agreement—Efforts to Complete the Merger—Regulatory Approvals,” neither GAN nor SSC is aware of any material regulatory approvals required to be obtained, or waiting periods required to expire, after the making of a filing. If the parties discover that other approvals or filings and waiting periods are necessary, they will seek to obtain or comply with them, although, as is the case with the regulatory approvals described above, there can be no assurance that they will be obtained on a timely basis, if at all.

Although neither GAN nor SSC expect any regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that all required regulatory approvals will be obtained on a timely basis, if at all, or that these approvals will not include a restriction, limitation or condition that would trigger a burdensome condition (as described in “The Merger Agreement—Efforts to Complete the Merger—Regulatory Approvals,” below), which, in such case, would permit SSC to refuse to close the transactions contemplated by the merger agreement and consummate the merger.

Payment of Merger Consideration

Paying Agent

Under the terms of the merger agreement, prior to the effective time, SSC will appoint a paying agent reasonably acceptable to GAN for the payment and delivery of the aggregate merger consideration. At or prior to the effective time, SSC will deposit or cause to be deposited with the paying agent cash in an amount sufficient to pay the aggregate merger consideration.

Payment Process

Under the terms of the merger agreement, as promptly as reasonable practicable after the effective time, but in no event later than three business days after the effective time, SSC will cause the paying agent to send a letter of transmittal to each holder of record of ordinary shares as of immediately prior to the effective time and instructions for effecting the surrender of book-entry shares in exchange for the merger consideration. All of our ordinary shares are in uncertificated book-entry form. Upon the completion of such applicable procedures and without any action by holders of book-entry shares, the paying agent will deliver to the holder the merger consideration that the holder is entitled to receive and the book-entry shares will be canceled immediately. No interest will be paid or accrue on the merger consideration.

If any holder of ordinary shares immediately prior to the effective time directs for the merger consideration (or any portion thereof) that such holder otherwise would be entitled to receive be paid to a person other than in the name of the registered holder, it will be a condition to such payment that such holder pays the paying agent, in full, all applicable share transfer and similar taxes required as a result, book-entry shares be properly transferred to the satisfaction of the paying agent, and all such documentation required to evidence and effect such transfer and to evidence full payment of all such taxes, as applicable, be submitted to the paying agent (together with the applicable book-entry shares).

Withholding

Under the terms of the merger agreement, SSC, the surviving company, and the paying agent, as applicable, will be entitled to deduct and withhold from the amounts otherwise payable pursuant to the merger agreement such amounts as are required to be deducted and withheld with respect to the making of payments under applicable tax law. Amounts so withheld and paid over to the appropriate taxing authority will be treated for all purposes of the merger agreement as having been paid to the person to whom such amounts would otherwise have been paid.

Delisting and Deregistration of Ordinary Shares

If the merger is completed, the ordinary shares will be delisted from The Nasdaq Capital Market and deregistered under the Exchange Act.

Dissenters’ Rights of Appraisal for GAN Shareholders

At the effective time of the merger, all ordinary shares held by a holder who, as of the effective time, (i) did not vote in favor of the merger, (ii) complied with all of the provisions of the Bermuda Companies Act concerning the right of holders of ordinary shares to require appraisal of their ordinary shares pursuant to the Bermuda Companies Act and (iii) did not fail to exercise such right or did not deliver an appraisal withdrawal (the “dissenting shares”), will automatically be canceled and, unless otherwise required by applicable law, converted into the right to receive the merger consideration, in each case pursuant to the merger agreement, and any holder of dissenting shares will, in the event that the fair value of a dissenting share as appraised by the Supreme Court of Bermuda under Section 106(6) of the Bermuda Companies Act (the “appraised fair value”) is greater than the merger consideration, be entitled to receive such difference from the surviving company by payment made within one month after such appraised fair value is finally determined pursuant to such appraisal procedure. In the event that a holder fails to exercise any right to appraisal within one month after of the date the notice convening the special general meeting has been given, effectively withdraws or otherwise waives any right to appraisal, such holder will have no other rights with respect to such dissenting shares other than the right to receive the merger consideration pursuant to the merger agreement.

FOR THE AVOIDANCE OF DOUBT, A FAILURE OF A DISSENTING SHAREHOLDER TO AFFIRMATIVELY VOTE AGAINST THE MERGER PROPOSAL WILL NOT CONSTITUTE A WAIVER OF ITS RIGHT TO HAVE THE FAIR VALUE OF ITS ORDINARY SHARES APPRAISED, PROVIDED THAT SUCH DISSENTING SHAREHOLDER DID NOT VOTE IN FAVOR OF THE MERGER PROPOSAL.

There is no right of appeal from an appraisal by the Supreme Court of Bermuda. The costs of any application to the Supreme Court of Bermuda to appraise the fair value of the ordinary shares will be at the discretion of the Supreme Court of Bermuda.

See the section of this proxy titled “Appraisal Rights” for more information.

THE MERGER AGREEMENT

The following describes the material provisions of the merger agreement and the statutory merger agreement, copies of which are included as Annex A and Annex A-1, respectively, to this proxy statement and incorporated by reference herein. The summary of the material provisions of the merger agreement and the statutory merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement and the statutory merger agreement. This summary does not purport to be complete and may not contain all the information about the merger agreement and the statutory merger agreement that is important to you. You are encouraged to carefully read the merger agreement and the statutory merger agreement in their entirety before making any decisions regarding the merger as they are the legal documents governing the merger.

The merger agreement and the statutory merger agreement and the following summary of their material provisions have been included to provide you with information regarding the terms of the merger agreement and the statutory merger agreement and are not intended to provide any factual information about GAN, SSC, Merger Sub or their respective businesses. Factual disclosures about GAN or SSC contained in this proxy statement or GAN’s public reports filed with the SEC may supplement, update or modify the factual disclosures about GAN or SSC contained in the merger agreement and the statutory merger agreement and described below. Investors should not rely upon the representations and warranties in the merger agreement as characterizations of actual facts or circumstances as of November 7, 2023 or as of any other date. In particular, in your review of the representations, warranties and covenants in the merger agreement and described herein, it is important to bear in mind that they (a) were negotiated with the principal purpose of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts, (b) may be subject to subsequent waiver or modification, (c) were made only for purposes of the merger agreement, (d) may no longer be true as of a given date and (e) may be subject in some cases to other exceptions and qualifications, including exceptions that do not result in, and would not reasonable be expected to have, a GAN material adverse effect (as defined in “- Material Adverse Effect”). The representations and warranties may also be subject to a contractual standard of materiality that may be different from that generally relevant to shareholders or applicable to reports and documents filed with the SEC, and in some cases are qualified by confidential disclosures that were made by each party to the other in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement or otherwise publicly disclosed. The representations and warranties in the merger agreement will not survive the completion of the merger. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement or such other date as is specified in the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included or incorporated by reference into this proxy statement. For the foregoing reasons, the representations, warranties, covenants and other provisions of the merger agreement or any descriptions of those provisions should not be relied upon as characterizations of the actual state of facts regarding, or the condition of, GAN, SSC or Merger Sub, and should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See the section of this proxy statement titled “Where You Can Find More Information” beginning on page 86.

The Merger

On the terms and subject to the conditions of the merger agreement and the statutory merger agreement, and in accordance with the applicable provisions of the Bermuda Companies Act, at the effective time, Merger Sub will merge with and into GAN, the separate corporate existence of Merger Sub will cease and GAN will survive the merger as a wholly-owned subsidiary of SSC.

Effects of the Merger

The merger agreement provides that, at the effective time, each ordinary share issued immediately prior to the effective time (other than any issued ordinary share that is owned by SSC, Merger Sub, or any direct or indirect wholly-owned subsidiary of SSC, Merger Sub or GAN, or owned by GAN as treasury shares) will be automatically canceled and converted into the right to receive the merger consideration of $1.97 in cash, without interest and less any required withholding tax. All such ordinary shares will no longer be issued and will be automatically canceled and cease to exist and each holder of ordinary shares will cease to have any rights with respect to those shares, except the right to receive the merger consideration.

At the effective time, SSC will become the sole owner of GAN’s ordinary shares, and current GAN shareholders will cease to have direct or indirect ownership interests in GAN or rights as a GAN shareholder, will not participate in any future earnings or growth of GAN, will not benefit from any appreciation in value of GAN and will not bear the future risks of GAN’s operations.

Following completion of the merger, the ordinary shares will be delisted from The Nasdaq Capital Market and deregistered under the Exchange Act. As a result, there will be no public market for the ordinary shares. This will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with shareholders’ meetings, no longer applicable to GAN. After the effective time, GAN will also no longer be required to file periodic reports with the SEC on account of the ordinary shares.

The directors of Merger Sub immediately prior to the effective time will be the directors of the surviving company until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in accordance with the surviving company’s bye-laws. The officers of GAN immediately prior to the effective time will be the officers of the surviving company until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be, in accordance with the surviving company’s bye-laws.

At the effective time, the memorandum of association of the surviving company will be in the form of the memorandum of association of Merger Sub as in effect immediately prior to the effective time, and the bye-laws of the surviving company will be in the form of the bye-laws of Merger Sub in effect immediately prior to the effective time, which shall be in the form attached to the merger agreement, in each case, until thereafter changed or amended as provided therein or by applicable law.

Closing; Effective Time

The closing will occur as soon as reasonably practicable (but in any event no later than the fifth business day) following the satisfaction or, to the extent permitted by applicable law, waiver of the closing conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions) or at such other date and time as GAN and SSC may agree in writing. See the section of this proxy statement titled “The Merger Agreement — Conditions to Completion of the Merger” below for further discussion on the conditions to the closing.

Conditions to Completion of the Merger

Mutual Conditions

The respective obligations of SSC, Merger Sub and GAN to consummate the merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver at or prior to the closing of each of the following conditions:

●	the merger proposal having been approved by GAN shareholders; and

●	the absence of any law, order, judgment, injunction, or ruling that makes the merger illegal or that prohibits the consummation of the merger.

SSC and Merger Sub Conditions

The obligations of SSC and Merger Sub to consummate the merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver at or prior to the closing of the following conditions (any of which may be waived exclusively by SSC and Merger Sub):

●	GAN having performed all of its obligations in all material respects and having complied in all material respects with its agreements and covenants, required to be performed by or complied with under the merger agreement at or prior to the closing;

●	GAN’s representations and warranties in the merger agreement relating to the following topics being true and correct in all respects when made and at and as of the closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date): (i) GAN’s incorporation and authority to carry on its business; (ii) GAN’s power and authority to execute, deliver and perform its obligations under the merger agreement and the statutory merger agreement; (iii) the absence of conflict with GAN’s charter documents as it relates to GAN’s execution, delivery and performance of the merger agreement and the statutory merger agreement; (iv) the absence of conflict with respect to the consummation of the merger and any applicable laws; (v) the incorporation and good standing of each of GAN’s subsidiaries and the valid issuance of any securities of GAN’s subsidiaries; (vi) the conduct of GAN’s business since December 31, 2022; (vii) the absence of any GAN material adverse effect (as defined below) since December 31, 2022; (viii) the validity of, and GAN’s compliance with, material permits; (ix) GAN’s tax matters, including the timely filing of tax returns and the absence of tax controversies; (x) transactions between GAN and its affiliates and (xi) the fees and expenses payable by GAN to brokers;

●	GAN’s representations and warranties in the merger agreement relating to its capitalization being true and correct in all respects when made and at and as of the closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for de minimis inaccuracies;

●	GAN’s representations and warranties in the merger agreement, other than the ones described in the two bullet points above, being true and correct (without giving effect to any “materiality” qualifiers) when made and at and as of the closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct at the closing, individually or in the aggregate, has not had and would not reasonably be expected to have a GAN material adverse effect;

●	the absence of a GAN material adverse effect;

●	SSC and Merger Sub having received an officer certificate on behalf of GAN certifying as to the satisfaction of specified conditions to closing;

●	not more than nine percent of the ordinary shares issued immediately prior to the effective time constituting dissenting shares;

●	any waiting period (and any extension thereof) applicable to the transactions, including the merger, under the Hart-Scott-Rodino Act and any foreign antitrust laws, as applicable, having been terminated or expiring, and any required consents under foreign antitrust laws having been obtained;

●	the consents or approvals of governmental authorities having been obtained without the imposition of any burdensome conditions;

●	all requisite gaming approvals having been obtained;

●	the approval of the Committee on Foreign Investment in the United States having been obtained; and

●	the National Congress of Chile not having enacted any applicable law or issued any order that makes GAN’s operation of online gaming illegal in Chile.

GAN Conditions

The obligations of GAN to consummate the merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver at or prior to the closing of each of the following conditions (any of which may be waived exclusively by GAN):

●	SSC and Merger Sub having performed all of their respective obligations in all material respects and having complied in all material respects with their respective agreements and covenants, required to be performed by or complied with under the merger agreement at or prior to the closing

●	the representations and warranties of SSC and Merger Sub in the merger agreement relating to the following topics being true and correct in all respects when made and at and as of the closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date): (i) their incorporation and authority to conduct business;(ii) their power and authority to execute, deliver and perform their obligations under the merger agreement and the statutory merger agreement; (iii) the absence of conflict of SSC’s and Merger Sub’s organizational documents as they relate to the performance, execution and delivery of the merger agreement and the statutory merger agreement; and (iv) the fees and expenses payable by SSC or Merger Sub to any brokers;

●	the representations and warranties of SSC and Merger Sub in the merger agreement, other than the ones described in the bullet point above, being true and correct (without giving effect to any “materiality” qualifiers) when made and at and as of the closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct at the closing, individually or in the aggregate, has not had and would not reasonably be expected to have an SSC material adverse effect (as defined below); and

●	GAN having received an officer certificate on behalf of SSC and Merger Sub certifying as to the satisfaction of specified conditions to closing.

Material Adverse Effect

For purposes of the merger agreement, a “GAN material adverse effect” will be deemed to occur if any fact, change, event, occurrence, circumstance, condition, development, result or effect that, individually or in the aggregate, results in, has resulted in, or would reasonably be expected to result in, a material adverse effect on the businesses, operations, activities, properties, rights, assets, operations, activities, financial condition or results of operations of GAN and its subsidiaries, taken as a whole.

However, when determining whether a GAN material adverse effect has occurred, none of the following (individually or in the aggregate) will constitute or be taken into account in determining whether there has been a GAN material adverse effect:

●	general economic, financial, political or social conditions in the United States or any other country or region;

●	changes in applicable law or generally accepted accounting principles or the interpretations thereof;

●	acts of war, terrorism or sabotage;

●	natural disasters, weather conditions, pandemics or other public health events, and other force majeure events in the United States or any other country or region;

●	the public announcement or pendency of the merger agreement or any of the other transactions contemplated thereby, including the merger;

●	changes generally affecting the industry in which GAN or any of its subsidiaries operates;

●	actions taken by GAN or any of its subsidiaries expressly required to be taken in accordance with the terms of the merger agreement or taken at the direction or request of SSC or Merger Sub;

●	any failure to meet internal projections, forecasts or revenue or earnings projections of industry analysts for any period; or

●	any change in GAN’s stock price or trading volume, in and of itself.

However, with respect to any failure to meet internal projections, forecasts or revenue or earnings projections of industry analysts for any period or any change in GAN’s stock price or trading volume, the underlying cause of such failure or such change (as applicable) that are not otherwise excluded from the definition of “GAN material adverse effect” may constitute, and may be taken into account in determining whether there has been, or would reasonably be expected to be, a GAN material adverse effect. In addition, any effect relating to the first four bullets or the sixth bullet above will be taken into account in determining whether there has been, or would reasonably be expected to be, a GAN material adverse effect to the extent such effect disproportionately impacts GAN and its subsidiaries as compared to other participants in the industries in which GAN or any of its subsidiaries operates.

For purposes of the merger agreement, an “SSC material adverse effect” means any material adverse effect on the ability of SSC and/or Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement and the statutory merger agreement on or prior to the end date and fully perform their respective covenants and other obligations under the merger agreement, which effect is not capable of cure or at least 30 days has elapsed since the occurrence of such effect.

Efforts to Obtain Required Shareholder Approvals

Unless the merger agreement has been earlier terminated in accordance with its terms, including pursuant to GAN’s right to terminate the merger agreement to enter into an agreement related to a takeover proposal (see the section of this proxy statement titled “The Merger Agreement — No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreements” below), GAN agreed to take all actions necessary to hold the special general meeting and to take all other actions reasonably necessary or advisable to obtain the approval of its shareholders of the merger proposal.

No Solicitation of Takeover Proposals; Adverse Recommendation Change; Alternative Acquisition Agreements

No Solicitation of Takeover Proposals

Except as expressly permitted in the merger agreement, from the time commencing with the execution and delivery of the merger agreement and until the earlier to occur of the termination of the merger agreement and the effective time of the merger, GAN agreed to, and to cause its subsidiaries and its and its subsidiaries’ representatives to: (a) cease any solicitation, encouragement, discussions or negotiations with any persons (other than SSC and Merger Sub and their respective representatives) that may be ongoing with respect to a takeover proposal; and (b) cease providing any further information with respect to GAN and its subsidiaries or in connection with any takeover proposal to any third party or its respective representatives.

For purposes of the merger agreement, a “takeover proposal” means any proposal or offer from a third party with respect to, or that would reasonably be expected to lead to, in a single transaction or a series of related transactions, (a) a merger, consolidation, business combination, recapitalization, reorganization, share exchange, liquidation, dissolution, joint venture or other similar transaction involving GAN or any of its subsidiaries, (b) any issuance or acquisition of 10% or more of the issued ordinary shares or securities representing 10% or more of the voting power of GAN, (c) any acquisition (including the acquisition of stock in any subsidiary of GAN), lease, exchange, transfer or other disposition of assets or businesses of GAN or any of its subsidiaries, including pursuant to a joint venture, representing 10% or more of GAN’s consolidated assets, revenues or net income, (d) any tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of the issued ordinary shares or securities of GAN representing 10% or more of the voting power of GAN or (e) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and/or ordinary shares (or voting power of securities of GAN other than the ordinary shares) involved is 10% or more.

Except as expressly permitted in the merger agreement, from the time commencing with the execution and delivery of the merger agreement and until the earlier to occur of the termination of the merger agreement in accordance with its terms and the effective time of the merger, GAN also agreed not to, and to cause each of its subsidiaries and its and its subsidiaries’ representatives not to, and agreed not to publicly announce any intention to, directly or indirectly:

●	solicit, initiate, propose, encourage, facilitate or assist any inquiries, discussions or request regarding, or the making, submission or announcement of, any proposal or offer that constitutes, or could reasonably be expected to lead to, a takeover proposal;

●	engage in, continue, maintain or otherwise participate in any solicitations, discussions or negotiations regarding, or furnish to any third party or other person (including their representatives) any information or afford to any such person access to the business, operations, activities, properties, assets, books and records or other information of, or to any personnel of, GAN and its subsidiaries in connection with or with the intent to induce or for the purpose of soliciting, initiating, encouraging or facilitating, a takeover proposal (excluding a response to an unsolicited inquiry that refers the inquiring person to the terms of GAN’s covenants in the merger agreement with respect to the non-solicitation of takeover proposals, or upon receipt of a bona fide, unsolicited written takeover proposal that did not result from a breach of GAN’s covenants with respect to the non-solicitation of takeover proposals, solely to the extent necessary to ascertain facts or clarify terms with respect to the takeover proposal in accordance with the merger agreement);

●	approve, adopt, publicly recommend or enter into any letter of intent, agreement, commitment, agreement in principle or any other agreement related to a takeover proposal (whether written or oral) or publicly propose to do the same;

●	take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover applicable laws inapplicable to any person (other than SSC and its affiliates) or to any transactions constituting or contemplated by a takeover proposal; or

●	resolve or agree to do any of the foregoing.

GAN agreed not to release any third party from, or waive, amend or modify any provision of, or grant permission under, or knowingly fail to enforce, any confidentiality obligations with respect to a takeover proposal or similar matter or any standstill provision in any agreement to which GAN or any of its subsidiaries is a party; provided, that before shareholder approval of the merger proposal is obtained, but not after, GAN may waive any standstill or similar provisions to the extent necessary to permit a third party to make, on a confidential basis to the GAN board of directors and/or the special committee, a takeover proposal, conditioned upon such third party agreeing to disclosure of such takeover proposal to SSC, and provided further that the GAN board of directors and/or the special committee determines, in good faith, after consultation with its outside financial advisor and outside legal counsel, that the failure to take such action would reasonably be expected to result in a breach by the GAN board of directors of its fiduciary duties under applicable law.

GAN agreed to request any person that executed a confidentiality or non-disclosure agreement that was in effect on the date the merger agreement was executed in connection with any actual or potential takeover proposal to return or destroy all confidential information concerning GAN and its subsidiaries in the possession of such person or its representatives (other than from any person with which GAN has entered into an acceptable confidentiality agreement in accordance with the terms of the merger agreement). If GAN or its subsidiaries provided information to any person pursuant to an acceptable confidentiality agreement, GAN will promptly after the earlier of (x) the conclusion or termination of negotiations with such person or (y) the time shareholder approval of the merger proposal is obtained, request that such person promptly return or destroy all confidential information concerning GAN and its subsidiaries in its possession or its representatives’ possession.

If, at any time after November 7, 2023 and before shareholder approval of the merger proposal is obtained, GAN or any of its representatives receives a bona fide, unsolicited written takeover proposal from a third party that did not result from a breach of GAN’s covenants in the merger agreement with respect to the non-solicitation of takeover proposals and if the GAN board of directors and/or the special committee determines, in good faith, after consultation with its outside financial advisor and outside legal counsel, that such takeover proposal constitutes or could reasonably be expected to result in a superior proposal, then GAN and its representatives may, prior to the time shareholder approval of the merger proposal is obtained, but not after, (i) furnish, pursuant to an acceptable confidentiality agreement, information with respect to GAN and its subsidiaries to the third party who made such takeover proposal; provided, that GAN will concurrently with the delivery to such third party provide to SSC any non-public information concerning GAN or any of its subsidiaries that is provided or made available to such third party or its representatives and (ii) participate in discussions or negotiations with the third party making such takeover proposal regarding such takeover proposal. GAN agreed to as promptly as practicable (and in any event within 48 hours) notify SSC if the GAN board of directors and/or the special committee makes a determination that a takeover proposal constitutes or could reasonably be expected to result in a superior proposal or if GAN furnishes information or enters into discussions or negotiations as provided above.

For purposes of the merger agreement, a “superior proposal” means a bona fide, unsolicited written takeover proposal (a) that if consummated would result in a third party (or in the case of a direct merger between such third party and GAN, the equity holders of such third party) acquiring, directly or indirectly, more than 50% of the issued ordinary shares or more than 50% of the assets of GAN and its subsidiaries, taken as a whole and (b) that the GAN board of directors determines in good faith, after consultation with its outside financial advisor and outside legal counsel, taking into account the timing and likelihood of consummation relative to the transactions contemplated by the merger agreement and the statutory merger agreement, and after giving effect to any changes to the merger agreement proposed by SSC in response to such takeover proposal and all other financial, legal, regulatory, tax and other aspects of such proposal, including all conditions contained therein and the person making such takeover proposal, as the GAN board of directors and/or the special committee deems relevant, is more favorable from a financial standpoint to GAN shareholders than the merger.

Adverse Recommendation Change; Termination of the Merger Agreement to Enter into an Alternative Acquisition Agreement

Except as expressly permitted by the merger agreement, GAN agreed that the GAN board of directors will recommend that GAN shareholders vote in favor of the merger proposal (which recommendation we refer to as the “GAN board recommendation”), and neither the GAN board of directors nor the special committee will:

●	fail to include the GAN board recommendation in the proxy statement for the special general meeting;

●	change, qualify, withhold, withdraw or modify (or authorize or publicly propose to amend, change, qualify, withhold, withdraw or modify) the GAN board recommendation in a manner adverse to SSC (which we refer to as “GAN board recommendation change”);

●	agree to, adopt, approve or recommend to GAN shareholders, or resolve to or publicly propose or endorse or announce its intention to adopt, approve or recommend to GAN shareholders, or submit to a vote of GAN shareholders, a takeover proposal;

●	approve, endorse, adopt or recommend, or authorize, cause or permit GAN or any of its subsidiaries to enter into, any agreement relating to a takeover proposal; or

●	resolve or agree to do any of the foregoing.

Before the time that shareholder approval of the merger proposal is obtained, but not after, in response to either an intervening event (as defined below) or a bona fide, unsolicited takeover proposal that did not result from a breach of GAN’s covenants in the merger agreement with respect to the non-solicitation of takeover proposals, the GAN board of directors may effect an adverse recommendation change or cause GAN to terminate the merger agreement in accordance with its terms to substantially concurrently with such termination enter into a definitive agreement relating to such takeover proposal, in each case, subject to GAN’s obligation to submit the merger proposal for approval by GAN shareholders at the special general meeting, with or without the GAN board recommendation.

For purposes of the merger agreement, an “intervening event” means a material fact, change, event, occurrence, circumstance, condition, development, result or effect that was not known or reasonably foreseeable to GAN or any member of the GAN board of directors prior to the execution of the merger agreement (or if known, the consequences of which were not known or reasonably foreseeable as of the date of November 7, 2023), which fact, change, event, occurrence, circumstance, condition, development, result or effect, or any material consequence thereof, becomes known to GAN or any member of the GAN board of directors before GAN shareholders approve the merger proposal. However, (a) in no event will any of the following constitute an intervening event: (i) the receipt, existence or terms of a takeover proposal or any matter relating thereto or consequence thereof, (ii) the fact that GAN meets or exceeds any internal or published projection, forecast, estimate or revenue or earnings projection or any other financial or operating metric for any period, (iii) any change after November 7, 2023 in GAN’s stock price or trading volume, (iv) obtaining any approval, license or permit from any gaming authority or (v) the consequences of the announcement of the merger agreement; and (b) certain facts, changes, events, occurrences, circumstances, conditions, developments, results or effects that are excluded in determining whether there has been a GAN material adverse effect will also be excluded for purposes of determining whether an intervening event has occurred.

The GAN board of directors may effect an adverse recommendation change in connection with an intervening event only if prior to taking such action:

●	GAN has complied with its non-solicitation obligations in the merger agreement; and

●	the GAN board of directors and/or the special committee determines, in good faith, after consultation with its outside financial advisor and outside legal counsel, that the failure to make such GAN board recommendation change would be inconsistent with the fiduciary duties of the GAN board of directors to GAN shareholders under applicable law; provided, that prior to making this determination: (a) GAN has provided SSC with written information describing such intervening event in reasonable detail as soon as reasonably practicable after becoming aware of it; (b) GAN has kept SSC reasonably informed of developments with respect to such intervening event; (c) GAN has notified SSC in writing at least five business days before making such GAN board recommendation change of its intention to do so and specifies the reasons therefor; (d) to the extent requested by SSC, GAN negotiated, in good faith, with SSC and its representatives during such notice period to enable SSC to propose revisions to the terms of the merger agreement; and (e) following the end of such notice period, the GAN board of directors and/or the special committee considered, in good faith, any revisions to the terms of the merger agreement proposed in writing by SSC, and determined, in good faith, after consultation with its outside financial advisor and outside legal counsel, that the failure to make such GAN board recommendation change would nevertheless continue to be inconsistent with the fiduciary duties of the GAN board of directors to GAN shareholders under applicable law if the revisions proposed in writing by SSC were to be given effect.

The GAN board of directors may effect an adverse recommendation change in connection with a takeover proposal only if prior to taking such action:

●	GAN has complied with its non-solicitation obligations in the merger agreement;

●	the GAN board of directors and/or the special committee has determined, in good faith, after consultation with its outside financial advisor and outside legal counsel, that such takeover proposal constitutes a superior proposal; and

●	the GAN board of directors and/or the special committee determines, in good faith, after consultation with its outside financial advisor and outside legal counsel, that the failure to do so would reasonably be expected to result in a breach by the GAN board of directors of its fiduciary duties under applicable law; provided, that prior to making such GAN board recommendation change or effecting such termination (and prior to making such determination):

○	GAN gave SSC at least five business days’ prior notice of its intention to take such action, specifying the reasons therefor, including the terms and conditions of, and the identity of the person making, such takeover proposal and contemporaneously provided to SSC a copy of the takeover proposal and copies of any and all proposed or definitive agreements related thereto (or, if not provided in writing to GAN, a reasonable written summary of the material terms and conditions thereof (and GAN provided a copy of such takeover proposal and/or such proposed or definitive agreements and other agreements and documents, as applicable, as and when available));

○	GAN negotiated, in good faith, with SSC and its representatives during such notice period to enable SSC to propose revisions to the terms of the merger agreement such that it would cause such takeover proposal to no longer constitute a superior proposal; and

○	following the end of such notice period, the GAN board of directors and/or the special committee considered, in good faith, any revisions to the terms of the merger agreement proposed in writing by SSC, and determined, in good faith, after consultation with its outside financial advisor and outside legal counsel, that the takeover proposal would nevertheless continue to constitute a superior proposal if the revisions proposed in writing by SSC were to be given effect.

In the event of any change to any of the financial terms (including the form, amount, mix and timing of payment of consideration) or any other material terms of such takeover proposal, GAN must deliver to SSC an additional notice consistent with that described above and a new notice period will commence (except that the five business day notice period will instead be equal to the longer of (x) three business days and (y) the period remaining under the original notice period immediately prior to the delivery of such additional notice) during which time GAN will be required to comply with the requirements of the merger agreement anew with respect to such additional notice, including the above bullet points.

In the case of a takeover proposal, GAN may not terminate the merger agreement unless GAN pays to SSC the $6.0 million termination fee prior to or concurrently with such termination in accordance with the terms of the merger agreement.

The GAN board of directors will not be prohibited from: (a) taking and disclosing to GAN shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a customary “stop, look and listen” communication to GAN shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (b) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (c) complying with GAN’s disclosure obligations under U.S. federal or state law or other applicable law with regard to a takeover proposal; or (d) making any disclosure to GAN shareholders if the GAN board of directors and/or the special committee has determined in good faith after consultation with GAN’s outside legal counsel that the failure to do so would be reasonably likely to a breach of its fiduciary duties under applicable law, provided, in each case, that such disclosure does not modify or qualify the GAN board recommendation in a manner adverse to SSC or Merger Sub.

Under the terms of the merger agreement, GAN will be deemed to be in breach of its covenants in the merger agreement with respect to the non-solicitation of takeover proposals if any subsidiary of GAN or any representative of GAN or any of its subsidiaries takes any action which, if taken by GAN, would constitute a breach of such obligations.

Dissenting Shares

GAN shareholders who do not vote in favor of the merger proposal at the special general meeting will receive the merger consideration of $1.97 per share in cash, without interest and less any applicable tax withholding. Any dissenting shareholder will, in the event that the fair value of a dissenting share as appraised by the Supreme Court of Bermuda under the Bermuda Companies Act is greater than the merger consideration, be entitled to receive such difference from GAN as the surviving company by payment made within one month after the final determination by the Supreme Court of Bermuda of the “fair value” of such shares. If a dissenting shareholder fails to exercise, effectively withdraws or otherwise waives any right to appraisal under the Bermuda Companies Act, such dissenting shareholder’s shares will be canceled and converted as of the effective time into the right to receive the merger consideration. For a more complete description of the available appraisal rights, see the section of this proxy statement titled “The Merger — Dissenters’ Rights of Appraisal of GAN Shareholders” beginning on page 50 and “Appraisal Rights” beginning on page 74.

Under the merger agreement, GAN agreed to give SSC (i) prompt written notice of any demands for appraisal of dissenting shares or withdrawals thereof, and any other written instruments, notices, petitions or other communication received by GAN in connection with any of the foregoing and, to the extent that GAN has knowledge thereof, any applications to the Supreme Court of Bermuda for appraisal of the fair value of the dissenting shares and (ii) to the extent permitted by applicable law, the opportunity to participate with GAN in any settlement negotiations and proceedings with respect to any demands for appraisal under the Bermuda Companies Act. GAN will not, without the prior written consent of SSC or as otherwise required by an order of a governmental authority, voluntarily make any payment with respect to, negotiate with respect to or offer to settle or settle any such demands or applications, or waive any failure to timely deliver a written demand for appraisal or to timely take any other action to exercise appraisal rights in accordance with the Bermuda Companies Act, or agree to do any of the foregoing.

Treatment of GAN Equity Awards

Treatment of Outstanding Options

At the effective time, as a result of the merger (and without any action on the part of SSC, Merger Sub, GAN or any holder of any outstanding option), each then outstanding option to acquire ordinary shares will become fully vested and be automatically canceled in exchange for the right of the holder thereof to receive a single lump sum cash payment, without interest, equal to (A) the product of (1) the excess, if any, of $1.97 over the exercise price per share of such option, multiplied by (2) the number of ordinary shares issuable upon the exercise in full of such option, less (B) any applicable withholding for taxes; provided, however, that if the exercise price per share of any such option is equal to or greater than $1.97, such option will be canceled and terminated without any cash payment or other consideration being made in respect thereof as of immediately prior to the effective time. The cancellation of an option will be deemed the termination, and satisfaction in full, of any and all rights the holder had or may have had in respect of such option (other than, as of the effective time, the right to receive the merger consideration (if any) in accordance with the terms of the merger agreement).

Treatment of Outstanding Restricted Share Units

At the effective time, as a result of the merger (and without any action on the part of SSC, Merger Sub, GAN or any holder of any outstanding restricted share unit), each then outstanding restricted share unit will become fully vested and be automatically canceled in exchange for the right of the holder thereof to receive a single lump sum cash payment, without interest, equal to (A) the product of (1) $1.97 and (2) the number of ordinary shares subject to such restricted share unit, less (B) any applicable withholding for taxes. The cancellation of a restricted share unit will be deemed the termination, and satisfaction in full, of any and all rights the holder had or may have had in respect of such restricted share unit (other than, as of the effective time, the right to receive the merger consideration in accordance with the terms of the merger agreement).

Treatment of Outstanding Restricted Share Awards

At the effective time, as a result of the merger (and without any action on the part of SSC, Merger Sub, GAN or any holder of any outstanding restricted share award), each then outstanding restricted share award will become fully vested and non-forfeitable and will be converted into the right of the holder thereof to receive a single lump sum cash payment, without interest, equal to $1.97 per share subject to such restricted share award. The cancellation of a restricted share award will be deemed the termination, and satisfaction in full, of any and all rights the holder had or may have had in respect of such restricted share award (other than, as of the effective time, the right to receive the merger consideration in accordance with the terms of the merger agreement).

Efforts to Complete the Merger

Generally

Each of GAN, on the one hand, and SSC and Merger Sub, on the other hand, agreed to use commercially reasonable efforts to promptly take all actions, and to promptly do all things, reasonably necessary, proper or advisable under the merger agreement and applicable laws and orders to satisfy their respective conditions to closing the merger and to consummate the merger, as promptly as practicable, including using commercially reasonable efforts to (a) obtain all necessary consents from third parties required under any material contracts; (b) obtain all necessary actions, waivers, consents, approvals, orders, authorizations and other consents from governmental authorities, make all necessary or advisable applications, registrations, declarations, notices, disclosures, petitions, ruling requests, certificates and filings with, and take all steps as may be reasonably necessary or advisable to obtain an approval, waiver or other consent from, or to avoid any legal proceeding by, any governmental authority; (c) defend or avoid any other legal proceeding or order challenging the merger agreement or the consummation of the merger; and (d) execute and deliver any additional instruments necessary, proper or advisable under the merger agreement and/or applicable law to consummate the merger and to carry out fully the purposes of the merger agreement.

Regulatory Approvals

Each of the parties agreed to use its commercially reasonable efforts to take, or cause to be taken, all actions reasonably necessary or advisable to obtain the regulatory approvals from applicable governmental authorities as promptly as practicable, including to: (i) prepare and make such filings with respect to approvals and other consents as may be required from applicable gaming authorities; (ii) to the extent applicable, prepare and make such filings required under antitrust laws with respect to the merger; (iii) promptly respond to any request for additional information and documentary material from any governmental authority; and (iv) file with the Bermuda Monetary Authority an application pursuant to the Exchange Control Act 1972 (and related regulations) regarding the change of ownership of GAN with respect to the merger. All filing fees due in connection with any filings required under antitrust laws will be borne by SSC.

Each of the parties also agreed to use its commercially reasonable efforts to: (i) cooperate with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other party reasonably informed of any communication received or given by such party from or to federal, state-level, local or foreign governmental authorities and of any communication received or given in connection with any proceeding by a private party; (iii) permit the other party to review in advance any substantive communication or submission proposed to be filed with any governmental authority and/or in connection with any proceeding initiated by a private party and consider in good faith for incorporation such other party’s comments thereto; and (iv) consult with each other in advance of any substantive meeting or conference with any governmental authority or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by applicable governmental authority, give the other party the opportunity to attend and participate in such meetings and conferences.

Although neither GAN nor SSC expect any regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that all required regulatory approvals will be obtained on a timely basis, if at all, or that these approvals will not include a restriction, limitation or condition that would trigger a burdensome condition (as defined below), which, in such case, would permit SSC to refuse to close the transactions contemplated by the merger agreement and consummate the merger.

Other than the approvals and notifications described below, neither GAN nor SSC is aware of any material regulatory approvals required to be obtained, or waiting periods required to expire, after the making of a filing. If the parties discover that other approvals or filings and waiting periods are necessary, they will seek to obtain or comply with them, although, as is the case with the regulatory approvals described above, there can be no assurance that they will be obtained on a timely basis, if at all.

Committee on Foreign Investment in the United States

GAN and SSC will file with the Committee on Foreign Investment in the United States (which we refer to as “CFIUS”) a joint voluntary notice (which we refer to as the “CFIUS filing”) with respect to the transactions contemplated by the merger agreement in accordance with applicable law, including the requirements of Section 721 of the United States Defense Production Act of 1950, as amended. Each of GAN and SSC will use commercially reasonable efforts to obtain a written notice from CFIUS (which we refer to as the “CFIUS Approval”) communicating that either: (a) CFIUS has concluded its review of the transactions contemplated by the merger agreement and that (i) the such transactions do not constitute a “covered transaction,” (ii) there are no unresolved national security issues with respect to such transactions or (iii) the United States government will not take or require any action to prevent or suspend such transactions, or impose mitigation unacceptable to SSC; (b) CFIUS has concluded an investigation into the transactions contemplated by the merger agreement without sending a report to the President of the United States and that (i) there are no unresolved national security concerns with respect to such transactions or (ii) the United States government will not take or require any action to prevent or suspend such transactions, or impose mitigation unacceptable to SSCS; or (c) the President of the United States has decided not to take or require any action to prevent or suspend the transactions contemplated by the merger agreement, or impose mitigation mutually unacceptable to GAN or SSC.

SSC agreed to any action, condition or restriction required by CFIUS in connection with the satisfaction of the CFIUS Approval (which we refer to as “CFIUS Mitigation Measures”), except that SSC will not be required to consent or agree to any CFIUS Mitigation Measure that would (i) make it commercially impractical for SSC or any of its affiliates to operate or engage in businesses that in the aggregate account for, or are reasonably expected to account for, one percent or more of the annual consolidated revenues of SSC or such Affiliate, as applicable; or (ii) reasonably be expected to have a material adverse effect on the ability of SSC or, if applicable, any of its affiliates to oversee the operations of GAN and its subsidiaries.

Gaming Regulatory Matters

Applicable gaming laws and regulations may require that before the acquisition of control of a company subject to such laws, including by way of a merger, notice to and/or approval from the applicable gaming authority must be given and/or received.

Applications or notifications in connection with the merger or the change in control of GAN that may be deemed to occur as a result of the merger will be, and in some cases have been, filed with various tribal gaming commissions and the divisions/departments of gaming, gaming commissions, gaming control boards, and other gaming regulatory agencies of Ontario (Canada), Great Britain, Malta, Sweden and various states in the United States.

Other Regulatory Matters

The application pursuant to the Exchange Control Act 1972 (and related regulations) regarding the change of ownership of GAN with respect to the merger was filed with the Bermuda Monetary Authority, and the Bermuda Monetary Authority approved such application. Applications for approval or notifications will be filed with certain other non-gaming non-U.S. regulatory authorities, including regulatory authorities in Canada, Estonia and Malta.

No notification to or approval from any governmental authority is required to consummate the transactions contemplated by the merger agreement under any antitrust laws.

Burdensome Condition

The obligations of the parties described in this section “— Efforts to Complete the Merger” will not require SSC or any of its affiliates to take any action, or permit or suffer to exist any restriction, condition, limitation or requirement imposed by any governmental authority in connection with the regulatory approvals that, individually or in the aggregate (together with all other such actions, restrictions, conditions, limitations and requirements imposed by any governmental authority in connection with such regulatory approvals), has resulted in, or would reasonably be expected to result in, a material adverse effect on the businesses, operations, activities or financial results of SSC and its affiliates, GAN and its subsidiaries or following the consummation of the merger, the surviving company and its affiliates (including SSC and its affiliates) measured on a scale relative to GAN and its subsidiaries, taken as a whole (any such action, restriction, condition, limitations or requirement, individually or together with all other such actions, restrictions, conditions, limitations or requirements, termed a “burdensome condition”).

Filings and Information

Each of GAN, on the one hand, and SSC and Merger Sub, on the other hand, agreed to use commercially reasonable efforts to: (a) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry; (b) keep the other party reasonably informed of any communication received by such party from, or given by such party to, any governmental authority and of any communication received or given in connection with any proceeding by a private party, regarding the merger; (c) permit the other party to review any communication or submission proposed to be filed with any governmental authority or in connection with any proceeding initiated by a private party and consider in good faith the other party’s comments thereto; and (d) consult with each other in advance of any substantive meeting or conference with any governmental authority or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by such applicable governmental authority, give the other party the opportunity to attend and participate in meetings and conferences.

Termination of the Merger Agreement

The merger agreement may be terminated, and the transactions, including the merger, may be abandoned, as follows:

●	by mutual written consent of SSC and GAN, at any time prior to the effective time (whether before or after GAN shareholders approve the merger proposal);

●	by SSC or GAN, if GAN shareholders vote on the merger proposal at the special general meeting and do not approve the merger proposal (we refer to a termination for the foregoing reason as a “No Vote Termination”);

●	by SSC or GAN, at any time prior to the effective time (whether before or after GAN shareholders approve the merger proposal), if (i) any governmental authority issues an order or takes any other action prohibiting the merger and such order or other action becomes final and non-appealable or (ii) any applicable law prohibits the consummation of the merger; except that this right of termination is not available to a party if there has been a material breach by such party of its representations, warranties or covenants in the merger agreement and such breach primarily caused or resulted in the issuance of such order or law, as the case may be;

●	by SSC, if any of the required regulatory approvals (other than delivering the statutory merger agreement and the filing of the merger application with the Bermuda Registrar or Companies pursuant to the Bermuda Companies Act) (i) imposes any burdensome condition, (ii) are not in full force and effect or (iii) cannot be obtained, as ultimately determined by a final, non-appealable order or other determination of a governmental authority (we refer to a termination for the reason described in clause (iii) as a “Regulatory Approval Failure”); except that this right of termination is not available to SSC if there has been a material breach by SSC of its representations, warranties or covenants in the merger agreement and such breach primarily caused or resulted in the imposition of such burdensome condition, such required regulatory approval not being in full force and effect, or the issuance of such order or determination of a governmental authority, as the case may be;

●	by SSC or GAN, if the effective time does not occur on or before (a) November 7, 2024 or (b) February 7, 2025 (which date the parties may agree to extend), if, on November 7, 2024, one or more of the regulatory approvals required under the merger agreement has not been obtained but all of the other conditions to closing have been satisfied or are capable of being satisfied (we refer to November 7, 2024 and February 7, 2025 (or such later date on which the parties agree), as the case may be, as the “end date”); except that this right of termination is not available to a party if there has been a material breach by such party of its representations, warranties or covenants in the merger agreement and such breach primarily caused or resulted in the closing not occurring on or before the end date;

●	by SSC if (i) the GAN board of directors or a committee thereof effects an adverse recommendation change or has taken any action in connection with or contemplation of an adverse recommendation change, (ii) GAN enters into any agreement related to a takeover proposal (whether written or oral) or (iii) GAN materially breaches its covenants in the merger agreement with respect to the non-solicitation of takeover proposals (we refer to a termination for any of the foregoing reasons as an “SSC Termination Due to Change in Board Recommendation”);

●	by SSC, at any time prior to the effective time (whether before or after GAN shareholders approve the merger proposal), if (i) there has been a breach or failure to perform by GAN of its representations, warranties, covenants or other agreements in the merger agreement, or if any representation or warranty of GAN becomes untrue, in each case, such that any condition to closing related to the performance of GAN’s covenants in the merger agreement, the accuracy of GAN’s representations and warranties in the merger agreement, or the absence of a GAN material adverse effect is not reasonably capable of being satisfied, (ii) SSC delivered to GAN a written notice of such breach or failure to perform and states SSC’s intention to terminate the merger agreement and the basis for such termination and (iii) either such breach or failure to perform is not capable of cure on or before the end date or 30 days have elapsed since the date of delivery of such written notice to GAN and such breach or failure to perform is not cured in all material respects (we refer to a termination for any of the foregoing reasons as an “SSC Termination Due to a GAN Material Breach”); except that this right of termination is not available to SSC if there has been a material breach or failure to perform by SSC of its material representations, warranties, covenants or other agreements in the merger agreement such that any condition to closing related to the performance of SSC’s covenants in the merger agreement and the accuracy of SSC’s representations and warranties in the merger agreement is not reasonably capable of being satisfied while such breach or failure to perform is continuing, and such breach or failure to perform has not been cured in all material respects;

●	by GAN, at any time prior to the effective time (whether before or after GAN shareholders approve the merger proposal), if (i) there has been a breach or failure to perform by SSC or Merger Sub of their representations, warranties, covenants or other agreements contained in the merger agreement, or if any representation or warranty of SSC and Merger Sub becomes untrue, in each case, such that any condition to closing related to the performance of SSC’s covenants in the merger agreement or the accuracy of SSC’s representations and warranties in the merger agreement are not reasonably capable of being satisfied, (ii) GAN delivered to SSC a written notice of such breach or failure to perform and states GAN’s intention to terminate the merger agreement and the basis for such termination and (iii) either such breach or failure to perform is not capable of cure on or before the end date or 30 days have elapsed since the date of delivery of such written notice to SSC and such breach or failure to perform is not cured in all material respects (we refer to a termination for any of the foregoing reasons as a “GAN Termination Due to an SSC Material Breach”); except that this right of termination is not available to GAN if there has been a material breach or failure to perform by GAN of its material representations, warranties, covenants or other agreements in the merger agreement such that any condition to closing related to the performance of GAN’s covenants in the merger agreement, the accuracy of GAN’s representations and warranties in the merger agreement or the absence of a GAN material adverse effect is not reasonably capable of being satisfied while such breach or failure to perform is continuing, and such breach or failure to perform has not been cured in all material respects; or

●	by GAN, before GAN shareholders approve the merger proposal, in order to substantially concurrently with such termination enter into an agreement related to a takeover proposal (whether written or oral) or other definitive agreement relating to a superior proposal in accordance with the terms of the merger agreement, so long as GAN pays to SSC the $6.0 million termination fee prior to or concurrently with such termination (we refer to a termination for the foregoing reason as a “GAN Termination For a Superior Proposal”).

In the event of termination of the merger agreement, the merger agreement will become void and have no further force and effect, and there will be no liability or obligation on the part of SSC, Merger Sub or GAN (or any of their respective affiliates or representatives), except with respect to the obligations of the parties pursuant to certain provisions of the merger agreement that will survive the termination of the merger agreement. In addition, nothing will relieve any party to the merger agreement from liability for fraud committed in connection with the merger agreement and/or the merger.

Expenses and Termination Fees

Payment of Termination Fee by GAN

The parties agreed that if the merger agreement is terminated:

●	because of (a) an SSC Termination Due to Change in Board Recommendation, (b) an SSC Termination Due to a GAN Material Breach or (c) a GAN Termination For a Superior Proposal (or the merger agreement is terminated under any other basis and, at such time, could have been terminated under any of the foregoing reasons), then GAN will pay to SSC a $6.0 million termination fee no later than three business days after such termination;

●	by GAN because of a No Vote Termination and GAN enters into a definitive agreement with respect to a takeover proposal within 12 months after such termination (except that for this purpose, references to “10%” in the definition of takeover proposal will be deemed to be references to “50%”), then GAN will pay to SSC a $6.0 million termination fee substantially contemporaneously with the consummation of such transaction; or

●	by SSC because of a Regulatory Approval Failure as a result of a breach by GAN of its representations, warranties or covenants in the merger agreement, and such breach caused or resulted in the issuance, promulgation, enforcement or entry of the order or governmental determination that caused the Regulatory Approval Failure, then GAN will pay to SSC a $6.0 million termination fee within three business days following such termination.

In no event will SSC be entitled to more than one payment of the termination fee in connection with the termination of the merger agreement pursuant to which a termination fee is payable by GAN.

Following the payment of the termination fee described above, GAN will have no further liability of any kind for any reason in connection with the merger agreement or the termination thereof except in the case of fraud or willful breach.

Payment of Termination Fee by SSC

The parties agreed that if the merger agreement is terminated because of GAN Termination Due to an SSC Material Breach (or the merger agreement is terminated under any other basis and, at such time, could have been terminated for such reason), then SSC will pay to GAN a $6.0 million termination fee no later than three business days after such termination. Following the payment of the termination fee, SSC and Merger Sub will have no further liability of any kind for any reason in connection with the merger agreement or the termination thereof except in the case of fraud. In no event will GAN be entitled to more than one payment of the termination fee in connection with the termination of the merger agreement pursuant to which a termination fee is payable by SSC.

Expenses

Except as otherwise expressly provided in the merger agreement, all fees and expenses incurred in connection with the merger agreement or the transactions contemplated thereby will be borne entirely by the party incurring such fees and expenses, whether or not the merger is consummated.

Conduct of Business Pending the Completion of the Merger

Except (a) as expressly required or permitted by the merger agreement, (b) as required by the express terms of any material contract in effect as of November 7, 2023 or made available to SSC or (c) as required by applicable laws or actions taken to implement the express terms of orders issued as of November 7, 2023 or made available to SSC, at all times during the period commencing with the execution and delivery of the merger agreement and continuing until the earlier to occur of the termination of the merger agreement in accordance with its terms and the effective time, GAN will (and will cause its subsidiaries to): (i) carry on its business in the ordinary course and in compliance with all applicable laws, including using commercially reasonable efforts to (A) preserve intact the businesses and business organization of GAN and its subsidiaries, (B) keep available the services of its directors, officers, employees, contractors, consultants, agents and other representatives and (C) preserve its material contracts and its relationships with customers, suppliers and distributors; and (ii) preserve the current relationships and goodwill with governmental authorities having jurisdiction over GAN and its subsidiaries, including (A) preserving its material permits and (B) preparing and filing any regulatory filings on a timely basis in the ordinary course of business, consistent with past practices.

Except (a) as expressly required or permitted by the merger agreement, (b) as required by the express terms of any material contract in effect as of November 7, 2023 or made available to SSC, (c) as required by applicable laws or actions taken to implement the express terms of orders issued as of November 7, 2023 or made available to SSC or (d) with SSC’s prior written consent, at all times during the period commencing with the execution and delivery of the merger agreement and continuing until the earlier to occur of the termination of the merger agreement in accordance with its terms and the effective time, GAN will not, and will cause each of its subsidiaries not to, and will use its reasonable best efforts to cause its and their respective affiliates not to:

●	amend any provision of GAN’s charter documents or those of any of its direct or indirect subsidiaries, except as may be required by applicable law or the rules and regulations of the SEC or Nasdaq;

●	issue, deliver, sell, grant, transfer, dispose of, pledge, encumber or subject to any lien (other than liens imposed by securities laws), or authorize the issuance, delivery, sale, grant, transfer, disposal of, pledge, encumbrance or subjecting to any lien (other than liens imposed by securities laws) GAN’s share capital or any share capital of any subsidiary of GAN, or any other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for or evidencing the right to subscribe for, any shares of its capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of its capital stock or other equity or voting interests, other than (i) the issuance of ordinary shares (A) upon the vesting or settlement of GAN share awards issued prior to November 7, 2023 in accordance with the terms thereof or (B) as required by the terms of the GAN share award issued before November 7, 2023; or (ii) as required by the express terms of any other securities of GAN or its subsidiaries, as the case may be, issued before November 7, 2023;

●	declare, set aside or pay any dividends on, or make any other distributions (whether in cash, shares or property or any combination thereof) in respect of, any GAN securities or any subsidiary securities, as the case may be, or make any other actual, constructive or deemed distribution in respect of any GAN securities or any subsidiary securities, as the case may be;

●	split, combine, subdivide or reclassify or amend any securities of GAN or its subsidiaries, as the case may be, or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for any securities of GAN or its subsidiaries, as the case may be;

●	issue, sell, deliver, pledge, grant, dispose of or encumber any share capital, or grant to any person (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any securities of GAN or its subsidiaries, as the case may be, other than the issuance and sale of ordinary shares pursuant to GAN share awards outstanding prior to November 7, 2023;

●	repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, directly or indirectly, any securities of GAN or its subsidiaries, as the case may be, except as required pursuant to the terms of a contract in effect prior to November 7, 2023, which provides governing terms for the applicable GAN share award;

●	make, depart from, or adopt any change in any accounting methods, principles, policies or practices of GAN or any of its subsidiaries, except as required by a change in generally accepted accounting principles, as applied in the United States (which we refer to as “U.S. GAAP”) or applicable law;

●	revalue any properties, rights or assets of GAN or any of its subsidiaries, including waiving, forgiving, canceling, discharging or otherwise writing off notes or accounts receivable, except as required by U.S. GAAP or applicable law;

●	other than (a) for sales or licenses of products or services, in each case in the ordinary course of business, consistent with past practices or (b) pursuant to contracts in existence and effective on November 7, 2023: directly or indirectly (i) acquire (or agree to acquire) (whether by merger, consolidation, sale of stock or assets, or otherwise) any person (or division thereof) or any assets or equity interests in or businesses of such person, (ii) form a subsidiary, (iii) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization of GAN or any of its subsidiaries (other than the transactions contemplated by the merger agreement and the statutory merger agreement, including the merger) or (iv) sell, transfer, lease, license, assign or otherwise dispose of (whether by merger, consolidation, sale of stock or assets, or otherwise), or pledge, mortgage, sell and leaseback, encumber or otherwise subject to any lien (other than permitted liens), any material properties, rights or assets of GAN or any of its subsidiaries (including any share capital or other securities of any subsidiary of GAN);

●	abandon, allow to lapse, sell, assign, transfer, exclusively license, grant any security interest in or otherwise encumber or dispose of any intellectual property rights owned by GAN or any of its subsidiaries, or grant any right or license to any intellectual property rights other than pursuant to grants of non-exclusive licenses of products or services, in each case in the ordinary course of business consistent with past practices, including in respect of any terms and conditions;

●	incur, assume, repurchase or prepay any long-term or short-term indebtedness; issue or sell any debt securities (including letters of credit) of GAN or any of its subsidiaries, or any options, warrants, calls or other rights to acquire any such debt securities; guarantee any indebtedness or debt securities of another person, or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of another person; make any loans, advances or capital contributions to or investments in another person; enter into any “keep well” or other contract to maintain any financial statement condition of another person; or enter into any arrangement having the economic effect of any of the foregoing;

●	institute, settle or compromise any pending or threatened legal proceeding, including, paying, discharging or satisfying (or agree to pay, discharge or satisfy) any claim, liability or obligation (whether absolute or accrued, asserted or unasserted, contingent or otherwise), other than the settlement, compromise, payment, discharge or satisfaction of legal proceedings, claims and other liabilities reflected or reserved against in full in the consolidated financial statements of GAN and its subsidiaries included in the latest quarterly report on Form 10-Q filed by GAN prior to November 7, 2023;

●	change or modify, directly or indirectly, the compensation or benefits payable to any current or former director, officer, employee, independent contractor, consultant or other representative of GAN or any of its subsidiaries, including changes and/or modifications with respect to (i) the compensation and/or benefits payable to any officer (including C-suite level employees), senior management-level employee (including senior vice presidents) or other employee with a similar executive or managerial role or responsibilities with GAN or any of its subsidiaries, (ii) the bonus opportunity available for any other employee of GAN or its subsidiaries (other than such a change in bonus opportunity that is limited to within five percent (5%) of the bonus opportunity applicable to such employee as of November 7, 2023) and (iii) any transaction, success, change of control, retention and similar bonuses and/or any severance payments, payable by or on behalf of GAN or any of its subsidiaries, to such a director, officer, employee, consultant or other representative in connection with the consummation of the transactions contemplated by the merger agreement and the statutory merger agreement, except, in each case, as otherwise provided for in any employee plans of GAN or any of its subsidiaries in effect as of November 7, 2023 (provided, that GAN made available to SSC such employee plan) or as required by applicable law;

●	hire, engage, promote, terminate, change the employment terms and conditions with respect to, any officer or employee or independent contractor of GAN or any of its subsidiaries, other than non-executive and non-managerial hires or promotions to fill a vacancy in the ordinary course of business, consistent with past practices during the past three years

●	make any deposits or contributions of cash or other property (other than as required pursuant to the terms of the employee plans of GAN and its subsidiaries, or agreements subject to such employee plans, in effect as of November 7, 2023 and made available to SSC prior to November 7, 2023) to, or accelerate the time of payment, vesting or funding of, or take any other action to fund or otherwise secure payment of, any compensation or benefits payable to any current or former director, officer, employee, independent contractor, consultant or other representative of GAN or any of its subsidiaries, pursuant to the employee plans of GAN or any of its subsidiaries or agreements subject to such employee plans or any other contract of GAN or any of its subsidiaries;

●	amend any employee plans or collective bargaining agreement of GAN or any of its subsidiaries, or terminate, adopt or enter into any plan, agreement, arrangement or other contracts that would be such an employee plan or a collective bargaining agreement if in effect on November 7, 2023, in each case, except as required by applicable law or by the terms of any employee plans in effect as of November 7, 2023 and made available to SSC prior to November 7, 2023;

●	make (outside of the ordinary course of business), change or revoke any material tax election; file any amended material income tax return, or any other amended tax return that would increase the taxes payable by GAN and its subsidiaries in any non-de minimis respect; change or revoke any tax accounting method; enter into any closing agreement within the meaning of Section 7121 of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”) regarding any material tax liability or assessment; enter into, change or revoke any tax sharing, allocation, assumption, or indemnification agreement (other than any commercial contract the primary purpose of which is unrelated to taxes, entered into in the ordinary course of business and containing customary tax indemnification provisions); settle, compromise or resolve any controversy that relates to a material liability for taxes; consent to any extension or waiver of any limitation period applicable to any material tax audit, claim, assessment or other similar tax matter (other than automatic extensions granted in the ordinary course of business); fail to pay any material taxes as they become due and payable (including estimated taxes), except to the extent such taxes are contested in good faith and adequate reserves have been established for such taxes in accordance with U.S. GAAP; or surrender any right to claim a material tax refund, in each case, with respect to GAN or any of its subsidiaries;

●	enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding or similar contract with respect to any joint venture, strategic partnership or alliance, profit and/or loss sharing arrangement, minority equity investment or similar arrangement;

●	enter into or renew any material contract, other than in the ordinary course of business, consistent with past practices, including in respect of the terms and conditions; or terminate or materially amend any material contract;

●	enter into any new lease or sublease, or materially amend any lease in effect as of November 7, 2023 or any such lease or sublease of real property entered into after November 7, 2023, waive any material term or condition of such lease or such other lease or sublease, as the case may be;

●	enter into any new line of business or activity, any class or any market in which GAN and its subsidiaries do not operate as of November 7, 2023; abolish, withdraw, terminate or otherwise exit from any line of business or activity, any class or any market in which GAN or any of its subsidiaries operates or conducts any of its business as of November 7, 2023; enter into any markets with respect to the business-to-consumer business segment of the business of GAN and its subsidiaries; or engage in, or enter into, or propose to enter, a gaming business, or otherwise offer any gaming services or products, whether directly or indirectly, including through its and their respective affiliates or representatives or third-party contractors, in any jurisdiction or market where such entry (or proposal to enter) or offering would be prohibited by applicable law, including gaming laws;

●	relinquish, abandon, modify, rescind, or waive or terminate any material permit; fail to make expenditures as required under any gaming law or by any gaming authority; enter into any material agreement or commitment with any gaming authority; or suspend, withdraw or terminate any applications or submissions for new gaming approvals outstanding as of November 7, 2023;

●	make, incur or authorize (other than in accordance with GAN’s 2023 annual budget) capital expenditure(s), or not make, incur or authorize the capital expenditures contemplated in GAN’s 2023 annual budget;

●	enter into any transaction with an affiliate or beneficial owner of GAN or one of its subsidiaries;

●	adopt a plan of complete or partial liquation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

●	other than in the ordinary course of business consistent with past practices, fail to maintain in full force and effect the insurance policies covering GAN and its subsidiaries and their respective properties, businesses, assets and operation in a form and amount consistent with those in place as of November 7, 2023; or

●	otherwise agree or commit to do any of the foregoing.

Nothing in the merger agreement is intended to give SSC, Merger Sub or any of their respective affiliates, directly or indirectly, the right to control or direct the businesses, operations or activities of GAN or any of its subsidiaries at any time prior to the effective time. Prior to the effective time, GAN and each of its subsidiaries will exercise, consistent with the terms and conditions of the merger agreement, complete control and supervision over its respective businesses, operations and activities.

Directors and Officers of the Surviving Company

The directors of Merger Sub immediately prior to the effective time will be the directors of the surviving company until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in accordance with the surviving company’s bye-laws. The officers of GAN immediately prior to the effective time will be the officers of the surviving company until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be, in accordance with the surviving company’s bye-laws.

Indemnification; Directors’ and Officers’ Insurance

SSC agreed that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time existing in favor of the current or former directors and officers of GAN as provided in GAN’s charter and in any indemnification or other similar agreement will continue in full force and effect in accordance with their terms (with such rights, after the closing, being mandatory rather than permissive, if applicable). Without limiting the foregoing, from and after the effective time, the surviving company will indemnify and hold harmless each of the current and former directors, officers, employees, consultants and other representatives of GAN against all claims, losses, liabilities, costs and expenses, including reasonable attorneys’ fees, incurred in connection with any legal proceeding arising out of or pertaining to the fact that such individual was a current or former director or officer of GAN, whether asserted prior to, at or after the effective time, to the fullest extent permitted under applicable law.

In addition, prior to the effective time, GAN will obtain and pay for directors’ and officers’ liability insurance policies (commonly referred to as tail policies) for acts or omissions occurring at or prior to the effective time, and SSC will cause such insurance policies to be maintained in full force and effect. Such policies will be in effect through the sixth anniversary of the effective time. However, GAN will not be required to expend an annual premium for such coverage in excess of 200% of the last annual premium paid by GAN for such insurance prior to November 7, 2023. If such insurance coverage cannot be obtained at an annual premium equal to or less than such maximum premium amount, GAN will obtain the greatest coverage available for a cost not exceeding an annual premium equal to such maximum premium amount.

Amendment and Waiver

Subject to applicable law, the merger agreement may be amended by the parties, except after GAN shareholders approve the merger proposal, no amendment may be made that requires the approval of GAN shareholders.

At any time prior to the effective time, SSC and Merger Sub, on the one hand, and GAN, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in or breach of the representations and warranties of the other or (c) waive compliance by the other with any of the agreements or covenants in the merger agreement; except after GAN shareholders approve the merger proposal, there may not be any extension or waiver that adversely affects the rights of GAN shareholders without their approval.

No Third Party Beneficiaries

The merger agreement is not intended to, and does not, confer upon any person that is not a party to the merger agreement any rights or remedies except (a) as set forth in the merger agreement and (b) from and after the effective time, the rights of GAN shareholders to receive the merger consideration.

Remedies; Specific Enforcement

All remedies conferred upon a party in the merger agreement will be deemed cumulative with and not exclusive of any other remedy, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

The parties agreed that irreparable injury would occur in the event that any provision of the merger agreement was not performed in accordance with its terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties agreed that, prior to the termination of the merger agreement, in the event of any breach by GAN of any of its obligations, SSC and Merger Sub will be entitled to equitable relief to prevent breaches of the merger agreement by GAN and to enforce specifically the terms of the merger agreement, including GAN’s obligation to consummate the merger. In no event will SSC be permitted to pursue any remedies following the payment of the $6.0 million termination fee by GAN to SSC.

In no event will SSC, Merger Sub or any SSC-related parties have the right to seek or obtain money damages from GAN or any GAN-related party under the merger agreement, other than the right of SSC to payment of the $6.0 million termination fee in accordance with the merger agreement. In the event the merger agreement is terminated, the termination fee represents GAN’s maximum aggregate liability under the merger agreement and the transactions and other agreements contemplated hereby (other than the credit agreement.

Unless the merger agreement is earlier terminated, the parties agreed that irreparable injury would occur in the event that any provision of the merger agreement was not performed in accordance with its terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties agreed that, prior to the termination of the merger agreement, in the event of any material breach by SSC or Merger Sub of any of their respective obligations thereunder, GAN will be entitled to equitable relief to prevent breaches of the merger agreement by SSC and Merger Sub and to enforce specifically the terms of the merger agreement.

In no event will GAN or any GAN-related parties have the right to seek or obtain money damages from SSC or any SSC-related party under the merger agreement, other than the right of GAN to payment of the $6.0 million termination fee. In the event the merger agreement is terminated, the termination fee represents the maximum aggregate liability of SSC and any of the SSC-related parties under the merger agreement.

Representations and Warranties

The merger agreement contains certain customary representations and warranties.

Each of GAN and SSC has made representations and warranties regarding, among other things, their respective (i) organization and standing; (ii) corporate power and authority with respect to the execution, delivery and performance of the merger agreement and the statutory merger agreement, and the due and valid execution and delivery and enforceability of the merger agreement; (iii) absence of conflicts with, or violations of, organizational documents, contracts and applicable laws; (iv) required regulatory filings and consents and approvals of governmental authorities; (v) absence of certain legal proceedings; and (vi) fees payable in connection with the transactions contemplated by the merger agreement and the statutory merger agreement.

Additional representations and warranties made only by GAN relate to:

●	capitalization;
●	subsidiaries;
●	SEC reports;
●	financial statements;

●	liabilities;
●	absence of certain changes;
●	material contracts;
●	compliance with laws and orders;
●	permits; certain gaming matters;
●	environmental matters;
●	legal proceedings and orders;
●	taxes;
●	employee benefit plans;
●	labor matters;
●	real property;
●	intellectual property;
●	insurance;
●	related party transactions;
●	anti-corruption laws;
●	international trade compliance;
●	indebtedness;
●	customers and vendors; and
●	accounts receivable.

Additional representations and warranties made only by SSC and Merger Sub relate to:

●	the ownership of the ordinary shares;
●	the absence of any impediment to the consummation of the merger;
●	the interim operations of Merger Sub; and
●	SSC having sufficient cash on hand or other sources of immediately available funds to pay the merger consideration and to otherwise consummate the merger.

Other Covenants and Agreements

The merger agreement contains certain other covenants and agreements, including covenants relating to, among other things:

●	preparation by GAN of this proxy statement;
●	confidentiality and access by SSC to certain information about GAN;
●	consultation between SSC and GAN in connection with public statements with respect to the transactions contemplated by the merger agreement and the statutory merger agreement;
●	causing the dispositions of GAN equity securities pursuant to the transactions contemplated by the merger agreement and the statutory merger agreement by each individual who is a director or officer of GAN subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act; and
●	each party notifying the other party of litigation relating to the transactions contemplated by the merger agreement and the statutory merger agreement, and GAN giving SSC the opportunity to participate in the defense and settlement of litigation against GAN or its directors relating to the merger agreement and the statutory merger agreement and the transactions contemplated by the merger agreement and the statutory merger agreement.

Governing Law; Jurisdiction

The merger agreement, and any legal proceeding directly or indirectly arising out of or relating to the merger agreement or any of the transactions, including the merger, is governed by the laws of the State of New York, regardless of the laws that might otherwise govern under any applicable principles of choice or conflicts of laws of the State of New York, except to the extent that the provisions of Bermuda law are mandatorily applicable to the merger. The statutory merger agreement is governed by the laws of Bermuda.

Each of the parties to the merger agreement agreed that any legal proceeding arising out of or relating to the merger agreement or the transactions (including the merger) brought by any party or its affiliate against any other party or its affiliate will be brought in the courts of the State of New York and consented to the exclusive jurisdiction of any state or federal court within the State of New York in the event any dispute or controversy arises out of the merger agreement or the transactions (including the merger).

Each of the parties to the merger agreement waived, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action, proceeding or counterclaim (whether based in contract, tort or otherwise) arising out of or relating to the merger agreement, the merger or any of the other transactions contemplated by the merger agreement and the statutory merger agreement.

If any party institutes legal proceedings arising out of the merger agreement, the prevailing party in such legal proceeding will be entitled to receive in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting legal proceeding.

MARKET PRICE OF ORDINARY SHARES

Our ordinary shares are quoted on The Nasdaq Capital Market under the ticker symbol “GAN.” The following table shows the closing high and low prices for the ordinary shares for the periods indicated as reported by The Nasdaq Capital Market. These prices do not necessarily represent actual transactions.

	High	Low
Year ended December 31, 2023
Fourth quarter (through December 4, 2023)	$1.66	$0.83
Third quarter	$2.04	$1.08
Second quarter	$1.67	$1.19
First quarter	$2.33	$1.29

Year ended December 31, 2022
Fourth quarter	$2.43	$1.23
Third quarter	$4.34	$2.00
Second quarter	$4.95	$3.05
First quarter	$9.25	$4.64

Year ended December 31, 2021
Fourth quarter	$16.28	$8.50
Third quarter	$17.93	$13.58
Second quarter	$20.65	$14.96
First quarter	$30.53	$17.63

The closing price of the ordinary shares on The Nasdaq Capital Market on November 7, 2023, the last full trading day prior to the announcement that the parties entered into the merger agreement, was $0.8918 per ordinary share. On [●], the most recent practicable date before this proxy statement was first mailed to GAN shareholders, the closing price of the ordinary shares on The Nasdaq Capital Market was $[●] per ordinary share. GAN shareholders are encouraged to obtain current market quotations for ordinary shares before making any decision with respect to the merger. No assurance can be given concerning the market price for ordinary shares before or after the date on which the merger will close. The market price for ordinary shares will fluctuate between the date of this proxy statement and the date on which the merger closes and thereafter.

As of [●], there were approximately [●] holders of record of ordinary shares. This does not represent the actual number of beneficial owners of ordinary shares because shares are frequently held in “street names” by securities dealers and others for the benefit of beneficial owners who may vote shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of December 4, 2023, with respect to the beneficial ownership of ordinary shares by (1) each of the members of the GAN board of directors, (2) each of GAN’s named executive officers and (3) all of GAN’s current directors and executive officers as a group. We are not aware of any person who is the beneficial owner of more than 5% of the ordinary shares.

As defined by the SEC, a person is deemed to “beneficially own” shares if such person directly or indirectly (a) has or shares the power to vote or dispose of such shares, regardless of whether such person has any pecuniary interest in the shares or (b) has the right to acquire the power to vote or dispose of such shares within 60 days, including through the exercise of any option, warrant, or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the tables below and subject to community property laws where applicable, we believe, based on the information furnished to us and on SEC filings, that each of the persons named in tables below has sole power to vote or dispose of the ordinary shares indicated as beneficially owned. Pursuant to Rule 13d-4 under the Exchange Act, any statement relating to voting and dispositive power concerning ordinary shares included in the footnotes to the following table shall not be construed as an admission that the person to which such statement relates is, for the purposes of Sections 13(d) or 13(g) of the Exchange Act, the beneficial owner of any securities covered by the statement.

The information set forth in the tables below is based on 44,989,747 ordinary shares issued on December 4, 2023. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, we deemed to be issued all ordinary shares subject to options, warrants, rights or other convertible securities held by that person that are currently exercisable or will be exercisable within 60 days after such date. We did not deem those shares issued, however, for the purpose of computing the percentage ownership of any other person.

Under GAN’s bye-laws, each ordinary share has one vote.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Issued Ordinary Shares
Dermot S. Smurfit	1,226,570	(2)	2.7
Michael Smurfit Jr.	631,905	(3)	1.4
Karen Flores	563,162	(4)	1.3
Seamus McGill	514,585	(5)	1.1
David Goldberg	379,661	(6)	*
Sylvia Tiscareño	70,653	(7)	*
Susan Bracey	50,001	(8)	*
Eric Green	42,500	(9)	*
Brian Chang	32,630	(10)	*
Don Ryan	27,595	(11)	*
All current directors and executive officers as a group (10 persons)	2,237,466	(12)	4.9

*	Represents less than 1%.

(1)	Unless otherwise stated, the address for each person listed in this table is c/o GAN Limited, 400 Spectrum Center Drive, Suite 1900, Irvine, CA 92618.
(2)	Includes 582,750 ordinary shares issuable upon exercise of outstanding options. Mr. Smurfit resigned his employment with GAN and resigned as a member of the GAN board of directors and as a director of all of GAN’s operating subsidiaries effective September 25, 2023; accordingly, information in table is as of such date.
(3)	Includes 175,000 ordinary shares issuable upon exercise of outstanding options.
(4)	Includes 246,874 ordinary shares issuable upon exercise of outstanding options. Ms. Flores resigned her employment with GAN effective November 25, 2022.
(5)	Includes 32,500 ordinary shares subject to outstanding restricted share units (which we refer to as “RSUs”), and 200,000 ordinary shares issuable upon exercise of outstanding options.
(6)	Includes 32,500 ordinary shares subject to outstanding RSUs, and 149,999 ordinary shares issuable upon exercise of outstanding options.
(7)	Includes 19,133 ordinary shares subject to outstanding RSUs.
(8)	Includes 32,500 ordinary shares subject to outstanding RSUs.
(9)	Includes 32,500 ordinary shares subject to outstanding RSUs.
(7)

Includes 582,750 ordinary shares issuable upon exercise of outstanding options. Mr. Smurfit resigned his employment with GAN and resigned as a member of the GAN board of directors and as a director of all of GAN’s operating subsidiaries effective September 25, 2023; accordingly, information in table is as of such date.

(10)	Includes 26,786 ordinary shares subject to outstanding RSUs.
(11)	Mr. Ryan’s employment with GAN was terminated effective December 21, 2022.
(12)	Includes 175,919 ordinary shares subject to outstanding RSUs, and 1,414,271 ordinary shares issuable upon exercise of outstanding options.

Changes in Control

There are no arrangements, known to GAN, including any pledge by any person of securities of GAN, the operation of which may at a subsequent date result in a change in control of GAN, other than the merger agreement by and among GAN, SSC and Merger Sub.

APPRAISAL RIGHTS

Under Bermuda law, in the event of a merger of a Bermuda company with another Bermuda company or foreign corporation, any shareholder of the Bermuda company is entitled to receive fair value for its shares. For purposes of Section 106(2)(b)(i) of the Bermuda Companies Act, the GAN board of directors considers the fair value for each ordinary share to be $1.97, without interest and subject to any applicable tax withholding.

GAN shareholders who are not satisfied that they have been offered fair value for their ordinary shares and whose shares were not voted in favor of the merger proposal, may exercise their appraisal rights under Section 106(6) of the Bermuda Companies Act to have the fair value of their shares appraised by the Supreme Court of Bermuda. Persons owning beneficial interests in shares but who are not shareholders of record should note that only persons who are shareholders of record are entitled to make an application for appraisal. Any GAN shareholder intending to exercise appraisal rights must file their application for the appraisal of the fair value of their shares with the Supreme Court of Bermuda within one month of the date the notice convening the special general meeting to approve the merger has been given. The notice, substantially in the form set out at pages I and II of this proxy statement, and delivered with this proxy statement shall constitute this notice. There are no statutory rules and limited trial decisions of the Supreme Court of Bermuda detailing the operation of the appraisal rights set forth in Section 106 of the Bermuda Companies Act or the process of appraisal by the Supreme Court of Bermuda. Accordingly, the Supreme Court of Bermuda retains considerable discretion in determining the methodology to be used when appraising the fair value of shares pursuant to Section 106(6) of the Bermuda Companies Act.

If, at the special general meeting, a GAN shareholder votes in favor of the merger proposal, such shareholder will have no right to apply to the Supreme Court of Bermuda for an appraisal of the fair value of its shares, and instead, if the merger is consummated, and as discussed in the section of this proxy statement titled “The Merger Agreement — Effects of the Merger,” each ordinary share of such shareholder will be canceled and converted into the right to receive the merger consideration. Voting against the merger, or not voting, will not in itself satisfy the requirements for notice and exercise of a shareholder’s right to apply for appraisal of the fair value of its shares.

A FAILURE OF A DISSENTING SHAREHOLDER TO AFFIRMATIVELY VOTE AGAINST THE MERGER PROPOSAL WILL NOT CONSTITUTE A WAIVER OF ITS RIGHT TO HAVE THE FAIR VALUE OF ITS ORDINARY SHARES APPRAISED, PROVIDED THAT SUCH SHAREHOLDER DOES NOT VOTE IN FAVOR OF THE MERGER PROPOSAL.

In any case where a registered holder of ordinary shares has made an appraisal application, in respect of the shares held by such dissenting shareholder, and the merger has been made effective under Bermuda law before the Supreme Court of Bermuda’s appraisal of the fair value of such dissenting shares, then the dissenting shareholder shall be entitled to receive the merger consideration from the surviving company and, if the fair value of the dissenting shares is later appraised by the Supreme Court of Bermuda to be greater than the value of the merger consideration, such dissenting shareholder will be paid the difference, between the amount paid to him as the merger consideration and the value appraised by the court within one month of the Supreme Court of Bermuda’s appraisal.

In any case where the value of the dissenting shares held by a dissenting shareholder is appraised by the Supreme Court of Bermuda before the merger has been made effective under Bermuda law, then the surviving company will be required to pay the dissenting shareholder within one month of the Supreme Court of Bermuda’s appraisal an amount equal to the value of the dissenting shares appraised by the Supreme Court of Bermuda, unless the merger is terminated under the terms of the merger agreement, in which case no payment shall be made. However, it is anticipated that, subject to having obtained the requisite approval, the merger would have proceeded prior to the appraisal by the Supreme Court of Bermuda.

A shareholder that has exercised appraisal rights has no right of appeal from an appraisal made by the Supreme Court of Bermuda. The responsibility for apportioning the costs of any application to the Supreme Court of Bermuda under Section 106 of the Bermuda Companies Act will be in the discretion of the Supreme Court of Bermuda.

The relevant portion of Section 106 of the Bermuda Companies Act in relation to appraisal rights is as follows:

“(6) Any shareholder who did not vote in favor of the amalgamation or merger and who is not satisfied that he has been offered fair value for his shares may within one month of the giving of the notice referred to in subsection (2) apply to the Court to appraise the fair value of his shares.

(6A) Subject to subsection (6B), within one month of the Court appraising the fair value of any shares under subsection (6) the company shall be entitled either —

(a) to pay to the dissenting shareholder an amount equal to the value of his shares as appraised by the Court; or

(b) to terminate the amalgamation or merger in accordance with subsection (7).

(6B) Where the Court has appraised any shares under subsection (6) and the amalgamation or merger has proceeded prior to the appraisal then, within one month of the Court appraising the value of the shares, if the amount paid to the dissenting shareholder for his shares is less than that appraised by the Court, the amalgamated or surviving company shall pay to such shareholder the difference between the amount paid to him and the value appraised by the Court.

(6C) No appeal shall lie from an appraisal by the Court under this section.

(6D) The costs of any application to the Court under this section shall be in the discretion of the Court.

(7) An amalgamation agreement or merger agreement may provide that at any time before the issue of a certificate of amalgamation or merger the agreement may be terminated by the directors of an amalgamating or merging company, notwithstanding approval of the agreement by the shareholders of all or any of the amalgamating or merging companies.”

SHAREHOLDERS WHO HOLD THEIR ORDINARY SHARES IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BANKS, BROKERAGE FIRMS AND OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE GAN ORDINARY SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKERAGE FIRM AND OTHER NOMINEE MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

A shareholder who elects to exercise appraisal rights under Section 106(6) of the Bermuda Companies Act should, in addition to making an application to the Supreme Court of Bermuda, mail or deliver a written demand to:

GAN Limited

Attention: Corporate Secretary

400 Spectrum Center Drive, Suite 1900

Irvine, CA 92618

DELISTING AND DEREGISTRATION OF ORDINARY SHARES

If the merger is completed, we expect that our ordinary shares will be delisted from The Nasdaq Capital Market. In addition, registration of our ordinary shares under the Exchange Act will be terminated. As a result, if the merger is completed, we would no longer file reports with the SEC on account of the ordinary shares.

THE SPECIAL GENERAL MEETING

The enclosed proxy is solicited on behalf of the GAN board of directors for use at the special general meeting.

Date, Time and Place

The special general meeting will be held on [●], starting at [●] [a].m. (Pacific Time) in a virtual meeting format via the Internet at www.[●] originating from GAN’s headquarters located at 400 Spectrum Center Drive, Suite 1900, Irvine, CA 92618. Eligible shareholders can access the meeting by visiting the meeting log in page at www.[●] and entering the control number located on their proxy card or voting instruction form. Participants will be able to log in 15 minutes prior to the designated start time and encouraged to do so in case of any technical difficulties.

Purposes of the Special General Meeting

At the special general meeting, GAN shareholders will be asked to consider and vote on each of the following proposals:

●	Proposal 1: to approve and adopt the merger agreement, the statutory merger agreement and the consummation of the transactions contemplated by the merger agreement and the statutory merger agreement, including the merger;

●	Proposal 2: to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to GAN’s named executive officers in connection with the merger, as described in this proxy statement; and

●	Proposal 3: to approve the adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies, if there are insufficient votes at the special general meeting to approve the merger proposal (Proposal 1).

Consummation of the merger is conditioned on, among other things, the approval of Proposal 1 above, but is not conditioned on the approval of Proposal 2 or 3.

The GAN board of directors unanimously recommends that GAN shareholders vote “FOR” each of Proposals 1, 2 and 3.

Record Date

Only GAN shareholders of record at the close of business on [●], the record date for the special general meeting, will be entitled to notice of, and to vote at, the special general meeting. As of the record date, there were [●] ordinary shares issued and entitled to be voted at the special general meeting. Holders of ordinary shares issued as of the record date will be entitled to vote on all the proposals described in this proxy statement.

Quorum

At the special general meeting, the presence of two or more persons representing in the aggregate, in person or by proxy, in excess of 50% of the total issued ordinary shares as of the record date throughout the meeting will form a quorum for the transaction of business. As a result, two or more persons representing (in person or by proxy) at least [●] of the issued ordinary shares as of the record date must be present throughout the meeting for a quorum to exist.

If a quorum is not present, the special general meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Corporate Secretary of GAN may determine. If the special general meeting is adjourned, notice of the resumption of the meeting shall be given to each GAN shareholder entitled attend and vote such meeting, unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned.

Required Vote

Assuming a quorum is present at the special general meeting, the approval of each of the three proposals at the special general meeting requires the affirmative vote (in person or by proxy) of a simple majority of the votes cast by holders of ordinary shares present in person or represented by proxy and entitled to vote at the special general meeting in accordance with GAN’s bye-laws.

Share Ownership of Our Directors and Executive Officers

As of the record date, our directors and executive officers beneficially owned and were entitled to vote an aggregate of [●] ordinary shares (excluding any ordinary shares that would be issuable upon the vesting, exercise or settlement, as applicable, of options to acquire ordinary shares, restricted share units or restricted share awards), representing approximately [●]% of the issued ordinary shares.

Our directors and executive officers have informed us that they currently intend to vote all of their ordinary shares: (i) “FOR” the merger proposal; (ii) “FOR” the compensation advisory proposal; and (iii) “FOR” the adjournment proposal.

Voting

Holders of ordinary shares have one vote for each ordinary share held by them as of the record date and are entitled to vote all ordinary shares held by them as of the record date on all the proposals voted on at the special general meeting. If your ordinary shares are held in your name, then you will be able to vote under GAN’s voting system in accordance with the description under “Voting Procedures” below.

If your ordinary shares are held in “street name” by your bank, broker, trustee, custodian or other nominee (which we generally refer to as “banks”, “brokers” or “nominees”), you should receive this proxy statement along with instructions for voting your shares from your broker, bank, or other nominee. You may submit your voting instructions by completing, signing and dating the voting instruction form that was included with this proxy statement and returning it in the accompanying postage-paid envelope. Your broker, bank, or other nominee likely will also allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. If you are a beneficial owner of shares held in street name and wish to vote in person at the special general meeting, you must obtain a legal proxy from the bank, broker or other nominee that holds those shares. A legal proxy is a written document that authorizes you to vote your shares held in street name. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

With respect to each of the proposals to be voted upon at the special general meeting, shareholders may vote “FOR” the proposal, “AGAINST” the proposal, or abstain from voting.

If you fail to submit a proxy or to vote in person at the special general meeting and you are a record holder, your shares will not be counted for purposes of quorum or as votes cast at the special general meeting. If your ordinary shares are held in “street name” and you do not provide your bank, broker or other nominee with any voting instructions, your shares will be treated as “broker non-votes” and will not be counted for the purposes of quorum or voted at the special general meeting.

Voting Procedures

There are four ways to vote:

●	Online. You may vote by proxy by visiting www.proxyvote.com and entering the control number located on the proxy card or voting instruction form enclosed with this proxy statement. If your ordinary shares are held in “street name” by your broker, bank, or other nominee, the availability of online voting will depend on the voting procedures of the organization that holds your shares.

●	Phone. You may vote by proxy by calling the toll-free number found on the proxy card or voting instruction form enclosed with this proxy statement. If your ordinary shares are held in “street name” by your broker, bank, or other nominee, the availability of voting by phone will depend on the voting procedures of the organization that holds your shares.

●	Mail. You may vote by proxy by completing, signing and dating the proxy card or voting instruction form enclosed with this proxy statement and returning it in the postage-paid envelope provided with this proxy statement.

●	At the Special General Meeting. If you are a shareholder of record, you may vote during the special general meeting. You will need the control number located on your proxy card to do so. Instructions on how to attend and participate, including how to demonstrate proof of share ownership, are available at www.[●]. If you are a beneficial owner of shares held in street name and wish to vote in person at the special general meeting, you must obtain a legal proxy from the bank, broker or other nominee that holds those shares. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

Shareholders who submit a proxy online or by telephone need not return a proxy card or voting instruction form.

All shares represented by valid proxies received prior to the taking of the vote at the special general meeting will be voted at the special general meeting. Where a shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder’s instructions.

If you are a record holder and submit a valid proxy or voting instruction form but do not indicate your specific voting instructions on one or more of the proposals to be voted on at the special general meeting, your shares will be voted as recommended by the GAN board of directors on those proposals and as the designated proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the special general meeting

The GAN board of directors unanimously recommends that you vote “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

Abstentions and “Broker Non-Votes”

Abstentions will be counted toward the presence of a quorum at the special general meeting.

If your ordinary shares are held in “street name” through a bank, broker or other nominee, and you do not provide voting instructions to such bank, broker or other nominee, such bank, broker or other nominee can vote the ordinary shares with respect to “discretionary” proposals, but nominee cannot vote such shares with respect to “non-discretionary” proposals. It is expected that all proposals to be voted on at the special general meeting will be considered “non-discretionary” proposals. Accordingly, if you do not provide voting instructions to the bank, broker or other nominee holding your shares, it is expected that such bank, broker or other nominee will not be able vote such shares on your behalf, resulting in a “broker non-vote.” “Broker non-votes” will not be counted toward the presence of a quorum at the special general meeting (unless instructions have been provided by the applicable beneficial owner to the bank, broker or other nominee, as applicable, with respect to at least one proposal to be voted upon at the special general meeting).

Abstentions and “broker non-votes” will not be considered votes cast on any proposal brought before the special general meeting. Because approval of the proposals to be voted on at the special general meeting requires the affirmative vote of a simple majority of votes cast by holders of ordinary shares present in person or represented by proxy and entitled to vote at the special general meeting in accordance with GAN’s bye-laws (assuming a quorum is present), an abstention or a “broker non-vote” with respect to any proposal to be voted on at the special general meeting will not have the effect of a vote for or against such proposal, but will reduce the number of votes cast and therefore increase the relative influence of those shareholders voting.

Revocation of Proxies

You may revoke a submitted proxy prior to its exercise at the special general meeting in any of the following ways: (1) submitting a later-dated proxy by telephone or through the Internet prior to the telephone or Internet voting deadline indicated on your proxy card; (2) submitting a later-dated and signed proxy card to GAN’s Corporate Secretary; (3) attending the special general meeting and voting in person (attending the meeting will not, in and of itself, revoke your proxy); or (4) submitting a written revocation of your proxy to GAN’s Corporate Secretary. Any later-dated proxy card or written notice of revocation must be delivered prior to the special general meeting to GAN’s Corporate Secretary at 400 Spectrum Center Drive, Suite 1900, Irvine, CA 92618.

If your ordinary shares are held in “street name” by your bank, broker or other nominee, please follow the instructions provided by your bank, broker or other nominee as to how to revoke or change your previously provided voting instructions.

Board of Directors’ Recommendation

The GAN board of directors, based on the unanimous recommendation of the special committee, unanimously (a) determined that the merger consideration constitutes fair value for each ordinary share in accordance with the Bermuda Companies Act, (b) determined that the terms of the merger agreement, the statutory merger agreement, the merger and the other agreements and transactions contemplated by the merger agreement and the statutory merger agreement are in the best interests of GAN and its shareholders, (c) approved and declared advisable GAN’s execution, delivery and performance of the merger agreement and the statutory merger agreement and the transactions contemplated thereby, including the merger, (d) directed that the merger agreement and the statutory merger agreement be submitted to GAN shareholders for adoption and approval and (e) recommends that GAN shareholders vote in favor of adoption and approval of the merger agreement, the statutory merger agreement and the transactions contemplated thereby, including the merger. As more fully described in the section of this proxy statement titled “The Merger – GAN’s Reasons for the Merger and Recommendation of the GAN Board of Directors” beginning on page 28, the GAN board of directors made these determinations in accordance with and upon the unanimous recommendation of its committee comprised solely of independent directors and after consultation with GAN’s management and independent legal and financial advisors and consideration of a number of factors.

The GAN board of directors unanimously recommends that you vote “FOR” the merger proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

Expenses of Proxy Solicitation

The GAN board of directors is soliciting your proxy, and GAN will bear the cost of soliciting proxies. GAN engaged Morrow Sodali to solicit proxies for the special general meeting. Morrow Sodali will also provide consulting and proxy solicitation services in connection with the special general meeting. GAN will pay Morrow Sodali a fee of approximately $[●], plus reasonable out-of-pocket disbursements for its services, and GAN will indemnify Morrow Sodali for certain losses arising out of its proxy solicitation services. In addition to the solicitation of proxies by mail, proxies may be solicited by GAN directors, officers and employees, or representatives of Morrow Sodali, in person or by telephone, email, or other means of communication, and GAN may pay persons holding ordinary shares on behalf of others their expenses for sending proxy materials to their principals. No additional compensation will be paid to GAN directors, officers or employees for their services in connection with solicitation of proxies.

Other Matters

At this time, we know of no other matters to be acted upon at the special general meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special General Meeting

The proxy statement is available on our website, investors.gan.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Morrow Sodali, our proxy solicitor, by calling (800) 662-5200 or by sending an email to GAN@info.morrowsodali.com.

PROPOSAL 1 — APPROVAL OF THE MERGER PROPOSAL

In this proposal, GAN is asking its shareholders to approve and adopt the merger agreement, the statutory merger agreement and the consummation of the transactions contemplated by the merger agreement and the statutory merger agreement, including the merger. Approval of this proposal is a condition to consummation of the merger.

The GAN board of directors, based on the unanimous recommendation of the special committee, unanimously (a) determined that the merger consideration constitutes fair value for each ordinary share in accordance with the Bermuda Companies Act, (b) determined that the terms of the merger agreement, the statutory merger agreement, the merger and the other agreements and transactions contemplated by the merger agreement and the statutory merger agreement are in the best interests of GAN and its shareholders, (c) approved and declared advisable the execution, delivery and performance of the merger agreement and the statutory merger agreement and the transactions contemplated thereby, including the merger, (d) directed that the merger agreement and the statutory merger agreement be submitted to GAN shareholders for adoption and approval and (e) recommends that GAN shareholders vote in favor of adoption and approval of the merger agreement, the statutory merger agreement and the transactions contemplated thereby, including the merger.

Each ordinary share issued as of the record date is entitled to vote on this proposal.

The approval of this proposal requires the affirmative vote of a simple majority of the votes cast by holders of ordinary shares present in person or represented by proxy and entitled to vote at the special general meeting at which a quorum is present in accordance with GAN’s bye-laws.

The GAN board of directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2 — APPROVAL OF THE COMPENSATION ADVISORY PROPOSAL

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that GAN provide its shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the payment of certain compensation that will or may become payable by GAN to its named executive officers in connection with the merger, as disclosed in the section of this proxy statement titled “The Merger — Interests of GAN’s Directors and Executive Officers in the Merger — Golden Parachute Compensation for GAN Named Executive Officers” beginning on page 46.

These arrangements have previously constituted part of GAN’s overall compensation program for its named executive officers and have generally been previously disclosed to GAN shareholders in GAN’s annual proxy statements and other public filings. These historical arrangements were generally adopted and approved by the independent members of the GAN Board of Directors in separate meetings, such as during executive sessions of independent directors, and are believed to be reasonable and in line with marketplace norms. Estimated payments for these arrangements are specifically set forth in the table entitled “Golden Parachute Compensation” on page 46 of this proxy statement and the accompanying footnotes.

Accordingly, we are seeking approval of the following resolution at the special general meeting:

“RESOLVED, that the shareholders of GAN Limited approve, on an advisory (non-binding) basis, the compensation that will or may become payable to GAN Limited’s named executive officers that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section titled “The Merger — Interests of GAN’s Directors and Executive Officers in the Merger — Golden Parachute Compensation for GAN Named Executive Officers” in GAN Limited’s proxy statement for the special general meeting.”

The vote on this proposal is separate and apart from the vote on the merger proposal. Approval of this proposal is not a condition to consummation of the merger. Since the vote on this proposal is advisory only, it will not be binding on either SSC or GAN. Accordingly, if the merger proposal is approved and the merger is consummated, the compensation payments that are contractually required to be paid to GAN’s named executive officers will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this proposal.

Each ordinary share issued as of the record date is entitled to vote on this proposal.

The approval, on an advisory (non-binding) basis, of this proposal requires the affirmative vote of a simple majority of the votes cast by holders of ordinary shares present in person or represented by proxy and entitled to vote at the special general meeting in accordance with GAN’s bye-laws.

The GAN board of directors unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3 — APPROVAL OF THE ADJOURNMENT PROPOSAL

In this proposal, GAN is asking its shareholders to vote in favor of adjourning the special general meeting to another time and place for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special general meeting to approve the merger proposal.

If the special general meeting is adjourned, notice of the date, place and time for the resumption of the meeting will be given to each GAN shareholder entitled to attend and vote at such meeting, unless the meeting is adjourned to a specific date, time and place announced at the special general meeting.

If GAN shareholders approve this proposal, GAN could adjourn the special general meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from GAN shareholders who have previously voted. Approval of this proposal is not a condition to consummation of the merger.

Each ordinary share issued as of the record date is entitled to vote on this proposal.

The approval of this proposal requires the affirmative vote of a simple majority of the votes cast by holders of ordinary shares present in person or represented by proxy and entitled to vote at the special general meeting in accordance with GAN’s bye-laws.

The GAN board of directors unanimously recommends that you vote “FOR” this proposal.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of certain material U.S. federal income tax consequences of the merger applicable to U.S. holders (as defined below) of ordinary shares.

The following discussion is based upon the Code, U.S. Treasury regulations, judicial authorities, published positions of the U.S. Internal Revenue Service (the “IRS”) and other applicable authorities, all as currently in effect on the date of this proxy statement and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to holders that hold their ordinary shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion does not address all of the tax consequences that may be relevant to a particular shareholder, such as the application of the Medicare contribution tax, or to shareholders that are subject to special treatment under U.S. federal income tax laws, such as:

●	financial institutions;
●	mutual funds;
●	tax-exempt organizations;
●	insurance companies;
●	regulated investment companies and real estate investment trusts;
●	S corporations, partnerships or other pass-through entities (and investors in such entities);
●	dealers in securities or currencies;
●	traders in securities who elect the mark-to-market method of accounting for their securities;
●	shareholders that hold their ordinary shares as part of a “straddle,” “conversion transaction” or other integrated transaction;
●	shareholders who acquired their ordinary shares pursuant to the exercise of employee share options or otherwise in connection with the performance of services;
●	shareholders who have a functional currency other than the United States dollar;
●	shareholders who own, or have owned, directly, indirectly or constructively, 10% or more of the total combined voting power or value of all classes of issued shares of GAN;
●	shareholders who own, directly, indirectly or constructively 5% or more of ordinary shares;
●	SSC and any of its affiliates;
●	shareholders who are not U.S. holders; and
●	shareholders who exercise their appraisal rights.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a GAN shareholder, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership holding ordinary shares should consult its tax advisors with respect to the tax consequences of the transaction.

This discussion does not address tax considerations under U.S. state and local and non-U.S. laws or non- income U.S. federal taxes (such as gift or estate taxes).

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of ordinary shares that is (i) an individual who is a citizen or resident of the United States as determined for U.S. federal income tax purposes, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust that (A) is subject to the primary supervision of a court within the United States and the authority of one or more U.S. persons to control all substantial decisions of the trust or (B) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Holders of ordinary shares are urged to consult their tax advisors as to the particular U.S. federal income tax consequences of the transaction to them, as well as any tax consequences arising under any U.S. state and local and non-U.S. tax laws or any non-income U.S. federal tax laws.

Tax Consequences of the Merger

The exchange of ordinary shares for the merger consideration pursuant to the merger agreement will be a taxable transaction for U.S. federal income tax purposes. Subject to the discussion titled “— Passive Foreign Investment Company,” a U.S. holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the receipt of the merger consideration in exchange for ordinary shares in an amount equal to the difference, if any, between the cash received and the U.S. holder’s adjusted tax basis in the ordinary shares exchanged therefor. Such gain or loss will be long-term capital gain or loss provided that a U.S. holder’s holding period for such shares exceeds one year on the date of the exchange. Long-term capital gains recognized by certain non-corporate holders, including individuals, are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations. Any such gain or loss recognized by U.S. holders generally will be treated as U.S.-source gain or loss.

If a U.S. holder acquired different blocks of ordinary shares at different times or at different prices, such U.S. holder must determine its, his or her gain or loss, adjusted tax basis and holding period separately with respect to each block of ordinary shares.

Passive Foreign Investment Company (“PFIC”)

In general, a foreign corporation will be treated as a PFIC during a given year if either (i) 75% or more of its gross income constitutes “passive income” or (ii) 50% or more of its assets produce (or are held for the production of) passive income. For purposes of the PFIC determination, a non-U.S. corporation is generally treated as owning a proportionate share of the assets and receiving a proportionate share of the income of any other corporation in which it owns, directly or indirectly, at least 25% (by value) of such corporation’s shares.

Passive income generally includes interest, dividends, annuities and other investment income. The PFIC statutory provisions, however, contain an express exception for income derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business if certain conditions are met. GAN does not believe that it is, or ever has been, a PFIC. However, the determination of PFIC status is factual in nature, depends on the application of complex U.S. federal income tax rules that are subject to differing interpretations, and generally cannot be determined until the close of the taxable year in question. Accordingly, there can be no assurance that GAN is or was not a PFIC for its current or any prior taxable year.

If GAN were a PFIC for the taxable year of the merger or any prior taxable year in which the U.S. holder held ordinary shares, unless the U.S. holder had made a valid mark-to-market election with respect to their ordinary shares, any gain recognized by a U.S. holder on the exchange of ordinary shares for the merger consideration pursuant to the merger generally would be allocated ratably over such U.S. holder’s holding period for the ordinary shares. The amount allocated to the taxable year of the merger and to any taxable year before GAN became a PFIC would be treated as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for that year and the interest charge generally applicable to underpayments of tax would be imposed on the resulting tax attributable to such year. If the U.S. holder had made a valid mark-to-market election with respect to their ordinary shares, any gain recognized by the U.S. holder would be treated as ordinary income and any loss would be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If GAN is a PFIC for the taxable year of the merger or has been a PFIC during any prior year in which a U.S. holder held ordinary shares, a U.S. holder generally would be required to file IRS Form 8621 with respect to the ordinary shares. The PFIC rules are complex, and each U.S. holder should consult their own tax advisors regarding the classification of GAN as a PFIC, and the effect of the PFIC rules on such U.S. holder.

Backup Withholding and Information Reporting

A U.S. holder may be subject to information reporting and backup withholding with respect to the amount of cash received in the merger. A U.S. holder may be subject to backup withholding unless the U.S. holder is an exempt recipient and, when required, demonstrates this fact or provides a taxpayer identification number, makes certain certifications on IRS Form W-9, and otherwise complies with the applicable requirements. A U.S. holder that does not provide its correct taxpayer identification number may also be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FUTURE SHAREHOLDER PROPOSALS

If the merger proposal is approved by our shareholders and the merger is completed, we will have no public shareholders and there will be no public participation in any future shareholder meetings. If the merger is not completed for any reason, our shareholders will continue to be entitled to attend and participate in our shareholder meetings in accordance with Bermuda law.

Requirements for Shareholder Proposals to be Considered for Inclusion in our Proxy Materials

We will hold an annual general meeting in 2024 only if the merger has not already been completed. If the merger is not completed and a shareholder intends to present a proposal to be considered for inclusion in our proxy materials in connection with the 2024 annual general meeting of shareholders (if one is held), such shareholder must follow the procedures of Rule 14a-8 under the Exchange Act and the proposal must be received by our Corporate Secretary at our principal executive office located at 400 Spectrum Center Drive, Suite 1900, Irvine, California 92618, no later than December 30, 2023, and must otherwise comply with the SEC’s rules, to be considered for inclusion in our proxy materials relating to the 2024 annual general meeting of shareholders (if one is held).

Requirements for Shareholder Nominations to be Brought Before an Annual General Meeting.

In addition, our bye-laws provide that for shareholder nominations or other proposals to be considered at an annual meeting, the shareholder must have given timely advance notice of the proposal or nomination in writing to our Corporate Secretary. To be timely for the 2024 annual general meeting of shareholders (if one is held), a shareholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive office between February 14, 2024 and March 15, 2024. A shareholder’s notice to our Corporate Secretary must set forth, as to each matter the shareholder proposes to bring before the annual meeting, the information required by our bye-laws. In addition, shareholders who intend to solicit proxies in support of director nominees other than individuals nominated by our board of directors must also comply with the additional requirements of Rule 14a-19(b) of the Exchange Act, to the extent applicable.

HOUSEHOLDING OF THE PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that, if you have requested printed copies, only one set of printed proxy materials is delivered to multiple shareholders sharing an address, unless contrary instructions have been received from one or more of the shareholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our proxy statement and annual report, or if you are receiving multiple copies of such documents and wish to receive only one in the future, please contact Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. We will promptly deliver, upon oral or written request, without charge, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for a copy of this proxy statement should also be directed to Broadridge Householding Department at the number or address above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. In addition, you may obtain free copies of the documents we file with the SEC by visiting https://investors.gan.com/websites/gan/English/3200/sec-filings.html. The foregoing website addresses is provided as inactive textual references only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement and, therefore, is not incorporated herein by reference. Copies of the documents we file with the SEC will be available free of charge on the websites referenced above.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference into this proxy statement is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. In the event of conflicting information in this proxy statement in comparison to any document incorporated by reference into this proxy statement, or among documents incorporated by reference, the information in the latest filed document controls. We incorporate by reference the documents listed below and any documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the earlier of the date of the special general meeting or the termination of the merger agreement.

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on April 14, 2023;

●	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 10, 2023, August 9, 2023 and November 9, 2023;

●	Current Reports on Form 8-K, filed with the SEC on January 4, 2023, January 6, 2023, March 15, 2023, April 19, 2023, June 15, 2023, September 26, 2023, October 10, 2023 and November 8, 2023; and

●	Portions of the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2023 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Notwithstanding the foregoing, information we furnish under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including the related exhibits, that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Exchange Act will not be deemed to be incorporated by reference into this proxy statement, unless expressly stated otherwise therein.

Statements contained in this proxy statement, or in any document incorporated by reference into this proxy statement regarding the contents of any agreement or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that agreement or other document filed as an exhibit with the SEC.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

GAN Limited

Attn: Investor Relations

400 Spectrum Center Drive, Suite 1900

Irvine, CA, 92618

702-964-5777

If you would like to request documents, in order to ensure timely delivery, you must do so at least five business days before the date of the special general meeting. GAN will mail promptly requested documents to requesting shareholders by first-class mail, or another equally prompt means.

MISCELLANEOUS

GAN has supplied all the information contained or incorporated by reference into this proxy statement relating to GAN. SSC has supplied all of the information contained or incorporated by reference into this proxy statement relating to SSC and Merger Sub.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT IN DECIDING HOW TO VOTE YOUR ORDINARY SHARES. GAN HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT DIFFERS FROM THAT CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [●]. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO GAN SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

SEGA SAMMY CREATION INC.

ARC BERMUDA LIMITED

and

GAN LIMITED

Dated November 7, 2023

A-1

-i-

-ii-

-iii-

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of November 7, 2023, by and among SEGA SAMMY CREATION INC., a Japanese corporation (“Parent”), Arc Bermuda Limited, a Bermuda exempted company limited by shares and a wholly-owned subsidiary of Parent (“Merger Sub”), and GAN Limited, a Bermuda exempted company limited by shares (the “Company”). All capitalized terms that are not defined elsewhere in this Agreement will have the respective meanings assigned to them in Annex A.

WHEREAS, it is proposed that, upon the terms and subject to the conditions set forth herein and in the Statutory Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving company (the “Merger”), and each issued ordinary share, par value $0.01 per share, of the Company (the “Company Ordinary Shares”) will thereupon be cancelled and converted into the right to receive in cash, without interest, the Merger Consideration;

WHEREAS, the Board of Directors of the Company (the “Company Board”), in accordance with the Company Bye-Laws, formed the Company Special Committee, which was delegated responsibility for evaluating the Merger;

WHEREAS, the Company Board, acting upon the unanimous recommendation of the Company Special Committee, has unanimously (a) determined that the Merger Consideration constitutes fair value for each Company Ordinary Share in accordance with the Bermuda Companies Act, (b) determined that the terms of this Agreement, the Statutory Merger Agreement, the Merger and the other agreements and transactions contemplated by this Agreement and the Statutory Merger Agreement (collectively with the Merger, the “Transactions”) are in the best interests of the Company and its shareholders, (c) approved and declared advisable the execution, delivery and performance of this Agreement and the Statutory Merger Agreement and the Transactions contemplated thereby, including the Merger, and (d) resolved to recommend to the Company’s shareholders that the Company’s shareholders vote in favor of the adoption and approval of this Agreement and the Statutory Merger Agreement and the Transactions, including the Merger, at the Company Shareholder Meeting;

WHEREAS, the Board of Directors of Parent (the “Parent Board”) has unanimously approved this Agreement and the Statutory Merger Agreement and declared it advisable for Parent to enter into this Agreement and the Statutory Merger Agreement and to consummate the Transactions, including the Merger;

WHEREAS, the sole director of Merger Sub (the “Merger Sub Director”) has (i) determined that it is advisable for Merger Sub to enter into this Agreement and the Statutory Merger Agreement and consummate the Transactions, including the Merger, and the Merger is in the best interests of Merger Sub, (ii) approved the Merger, this Agreement and the Statutory Merger Agreement, and (iii) recommended the adoption and approval of this Agreement and the Statutory Merger Agreement by Parent, as the sole shareholder of Merger Sub;

WHEREAS, Parent, as the sole shareholder of Merger Sub, has approved the Merger and the terms of this Agreement and the Statutory Merger Agreement as being in the best interests and commercial benefit of the Merger Sub; and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger and the other Transactions.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

Article I
The Merger

Section 1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement and the Statutory Merger Agreement, and pursuant to Section 104H of the Bermuda Companies Act, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving company in the Merger (the “Surviving Company”).

Section 1.2 Closing. The closing (the “Closing”) of the Merger shall take place at the offices of Greenberg Traurig, LLP, One Vanderbilt Avenue, New York, NY 10017, or remotely by exchange of documents and signatures (or their electronic counterparts), at 10:00 a.m., Eastern time, within five (5) Business Days following the satisfaction or (to the extent permitted by Applicable Law) written waiver by the party (or parties) entitled to the benefits thereof of all of the conditions set forth in Article VIII (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Applicable Law) written waiver of those conditions), or at such other place, time and date as shall be agreed in writing between the Company and Parent. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.3 Effective Time. On the terms and subject to the conditions set forth in this Agreement and the Statutory Merger Agreement, the Company, Parent and Merger Sub will (a) on the Closing Date, execute and deliver the Statutory Merger Agreement, (b) on or prior to the Closing Date, cause the Merger Application to be executed and delivered to the Registrar as provided under Section 108 of the Bermuda Companies Act and to be accompanied by the documents required by Section 108(2) of the Bermuda Companies Act and (c) cause to be included in the Merger Application a request that the Registrar issue the Certificate of Merger on the Closing Date at the time of day mutually agreed upon by the Company and Parent and set forth in the Merger Application. The Merger shall become effective upon the issuance of the Certificate of Merger by the Registrar, or such other time and date as shall be set forth in the Certificate of Merger. The Company, Parent and Merger Sub agree that they will request that the Registrar provide in the Certificate of Merger that the effective time of the Merger shall be 10:00 a.m. Bermuda time (or such other time mutually agreed upon by the Company and Parent) on the Closing Date (the “Effective Time”).

Section 1.4 Effects. The Merger shall have the effects set forth in this Agreement, the Statutory Merger Agreement and Section 109(2) of the Bermuda Companies Act. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, and unless otherwise stated in this Agreement, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Company.

Section 1.5 Memorandum of Association and Bye-Laws of Surviving Company. The memorandum of association of the Surviving Company shall, at the Effective Time, by virtue of the Merger and without any further action, be in the form of the memorandum of association of Merger Sub as in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by Applicable Law. The bye-laws of the Surviving Company (the “Surviving Company Bye-Laws”) shall, at the Effective Time, by virtue of the Merger and without any further action, be in the form of the bye-laws of Merger Sub in effect immediately prior to the Effective Time, which shall be in the form set forth on Exhibit B, until thereafter changed or amended as provided therein or by Applicable Law.

Section 1.6 Directors and Officers of Surviving Company. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in accordance with the Surviving Company Bye-Laws. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Company until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be, in accordance with the Surviving Company Bye-Laws.

Article II
Effect on the Share Capital of the Constituent Entities

Section 2.1 Effect on Share Capital. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of any equity thereof:

(a) Conversion of Merger Sub Common Shares. Each Merger Sub Common Share issued immediately prior to the Effective Time shall automatically be converted into one (1) validly issued, fully paid and nonassessable common share, par value $1.00 per share, of the Surviving Company, with the same rights, powers and privileges as the shares so converted, and shall constitute the only issued share capital of the Surviving Company.

(b) Cancellation of Parent-Owned Shares and Subsidiary-Owned Shares. Each issued Company Ordinary Share that, immediately prior to the Effective Time, is owned (i) by Parent or Merger Sub, or (ii) by the Company as a treasury share, or (iii) by any of their respective direct or indirect wholly-owned Subsidiaries (the Company Ordinary Shares described in paragraphs (i) to (iii), the “Owned Shares”) shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Conversion of Company Ordinary Shares. Subject to Section 2.2, Section 2.3 and Section 2.4, each Company Ordinary Share issued immediately prior to the Effective Time (other than the Owned Shares) shall be converted into the right to receive $1.97 in cash, without interest (the “Merger Consideration”). All such Company Ordinary Shares, when so converted, shall no longer be issued and shall automatically be canceled and shall cease to exist, and each holder of shares in book-entry form (such shares, “Book-Entry Shares”) that immediately prior to the Effective Time represented any such Company Ordinary Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration hereunder (less any applicable withholding Taxes withheld in accordance with Section 2.2(g)) pertaining to the Company Ordinary Shares represented by such Book-Entry Share to be paid in consideration thereof in accordance with Section 2.2. Notwithstanding the foregoing, if on or after the date of this Agreement and prior to the Effective Time, the Share Capital shall have been changed into a different number of shares or a different class, by reason of any share split, reverse share split, bonus issue, share dividend (including any dividend or distribution of securities convertible into or exchangeable or exercisable for Company Ordinary Shares), subdivision, reclassification, reorganization, recapitalization, consolidation or exchange of shares, or any similar event shall have occurred, then any number or amount contained herein which is based upon the number of Company Ordinary Shares shall be appropriately adjusted to provide to the holders of Company Ordinary Shares, Company Options, Company RSUs and Company RSAs, as applicable, the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing in this Section 2.1(c) shall be construed to permit the Company to take any action that is otherwise prohibited by the terms of this Agreement.

Section 2.2 Paying Agent; Payment Fund.

(a) Paying Agent. Prior to the Effective Time, Parent shall appoint a bank or trust company, reasonably acceptable to the Company, to act as paying agent (the “Paying Agent”) for the payment and delivery of the Merger Consideration pursuant to this Article II.

(b) Payment Fund.

(i) Creation of Payment Fund. At or prior to the Effective Time, Parent will deposit (or cause to be deposited) with the Paying Agent, for payment to the holders of Company Ordinary Shares pursuant to the provisions of this Article II, an amount of cash equal to the product obtained by multiplying (A) the Merger Consideration by (B) the aggregate number of Company Ordinary Shares issued (excluding Company Ordinary Shares underlying any Company Options, Company RSUs and Company RSAs) immediately prior to the Effective Time, excluding Owned Shares (such cash amount being referred to as the “Payment Fund”). For the avoidance of doubt, the payment of the Option Merger Consideration, the RSU Merger Consideration and the RSA Merger Consideration in respect of Company Options, Company RSUs and Company RSAs, respectively, shall be governed by Section 2.4.

(ii) Investment of Payment Fund. Until disbursed in accordance with the terms and conditions of this Agreement, the cash in the Payment Fund will be invested by the Paying Agent if and as directed by Parent or the Surviving Company; provided, that such investment shall be in (A) obligations of, or fully guaranteed by, the United States of America (or any agency or instrumentality thereof) and backed by the full faith and credit of the United States with a maturity of no more than thirty (30) days, (B) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or (C) certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks with capital exceeding $10,000,000,000 (based on the most recent financial statements of such bank that are then publicly available), and in any case, no such instrument shall have a maturity that may prevent or delay payments to be made pursuant to this Article II. Any interest and other income resulting from such investments shall be paid to, and be the property of, Parent or the Surviving Company, as Parent directs. No investment losses resulting from investment of the Payment Fund shall diminish the rights of any of the Company’s shareholders to receive the Merger Consideration or any other payment as provided herein. If the Payment Fund is inadequate to pay the Merger Consideration that is payable in respect of all of the Company Ordinary Shares represented by the Book-Entry Shares due to any loss in the Payment Fund or otherwise, Parent shall promptly (and in any case, within five (5) Business Days) deposit, or cause to be deposited, in trust additional cash with the Paying Agent sufficient to make all remaining payments required to be made pursuant to Section 2.1(c) hereof.

(iii) Termination of Payment Fund. Any portion of the Payment Fund (including any interest received with respect thereto) that remains undistributed to the holders of Company Ordinary Shares for one (1) year after the Effective Time shall be delivered to the Surviving Company (or any other designee of Parent), and any holders of Company Ordinary Shares that were issued immediately prior to the Merger who have not theretofore exchanged their Company Ordinary Shares for the Merger Consideration in accordance with this Article II shall thereafter look only to the Surviving Company (subject to abandoned property, escheat or other similar Applicable Laws), solely as general creditors thereof, for any payment of and claim to the applicable Merger Consideration (without any interest thereon) to which such holders may be entitled pursuant to the provisions of this Article II. Any amounts remaining unclaimed by holders of Company Ordinary Shares two (2) years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, only to the extent permitted by Applicable Law, become the property of the Surviving Company, free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

(c) Letter of Transmittal. As promptly as reasonably practicable after the Effective Time (and in any event within three (3) Business Days after the Effective Time), Parent shall cause the Paying Agent to send to each holder of record of Company Ordinary Shares as of immediately prior to the Effective Time whose Company Ordinary Shares were converted pursuant to Section 2.1(c) into the right to receive the Merger Consideration (i) a letter of transmittal, in customary form (the “Letter of Transmittal”), which shall specify that delivery shall be effected and risk of loss and title shall pass only upon proper delivery of an “agent’s message” regarding the book-entry transfer of Book-Entry Shares (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request) and (ii) instructions for effecting the surrender of Book-Entry Shares in exchange for payment of the applicable Merger Consideration; provided, that if any holder of Company Ordinary Shares immediately prior to the Effective Time directs for the Merger Consideration (or any portion thereof) that such holder otherwise would be entitled to receive pursuant to Section 2.1(c) be paid to a Person other than in the name of the registered holder, it shall be a condition to such payment that (1) such Book-Entry Share will be properly transferred, as the case may be, to the satisfaction of the Paying Agent, (2) such holder pays to the Paying Agent, in full, all applicable share transfer and similar Taxes required as a result of such payment to a Person other than the registered holder of such Book-Entry Share or otherwise establishes to the Paying Agent’s satisfaction that all such Taxes have been paid or otherwise are not payable, and (3) all such documentation required to evidence and effect such transfer and to evidence full payment of all such Taxes, as applicable, are submitted to the Paying Agent (submitted together with the transferred Book-Entry Shares).

(d) Merger Consideration Received in Connection with Exchange. Upon the receipt of an “agent’s message” by the Paying Agent, together with all such other documents as reasonably may be required or requested by the Paying Agent, the holder of such shares shall be entitled to receive in exchange therefor the Merger Consideration into which such Company Ordinary Shares have been converted pursuant to Section 2.1(c). Until transferred as contemplated by this Section 2.2(d), each Book-Entry Share with respect thereto shall be deemed, at any time from and after the Effective Time, to represent for all purposes only the right to receive, upon such transfer, the Merger Consideration that the holders of Company Ordinary Shares are entitled to receive in respect of such shares pursuant to this Section 2.2(d) or Section 2.4, as applicable. No interest will be paid or accrued on the cash payable upon transfer of Company Ordinary Shares held as Book-Entry Shares.

(e) No Further Ownership Rights in Company Ordinary Shares. The aggregate Merger Consideration paid in accordance with the terms of this Article II upon conversion of any Company Ordinary Shares and any Company Share Awards shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Company Ordinary Shares or Company Share Awards, as applicable. From and after the Effective Time, there shall be no further registration of transfers on the share transfer books of the Surviving Company of Company Ordinary Shares or Company Share Awards that were outstanding immediately prior to the Effective Time (other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time). From and after the Effective Time, the holders of Book-Entry Shares representing Company Ordinary Shares issued immediately prior to the Effective Time shall cease to have any rights with respect to such Company Ordinary Shares, except as otherwise provided for herein or by Applicable Law. If, after the Effective Time, any Company Ordinary Shares held in book-entry form are presented to the Surviving Company or the Paying Agent for any reason, they shall be canceled and exchanged as provided for and in accordance with the procedures set forth in this Article II, subject to Applicable Law in the case of Dissenting Shares.

(f) No Liability. None of the Company, the Surviving Company, Parent, Merger Sub or the Paying Agent shall be liable to any Person in respect of any portion of the Payment Fund delivered to a public official pursuant to any abandoned property, escheat or other similar Applicable Laws.

(g) Withholding Rights. Each of Parent, the Company (and, from and after the Effective Time, the Surviving Company), any of their respective Subsidiaries, as applicable, and the Paying Agent (without duplication) shall be entitled to deduct and withhold from any amounts payable to any Person pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment under applicable Tax law. Amounts so withheld and paid over to the appropriate taxing authority shall be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

Section 2.3 Dissenter’s Rights.

(a) At the Effective Time, all Company Ordinary Shares held by a holder who, as of the Effective Time, (i) did not vote in favor of the Merger, (ii) complied with all of the provisions of the Bermuda Companies Act concerning the right of holders of Company Ordinary Shares to require appraisal of their Company Ordinary Shares pursuant to the Bermuda Companies Act and (iii) did not fail to exercise such right or did not deliver an Appraisal Withdrawal (“Dissenting Shares”) shall automatically be canceled and, unless otherwise required by Applicable Law, converted into the right to receive the Merger Consideration pursuant to Section 2.1(c) and Section 2.2, and any holder of Dissenting Shares shall, in the event that the Appraised Fair Value of a Dissenting Share is greater than the Merger Consideration, be entitled to receive such difference from the Surviving Company by payment made on the later of (x) five (5) Business Days following the Effective Time and (y) thirty (30) days after such Appraised Fair Value is finally determined pursuant to such appraisal procedure.

(b) In the event that a holder fails to exercise any right to appraisal in accordance with the Bermuda Companies Act or effectively withdraws or otherwise waives any right to appraisal (each, an “Appraisal Withdrawal”), such holder shall have no other rights with respect to such Dissenting Shares other than as contemplated by Section 2.1(c) and Section 2.2.

(c) The Company shall give Parent (i) prompt written notice of (A) any demands for appraisal of Dissenting Shares or Appraisal Withdrawals and any other written instruments, notices, petitions or other communication received by the Company in connection with any of the foregoing and (B) to the extent that the Company has knowledge thereof, any applications to the Supreme Court of Bermuda for appraisal of the fair value of the Dissenting Shares and (ii) to the extent permitted by Applicable Law, the opportunity to participate with the Company in any settlement negotiations and proceedings with respect to any demands for appraisal under the Bermuda Companies Act. The Company shall not, without the prior written consent of Parent or as otherwise required by an Order of a Governmental Authority of competent jurisdiction, voluntarily make any payment with respect to, negotiate with respect to or offer to settle or settle any such demands or applications, or waive any failure to timely deliver a written demand for appraisal or to timely take any other action to exercise appraisal rights in accordance with the Bermuda Companies Act, or agree to do any of the foregoing. Payment of any amount payable to holders of Dissenting Shares shall be the obligation of the Surviving Company.

Section 2.4 Company Share Awards.

(a) Treatment of Company Options. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, or any of their respective Subsidiaries (as applicable), or any holder of Company Options, each then outstanding Company Option shall become fully vested and be automatically cancelled in exchange for the right of the holder thereof to receive a single lump sum cash payment, without interest, equal to (A) the product of (1) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option, multiplied by (2) the number of Company Ordinary Shares issuable upon the exercise in full of such Company Option, less (B) any applicable withholding for Taxes (the “Option Merger Consideration”); provided, however, that if the exercise price per share of any such Company Option is equal to or greater than the Merger Consideration, such Company Option shall be cancelled and terminated without any cash payment or other consideration being made in respect thereof as of immediately prior to the Effective Time. The cancellation of a Company Option as provided in the first sentence of this Section 2.4(a) shall be deemed the termination, and satisfaction in full, of any and all rights the holder had or may have had in respect of such Company Option (other than, as of the Effective Time, the right to receive the Option Merger Consideration (if any), payable (without interest) at the time and in the manner set forth in Section 2.4(e)). For the avoidance of doubt, each Company Option that as of immediately prior to the Effective Time is, or has been exercised prior to the Effective Time, will be treated in accordance with Section 2.1(c) and will not be paid additional Option Merger Consideration pursuant to this Section 2.4(a).

(b) Treatment of Company RSUs. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of Company RSUs, each then outstanding Company RSU shall become fully vested and be automatically cancelled in exchange for the right of the holder thereof to receive a single lump sum cash payment, without interest, equal to (A) the product of (1) the Merger Consideration and (2) the number of Company Ordinary Shares subject to such Company RSU, less (B) any applicable withholding for Taxes (the “RSU Merger Consideration”). The cancellation of a Company RSU as provided in the first sentence of this Section 2.4(b) shall be deemed the termination, and satisfaction in full, of any and all rights the holder had or may have had in respect of such Company RSU (other than, as of the Effective Time, the right to receive the RSU Merger Consideration, payable (without interest) at the time and in the manner set forth in Section 2.4(e)). For the avoidance of doubt, each Company RSU that (as of immediately prior to the Effective Time) is, or has been settled in Company Ordinary Shares prior to the Effective Time, will be treated in accordance with Section 2.1(c) and will not be paid additional RSU Merger Consideration pursuant to this Section 2.4(b).

(c) Treatment of Company RSAs. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of Company RSAs, each then outstanding Company RSA shall become fully vested and non-forfeitable and shall be converted into the right to receive the Merger Consideration in accordance with Section 2.1(c) (the “RSA Merger Consideration”). The cancellation of a Company RSA as provided in the first sentence of this Section 2.4(c) shall be deemed the termination, and satisfaction in full, of any and all rights the holder had or may have had in respect of such Company RSA (other than, as of the Effective Time, the right to receive the Merger Consideration in accordance with Section 2.1(c)).

(d) Section 409A. Notwithstanding anything herein to the contrary, with respect to any Company Share Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that the Company determines prior to the Effective Time is not eligible to be canceled in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix)(B), such payment will be made at the earliest time permitted under the applicable Company Share Award that will not trigger a Tax or penalty under Section 409A of the Code.

(e) Payments with Respect to Company Share Awards. In the case of Company Share Awards, the holder of such Company Share Awards shall receive in exchange therefor the Option Merger Consideration, RSU Merger Consideration or RSA Merger Consideration, as applicable, into which such Company Share Awards have been converted pursuant to this Section 2.4, to be paid through the payroll of the Surviving Company or its Affiliates on or as soon as practicable after the Closing Date (and in no event later than the second regular payroll cycle commencing following the Effective Time).

(f) Company Actions. Prior to the Effective Time, the Company shall take (or cause to be taken) all actions necessary or appropriate, whether under the Company Equity Incentive Plans, the applicable award agreements or otherwise, including obtaining all required consents and providing all required notices, to terminate the Company Equity Incentive Plans effective as of immediately prior to the Closing Date. The Company shall take (or cause to be taken) all actions as may be necessary or appropriate or as reasonably may be requested by Parent to effectuate the actions contemplated by this Section 2.4 (including the satisfaction of the requirements of Rule 16b-3(e) under the Exchange Act). The Company shall take (or cause to be taken) all actions necessary or appropriate to provide that, following the Closing, no current or former participant in the Company Equity Incentive Plans shall have any right thereunder to acquire any equity or equity securities of the Company.

Section 2.5 No Further Dividends. No dividends or other distributions with respect to the share capital of the Surviving Company with a record date on or after the Effective Time will be paid to the holder of any un-transferred Book-Entry Shares.

Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub that the statements contained in this Article III are true and correct except as set forth in the corresponding section or subsection of the Company Disclosure Letter (it being agreed and acknowledged that (x) the disclosure of any information in a particular section or subsection of the Company Disclosure Letter shall be deemed disclosure of such information with respect to any other section or subsection of this Article III of this Agreement to the extent the relevance of such disclosure is reasonably apparent on its face, and (y) the Company Disclosure Letter may expressly provide exceptions to a particular Section of Article III notwithstanding that the Section does not state “except as set forth in Section ‘__’ of the Company Disclosure Letter” or words of similar effect).

Section 3.1 Organization and Standing.

(a) The Company is an exempted company limited by shares, duly incorporated, validly existing and in good standing under Bermuda Law. The Company has all requisite corporate power and authority to carry on its businesses, operations and activities as presently conducted and to own, lease or operate its properties, rights and assets. The Company is a holding company, conducts no business operations, and has never conducted business operations, other than in respect of holding the equity securities of its Subsidiaries and transactions ancillary thereto, and has no liabilities or obligations of any kind or nature other than pursuant to this Agreement or the Transactions or which are otherwise also liabilities of or related to its ownership of its Subsidiaries, (other than franchise Taxes and similar Taxes and licensing expenses of the Company necessary to maintain its existence).

(b) The Company has delivered or made available to Parent, prior to the execution of this Agreement, complete and correct copies of the Company Memorandum of Association and the Company Bye-Laws, each as in effect. The Company is not in violation of any provisions of the Company Memorandum of Association or the Company Bye-Laws.

(c) The Company has delivered or made available to Parent, prior to the execution of this Agreement, complete and correct copies of the minutes of all meetings of the Company Board and each committee thereof and all meetings of the shareholders of the Company, and all written resolutions (whether passed with or without a meeting) of the Company Board, each committee thereof and the shareholders of the Company, in each case, since the Reference Date.

Section 3.2 Authorization and Enforceability.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Statutory Merger Agreement, to perform its obligations hereunder and thereunder, and to consummate the Transactions, including the Merger, subject, in the case of the Merger, to obtaining the Requisite Shareholder Approval. The execution and delivery of this Agreement and the Statutory Merger Agreement by the Company, the performance by the Company of its covenants, agreements and obligations hereunder and thereunder and the consummation by the Company of the Transactions, including the Merger, have been duly authorized by all necessary corporate action on the part of the Company, and no additional corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the Statutory Merger Agreement or the consummation of the Transactions, including the Merger, in each case, other than (i) obtaining the Requisite Shareholder Approval, (ii) executing and delivering the Statutory Merger Agreement, and (iii) filing the Merger Application with the Registrar pursuant to the Bermuda Companies Act.

(b) This Agreement has been duly executed and delivered by the Company and the Statutory Merger Agreement, when delivered, will be duly executed by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes (and the Statutory Merger Agreement, when executed, will constitute) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, in each case, to the Enforceability Limitations.

(c) The Company Board, acting upon the unanimous recommendation of the Company Special Committee, has unanimously adopted resolutions, by a vote of the directors present at a meeting duly called and held, prior to the execution of this Agreement, at which a quorum of directors of the Company was present: (i) determining that the Merger Consideration constitutes fair value for each Company Ordinary Share in accordance with the Bermuda Companies Act; (ii) determining that the terms of this Agreement, the Statutory Merger Agreement, the Merger and the other Transactions are in the best interests of the Company and its shareholders; (iii) approving and declaring advisable the execution, delivery and performance of this Agreement and the Statutory Merger Agreement and the Transactions, including the Merger; and (iv) convening the Company Shareholder Meeting and recommending that the Company’s shareholders vote in favor of the approval of this Agreement and the Statutory Merger Agreement and the Transactions, including the Merger, at the Company Shareholder Meeting (the foregoing clause (iv), the “Company Board Recommendation”), and, as of the date of this Agreement and as of the Closing, such resolutions have not been subsequently rescinded, modified or withdrawn in any way.

(d) The affirmative vote (in person or by proxy) of the holders of a simple majority of the voting power of the Company Ordinary Shares, voting together as a single class, that are present (in person or by proxy) at the Company Shareholder Meeting at which at least two persons holding or representing by proxy more than fifty percent (50%) of the voting power represented by the Company Ordinary Shares (the “Requisite Shareholder Approval”), in each case, in favor of the approval of this Agreement, the Merger and the Statutory Merger Agreement, are the only votes or approvals of the holders of any class or series of share capital of the Company or any of its Subsidiaries that are necessary to approve this Agreement, the Statutory Merger Agreement and the Merger.

(e) No “fair price,” “moratorium,” “control share acquisition,” “supermajority,” “affiliate transactions,” “business combination” or other similar antitakeover Applicable Laws applies to this Agreement, the Statutory Merger Agreement, the Merger or any other Transactions. The Company is not party to any shareholder rights plan, “poison pill” or similar antitakeover arrangement or plan.

(f) The Company Board has received the opinion of B. Riley Securities, Inc. to the effect that, as of the date of such opinion and based upon, and subject to, the assumptions, qualifications, limitations and other matters set forth therein, the Merger Consideration to be received by the holders of Company Ordinary Shares in the Merger is fair, from a financial point of view, to such holders, and such opinion has not been withdrawn, revoked or modified as of the date hereof. A copy of such signed opinion will be provided to Parent, solely for informational purposes, promptly following the entry into this Agreement.

(g) The Requisite Shareholder Approval is the only vote of the holders of any class or series of Share Capital or other Company Securities necessary, under Applicable Laws, the Charter Documents of the Company, or otherwise, to consummate the Transactions, including the Merger.

Section 3.3 Required Consents. No Consent, including of any Governmental Authority (including any Gaming Authority), is required to be made by or otherwise obtained on the part of the Company or any of its Subsidiaries in connection with the execution and delivery by the Company of this Agreement and the Statutory Merger Agreement, the performance by the Company of its obligations hereunder and thereunder and the consummation of the Merger and the other Transactions, other than: (a) the filing with the SEC of the Proxy Statement (in preliminary and definitive forms), and such other reports under, and such other compliance with, the Exchange Act and the Securities Act and similar Applicable Laws as may be required in connection with this Agreement and the Transactions; (b) (i) such Consents as may be required to be made or obtained under any Antitrust Laws; (ii) the filings and other Consents set forth on Section 3.3(b)(ii) of the Company Disclosure Letter in connection with obtaining the Requisite Gaming Approvals and all other Required Regulatory Approvals; and (iii) the other Consents set forth on Section 3.3(b)(iii) of the Company Disclosure Letter; (c) the execution and delivery of the Statutory Merger Agreement; (d) the filing of the Merger Application with the Registrar pursuant to the Bermuda Companies Act; (e) the approval of the Bermuda Monetary Authority pursuant to the Exchange Control Act 1972 (and related regulations) regarding the change of ownership of the Company; and (f) compliance with applicable rules and regulations of NASDAQ.

Section 3.4 No Conflicts. The execution and delivery by the Company of this Agreement and the Statutory Merger Agreement, the performance by the Company of its obligations hereunder and thereunder, its compliance with any provisions of this Agreement or the Statutory Merger Agreement, and the consummation of the Merger and the other Transactions, does not and will not conflict with, or result in a violation or breach of or default (with or without notice or lapse of time, or both) under, or (solely with respect to clauses (b) and (c) below) give rise to a right of termination or cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or share capital or any loss of a material benefit under, or result in the imposition of any additional material payment or other material liability under (other than any transfer Taxes), or result in the creation of any Lien upon any of the properties, rights or assets of the Company or any of its Subsidiaries under, any provision of: (a) the respective Charter Documents of the Company and its Subsidiaries (assuming that the Requisite Shareholder Approval is obtained); (b) subject to obtaining the Consents set forth in Section 3.3(b) of the Company Disclosure Letter, any Material Contract; and (c) assuming compliance with the matters referred to in Section 3.3(b) of the Company Disclosure Letter and, in the case of the consummation of the Merger, subject to obtaining the Requisite Shareholder Approval, any Permit, Order or Applicable Law applicable to the Company or any of its Subsidiaries or their respective properties, rights or assets (assuming that the Requisite Shareholder Approval is obtained).

Section 3.5 Capitalization.

(a) The authorized share capital of the Company consists of one-hundred million (100,000,000) Company Ordinary Shares (the “Share Capital”). As of the close of business on the Capitalization Date: (i) 44,698,931 Company Ordinary Shares were issued; (ii) no Company Ordinary Shares were held by the Company as treasury shares; (iii) 796,689 Company Ordinary Shares were reserved and available for the grant of future awards pursuant to the Company Equity Incentive Plans; (iv) 3,523,393 Company Ordinary Shares were issuable upon the exercise of outstanding Company Options (assuming for these purposes achievement of the applicable performance metrics at the maximum level of performance); (v) 2,325,904 Company Ordinary Shares were issuable upon the settlement of outstanding Company RSUs (assuming for these purposes achievement of the applicable performance metrics at the maximum level of performance); (vi) 17,218 Company Ordinary Shares were issuable upon the vesting of outstanding Company RSAs (assuming for these purposes achievement of the applicable performance metrics at the maximum level of performance); and (vii) no share capital or voting securities of, or other equity interests in, the Company were issued, reserved for issuance or outstanding. Since the close of business on the Capitalization Date, the Company has not issued any Company Ordinary Shares other than pursuant to the exercise of Company Options, the settlement of Company RSUs and the vesting of Company RSAs. All outstanding Company Ordinary Shares are, and, at the time of issuance, all such shares that may be issued upon the exercise of Company Options, the settlement of Company RSUs or the vesting of Company RSAs will be, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Bermuda Law, the Charter Documents of the Company, or any Contract to which the Company is a party or otherwise bound, and free and clear of any Liens (other than Liens pursuant to securities laws and Gaming Laws).

(b) Section 3.5 of the Company Disclosure Letter sets forth the vesting schedule and exercise prices of outstanding Company Options, the settlement schedule applicable to all outstanding Company RSU awards and the vesting schedule applicable to all outstanding Company RSA awards, all as of the close of business on the Capitalization Date. Except as otherwise set forth in this Section 3.5, since the Capitalization Date, the Company has not granted, committed to grant or otherwise created or assumed any obligation or liability with respect to any Company Share Award. All Company Share Awards have been validly granted and properly approved in accordance with all Applicable Laws and the Company Equity Incentive Plans, as applicable. The Company has delivered or made available to Parent, prior to the execution of this Agreement, complete and correct copies of the Contracts setting forth the terms for each Company Share Award.

(c) None of the Company or any of its Subsidiaries has issued, reserved for issuance or outstanding, and there are no outstanding obligations of the Company, any of its Subsidiaries or any of their respective Affiliates to issue, deliver or sell (or cause to be issued, delivered or sold): (i) any Share Capital of the Company, or any securities of the Company convertible into or exchangeable or exercisable for any Share Capital of, or other equity or voting interests in, the Company; (ii) any warrants, calls, options, share appreciation rights, restricted share units, rights or other commitments or agreements to acquire from the Company or any other Person (including any Subsidiary or Affiliate of the Company), or any other obligation of the Company or any such other Person to issue, deliver or sell (or cause to be issued, delivered or sold), any Share Capital of, or other equity or voting interests in, the Company; (iii) any obligation of the Company or any such other Person to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (whether payable in equity, cash or otherwise) relating to any Share Capital of, or other equity or voting interest in, the Company (the items described in the foregoing clauses (i), (ii) and (iii), together with the Company Ordinary Shares, being referred to collectively as “Company Securities”); or (iv) any rights issued by, or other obligations of, the Company or any such other Person that are linked in any way to the price or value of any Company Securities, or the valuation of the Company, any of its Subsidiaries or all or any part of the Company and/or any of its Subsidiaries, or any dividends or other distributions declared or paid on any Company Securities. There are no outstanding Contracts of any kind which obligate the Company or any other Person (including any Subsidiary or Affiliate of the Company) to repurchase, redeem or otherwise acquire any Share Capital of the Company or other Company Securities. There are no debentures, bonds, notes or other Indebtedness of the Company that has the right to vote (or direct the voting thereof), or is convertible into or exchangeable or exercisable for securities that have the right to vote (or direct the voting thereof), on any matters on which the Company’s shareholders are entitled to vote.

(d) Neither the Company nor any of its Subsidiaries is a party to any Contracts restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or similar rights with respect to any Share Capital of the Company or any other Company Securities.

Section 3.6 Subsidiaries.

(a) Section 3.6(a) of the Company Disclosure Letter sets forth a complete and accurate list of each direct and/or indirect subsidiary of the Company, the jurisdiction of organization thereof, the number of equity interests directly or indirectly held by the Company and/or each such subsidiary, and the Company’s and/or direct/indirect subsidiary’s percent ownership of such subsidiary. Except for the share capital and voting securities of, and other equity interests in, the subsidiaries of the Company set forth on Section 3.6(a) of the Company Disclosure Letter, none of the Company or any of such subsidiaries owns, directly or indirectly, any share capital or voting securities of, or other equity interest in, or any securities or interest convertible into or exchangeable or exercisable for, any share capital or voting securities of, or other equity, legal or beneficial interest in, any Person.

(b) Each Subsidiary of the Company is duly organized or constituted, validly existing and in good standing under the Applicable Laws of the jurisdiction of its respective organization or constitution (to the extent the “good standing” or similar concept is applicable in the case of any jurisdiction outside the United States). Each Subsidiary of the Company (i) has all requisite power, capacity and authority to carry on its respective businesses, operations and activities as presently conducted and to own, lease and/or operate its respective properties, rights and assets and (ii) is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of its respective properties and assets owned or leased or the nature of its respective business, operations or activities make such qualification necessary (to the extent the “good standing” or similar concept is applicable in the case of any jurisdiction outside the United States), except, in respect of the Subsidiaries set forth on Section 3.6(b) of the Company Disclosure Letter, where the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a materially adverse effect on the ability of the Company or such Subsidiary to conduct its business. The Company has delivered or made available to Parent, prior to the execution of this Agreement, complete and correct copies of the Charter Documents for each Subsidiary of the Company, in each case, as in effect. Neither the Company nor any Subsidiary thereof is in violation of any provisions of the Charter Documents of such Subsidiary or Applicable Law.

(c) All of the outstanding or issued share capital or voting securities of, or other equity interests in, each Subsidiary of the Company have been duly authorized and validly issued, are to the extent necessary fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Applicable Law, the Charter Documents of the Company or such Subsidiary, or any Contract to which the Company or such Subsidiary is a party or otherwise bound, and are owned by the Company or one of its wholly-owned Subsidiaries, free and clear of all Liens (other than Liens pursuant to applicable Gaming Laws) and free and clear of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such share capital, voting securities or other equity interests) that would prevent the operation by the Surviving Company of such Subsidiary’s businesses, operations and activities as presently conducted. The business of each Subsidiary of the Company as a going concern or any part thereof is free and clear of all Liens (other than Liens pursuant to applicable Gaming Laws) and is not subject to a transfer or preliminary sale agreement.

(d) There are not issued, reserved for issuance or outstanding, and there are no outstanding obligations of the Company, any of its Subsidiaries or any of their respective Affiliates to issue, deliver or sell (or cause to be issued, delivered or sold): (i) any share capital or voting securities of any Subsidiary of the Company, or any securities of such Subsidiary convertible into or exchangeable or exercisable for any share capital or voting securities of, or other equity or voting interests (including any voting debt) in, such Subsidiary; (ii) any warrants, calls, options, share appreciation rights, restricted share units, rights or other commitments or agreements to acquire from such Subsidiary or any other Person (including the Company or any of its other Subsidiaries or Affiliates), or that obligates such Subsidiary or any such other Person to issue, deliver or sell (or cause to be issued, delivered or sold), any share capital or voting securities of, or other equity or voting interests in, such Subsidiary; (iii) any obligation of such Subsidiary or any such other Person to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment (whether payable in equity, cash or otherwise) relating to any share capital or voting securities of, or other equity or voting interests in, such Subsidiary (the items described in the foregoing clauses (i), (ii) and (iii) with respect to every Subsidiary of the Company, together with the issued and outstanding share capital and voting securities of each such Subsidiary, being referred to collectively as “Subsidiary Securities”); or (iv) any rights issued by, or other obligations of, such Subsidiary or any such other Person that are linked in any way to the price or value of any Subsidiary Securities, or the valuation of such Subsidiary or all or any part of the Company, such Subsidiary and/or any other Subsidiaries of the Company, or any dividends or other distributions declared or paid on any Subsidiary Securities. There are no Contracts of any kind which obligate any Subsidiary of the Company or any other Person (including the Company or any of its other Subsidiaries or Affiliates) to repurchase, redeem or otherwise acquire any share capital or voting securities of such Subsidiary or any other outstanding Subsidiary Securities. There are no debentures, bonds, notes or other Indebtedness of any Subsidiary of the Company that has the right to vote (or direct the voting thereof), or is convertible into or exchangeable or exercisable for securities that have the right to vote (or direct the voting thereof), on any matters on which such Subsidiary’s shareholders are entitled to vote. Neither the Company nor any of its Subsidiaries is a party to any Contracts restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or similar rights with respect to any share capital or voting securities of such Subsidiary or any other outstanding Subsidiary Securities.

Section 3.7 SEC Reports.

(a) Since the Reference Date, the Company has filed or furnished (as applicable) all SEC Reports that have been required to be so filed or furnished (as applicable) by the Company with the SEC under Applicable Law at or prior to the time so required. True, correct and complete copies of all SEC Reports since the Reference Date are publicly available on EDGAR.

(b) Each SEC Report, as of its filing date (or effective date in the case of a registration statement filed pursuant to the Securities Act) or, if amended or supplemented, the filing date of the most recent amendment or supplement thereto (as applicable), complied (and in the case of SEC Reports to be filed after the date hereof, will comply) in all material respects with all applicable requirements of the Sarbanes-Oxley Act, the Exchange Act and the Securities Act, and all rules and regulations promulgated thereunder or that are otherwise applicable thereto, as the case may be, in effect as of such filing or effective date, as applicable, and applicable state securities or “blue sky” laws, and no SEC Report, as of such applicable date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) (i) Since the Reference Date, none of the Company or any of its Subsidiaries has received (A) any written comments or questions from the SEC or any other Governmental Authority with respect to any of the SEC Reports (including, if applicable, the financial statements included therein) or any registration statements filed by the Company or any of its Subsidiaries or (B) any notice from the SEC or any other Governmental Authority that any such SEC Report (including, if applicable, the financial statements included therein) or any such registration statement are being reviewed or investigated, (ii) to the knowledge of the Company, none of the SEC Reports (including, if applicable, the financial statements included therein) is, or has at any time since the Reference Date been, the subject of any ongoing review or any outstanding investigation by the SEC or any other Governmental Authority and (iii) to the knowledge of the Company, as of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any of the SEC Reports.

(d) No Subsidiary of the Company is, or has at any time since the Reference Date been, subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.

(e) Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or Rule 15d-14 under the Exchange Act and Section 302 and 906 of the Sarbanes-Oxley Act with respect to the SEC Reports, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meaning given to such terms under the Sarbanes-Oxley Act. Since the Reference Date, none of the Company, its current principal executive officer and principal financial officer, and, to the knowledge of the Company, its former principal executive officers and principal financial officers, has received any written notice from the SEC or any other Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. The Company is, and has at all times been, in compliance with all other applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of NASDAQ.

Section 3.8 Financial Statements.

(a) The consolidated financial statements of the Company and its Subsidiaries filed in or furnished with the SEC Reports filed prior to the date hereof (and the consolidated financial statements included in SEC Reports filed after the date hereof), as of their respective filing dates or, if amended, the most recent amendment date, (i) complied (and the consolidated financial statements for SEC Reports filed after the date hereof will comply) in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been (and the consolidated financial statements for SEC Reports filed after the date hereof will be) prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the Exchange Act) consistently applied by the Company during the periods and at the dates involved (except as may be indicated in the notes thereto) and (iii) fairly presented (and the consolidated financial statements for SEC Reports filed after the date hereof will fairly present) in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of footnote disclosure and to normal year-end audit adjustments solely to the extent that the Effect of such adjustments, individually or in the aggregate, has not been and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole).

(b) The Company maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) designed to provide reasonable assurance that (i) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (ii) receipts and expenditures of the Company and its Subsidiaries are being made and executed only in accordance with the appropriate authorizations of the Company’s management and the Company Board, and (iii) any unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries are prevented or otherwise detected in a timely manner.

(c) The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act) as required by Rule 13a-15(e) or Rule 15d-15(e) under the Exchange Act. Such disclosure controls and procedures provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules of the SEC and is accumulated and communicated to the Company’s management, as appropriate, to allow timely decisions regarding required disclosure.

(d) No “significant deficiency” or “material weakness” (each as defined in Rule 12b-2 of the Exchange Act) in the system of internal control over financial reporting utilized by the Company and its Subsidiaries was identified in management’s assessment of internal controls as of and for (x) the fiscal years ended December 31, 2020, December 31, 2021 and December 31, 2022, and (y) the six-month period ended June 30, 2023. Since the Reference Date, none of the Company and its Subsidiaries (including their respective employees) or the Company’s independent registered public accounting firm has identified or been made aware of: (i) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company and its Subsidiaries; or (ii) any fraud involving the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.

(e) Neither the Company nor any of its Subsidiaries or Affiliates is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among the Company or any of its Subsidiaries or Affiliates, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (including any “off-balance sheet arrangement” described in Item 303 of Regulation S-K)) where a primary purpose or effect of such arrangement is to avoid disclosure in the Company’s consolidated financial statements of any material transaction involving the Company or any of its Subsidiaries or Affiliates.

(f) Since the Reference Date, (i) none of the Company and its Subsidiaries or any of their respective directors and officers has received any written complaint, allegation, assertion or claim regarding the financial accounting, internal accounting controls or auditing practices, procedures, methodologies, or methods of the Company and its Subsidiaries or any written complaint, allegation, assertion, or claim from employees of the Company or any of its Subsidiaries regarding questionable financial accounting or auditing matters with respect to the Company and its Subsidiaries, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported credible evidence of any material violation of securities Applicable Laws, breach of fiduciary duty, or similar material violation by the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, to the Company Board (or any committee thereof) or the Company’s management.

Section 3.9 No Undisclosed Liabilities. None of the Company or any of its Subsidiaries has any Liabilities, other than (a) as reflected or otherwise reserved against in the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2022 (or the notes thereto) included in the SEC Reports, (b) for Liabilities under this Agreement and the Statutory Merger Agreement or incurred in connection with the Transactions, including fees and expenses payable to any accountant, outside legal counsel or financial advisor which are incurred in connection with the negotiation of this Agreement and the Statutory Merger Agreement or the consummation of the Transactions, including the Merger, (c) for executory obligations under any Contract (none of which is a Liability for a material breach thereof), (d) Liabilities that have been incurred in the ordinary course of business since December 31, 2022, that are reflected or otherwise reserved against in the consolidated balance sheet of the Company and its Subsidiaries (or the notes thereto) included in the SEC Reports filed after December 31, 2022, and (e) for other Liabilities that have been incurred in the ordinary course of business since July 1, 2023 that, individually or in the aggregate, have not been and would not reasonably be expected to be material to the Company or any of its Subsidiaries.

Section 3.10 Absence of Certain Changes. Since December 31, 2022 and through the date of this Agreement, (a) the Company and each of its Subsidiaries have conducted their businesses, operations and activities in all material respects in the ordinary course of business, consistent with past practices, (b) there has not been a Company Material Adverse Effect, and (c) none of the Company or any of its Subsidiaries or any of their respective Affiliates has taken any action (or has agreed, authorized or committed to take any action) that, if taken during the period from the date of this Agreement to the Effective Time, would constitute a breach of, or would require Parent’s advance written approval pursuant to, Section 5.2 (other than actions or events of the kind set forth in Section 5.2(b)(ii) or Section 5.2(l)(i) that have been taken or occurred in the ordinary course of business, consistent with past practices), had such action been taken after the date of this Agreement.

Section 3.11 Material Contracts.

(a) Except as set forth on Section 3.11(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to, and none of their respective businesses, operations, activities, properties, rights or assets is bound by, any Contract in effect on the date hereof of a type described below (any Contract listed, or required to be listed, on Section 3.11(a) of the Company Disclosure Letter, whether entered into prior to, on or after the date hereof, a “Material Contract”):

(i) any Contracts that constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K), whether or not filed by the Company with the SEC (other than those management and compensatory plans, arrangements or other Contracts described in Item 601(b)(10)(iii) thereof);

(ii) any Contracts that involve non-cancelable commitments to make capital expenditures, or outstanding payments for capital expenditures, individually or in the aggregate, in excess of $75,000 annually;

(iii) any Contracts involving any joint venture, strategic alliance, partnership or management agreement, sharing of profit and/or losses arrangement, minority equity investments or similar arrangement (including any Contracts relating to the formation, creation, operation, management or control thereof);

(iv) any Contracts (in each case with respect to which the Company or any of its Subsidiaries has continuing obligations) for the employment of, or provision of services by, any current or former: (A) officers of the Company or any of its Subsidiaries; (B) members of the Company Board and the boards of directors (or equivalent governing bodies) of the Subsidiaries of the Company; or (C) employees, contractors, agents, Representatives or other Persons, in each case, providing for (1) fixed or variable compensation in the aggregate in excess of $350,000 annually or (2) the payment of any severance, retention, change in control or similar payments;

(v) any mortgages, indentures, guarantees, loans, letters of credit, credit agreements, security agreements or similar Contracts relating to indebtedness (whether as borrower or lender) for borrowed money or extensions of credit or other Indebtedness, or the mortgaging, pledging or otherwise granting or placing of a Lien on any material property, right or asset, or the guarantee therefor or assumption thereof;

(vi) any Contracts under which the Company or any of its Subsidiaries is a (A) lessee of or holds or operates any personal property owned by a Third Party, except for any lease of personal property under which the individual or aggregate rental payments does not exceed $75,000 annually, or (B) lessor of or permits any other Person to hold or operate any personal property owned or controlled by such Person;

(vii) any Collective Bargaining Agreements or other Contracts with any labor union, works council, trade association or other agreements or Contracts with any employee organization, or similar organization;

(viii) any (A) licenses, royalties, indemnifications, covenants not to sue, escrows, co-existences, concurrent uses, consents to use or other Contracts relating to any material Intellectual Property Rights (including any Contracts relating to the licensing of material Intellectual Property Rights by the Company or any of its Subsidiaries to a Third Party or by a Third Party to the Company or any of its Subsidiaries) and (B) other Contracts affecting the Company’s or any of its Subsidiaries’ ability to own, enforce, or disclose any material Intellectual Property Rights or providing for the development, acquisition, provision or escrow of any material Intellectual Property Rights (including any data, databases or collections of data), in each case of (A) and (B) except for Contracts relating to Off-the-Shelf Software not required to be scheduled in Section 3.20(a) of the Company Disclosure Letter (clauses (A) and (B), collectively, the “IP Agreements”);

(ix) agents, sales representative, referral, marketing or distribution agreements and similar Contracts requiring payment by or to the Company or any of its Subsidiaries of referral fees, commissions or other monetary or non-monetary compensation in respect of a referral;

(x) any Contracts that purport to limits the right or ability of the Company or any of its Affiliates to (A) engage in any line of business or activity, (B) compete with any Third Party, (C) solicit any Third Party’s current or former clients, customers, or employees, or (D) operate in any geographic location;

(xi) (A) any Contracts that (1) obligates the Company or any of its Affiliates to conduct business on an exclusive or preferential basis or (2) upon consummation of (and immediately after giving effect to) the Transactions, including the Merger, would obligate Parent or any of its Subsidiaries (including the Surviving Company or any of its Subsidiaries) or any of their respective Affiliates to conduct business on an exclusive or preferential basis, or (B) any Contracts that contain “most favored nations” pricing terms or similar covenants or provisions which limit the freedom or the right of the Company or any of its Subsidiaries to sell, lease, offer or distribute any products or services for any Person;

(xii) any Contracts that grants a put, call, right of first refusal, right of first offer or similar right or obligation or any other obligation pursuant to which the Company or any of its Subsidiaries would be required to, directly or indirectly, purchase or sell, as applicable, any securities, capital stock or other interests, rights, assets or businesses;

(xiii) any settlement, conciliation or similar Contracts entered with (A) any Governmental Authority or (B) any other Person, pursuant to which the Company or any of its Subsidiaries owes, or is owed, any outstanding or continuing obligation to perform services or activities (whether or not performed to a certain standard), refrain from activities and/or pay money back;

(xiv) any Contracts for or relating to the disposition or the acquisition, whether completed, pending or proposed, directly or indirectly (by merger, consolidation, sale of shares or assets, or otherwise), of any Person or any of its share capital, businesses, operations, activities, properties, rights or assets, or pursuant to which the Company or any of its Subsidiaries owes, or is owed, any outstanding obligations with respect to an “earn-out”, contingent purchase price or similar contingent or deferred payment obligation, in each case, other than this Agreement (including the Statutory Merger Agreement, the Company Disclosure Letter or any other instrument or document delivered pursuant hereto) or the sale of products or services or the purchase of components or other inputs in the ordinary course of business, consistent with past practices;

(xv) any Contracts wherein or whereby the Company or any of its Subsidiaries has agreed to, or assumed, any obligation or duty to indemnify, reimburse, hold harmless, guarantee, or otherwise assume or incur any material Liability on behalf of an unaffiliated third-party, in each case, outside of the ordinary course of business;

(xvi) any Contracts containing any provision or covenant that will, upon the consummation of (and immediately after giving effect to) the Merger and the other Transactions, bind (or purports to bind) Parent and its Affiliates (other than the Surviving Company or any of its Subsidiaries);

(xvii) (A) any Contracts between or among the Company and/or any of its Subsidiaries, on the one hand, and any Affiliate of the Company or any of its Subsidiaries (other than the Company and its Subsidiaries), on the other hand, or (B) any Contracts between the Company and/or any of its Subsidiaries, on the one hand, and any current or former officer, director, manager or employee of the Company or any of its Subsidiaries, on the other hand, excluding standard compensation arrangements in the ordinary course of business, consistent with past practices (including awards granted under or pursuant to the Company Equity Incentive Plans);

(xviii) any Contracts with a Material Customer or Material Vendor;

(xix) any Contracts pursuant to which any Person (other than employees of the Company or its Subsidiaries) has authored, created, conceived, developed or reduced to practice any Intellectual Property Rights for Company Products or other Company-Owned Intellectual Property Rights for, on behalf of or under the direction or supervision of the Company or any of its Subsidiaries, except Contracts containing customary assignment of invention terms and conditions that are entered into in the ordinary course of business with independent contractors or consultants of the Company or any of its Subsidiaries are not required to be scheduled in Section 3.11(a)(xix) of the Company Disclosure Letter;

(xx) any securityholder agreements, registration rights agreements or similar Contracts relating to or affecting the ownership or voting of the Company Ordinary Shares, the other Company Securities or any Subsidiary Securities;

(xxi) any Contracts that require the Company or any of its Subsidiaries to purchase its total requirements of any particular product and/or particular service from a particular Third Party, or that contain “take or pay” provisions;

(xxii) any powers of attorney or similar agency arrangements; and

(xxiii) any commitments or arrangements to enter into any of the foregoing.

(b) Section 3.11(a) of the Company Disclosure Letter contains a complete and accurate list of all Material Contracts to which the Company or any of its Subsidiaries is a party or otherwise bound. The Company has delivered or made available to Parent true, complete and correct copies of all Material Contracts, together with all restatements, amendments, waivers or other changes thereto.

(c) Each Material Contract is a valid, binding and legally enforceable obligation of the Company and/or one or more of its Subsidiaries, as the case may be, subject to the Enforceability Limitation, and has been and currently is in full force and effect. There currently is, and there has been, no material breach or violation of, and no default under, any Material Contract by the Company or any of its Subsidiaries, or, to the knowledge of the Company, any other party thereto, and none of the Company or any of its Subsidiaries, or, to the knowledge of the Company, any other party thereto, would, with or without notice or lapse of time, or both, be in material breach or violation of, or default under, any such Material Contract. None of the Company or any of its Subsidiaries has received any written notice regarding any actual or, to the knowledge of the Company, threatened breach or violation of, or default under, any such Material Contract, or the intention to cancel or materially modify any such Material Contract.

(d) None of the Company or any of its Subsidiaries is a party to or otherwise bound under any Contract required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K that has not been so filed.

Section 3.12 Compliance with Laws and Orders. Since the Reference Date, (a) the Company and each of its Subsidiaries have been, and currently are, in compliance in all material respects with all Applicable Laws and Orders applicable to the Company and any of its Subsidiaries or by which any of their respective businesses, operations, activities, properties, rights or assets are bound and have not been, and currently are not, subject to any material Liability arising under any such Applicable Laws or Orders, and (b) none of the Company or any of its Subsidiaries (i) has received any written notice of any administrative, civil or criminal investigation or audit by any Governmental Authority relating to the Company or any such Subsidiary, (ii) has received any written notice from any Governmental Authority alleging any material violation by the Company or any such Subsidiary of any Applicable Law or Order, or (iii) has provided any written notice to any Governmental Authority regarding any material violation by the Company or any such Subsidiary of any Applicable Law or Order, and no such notice referred to in clauses (i), (ii) or (iii) of this Section 3.12(b) remains outstanding or unresolved as of the date hereof.

Section 3.13 Permits; Certain Gaming Matters.

(a) Section 3.13(a) of the Company Disclosure Letter sets forth each material Permit from any Governmental Authority held by the Company or any of its Subsidiaries (each a “Material Permit”, and collectively, the “Material Permits”). The Company and its Subsidiaries hold and are in compliance in all material respects with the terms of all Material Permits. Except for the Material Permits, no other Permit is necessary on the part of the Company or any of its Subsidiaries to conduct, in all material respects, its respective businesses, operations and activities as presently conducted and to own, lease or operate its properties, rights and assets as required by all Applicable Laws with respect thereto. All Material Permits of the Company and its Subsidiaries are in full force and effect, and no suspension or cancellation of any such Permits is pending, or, to the knowledge of the Company, threatened. Since the Reference Date, none of the Company or any of its Subsidiaries has received any written notice from any Governmental Authority regarding (i) any violation or possible violation by the Company or any of its Subsidiaries of any Material Permits or the failure to have any required Permits or (ii) any revocation, cancellation, termination or suspension of any Material Permits, and no such notice in either case remains outstanding or unresolved as of the date hereof.

(b) Each of the Company or any of its Subsidiaries is not subject to any special procedures or restrictions imposed by any written Orders, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, or adopted any board resolutions at the request of, any Governmental Authority. To the knowledge of the Company, there are no formal or informal investigations relating to any regulatory matters pending before or threatened by any Governmental Authority with respect to the Company or any of its Subsidiaries.

(c) None of the Company or any of its Subsidiaries, or any of their respective Affiliates (including officers, directors, partners, managers, members, principals, or key employees, as applicable) that may reasonably be considered in the process of determining the suitability of the Company and its Subsidiaries for a Gaming Approval by a Gaming Authority, or any holders of the Share Capital or other Company Securities who will be required to obtain a Gaming Approval under applicable Gaming Laws (the foregoing persons collectively, the “Licensing Affiliates”), has ever abandoned or withdrawn (in each case, in response to a communication from a Gaming Authority regarding a likely or impending denial, suspension or revocation) or been denied or had suspended or revoked a Gaming Approval, or an application for a Gaming Approval, by a Gaming Authority. Each of the Company, its Subsidiaries and their respective Licensing Affiliates that is licensed or holds any Gaming Approval pursuant to applicable Gaming Laws (collectively, the “Licensed Parties”) is in good standing in each of the jurisdictions in which any such Licensed Party holds a Gaming Approval (to the extent the “good standing” or similar concept is applicable in the case of any jurisdiction outside the United States). To the knowledge of the Company, there are no facts that, if known to any Gaming Authority, would reasonably be expected to (i) result in the denial, revocation, limitation or suspension of a Gaming Approval of any of the Licensed Parties or (ii) result in a negative outcome to either any pending application for a Gaming Approval of any of the Licensed Parties or any Person required to become a Licensed Party, or any applications or proceedings for any Gaming Approvals necessary for the consummation of the Merger or the other Transactions.

(d) Neither the Company nor any of its Subsidiaries is, and since the Reference Date has been, directly or indirectly through its and their respective Affiliates or Representatives, engaged in a Gaming Business or otherwise offered any gaming services or products in any jurisdiction or market where such engagement or offering would be prohibited by Applicable Law, including Gaming Laws (if applicable).

Section 3.14 Environmental Matters. The Company and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws, which compliance includes possession of required Permits and authorizations necessary for the operation of their respective businesses and activities as presently conducted, except where the failure to be in such compliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. There has been no release or disposal of any Hazardous Materials by, under the direction of, or on behalf of the Company or any of its Subsidiaries, from, at, on or under any property of the Company or its Subsidiaries. There are no pending, or, to the knowledge of the Company, threatened, Environmental Claims. Since the Reference Date, neither the Company nor any of its Subsidiaries has received a written notice from any Governmental Authority or third party alleging a violation of any Environmental Law that has not been resolved.

Section 3.15 Legal Proceedings and Orders.

(a) There has been no Legal Proceeding since the Reference Date, and there currently is no Legal Proceeding pending, or, to the knowledge of the Company, threatened, (i) against the Company or any of its Subsidiaries, (ii) against or affecting any present or former officer or director of the Company or any of its Subsidiaries in such individual’s capacity as such, or (iii) against or affecting any of the properties, rights or assets of the Company and its Subsidiaries.

(b) None of the Company or any of its Subsidiaries or any of their respective properties, rights or assets currently is party to and/or subject to the provisions of any outstanding Order, as applicable.

Section 3.16 Taxes.

(a) The Company and each of its Subsidiaries have: (i) timely filed or caused to be timely filed (taking into account valid extensions) all U.S. federal, state, local and non-U.S. income and other material Tax Returns required to be filed by any of them and all such Tax Returns are true, correct and complete in all material respects; and (ii) paid or caused to be paid all material Taxes that are required to be paid (whether or not such Taxes are shown on such Tax Returns) with respect to the Company and each of its Subsidiaries. The Balance Sheet reflects a reserve in accordance with GAAP for all material Taxes accrued but not yet paid by the Company and its Subsidiaries through the date of such Balance Sheet, and neither the Company nor any of its Subsidiaries has been assessed, incurred or accrued any material liability for Taxes since the date of such Balance Sheet outside of the ordinary course of business.

(b) The Company and each of its Subsidiaries have timely collected or withheld, or caused to be timely collected or withheld, all material Taxes required to be collected or withheld by or on behalf of them in connection with amounts paid or owing to their employees, independent contractors, creditors, customers, equityholders and other third Persons and remitted, or caused to be remitted, any such amounts collected or withheld to the appropriate Governmental Authority.

(c) No litigation, audits, claims, examinations, or other similar proceedings with respect to Taxes of the Company or any of its Subsidiaries are presently in progress or have been proposed or threatened in writing to the Company. Since the Reference Date, no written claim that has not been resolved has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary, as the case may be, is or may be subject to tax in that jurisdiction.

(d) Neither the Company nor any of its Subsidiaries (i) has received from any Governmental Authority any written notice of assessment, reassessment, proposed adjustment, deficiency, or underpayment of income or other material Taxes for any taxable period in which the period of assessment or collection remains open which has not since been satisfied by payment or been withdrawn or (ii) has entered into any written waiver or extension of any statute of limitations in respect of Taxes payable by any of them or is the beneficiary of any extension of the time for the assessment or collection of any Tax by any Governmental Authority, which waiver or extension is currently in effect, and no request for any such waiver or extension is pending (in each case, other than by virtue of extensions of time to file Tax Returns obtained in the ordinary course of business).

(e) The Company and each of its Subsidiaries have made available to Parent true, correct and complete copies of all material Tax Returns, examination reports and statements of deficiencies for taxable periods for which the applicable statutory periods of limitations have not expired.

(f) There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of the Company or any of its Subsidiaries.

(g) Neither the Company nor any of its Subsidiaries: (i) has been a member of an affiliated group of entities (within the meaning of Code Section 1504(a) or any similar or corresponding provision of state, local or non-U.S. income Tax law) filing combined, consolidated, or unitary income Tax Returns (other than a group the common parent of which was the Company or any of its Subsidiaries or any of their current Affiliates); (ii) is a party to or bound by any Tax sharing, allocation, assumption, or indemnification agreement (other than any commercial contract the primary purpose of which is unrelated to Taxes, entered into in the ordinary course of business and containing customary Tax indemnification provisions); or (iii) has any material liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-United States Tax law) as a transferee or successor, or by operation of law (other than pursuant to any commercial contract the primary purpose of which is unrelated to Taxes, entered into in the ordinary course of business and containing customary Tax indemnification provisions).

(h) Neither the Company nor any of its Subsidiaries has (i) granted a power of attorney with respect to any Tax matter that will remain in effect following the Closing or (ii) applied for any Tax ruling, entered into a closing agreement as described in Section 7121 of the Code (or any corresponding or similar provision of any other Tax Applicable Laws), or entered into any other material Contract, in each case, with any Governmental Authority relating to Taxes of the Company or any such Subsidiary, which ruling, closing agreement, or Contract will be binding on the Company or any of its Subsidiaries after the Closing.

(i) Neither the Company nor any of its Subsidiaries has engaged in or is a party to a “reportable transaction”, as set forth in Treasury Regulation § 1.6011-4(b) or as that term is defined in section 237.3 of the Income Tax Act (Canada).

(j) Since the Reference Date, neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its capital shares distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Sections 355 or 361.

(k) The Company is not currently, and has not been, a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

(l) Neither the Company nor any of its Subsidiaries has a permanent establishment (within the meaning of an applicable Tax treaty) or an office or fixed place of business outside of the country in which it was incorporated.

(m) For the purposes of the Income Tax Act (Canada) and any applicable Tax treaty, the Company and each of its Subsidiaries are resident in the respective jurisdiction in which it was formed, and is not resident in any other country.

(n) Neither the Company nor any of its Subsidiaries (i) has owned any equity interest in a “controlled foreign corporation” within the meaning of Section 957 of the Code or an entity classified for U.S. federal income tax purposes as a partnership or (ii) made any election under Code Section 965(h) to defer the payment of any “net tax liability” as such term is defined in Code Section 965(h)(6).

(o) Neither Company nor any of its Subsidiaries has utilized the employment Tax deferral or employee retention credit relief provided under Sections 2301, 2302 or 3606 of the CARES Act, as applicable, or the payroll Tax obligation deferral under IRS Notice 2020-65 or any related guidance or executive order published by any Governmental Authority.

(p) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) adjustment under Section 481 of the Code resulting from a change in method of accounting made prior to the Closing with respect to a taxable period (or portion thereof) ending on or prior to the Closing Date; (ii) “closing agreement,” as described in Section 7121 of the Code (or any corresponding provision of state, local or non-United States income Tax Applicable Laws), entered into prior to the Closing; (iii) the use of the installment sale or open transaction method to report a disposition made prior to the Closing; (iv) intercompany transaction occurring at or prior to the Closing or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-United States income Tax Applicable Laws) in existence at the Closing; (v) prepaid amount received or deferred revenue accrued prior to the Closing (other than in the ordinary course of business); or (vi) use of the cash method, modified cash method, or modified accrual method or any improper method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date.

(q) Neither the Company nor any of its Subsidiaries is or has ever been a real estate company (Igud Mekarkein) for Israeli Tax purposes.

(r) Neither the Company nor any of its Subsidiaries (i) has performed or was part of any action or transaction that is classified as a “reportable transaction” under Section 131(g) of the Ordinance, or (ii) has obtained an “Opinion”, as defined in Section 131D of the Ordinance, nor has it taken a position regarding taxation classified as a “Reportable Position”, as defined in Section 131E of the Ordinance or similar provisions under the Israel Value Added Tax Law, 1975 and the Israeli Land Taxation Law (Appreciation and Acquisition), 1963.

(s) Section 3.16(s) of the Company Disclosure Letter lists (i) all the “taxation decisions” (hachlatat misui) that the Company or its Subsidiaries has obtained from the ITA and (ii) all closing agreements (including any “Heskem Shuma” with the ITA) or any other Contract with any taxing authority.

(t) With respect to any related-party transaction and related-party balances, including transactions that are subject to Section 85A of the Ordinance (or any similar provision of Applicable Law relating to Taxes), the Company and its Subsidiaries are in compliance in all material respects with Treasury Regulations promulgated under Section 85A of the Ordinance and the Income Tax Regulations (Determination of Market Terms), 2006.

(u) Neither the Company nor any of its Subsidiaries is subject to any restrictions or limitations pursuant to Part E2 of the Ordinance or pursuant to any Tax ruling made with reference to the provisions of such Part E2 or otherwise.

(v) The Company and its Subsidiaries are duly registered for the purposes of VAT and have complied with all requirements concerning VAT, as applicable, pursuant to the Israeli VAT Law. The Company and its Subsidiaries (i) have not made any exempt transactions (as defined in the Israeli VAT Law), (ii) have collected and timely remitted to the relevant Tax Governmental Authority all output VAT which it is required to collect and remit under any Applicable Law, (iii) have not received a refund for input VAT for which it is not entitled under any Applicable Law, and (iv) have not reported any zero-rated VAT transactions for which it was not entitled.

(w) Neither the Company nor any of its Subsidiaries constitute a “controlled foreign corporation” (Hevra Nishletet Zara) within the meaning of the Ordinance.

(x) Except as in accordance with past practices (including in accordance with GAAP), the Company and its Subsidiaries have not claimed nor will they claim any reserve for Tax purposes if any material amount could be included in the income of the Company or any of its Subsidiaries for any period ending after the Closing Date.

Section 3.17 Employee Benefit Plans.

(a) Section 3.17 of the Company Disclosure Letter contains a complete and accurate list of all Employee Plans. With respect to each Employee Plan, to the extent applicable, the Company has made available to Parent complete and accurate copies of: (i) the three (3) most recent annual reports on Form 5500 required to have been filed with the IRS, including all schedules thereto; (ii) the most recent opinion or determination letter, if any, from the IRS for any Employee Plan that is intended to qualify under Section 401(a) of the Code; (iii) the governing plan document, or a written description of the material terms of any Employee Plan that is not in writing, and all amendments thereto; (iv) the currently effective summary plan description, together with each summary of material modifications; (v) any related trust agreements, insurance contracts, insurance policies or similar funding arrangements; and (vi) any material and non-routine correspondence with any Governmental Authority with respect to any issue related to any Employee Plan that has not been closed since the Reference Date.

(b) Each Employee Plan has been funded, maintained, operated and administered in compliance with its terms and is in compliance in all material respects with all Applicable Laws, including the applicable provisions of ERISA and the Code. All reports and information required to be filed with any Governmental Authority or provided to participants, alternate payees, and/or their beneficiaries, in each case with respect to any Employee Plan, have been timely filed or disclosed and, when filed or disclosed, were correct and complete.

(c) Each Employee Plan that is intended to be “qualified” under Section 401(a) of the Code may rely on a prototype opinion letter or has received a favorable determination letter from the IRS to such effect and nothing has occurred since the date of such determination or opinion letter that has adversely affected or could reasonably be expected to adversely affect the qualified status of any such Employee Plan. No Employee Plan is under, and neither the Company nor any of its Subsidiaries has received any notice of, an audit or investigation by the IRS, the DOL, the PBGC or any other Governmental Authority.

(d) All contributions, premiums and other payments required to be made as of the date hereof with respect to any Employee Plan have been timely made or, to the extent required under Applicable Law, accrued or reserved for. There are no Legal Proceedings pending or, to the knowledge of the Company, threatened on behalf of or against any Employee Plan, the assets of any trust under any Employee Plan, or the plan sponsor, plan administrator or any Employee Plan with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.

(e) None of the Company, any of its Subsidiaries, or any of their respective directors, officers, employees or agents, or any other “party in interest” or “disqualified person” as defined in Section 406 of ERISA and Section 4975 of the Code, respectively has, with respect to any Employee Plan, (i) breached any fiduciary obligations imposed under Title I of ERISA or (ii) engaged in or been a party to any non-exempt “prohibited transaction,” as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could reasonably be expected to result in the imposition of a penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Code.

(f) Neither the Company, any of its Subsidiaries nor any of their respective ERISA Affiliates has, since the Reference Date, ever maintained, participated in or contributed to (or been obligated to contribute to) (i) an Employee Plan which was ever subject to Section 412 of the Code or Title IV of ERISA, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer plan” as defined in Section 210 of ERISA or Section 413(c) of the Code, or (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(g) No Employee Plan (other than retirement benefits pursuant to a qualified retirement plan) provides or promises benefits with respect to any current or former employee, consultant (or the spouses or dependents thereof) beyond his or her retirement or other termination of employment or service, except for coverage mandated by COBRA or similar state Applicable Law at the sole cost of such employee, consultant, spouse or other dependent.

(h) Neither the Company nor any of its Subsidiaries has any liability (whether or not assessed) under Sections 4980B, 4980D or 4980H of the Code.

(i) Each compensation arrangement to which the Company or any of its Subsidiaries is a party and that provides for deferred compensation within the meaning of Code Section 409A is either exempt from the application thereof, or is and has at all times been in documentary and operational compliance with Code Section 409A and the applicable guidance issued thereunder.

(j) There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party or by which it is bound to compensate any current or former employee or other disqualified individual for excise taxes that may be required pursuant to Section 4999 of the Code or any Taxes required by Section 409A.

(k) Neither the execution of this Agreement and the Statutory Merger Agreement nor the consummation any of the Transactions, including the Merger, will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, officer, employee, independent contractor or consultant of the Company to severance pay or any other payment; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation (including share-based compensation) due to any such individual; (iii) limit or restrict the right of the Company to merge, amend or terminate any Employee Plan; (iv) increase the amount payable under or result in any other material obligation pursuant to any Employee Plan; (v) give rise to payments or benefits that would be nondeductible to the payor under Section 280G of the Code or that would result in an excise Tax on any recipient under Section 4999 of the Code; or (vi) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code (or any comparable provision of state, local or foreign Tax Applicable Laws).

(l) There is no employee or former employee of the Company or any of its Subsidiaries whose employment transferred to the Company or such Subsidiary under the UK Transfer of Undertakings (Protection of Employment) Regulations 2006 and who was a member of any defined benefit occupational pension scheme. There is no employee or former employee of the Company or any of its Subsidiaries who has any rights to early retirement or to other enhanced rights, including pension rights on redundancy.

(m) Except as would not reasonably be expected to result, individually or in the aggregate, in a material liability to the Company or any of its Subsidiaries, all Employee Plans subject to the Applicable Laws of any jurisdiction outside the United States (i) have been maintained, funded and administered in accordance with all Applicable Laws and requirements, (ii) that are intended to qualify for special tax treatment, meet all the requirements for such treatment and (iii) that are intended to be funded or book-reserved, are fully funded or book reserved, as applicable, based upon reasonable actuarial assumptions. No such Employee Plan is a defined benefit pension plan or multi-employer plan.

Section 3.18 Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to any Contract or arrangement between or applying to, one or more employees or other service providers and a union, trade union, works council, group of employees or any other employee representative body, for collective bargaining or other negotiating or consultation purposes or reflecting the outcome of such collective bargaining or negotiation or consultation with respect to their respective employees with any labor organization, union, group, association, works council or other employee representative body, or is bound by any equivalent national or sectoral agreement (a “Collective Bargaining Agreement”). There are, and since the Reference Date there have been, no pending activities or proceedings or, to the knowledge of the Company, threatened by any works council, union, trade union, or other labor-relations organization or entity (a “Labor Organization”) to organize any such employees. There are, and since the Reference Date there have been, no lockouts, strikes, slowdowns, work stoppages, material labor arbitrations, material grievances or labor disputes or, to the knowledge of the Company, threats thereof by or with respect to any employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any of their respective representatives or employees, has committed any material unfair labor practice in connection with the operation of their respective businesses or activities of the Company or any of its Subsidiaries. There is, and since the Reference Date there has been, no charge, complaint or other action against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable Governmental Authority pending or to the knowledge of the Company threatened.

(b) The Company and its Subsidiaries have complied since the Reference Date with Applicable Laws, Contracts and Orders relating to employment, termination of employment, employment practices, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants and for overtime purposes), equal employment, fair employment practices, meal and rest periods, immigration status, employee and occupational safety and health, wages (including minimum wages and overtime wages), compensation, hours of work, employment discrimination, harassment, retaliation, disability rights or benefits (including reasonable accommodation), hiring, plant closures and layoffs (including pursuant to WARN), workers’ compensation, labor relations, employee leave and sick pay, family and medical leave, paid time off, use of background checks and reports, affirmative action, pay equity, child labor laws and employment of minors, whistleblower rights, COVID-19, collective bargaining, unemployment insurance and other insurance coverage, the payment of social security, ensuring health and safe labor conditions, applicable proportions for the use of employees from third-party temporary employment agencies, hiring of foreign employees, and, in each case, with respect to employees: (i) the Company has withheld and reported all amounts required by Applicable Law or by Contract to be withheld and reported with respect to wages, salaries, in-kind renumerations/benefits and other payments to employees; (ii) the Company is not liable for any arrears of wages, severance pay, or any penalty for failure to comply with any of the foregoing; and (iii) the Company is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business, consistent with past practices).

(c) There are, and since the Reference Date there have been, no actions, suits, claims, investigations or other Legal Proceedings against the Company or any of its Subsidiaries pending, or, to the knowledge of the Company, threatened, to be brought or filed, by or with any Governmental Authority or arbitral tribunal in connection with the employment or termination of employment of any current or former employee, current or former independent contractor, or other individual service provider of the Company or any of its Subsidiaries, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), equal pay or any other employment related matters arising under Applicable Laws.

(d) Section 3.18(d) of the Company Disclosure Letter sets forth a correct and complete list (as of October 6, 2023) of (i) each current employee of the Company and each of its Subsidiaries (excluding contingent workers engaged through a third-party temporary employment agency, but including any employee who is on a leave of absence or on layoff status) employed by the Company and/or a Subsidiary and (ii) for each individual identified in clause (i), each such employee’s position, job location, primary place of residence, W-2 compensation for 2022 (or for any employees located in any jurisdiction outside the United States, applicable taxable compensation for 2022) (including, without limitation, bonus, commission, and incentive payments), year to date compensation for 2023 (including, without limitation, bonus, commission, and incentive payments), salary or hourly wage rate, commission status, bonus opportunity, date of hire, full- or part-time status, “exempt” or “non-exempt” status, accrued but unpaid time off, as of the date hereof and for individuals on leave, the anticipated date of return to full work, if known, and any severance potentially payable to such employee upon termination of employment. In addition, with respect to employees of the Israeli Subsidiary, Section 3.18(d) of the Company Disclosure Letter shall also include, with respect to the respective employees, information regarding prior notice entitlement if in excess of thirty (30) days, gross salary, overtime payment (including global overtime component, if any), and any other non-statutory compensation and benefits, payable, maintained or contributed to or with respect to which any potential Liability is borne by the Israeli Subsidiary (whether now or in the future) including, but not limited to, the following entitlements: bonus (including type of bonus, calculation method and amounts received in 2022), deferred compensation, arrangements, commissions (including calculation method and amounts received in 2022), vacation entitlement and accrued vacation, travel entitlement (e.g., travel pay, car, leased car arrangement and car maintenance payments), sick leave entitlement and accrual, shares and any other incentive payments, recuperation pay entitlement and accrual, a pension arrangement or any other provident fund (including managers’ insurance and further education fund), whether such employee is subject to Section 14 Arrangement under the Israeli Severance Pay Law (“Section 14 Arrangement”) (and, to the extent such employee is subject to the Section 14 Arrangement, an indication of whether such arrangement has been applied to such person from the commencement date of his employment and on the basis of his entire determining salary), and whether the employee is on leave, paid or unpaid (and if so, the category of leave, the date on which such leave commenced and the date of expected return to work). Section 3.18(d) of the Company Disclosure Letter also sets forth individuals classified by the Company or any of its Subsidiaries as a current independent contractor (excluding contingent workers engaged through a third-party temporary employment agency), for each individual identified as an independent contractor, each such individual’s location, date of engagement, 1099 compensation for 2022 (or for independent contractors in any jurisdiction outside the United States, the total compensation for 2022), year to date compensation for 2023, and whether such individual has entered into a written Contract regarding the individual’s contractor engagement. Section 3.18(d) of the Company Disclosure Letter sets forth, as of the date hereof, a complete list of all current contingent workers engaged through a third-party temporary employment agency and the location and hire date of each such individual. The Company and each of its Subsidiaries has a properly completed I-9 form for all current employees for whom a completed I-9 is required under Applicable Law and, to the knowledge of the Company, all employees are authorized to work in the United States. No employees hold temporary (non-immigrant) visas and neither the Company nor any of its Subsidiaries have entered into any contractual obligations with any employee or prospective employee to assist in obtaining permanent residence on behalf of such individual. All employees are employed, and all individual independent contractors are engaged, at-will and no employee or individual independent contractor of the Company or any of its Subsidiaries is entitled to severance, any bonus payment (including, but not limited to, as a result of or in connection with the Transactions), or similar payment under any policy, practice, agreement, plan, program, or Applicable Law.

(e) Neither the Company nor any of its Subsidiaries has incurred any Liability under WARN that remains unsatisfied. The Company has not implemented or effectuated any “plant closing,” “mass layoff,” as those terms are defined under WARN, any temporary layoffs of six (6) month or less within the past six (6) months where the affected employees have not been returned to active work within six (6) months of the commencement of such temporary layoff, or undertaken any action requiring notice under the WARN since the Reference Date.

(f) The Company and its Subsidiaries, since the Reference Date: (i) have properly classified all current and former employees, directors, individual consultants, temporary employees, leased employees, or any agents as independent contractors or employees; and (ii) have properly classified and treated all of its employees as “exempt” or “nonexempt” in compliance with all Applicable Laws pertaining to wages and hours, and overtime requirements. The Company and its Subsidiaries have fully and timely paid all wages, salaries, wage premiums, bonuses, commissions, in-kind contributions, fees and other compensation due and payable to its current and former employees and contractors pursuant to Applicable Law, Contract or policy. Neither the Company nor any of its Subsidiaries have been subject to any audit, investigation, or other Legal Proceeding since the Reference Date by any Governmental Authority with respect to its employees, independent contractors or other service providers including, without limitation, classification or wage and hour practices or compliance.

(g) The Company and each of its Subsidiaries have taken reasonable measures to protect their employees and independent contractors in all material respects in the workplace with respect to COVID-19 and enacted and implemented all safety measures and plans required under Applicable Law with respect to COVID-19.

(h) The Company and its Subsidiaries have promptly and reasonably investigated all sexual harassment allegations made against it since the Reference Date, and the Company does not expect any material liability with respect to any such allegations. Neither the Company nor any of its Subsidiaries have entered into any settlement or release agreement regarding sexual harassment allegations.

(i) There are, and there have been, no pending, or, to the knowledge of the Company, threatened, citations regarding occupational health and safety. The Company and each of its Subsidiaries have complied in all respects with any Order, settlements, or citations issued regarding occupational health and safety.

(j) Neither the Company nor any of its Subsidiaries is subject to any affirmative action obligations under any Applicable Law, including, without limitation, Executive Order 11246, and neither the Company nor any of its Subsidiaries is a government contractor or subcontractor for purposes of any Applicable Laws with respect to the terms and conditions of employment, including, without limitation, the Service Contracts Act or prevailing wage laws.

(k) The Company and its Subsidiaries are in compliance with all applicable employee licensing requirements and have taken commercially reasonable measures to ensure that any employee who is required to have a gaming or other license under any Gaming Laws or other Applicable Laws maintains such license in current and valid form.

(l) To the knowledge of the Company: (i) no employee or independent contractor of the Company or any of its Subsidiaries is in violation of any term of any Contract relating to employment, consulting, non-disclosure, non-competition, non-solicitation, proprietary information, intellectual property, or common law obligations relating to competition, solicitation, non-disclosure or related matters; and (ii) the continued employment by the Company and its Subsidiaries of their respective employees, and the performance of the contracts with the Company and its Subsidiaries by their respective independent contractors, will not result in any such violation. Neither the Company nor any of its Subsidiaries has received any written notice, or, to the knowledge of the Company, oral notice, alleging that any such violation has occurred since the Reference Date.

(m) The Company has made available all material written personnel policies, rules, and procedures applicable to employees that have been adopted by the Company and its Subsidiaries.

(n) To the knowledge of the Company, no officer (including C-suite level employees), senior management-level employee (including senior vice presidents) or other employee with a similar executive or managerial role or responsibilities with the Company or any of its Subsidiaries intends to terminate his or her employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any such employee of the Company or any of its Subsidiaries.

(o) All information regarding any payments, including additional remunerations, severance payments, bonuses or benefits, arising from or in relation to the Merger or the other Transactions, which any current and former employees, directors, managers, individual consultants, temporary employees, leased employees, or any agents as independent contractors or employees of any Subsidiary of the Company, may be entitled to, has been fully disclosed or made available to Parent prior to the execution of this Agreement.

Section 3.19 Real Property.

(a) Neither the Company nor any of its Subsidiaries owns any real property.

(b) Section 3.19 of the Company Disclosure Letter contains a complete and accurate list of all Leases and sets forth the address of each parcel of Leased Real Property. The Company has, prior to the execution of this Agreement, made available to Parent true, correct and complete copies of all Leases. The Company or its applicable Subsidiary has and owns valid leasehold estates in the Leases and the Leased Real Property, free and clear of all Liens, other than Permitted Liens. With respect to each of the Leases: (i) such Lease is legal, valid and binding on the Company (and/or each such Subsidiary of the Company, as the case may be) and is in full force and effect; (ii) the Company’s or its applicable Subsidiary’s possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed, and there are no disputes with respect to such Lease; (iii) none of the Company or any of its Subsidiaries is in material breach of default under any Lease; (iv) to the knowledge of the Company, no other party to any Lease is in material breach of, or default under, any such Lease; (v) none of the Company or any of its Subsidiaries has received any written notice regarding any material violation or breach of or default under, or intention to cancel or modify, any Leases; (vi) the other party to such Lease is not an affiliate of the Company or any of its Subsidiaries; (vii) none of the Company or any of its Subsidiaries has received written notice from any lessor under any Lease that any security deposit or portion thereof deposited with respect to any such Lease has been applied in respect of a breach or default under any such Lease; (viii) none of the Company or any of its Subsidiaries is a sublessor, licensor, or otherwise a grantor to any Person of any right to use or occupy the Leased Real Property or any portion thereof; (ix) there is no collateral assignment or grant of any other security interest by the Company or any of its Subsidiaries in any Lease or any interest therein; and (x) none of the Company or any of its Subsidiaries owes brokerage commissions or finder’s fees with respect to any Leased Real Property, nor is it party to any agreement or subject to any claim that may require the payment of any real estate brokerage commissions. The Leased Real Property constitutes all of the real property necessary to conduct any of the businesses, operations and activities of the Company or any of its Subsidiaries as presently conducted.

(c) Neither the Company nor any of its Subsidiaries has received written notice of any pending, threatened, condemnation or similar proceeding affecting any Leased Real Property or any portion thereof.

Section 3.20 Intellectual Property.

(a) Section 3.20(a) of the Company Disclosure Letter contains a true, complete and accurate list of (i) the Company Registered IP, identifying in each case the record and beneficial title holder and any applicable filing and registration dates; and (ii) any material Software, owned or purported to be owned, or licensed, by the Company or any Subsidiary that would, for owned Software, have a replacement cost of more than $100,000, and for licensed Software, have an annual license fee of more than $100,000.

(b) All Company-Owned Intellectual Property Rights are subsisting and, to the knowledge of the Company, valid and enforceable. With respect to each item of Company Registered IP, except in the case where the Company and/or its Subsidiaries, exercising reasonable business judgment, elected to discontinue maintenance or intentionally allow the lapse of Intellectual Property Rights in the ordinary course of business, (i) the necessary registration, maintenance and renewal fees have been paid, and (ii) the necessary documents and certificates have been filed with the relevant patent, industrial design, copyright, trademark, domain registrars or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered IP. No loss or expiration of any of the Company-Owned Intellectual Property Rights, or, to the knowledge of the Company, any of the Company-Licensed Intellectual Property Rights, is threatened, or, other than upon expiration of its statutory term in the ordinary course, pending.

(c) The Company and/or its Subsidiaries solely and exclusively own all right, title and interest in the Company-Owned Intellectual Property Rights free and clear of all Liens (other than Permitted Liens), and has/have pursuant to a written valid and enforceable license, or other agreement, the right to use all material Company-Licensed Intellectual Property Rights.

(d) The Company IP specified on Section 3.20(a) of the Company Disclosure Letter and the licenses or other agreements relating to Company-Licensed Intellectual Property Rights specified on Section 3.20(a) of the Company Disclosure Letter constitute all material Intellectual Property Rights used in the operation of the business of the Company and its Subsidiaries and are sufficient for the conduct of such business as currently conducted as of the date hereof. The consummation of the Transactions will not (i) impair any material rights under, or cause the Company or any of its Subsidiaries to be in violation of or default under, any material license or other agreement to use any material Company-Licensed Intellectual Property Rights as currently used in the operation of the business of the Company and its Subsidiaries, (ii) give rise to any termination or material modification of any such licenses or other agreements or (iii) require the payment of an increased amount of any royalties, fees or other consideration with respect to any such use under any such license or other agreement (except for any increase due to increased use of any rights under any such license or other agreement), except, in each of (i) – (iii), for any licenses or other agreements for Off-the-Shelf Software that is not required to be scheduled in Section 3.20(a) of the Company Disclosure Letter. Nothing in this Section 3.20(d) shall be deemed or interpreted as a representation or warranty of non-infringement of third party Intellectual Property Rights, which is solely addressed by Section 3.20(e).

(e) To the knowledge of the Company, the development, marketing, sale, offer for sale, exportation, distribution and/or use by the Company or any of its Subsidiaries of any Company Products and the operation of the business of the Company and its Subsidiaries does not infringe or misappropriate, and has not in the past six (6) years infringed or misappropriated, any Intellectual Property Right of any Person. Neither the Company nor any of its Subsidiaries has received any formal written opinions of counsel regarding any of the foregoing.

(f) The Company and each of its Subsidiaries have taken and take all commercially reasonable actions to maintain, protect and enforce the secrecy, confidentiality and value of all material Trade Secrets that are Company-Owned Intellectual Property Rights. Except in the case where the Company and/or its Subsidiaries, exercising reasonable business judgment, elected to disclose material Trade Secrets to another person without a written confidentiality agreement, neither the Company nor any of its Subsidiaries has disclosed any material Trade Secrets to any other Person other than pursuant to a written confidentiality agreement under which such other Person agrees to maintain the confidentiality of such Trade Secrets.

(g) To the knowledge of the Company, no Person (or any of such Person’s products or services or other operation of such Person’s business) is infringing upon, misappropriating or otherwise violating, or has since the Reference Date infringed upon, misappropriated or otherwise violated, any Company-Owned Intellectual Property Rights, and neither the Company nor any of its Subsidiaries have asserted or threatened in writing any claim against any Person alleging the same.

(h) There is not any Legal Proceeding made, conducted or brought by a Person that has been served upon or, to the knowledge of the Company, filed, or threatened in writing (including email) to be filed, (i) contesting the validity, use, ownership, enforceability, patentability or registrability of any of the Company Registered IP or (ii) alleging any infringement or misappropriation of, or other conflict with or violation by the Company or any of its Subsidiaries of the Intellectual Property Rights of such Person (including any written demands or offers to license any Intellectual Property Rights from any such Person).

(i) All Persons who have created, conceived, or otherwise developed any material Company-Owned Intellectual Property Rights have executed valid, written agreements with the Company or one of its Subsidiaries, substantially in the form made available in the Data Room and pursuant to which such Persons (i) agreed to maintain in confidence all confidential or proprietary information acquired by them in the course of their contractual relationship or employment with the Company or the applicable Subsidiary, (ii) agreed to presently assign to the Company or its applicable Subsidiary their entire right, title, and interest in and to any Intellectual Property Rights created, conceived or otherwise developed by such Person in the course of and related to his, her or its contractual relationship or employment with the Company or its applicable Subsidiary and (iii) to the extent such Intellectual Property Rights are subject to Applicable Laws providing for moral rights, have waived all moral rights such Person may have in such Intellectual Property Rights. There are no outstanding Legal Proceedings, and, to the knowledge of the Company, no circumstances that exist that are likely to give rise to any Legal Proceedings, for any compensation or other payments to such Person in relation to any Company-Owned Intellectual Property Rights that such Person contributed, created, conceived or otherwise developed. To the knowledge of the Company, no employee, independent contractor, or agent of the Company or any of its Subsidiaries is in material default or material breach of any material term of any employment agreement, nondisclosure agreement, assignment of invention agreement, or similar agreement or contract to the extent relating to the protection, ownership, development, use or transfer of Company-Owned Intellectual Property Rights.

(j) No Company-Owned Intellectual Property Rights were (in whole or in part) authored, created, conceived, developed, or reduced to practice by or on behalf of, or with or using any personnel, grants, funds, facilities, Intellectual Property Rights or other resources of, a Governmental Sponsor. To the knowledge of the Company, no Governmental Sponsor has any claim or right in or to any Company-Owned Intellectual Property Rights. To the extent the use of Company IP is restricted in any way under a Government Contract, the Company and each of its Subsidiaries, as applicable, have complied in all material respects with such restrictions under such Government Contract.

(k) The Company and its Subsidiaries are in compliance in all material respects with all applicable licenses to Public Software used by the Company and its Subsidiaries, and have not used any Public Software in any manner that would, as a consequence of such use, (i) require the Company or any of its Subsidiaries to disclose or distribute the source code of any Company Software without charge, (ii) grant to any other Person any rights to or immunities under any of the Company-Owned Intellectual Property Rights, or (iii) otherwise require the public disclosure of the source code of such Company Software or Company Products.

(l) The Company and/or one of its Subsidiaries owns, leases, licenses, or otherwise has the legal right to use all Business Systems, and such Business Systems are sufficient for the immediate needs of the business of the Company or any of its Subsidiaries as currently conducted by the Company and/or its Subsidiaries. The Company and each of its Subsidiaries have implemented and currently maintain commercially reasonable disaster recovery and business continuity plans, procedures and facilities, and since the Reference Date there has not been any material failure with respect to any of the Business Systems that has not been remedied or replaced in all material respects.

(m) The Company and each of its Subsidiaries and, to the knowledge of the Company, all third parties processing Personal Information for or on behalf of the Company or any of its Subsidiaries (“Data Processors”) comply with (i) all applicable Privacy/Data Security Laws, (ii) any applicable policies of the Company and/or its Subsidiary, respectively, concerning the collection, dissemination, disclosure, storage or use of Personal Information, and (iii) all contractual commitments that the Company or any of its Subsidiaries has entered into or is otherwise bound with respect to privacy and/or data security (collectively, the “Data Security Requirements”). The Company and its Subsidiaries have each implemented reasonable data security safeguards, including organizational, technical and physical measures, designed to protect the security and integrity of its Business Systems and Personal Information, including utilizing industry standard tools designed to prevent unauthorized access and the introduction of Disabling Devices. Neither the Company nor any of its Subsidiaries has knowingly inserted and, to the knowledge of the Company, no other Person has inserted or alleged to have inserted any Disabling Device in any of the Business Systems or Company Product components. Where required by applicable Privacy/Data Security Laws, the Company has contractually obligated all Data Processors to comply with such Privacy/Data Security Laws. The Company has taken reasonable measures to ensure that all Data Processors have complied with their contractual obligations, and to the knowledge of the Company, no Data Processors are in breach of their contractual obligations. Since the Reference Date, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any Data Processor has: (x) experienced any data security breaches or incidents involving any loss, theft, unauthorized access, use or disclosure of Personal Information, including any such breaches or incidents that were required to be reported under applicable Privacy/Data Security Laws or customer Contracts; or (y) received written notice of any audits, proceedings or investigations by any Governmental Authority or any customer, or received any claims or complaints regarding the collection, dissemination, storage or use of Personal Information, or the violation of any applicable Data Security Requirements. The Company and its Subsidiaries have implemented proper transfer mechanisms to the extent required by applicable Privacy/Data Security Laws.

(n) The Company and/or one of its Subsidiaries has all rights to use the Business Data, in whole or in part, in the manner in which the Company and its Subsidiaries receive and use such Business Data prior to the Closing Date. The Company and its Subsidiaries are not subject to any contractual requirements or privacy policies or Privacy/Data Security Laws, including based on the Transactions, that would prohibit the Surviving Company from using Personal Information in the manner in which the Company and its Subsidiaries receive and use such Personal Information prior to the Closing Date.

Section 3.21 Insurance. Section 3.21 of the Company Disclosure Letter sets forth all material policies of insurance covering the Company, any of its Subsidiaries or any of their respective employees, contractors, properties, rights or assets (each, an “Insurance Policy”). All Insurance Policies purchased by the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate, and is sufficient to comply with Applicable Laws. The Insurance Policies are adequate for the operation of the businesses and activities of the Company and/or any of its Subsidiaries. All premiums due and payable under the Insurance Policies have been timely paid, and the Company and its Subsidiaries are in material compliance with the terms of the Insurance Policies. No written notice of cancellation has been received that is currently pending or unresolved as of the date hereof. None of the Company nor any of its Subsidiaries is, or since the Reference Date has ever been, in material default under any Insurance Policy. None of the Company or any of its Subsidiaries has ever been denied insurance coverage.

Section 3.22 Related Party Transactions. Except as set forth in the SEC Reports, there are no, and there have not been any, Contracts, transactions, agreements, arrangements or understandings (each a “Related Party Transaction”) between the Company or any of its Subsidiaries, on the one hand, and (a) any Affiliate of the Company or any of its Subsidiaries (which shall include any present or former officer or director of the Company or any of its Subsidiaries, but shall exclude any wholly owned Subsidiary of the Company), (b) any Person that beneficially owns (within the meaning of Section 13(d) of the Exchange Act) five percent (5%) or more of the Company Ordinary Shares or any other class of Share Capital of the Company or (c) any Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of any of the foregoing is a party to any actual or proposed loan, lease or other Contract with or binding upon the Company or any of its Subsidiaries or owns or has any interest in any of their respective properties, rights or assets, on the other hand.

Section 3.23 Brokers. There is no investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisors, brokerage, finder’s or other fee or commission in connection with the Transactions, including the Merger, based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 3.24 Anti-Corruption Laws.

(a) The Company and its Subsidiaries are, and in the last five (5) years have been, in compliance in all material respects with all applicable Anti-Corruption Laws and have not directly or indirectly, made or offered any material payment or transfer of anything of value to any government official or employee, political party or campaign, official or employee of any public international organization, or official or employee of any government-owned enterprise or institution to obtain or retain business or to secure an improper advantage, or otherwise conducted any transaction, transfer or business in violation of any provision of the Anti-Corruption Laws.

(b) Since the Reference Date, the Company and its Subsidiaries have not received any written notice of any governmental or internal investigation or inquiry, any allegation, or any disclosure related to any violation or potential violation by the Company, any of its Subsidiaries or by any partner, distributor, reseller, employee or other Person acting on behalf of the Company or any of its Subsidiaries of any applicable Anti-Corruption Law.

Section 3.25 International Trade Compliance.

(a) The Company, its Subsidiaries, each of its officers, directors and employees, and, to the knowledge of the Company, agents, distributors or sub-distributors of any member of the Company, are, and in the last five (5) years have been, in compliance with all economic sanctions, export controls, or other restrictive trade measures applicable in the jurisdictions where they conduct business (collectively, “Export Control Laws”).

(b) The Company, its Subsidiaries, each of its officers, directors and employees, and, to the knowledge of the Company, agents, distributors or sub-distributors of any member of the Company, are, and in the last five (5) years have been, in compliance in all material respects with all Applicable Laws in the jurisdictions where they conduct business governing the classification, valuation, duties, origination, and marking of foreign-origin products imported into the applicable jurisdiction (collectively “Customs Laws”), as well as any similar requirements imposed under bilateral or multilateral customs unions, Bilateral Investment Treaties, Trade Promotion Agreements, and Free Trade Agreements to which the United States or other applicable jurisdictions is a party (collectively, “FTAs”).

(c) None of the Company or any of its Subsidiaries, nor any of their respective officers or directors, is designated under (or is otherwise owned or controlled by) any Person identified, or is owned fifty percent (50%) or more in the aggregate or controlled by any party identified, on any restricted party list of any Governmental Authority.

(d) In the last five (5) years, the Company and its Subsidiaries have not made any voluntary or involuntary disclosure or has not received any written notice of any governmental or internal investigation or inquiry, any allegation, or any disclosure related to any violation or potential violation by the Company or any of its Subsidiaries or by any partner, distributor, reseller, employee or other Person acting on behalf of the Company or any of its Subsidiaries, of any Export Control Laws, Customs Laws, FTAs, or other Applicable Law involving international trade.

(e) Without limiting any of the foregoing, the Company and its Subsidiaries have not, in the last five (5) years, conducted any unlawful business in or with persons located, organized, or resident in a jurisdiction subject to comprehensive U.S. sanctions.

Section 3.26 CFIUS.

(a) The Company: (i) is not a “TID U.S. Business” as defined in the Department of the Treasury’s Office of Investment Security regulations at 31 C.F.R. § 800.248; (ii) does not produce, design, test, manufacture, fabricate, or develop any “critical technologies” as defined at 31 C.F.R. § 800.215; (iii) does not maintain or collect “sensitive personal data” as defined in 31 C.F.R. § 800.241; and (iv) does not own, operate, manufacture, service or supply any “covered investment critical infrastructure” as defined in 31 C.F.R. § 800.212, and no filing before CFIUS is required pursuant to §800.401 in connection with this transaction.

(b) Neither the Company nor any of its Subsidiaries is a “cultural business” as defined in the Investment Canada Act (R.S.C., 1985 c.28).

Section 3.27 Indebtedness. Section 3.27 of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness outstanding, other than Indebtedness reflected in the Balance Sheet or otherwise included in the SEC Reports, and except for such Indebtedness, none of the Company or any of its Subsidiaries has any Indebtedness other than Indebtedness that, individually or in the aggregate, has not been and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

Section 3.28 Customers and Vendors. Section 3.28 of the Company Disclosure Letter sets forth a list of (x) the top ten (10) customers of the Company and its Subsidiaries (based on the approximate total revenues attributable to such customers) for the fiscal years ended December 31, 2021 and December 31, 2022 and for the six-month period ended June 30, 2023 (each a “Material Customer”, and collectively, the “Material Customers”), showing the approximate total sales to each such customer during the applicable period and the percentage of the total sales of the Company and its Subsidiaries represented by such sales and (y) the top ten (10) suppliers and vendors to the Company and its Subsidiaries (based on total amount purchased from such supplier or vendor) for the fiscal years ended December 31, 2021 and December 31, 2022 and for the six-month period ended June 30, 2023 (each a “Material Vendor”, and collectively, the “Material Vendors”), showing the approximate total spend by the Company and its Subsidiaries from each such supplier or vendor during the applicable period and the percentage of total spend of the Company and its Subsidiaries represented by such spend. Since January 1, 2023, no Material Customer or Material Vendor (a) has canceled or otherwise terminated, or threatened to cancel, or, to the knowledge of the Company, intends to cancel or terminate, its relationship with the Company or any of its Subsidiaries, (b) has materially decreased or threatened to materially decrease or limit its business with the Company or any of its Subsidiaries, and (c) has provided written notice of non-renewal to the Company or any of its Subsidiaries or of its intent to materially and adversely adjust the terms of any applicable Contract. The Company has not received written notice from any Material Customer or Material Vendor asserting a claim for breach of Contract, indemnification or similar claim against the Company or any of its Subsidiaries, except for such claim that, individually or in the aggregate, has not been and would not reasonable be expected to be material to the Company or any of its Subsidiaries.

Section 3.29 Accounts Receivable. All accounts and notes receivable reflected on the Balance Sheet are bona fide receivables arising in the ordinary course of business, consistent with past practices, and are collectible in the ordinary course (net of allowances for doubtful accounts reflected on the Balance Sheet). There are no Liens (other than Permitted Liens) on such receivables or any part thereof and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment has been made with respect to any such receivables by the Company or any of its Subsidiaries.

Article IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant that the statements contained in this Article IV are true and correct.

Section 4.1 Organization and Good Standing. Each of Parent and Merger Sub is duly incorporated or organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of incorporation or organization and has all requisite corporate power and authority to carry on its respective businesses, operations and activities as presently conducted and to own, lease or operate its respective properties, rights and assets.

Section 4.2 Authorization and Enforceability. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and the Statutory Merger Agreement, to perform its respective obligations hereunder and thereunder, and to consummate the Transactions, including the Merger. The execution and delivery of this Agreement and the Statutory Merger Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions, including the Merger, have been duly authorized by all necessary corporate action on the parts of Parent and Merger Sub, and no additional corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement and the Statutory Merger Agreement or the consummation of the Transactions, including the Merger, except for (x) executing and delivering the Statutory Merger Agreement and (y) the filing of the Merger Application with the Registrar pursuant to the Bermuda Companies Act. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each in accordance with its terms, subject, in each case, to the Enforceability Limitations.

Section 4.3 Required Consents. Except as set forth on Section 8.2(g) of the Company Disclosure Letter (other than executing and delivering the Statutory Merger Agreement and the filing of the Merger Application with the Registrar pursuant to the Bermuda Companies Act), no Consent of any Governmental Authority is required on the part of Parent, Merger Sub or any of their Affiliates in connection with the execution, delivery and performance by Parent and Merger Sub of this Agreement and the Statutory Merger Agreement and the consummation by Parent and Merger Sub of the Transactions (including the Merger), other than: (a) in connection with this Agreement and the consummation of the Transactions, including the Merger: (i) such Consents as may be required to be made or obtained under any Antitrust Laws; (ii) the filings and other Consents set forth on Section 3.3(b)(ii) of the Company Disclosure Letter in connection with obtaining the Requisite Gaming Approvals and all other Required Regulatory Approvals; and (iii) such other Consents as may be required to be made or obtained under state securities or “blue sky” or similar Applicable Laws of any foreign jurisdiction; (b) the execution and delivery of the Statutory Merger Agreement; (c) the filing of the Merger Application with the Registrar pursuant to the Bermuda Companies Act, and the filing of appropriate documentation with the relevant Governmental Authorities of the other jurisdictions in which any of the Company, Parent, or their respective Subsidiaries and other Affiliates are qualified or licensed to do business, as the case may be; (d) any filings and other Consents as may be required by securities laws, including compliance with any applicable requirements of the Exchange Act, in connection with this Agreement and the Transactions; (e) the BMA Filing; and (f) such other Consents the failure of which to obtain, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.4 No Conflicts. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the Statutory Merger Agreement, compliance by Parent and Merger Sub with any provisions hereof, and the consummation by Parent and Merger Sub of the Transactions (including the Merger) do not and will not conflict with or result in a violation of (a) any provision of the Charter Documents of Parent or Merger Sub, as applicable, or (b) assuming compliance with the matters referred to in Section 4.3, any Order or Applicable Law, except in the case of clause (b) above, for any such violations or conflicts that, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.5 Ownership of Company Ordinary Shares. None of Parent, Merger Sub, or, to the knowledge of Parent, any of their respective Affiliates, currently owns, or will prior to the Closing Date own, any Share Capital of the Company or has any rights to acquire any share capital of the Company (except pursuant to this Agreement and the Statutory Merger Agreement).

Section 4.6 No Impediment. As of the date of this Agreement: (a) there is no Legal Proceeding pending, or, to the knowledge of Parent, threatened, against or affecting Parent or Merger Sub or any of their respective properties or assets that, individually or in the aggregate, has had, or would reasonably be expected to have, a Parent Material Adverse Effect; (b) neither Parent nor Merger Sub is subject to any outstanding Order that, individually or in the aggregate, has had, or would reasonably be expected to have, a Parent Material Adverse Effect, individually or in the aggregate, would reasonably be expected to prevent or materially delay the consummation of the Transactions (including the Merger) or the performance by Parent and Merger Sub of their respective covenants and obligations under this Agreement and the Statutory Merger Agreement; and (c) there is no transaction under consideration or pending by Parent, Merger Sub, or any of their respective Affiliates that, individually or in the aggregate, would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any other Transactions.

Section 4.7 Interim Operations of Merger Sub. Merger Sub was formed by Parent solely for the purpose of engaging in the Transactions, and has engaged in no business activities other than in respect of the Transactions. All of the issued capital stock of Merger Sub is owned directly or indirectly by Parent.

Section 4.8 Sufficient Funds. Parent has, or will have on the Closing Date, cash on hand or other sources of immediately available funds sufficient to enable Parent to (a) pay the Merger Consideration and to satisfy all other payments required by this Agreement, (b) pay any and all fees, costs, and expenses incurred by Parent in connection with the Transactions, and (c) otherwise consummate the Transactions on the terms contemplated by this Agreement.

Section 4.9 Brokers. Other than SMBC Nikko Securities Inc., there is no investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent or any of its subsidiaries (including Merger Sub) who is entitled to any financial advisors, brokerage, finder’s or other fee or commission in connection with the Transactions, including the Merger, based upon arrangements made by or on behalf of Parent or any of its subsidiaries (including Merger Sub).

Article V
CONDUCT OF COMPANY BUSINESS

Section 5.1 Conduct of Company Business. Except (a) as expressly required or permitted by this Agreement, (b) as required by the express terms of any Material Contract in effect as of the date hereof or made available to Parent under Section 5.2(l)(i), or (c) as required by Applicable Laws or actions taken to implement the express terms of Orders issued as of the date hereof or made available to Parent under Section 5.2(h): at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article IX and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to: (i) carry on their respective businesses in the ordinary course of business, consistent with past practices and in compliance with all Applicable Laws, including using commercially reasonable efforts to (A) preserve intact the businesses and business organization of the Company and its Subsidiaries, (B) keep available the services of the directors, officers, employees, contractors, consultants, agents and other representatives of the Company or any of its Subsidiaries, and (C) preserve the Material Contracts and the Company’s and each of its Subsidiaries’ relationships with their respective customers, suppliers and distributors; and (ii) preserve the current relationships and goodwill with Governmental Authorities having jurisdiction over the Company and its Subsidiaries, including (A) preserving the Material Permits and (B) preparing and filing any regulatory filings on a timely basis in the ordinary course of business, consistent with past practices.

Section 5.2 Restrictions on Company Operations. Without limiting the generality of the foregoing Section 5.1, except (w) as expressly required or permitted by this Agreement, (x) as required by the express terms of any Material Contract in effect as of the date hereof or made available to Parent under Section 5.2(l)(i), (y) as required by Applicable Laws or actions taken to implement the express terms of Orders issued as of the date hereof or made available to Parent under Section 5.2(h), or (z) with Parent’s prior written consent: at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article IX and the Effective Time, the Company will not, and will cause each of its Subsidiaries not to, and will use its reasonable best efforts to cause its and their respective Affiliates not to:

(a) amend any provision of the Charter Documents of the Company or any of its direct or indirect Subsidiaries, except as may be required by Applicable Law or the rules and regulations of the SEC or NASDAQ;

(b) issue, deliver, sell, grant, transfer, dispose of, pledge, encumber or subject to any Lien (other than Liens imposed by securities laws), or authorize the issuance, delivery, sale, grant, transfer, disposal of, pledge, encumbrance or subjecting to any Lien (other than Liens imposed by securities laws) the Share Capital or any share capital of any Subsidiary of the Company, or any other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for or evidencing the right to subscribe for, any shares of its capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of its capital stock or other equity or voting interests, other than (i) the issuance of Company Ordinary Shares (A) upon the vesting or settlement of Company Share Awards issued prior to the date of this Agreement in accordance with the terms thereof or (B) as required by the terms of the Company Share Award issued before the date of this Agreement; or (ii) as required by the express terms of any other Company Securities or any other Subsidiary Securities, as the case may be, issued before the date of this Agreement;

(c) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, shares or property or any combination thereof) in respect of, any Company Securities or any Subsidiary Securities, as the case may be, or make any other actual, constructive or deemed distribution in respect of any Company Securities or any Subsidiary Securities, as the case may be; (ii) split, combine, subdivide or reclassify or amend any Company Securities or any Subsidiary Securities, as the case may be, or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for any Company Securities or any Subsidiary Securities, as the case may be; (iii) issue, sell, deliver, pledge, grant, dispose of or encumber any share capital, or grant to any Person (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities or any Subsidiary Securities, as the case may be, other than the issuance and sale of Company Ordinary Shares pursuant to Company Share Awards outstanding prior to the date hereof; or (iv) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, directly or indirectly, any Company Securities or any Subsidiary Securities, as the case may be, except as required pursuant to the terms of a Contract in effect prior to the date hereof which provides governing terms for the applicable Company Share Award;

(d) (i) make, depart from, or adopt any change in any accounting methods, principles, policies or practices of the Company or any of its Subsidiaries, except as required by a change in GAAP or Applicable Law, or (ii) revalue any properties, rights or assets of the Company or any of its Subsidiaries, including waiving, forgiving, canceling, discharging or otherwise writing off notes or accounts receivable, except as required by GAAP or Applicable Law;

(e) other than (x) for sales or licenses of products or services, in each case in the ordinary course of business, consistent with past practices, or (y) pursuant to Contracts in existence and effective on the date of this Agreement: directly or indirectly (i) acquire (or agree to acquire) (whether by merger, consolidation, sale of stock or assets, or otherwise) any Person (or division thereof) or any assets or equity interests in or businesses of such Person, (ii) form a Subsidiary, (iii) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Transactions, including the Merger), or (iv) sell, transfer, lease, license, assign or otherwise dispose of (whether by merger, consolidation, sale of stock or assets, or otherwise), or pledge, mortgage, sell and leaseback, encumber or otherwise subject to any Lien (other than Permitted Liens), any material properties, rights or assets of the Company or any of its Subsidiaries (including any share capital or other Subsidiary Securities of any Subsidiary of the Company);

(f) (i) abandon, allow to lapse, sell, assign, transfer, exclusively license, grant any security interest in or otherwise encumber or dispose of any Company-Owned Intellectual Property Rights owned by the Company or any of its Subsidiaries, or (ii) grant any right or license to any Intellectual Property Rights other than pursuant to grants of non-exclusive licenses of products or services, in each case in the ordinary course of business consistent with past practices, including in respect of any terms and conditions;

(g) (i) incur, assume, repurchase or prepay any long-term or short-term Indebtedness; (ii) issue or sell any debt securities (including letters of credit) of the Company or any of its Subsidiaries, or any options, warrants, calls or other rights to acquire any such debt securities; (iii) guarantee any Indebtedness or debt securities of another Person, or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of another Person; (iv) make any loans, advances or capital contributions to or investments in another Person; (v) enter into any “keep well” or other Contract to maintain any financial statement condition of another Person; or (vi) enter into any arrangement having the economic effect of any of the foregoing;

(h) institute, settle or compromise any pending or threatened Legal Proceeding, including, paying, discharging or satisfying (or agree to pay, discharge or satisfy) any claim, liability or obligation (whether absolute or accrued, asserted or unasserted, contingent or otherwise), other than the settlement, compromise, payment, discharge or satisfaction of Legal Proceedings, claims and other Liabilities reflected or reserved against in full in the consolidated financial statements of the Company and its Subsidiaries included in the latest Quarterly Report on Form 10-Q filed by the Company prior to the date hereof;

(i) (i) change or modify, directly or indirectly, the compensation or benefits payable to any current or former director, officer, employee, independent contractor, consultant or other representative of the Company or any of its Subsidiaries, including changes and/or modifications with respect to (x) the compensation and/or benefits payable to any officer (including C-suite level employees), senior management-level employee (including senior vice presidents) or other employee with a similar executive or managerial role or responsibilities with the Company or any of its Subsidiaries, (y) the bonus opportunity available for any other employee of the Company or its Subsidiaries (other than such a change in bonus opportunity that is limited to within five percent (5%) of the bonus opportunity applicable to such employee as of the date hereof) and (z) any transaction, success, change of control, retention and similar bonuses and/or any severance payments, payable by or on behalf of the Company or any of its Subsidiaries, to such a director, officer, employee, consultant or other representative in connection with the consummation of the Transactions (including the provision of such a bonus or the making of such a payment to any Person other than those set forth on Section 5.2(i)(i) of the Company Disclosure Letter), except, in each case, as otherwise provided for in any Employee Plans in effect as of the date hereof (provided, that the Company made available to Parent such Employee Plan) or as required by Applicable Law; (ii) hire, engage, promote, terminate, change the employment terms and conditions with respect to, any officer or employee or independent contractor of the Company or any of its Subsidiaries, other than non-executive and non-managerial hires or promotions to fill a vacancy in the ordinary course of business, consistent with past practices during the past three (3) years; (iii) make any deposits or contributions of cash or other property (other than as required pursuant to the terms of the Employee Plans, or agreements subject to the Employee Plans, in effect as of the date hereof and made available to Parent prior to the date hereof) to, or accelerate the time of payment, vesting or funding of, or take any other action to fund or otherwise secure payment of, any compensation or benefits payable to any current or former director, officer, employee, independent contractor, consultant or other representative of the Company or any of its Subsidiaries, pursuant to the Employee Plans or agreements subject to the Employee Plans or any other Contract of the Company or any of its Subsidiaries; or (iv) amend any Employee Plans or Collective Bargaining Agreement, or terminate, adopt or enter into any plan, agreement, arrangement or other Contracts that would be an Employee Plan or a Collective Bargaining Agreement if in effect on the date of this Agreement, in each case, except as required by Applicable Law or by the terms of any Employee Plans in effect as of the date hereof and made available to Parent prior to the date hereof;

(j) (i) make (outside of the ordinary course of business), change or revoke any material Tax election; (ii) file any amended material income Tax Return, or any other amended Tax Return that would increase the Taxes payable by the Company and its Subsidiaries in any non-de minimis respect; (iii) change or revoke any Tax accounting method; (iv) enter into any closing agreement within the meaning of Section 7121 of the Code regarding any material Tax liability or assessment; (v) enter into, change or revoke any Tax sharing, allocation, assumption, or indemnification agreement (other than any commercial contract the primary purpose of which is unrelated to Taxes, entered into in the ordinary course of business and containing customary Tax indemnification provisions); (vi) settle, compromise or resolve any controversy that relates to a material liability for Taxes; (vii) consent to any extension or waiver of any limitation period applicable to any material Tax audit, claim, assessment or other similar Tax matter (other than automatic extensions granted in the ordinary course of business); (viii) fail to pay any material Taxes as they become due and payable (including estimated taxes), except to the extent such Taxes are contested in good faith and adequate reserves have been established for such Taxes in accordance with GAAP; or (ix) surrender any right to claim a material Tax refund, in each case, with respect to the Company or any of its Subsidiaries;

(k) enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding or similar Contract with respect to any joint venture, strategic partnership or alliance, profit and/or loss sharing arrangement, minority equity investment or similar arrangement;

(l) (i) enter into or renew any Material Contract, other than in the ordinary course of business, consistent with past practices, including in respect of the terms and conditions, or (ii) terminate or materially amend any Material Contract, or waive or release any material rights with respect thereto;

(m) enter into any new lease or sublease, or materially amend any Lease in effect as of the date of this Agreement or any such lease or sublease of real property entered into after the date hereof, or waive any material term or condition of such Lease or such other lease or sublease, as the case may be;

(n) (i) enter into any new line of business or activity, any class or any market in which the Company and its Subsidiaries do not operate as of the date of this Agreement; (ii) abolish, withdraw, terminate or otherwise exit from any line of business or activity, any class or any market in which the Company or any of its Subsidiaries operates or conducts any of its business as of the date of this Agreement; (iii) enter into any markets with respect to the business-to-consumer business segment of the business of the Company and its Subsidiaries; or (iv) engage in, or enter into, or propose to enter, a Gaming Business, or otherwise offer any gaming services or products, whether directly or indirectly, including through its and their respective Affiliates or Representatives or third-party contractors, in any jurisdiction or market where such entry (or proposal to enter) or offering would be prohibited by Applicable Law, including Gaming Laws;

(o) (i) relinquish, abandon, modify, rescind, waive or terminate any Material Permit; (ii) fail to make expenditures as required under any Gaming Law or by any Gaming Authority; (iii) enter into any material agreement or commitment with any Gaming Authority; or (iv) suspend, withdraw or terminate any applications or submissions for new Gaming Approvals outstanding as of the date of this Agreement;

(p) (i) make, incur or authorize (other than in accordance with the Company’s 2023 annual budget) capital expenditure(s), or (ii) not make, incur or authorize the capital expenditures contemplated in the Company’s 2023 annual budget;

(q) enter into any Related Party Transaction;

(r) adopt a plan of complete or partial liquation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(s) other than in the ordinary course of business consistent with past practices, fail to maintain in full force and effect the insurance policies covering the Company and its Subsidiaries and their respective properties, businesses, assets and operation in a form and amount consistent with those in place as of the date of this Agreement; or

(t) otherwise agree or commit to do any of the foregoing.

Section 5.3 No Control. Notwithstanding the foregoing, nothing in this Article V or elsewhere in this Agreement is intended to give Parent, Merger Sub or any of their respective Affiliates, directly or indirectly, the right to control or direct the businesses, operations or activities of the Company or any of its Subsidiaries at any time prior to the Effective Time. Prior to the Effective Time, the Company and each of its Subsidiaries will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective businesses, operations and activities.

Article VI
NON-SOLICITATION OF ACQUISITION PROPOSALS

Section 6.1 Non-Solicitation.

(a) Except as expressly permitted by this Section 6.1, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article IX and the Effective Time: (i) the Company shall, and shall cause each of its Subsidiaries and its and its Subsidiaries’ Representatives to, (A) immediately cease and cause to be immediately terminated any solicitation, encouragement, discussions or negotiations with any Persons (other than Parent and Merger Sub and their respective Representatives) that may be ongoing with respect to a Company Takeover Proposal and (B) cease providing any further information with respect to the Company and its Subsidiaries or in connection with any Company Takeover Proposal to any Third Party or its respective Representatives; and (ii) the Company shall not, and shall cause each of its Subsidiaries and its and its Subsidiaries’ Representatives not to, and shall not authorize or permit any of its Subsidiaries or any of its and its Subsidiaries’ Representatives to, and shall not publicly announce any intention to, directly or indirectly, (A) solicit, initiate, propose, encourage, facilitate or assist any inquiries, discussions or request regarding, or the making, submission or announcement of, any proposal or offer that constitutes, or could reasonably be expected to lead to, a Company Takeover Proposal, (B) engage in, continue, maintain or otherwise participate in any solicitations, discussions or negotiations regarding, or furnish to any Third Party or other Person (including their Representatives) any information or afford to any such Person access to the business, operations, activities, properties, assets, books and records or other information of, or to any personnel of, the Company and its Subsidiaries, in any such case in connection with or with the intent to induce or for the purpose of soliciting, initiating, encouraging or facilitating, a Company Takeover Proposal (other than (x) solely in response to an unsolicited inquiry, to refer the inquiring Person to the terms of this Section 6.1 and to limit its communication exclusively to such referral or (y) upon receipt of a bona fide, unsolicited written Company Takeover Proposal from any Third Party that did not result from a breach of this Section 6.1, solely to the extent necessary to ascertain facts or clarify terms with respect to a Company Takeover Proposal for the Company Board and/or the Company Special Committee to be able to have sufficient information to make the determination described in Section 6.1(c)), (C) approve, adopt, publicly recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, any letter of intent or similar document, agreement, commitment, agreement in principle or other Company Acquisition Agreement (whether written or oral) with respect to a Company Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.1(c)), (D) take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover Applicable Laws inapplicable to any Person (other than Parent and its Affiliates) or to any transactions constituting or contemplated by a Company Takeover Proposal, or (E) resolve or agree to do any of the foregoing. The Company shall not, and shall cause its Subsidiaries not to, release any Third Party from, or waive, amend or modify any provision of, or grant permission under, or knowingly fail to enforce, any confidentiality obligations with respect to a Company Takeover Proposal or similar matter or any standstill provision in any agreement to which the Company or any of its Subsidiaries is a party; provided, that prior to the time the Requisite Shareholder Approval is obtained, but not after, the Company may waive any standstill or similar provisions to the extent necessary to permit a Third Party to make, on a confidential basis to the Company Board and/or the Company Special Committee, a Company Takeover Proposal, conditioned upon such Third Party agreeing to disclosure of such Company Takeover Proposal to Parent, in each case as contemplated by this Section 6.1 (provided further, that the Company may only take such action if the Company Board and/or the Company Special Committee determines in good faith (after consultation with its outside financial advisor and outside legal counsel) that the failure of the Company Board to take such action would reasonably be expected to result in a breach by the Company Board of its fiduciary duties under Applicable Law). None of the Company or any of its Subsidiaries shall enter into any confidentiality agreement or other agreement subsequent to the date hereof which prohibits the Company or any of its Subsidiaries from (x) providing to Parent or any of its Affiliates or any of its or their respective Representatives the information required to be provided pursuant to this Section 6.1 or (y) otherwise complying with this Section 6.1.

(b) The Company shall, and shall cause each of its Subsidiaries to, promptly after the date hereof, request any Person that has executed a currently in-effect confidentiality or non-disclosure agreement in connection with any actual or potential Company Takeover Proposal to promptly after the date of such request return or destroy all confidential information concerning the Company and its Subsidiaries in the possession of such Person or its Representatives (other than from any Person with which the Company has entered into an Acceptable Confidentiality Agreement in accordance with this Section 6.1). If the Company or any of its Subsidiaries has provided information to any Person pursuant to an Acceptable Confidentiality Agreement, the Company shall, and shall cause each of its Subsidiaries to, promptly after the earlier of (x) the conclusion or termination of negotiations with such Person or (y) the receipt of the Requisite Shareholder Approval, request that such Person promptly after the date of such request return or destroy all confidential information concerning the Company and its Subsidiaries in the possession of such Person or its Representatives.

(c) Anything to the contrary contained in Section 6.1(a) notwithstanding, if at any time after the date of this Agreement and prior to the time that the Requisite Shareholder Approval is obtained, but not after, the Company or any of its Representatives receives a bona fide, unsolicited written Company Takeover Proposal from a Third Party that did not result from a breach of this Section 6.1 and if the Company Board and/or the Company Special Committee determines, in good faith, after consultation with its outside financial advisor and outside legal counsel, that such Company Takeover Proposal constitutes or could reasonably be expected to result in a Superior Proposal, then the Company and its Representatives may, prior to the time the Requisite Shareholder Approval is obtained, but not after, (i) furnish, pursuant to an Acceptable Confidentiality Agreement, information with respect to the Company and its Subsidiaries to the Third Party who has made such Company Takeover Proposal; provided, that the Company shall concurrently with the delivery to such Third Party provide to Parent any non-public information concerning the Company or any of its Subsidiaries that is provided or made available to such Third Party or its Representatives unless such non-public information has been previously provided or made available to Parent (which non-public information, for the avoidance of doubt, shall be subject to the Confidentiality Agreement), and (ii) engage in or otherwise participate in discussions or negotiations with the Third Party making such Company Takeover Proposal and its Representatives regarding such Company Takeover Proposal. The Company shall as promptly as practicable (and in any event within forty-eight (48) hours) notify Parent if the Company Board and/or the Company Special Committee makes a determination that a Company Takeover Proposal constitutes or could reasonably be expected to result in a Superior Proposal or if the Company furnishes information or enters into discussions or negotiations as provided in this Section 6.1(c).

(d) Without limiting the foregoing, the Company shall as promptly as practicable (and in any event within forty-eight (48) hours after receipt) notify Parent in the event that the Company or any of its Representatives receives a Company Takeover Proposal or a request for information relating to the Company or any of its Subsidiaries that constitutes or contemplates a Company Takeover Proposal, including the identity of the Person making the Company Takeover Proposal and copies of the Company Takeover Proposal and any and all proposed or definitive Company Acquisition Agreements (including all exhibits and schedules and all financing commitments and other ancillary agreements relating thereto) (or, in each case, if not provided in writing to the Company, a reasonable written summary of the material terms and conditions thereof, provided, the Company shall promptly provide a copy of such Company Takeover Proposal and/or Company Acquisition Agreements and other agreements and documents, as applicable, as and when available), together with all documents included or incorporated therein. The Company shall keep Parent reasonably informed, on a reasonably current basis, as to the status of (including any developments, discussions or negotiations) such Company Takeover Proposal (including by as promptly as practicable (and in any event within forty-eight (48) hours after receipt) providing to Parent a description of any changes to the material terms and conditions of such Company Takeover Proposal).

(e) Except as expressly permitted by Section 6.1(f): (i) the Company Board shall make the Company Board Recommendation; and (ii) neither the Company Board nor the Company Special Committee shall (A) fail to include the Company Board Recommendation in the Proxy Statement; (B) change, qualify, withhold, withdraw or modify, or authorize or publicly propose to amend, change, qualify, withhold, withdraw or modify the Company Board Recommendation in a manner adverse to Parent; (C) agree to, adopt, approve or recommend to the Company’s shareholders, or resolve to or publicly propose or endorse or announce its intention to adopt, approve or recommend to the Company’s shareholders, or submit to a vote of the Company’s shareholders, a Company Takeover Proposal; (D) approve, endorse, adopt or recommend, or authorize, cause or permit the Company or any of its Subsidiaries to enter into, any Company Acquisition Agreement relating to a Company Takeover Proposal; or (E) resolve or agree to do any of foregoing (any action described in the foregoing clause (ii) being referred to as a “Company Board Recommendation Change”).

(f) Anything to the contrary set forth in this Agreement notwithstanding, subject to Section 7.1(b)(v), prior to the time that the Requisite Shareholder Approval is obtained, but not after, the Company Board may effect a Company Board Recommendation Change in response to either an Intervening Event or a bona fide, unsolicited Company Takeover Proposal that did not result from a breach of this Section 6.1, make a Company Board Recommendation Change or cause the Company to terminate this Agreement in accordance with Section 9.1(i) in order to substantially concurrently with such termination enter into a Company Acquisition Agreement or other definitive agreement relating to such Company Takeover Proposal. In connection with: (I) an Intervening Event, the Company may effect a Company Board Recommendation Change if, and only if, prior to taking such action: (i) the Company has complied with its obligations under this Section 6.1; and (ii) the Company Board and/or the Company Special Committee, determines, in good faith, after consultation with its outside financial advisor and outside legal counsel, that the failure to make such Company Board Recommendation Change would be inconsistent with the fiduciary duties of the Company Board to the Company shareholders under Applicable Law; provided, that prior to making the determination set forth in clause (I)(ii), (A) the Company has provided Parent with written information describing such Intervening Event in reasonable detail as soon as reasonably practicable after becoming aware of it, (B) the Company has kept Parent reasonably informed of developments with respect to such Intervening Event, (C) the Company has notified Parent in writing at least five (5) Business Days before making such a Company Board Recommendation Change with respect to such Intervening Event of its intention to do so and specifies the reasons therefor, (D) to the extent requested by Parent, the Company shall have negotiated, in good faith, with Parent and its Representatives during such notice period to enable Parent to propose revisions to the terms of this Agreement, (E) following the end of such notice period, the Company Board and/or the Company Special Committee shall have considered, in good faith, any revisions to the terms of this Agreement proposed in writing by Parent, and shall have determined, in good faith, after consultation with its outside financial advisor and outside legal counsel, that the failure to make such Company Board Recommendation Change would nevertheless continue to be inconsistent with the fiduciary duties of the Company Board to the Company shareholders under Applicable Law if the revisions proposed in writing by Parent were to be given effect; and (II) a Company Takeover Proposal, the Company may effect a Company Board Recommendation Change if and only if, prior to taking such action: (i) the Company has complied with its obligations under this Section 6.1; (ii) the Company Board and/or the Company Special Committee has determined, in good faith, after consultation with its outside financial advisor and outside legal counsel, that such Company Takeover Proposal constitutes a Superior Proposal; and (iii) the Company Board and/or the Company Special Committee determines, in good faith, after consultation with its outside financial advisor and outside legal counsel, that the failure to do so would reasonably be expected to result in a breach by the Company Board of its fiduciary duties under Applicable Law; provided, that prior to making such Company Board Recommendation Change or effecting such termination (and prior to making the determination set forth in clause (II)(iii)), (A) the Company has given Parent at least five (5) Business Days’ prior notice of its intention to take such action, specifying the reasons therefor, including the terms and conditions of, and the identity of the Person making, any such Company Takeover Proposal and has contemporaneously provided to Parent a copy of the Company Takeover Proposal and copies of any and all proposed or definitive Company Acquisition Agreements (including all exhibits and schedules and all financing commitments and other ancillary agreements relating thereto) (or, in each case, if not provided in writing to the Company, a reasonable written summary of the material terms and conditions thereof, provided, that the Company shall provide a copy of such Company Takeover Proposal and/or such Company Acquisition Agreements and other agreements and documents, as applicable, as and when available), together with all documents included or incorporated therein, (B) the Company shall have negotiated, in good faith, with Parent and its Representatives during such notice period to enable Parent to propose revisions to the terms of this Agreement such that it would cause such Company Takeover Proposal to no longer constitute a Superior Proposal, (C) following the end of such notice period, the Company Board and/or the Company Special Committee shall have considered, in good faith, any revisions to the terms of this Agreement proposed in writing by Parent, and shall have determined, in good faith, after consultation with its outside financial advisor and outside legal counsel, that the Company Takeover Proposal would nevertheless continue to constitute a Superior Proposal if the revisions proposed in writing by Parent were to be given effect, and (D) in the event of any change to any of the financial terms (including the form, amount, mix and timing of payment of consideration) or any other material terms of such Company Takeover Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (A) above of this proviso and a new notice period under clause (A) of this proviso shall commence (except that the five (5) Business Day notice period referred to in clause (A) above of this proviso shall instead be equal to the longer of (x) three (3) Business Days and (y) the period remaining under the notice period under clause (A) of this proviso immediately prior to the delivery of such additional notice under this clause (D)) during which time the Company shall be required to comply with the requirements of this Section 6.1(f) anew with respect to such additional notice, including clauses (A) through (D) above of this proviso; provided, however, that in the case of clause (II) above, the Company shall not terminate this Agreement pursuant to this Section 6.1(f) and Section 9.1(i) unless the Company pays, or causes to be paid, to Parent the Termination Fee pursuant to Section 9.3(a) prior to or concurrently with such termination. Anything to the contrary contained herein notwithstanding, neither the Company nor any of its Subsidiaries shall enter into any Company Acquisition Agreement unless this Agreement has been, or is substantially concurrently, terminated in accordance with its terms.

(g) Nothing in this Agreement shall prohibit the Company Board from: (i) taking and disclosing to the Company’s shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a customary “stop, look and listen” communication by the Company Board to the Company’s shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) complying with the Company’s disclosure obligations under U.S. federal or state law or other Applicable Law with regard to a Company Takeover Proposal; or (iv) making any disclosure to the Company’s shareholders if the Company Board and/or the Company Special Committee has determined in good faith after consultation with the Company’s outside legal counsel that the failure to do so would be reasonably likely to a breach of its fiduciary duties under Applicable Law; provided, however, that any statement(s) made by or on behalf of the Company Board and/or the Company Special Committee pursuant to Rule 14e-2(a) or Rule 14d-9 under the Exchange Act shall be subject to the terms and conditions of this Agreement; and provided further, that in each case of the foregoing clauses (i) through (iv) (other than a “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act) such disclosure does not modify or qualify the Company Board Recommendation in a manner adverse to Parent or Merger Sub.

(h) The Company agrees that in the event any Subsidiary of the Company or any Representative of the Company or any of its Subsidiaries takes any action which, if taken by the Company, would constitute a breach of this Section 6.1, the Company shall be deemed to be in breach of this Section 6.1.

Article VII

ADDITIONAL COVENANTS AND AGREEMENTS

Section 7.1 Company Shareholder Approval.

(a) Proxy Statement

(i) Subject to Section 7.1(a)(ii), promptly following the execution and delivery of this Agreement (but in no event later than twenty (20) Business Days after the date of this Agreement), the Company, in consultation with Parent, shall prepare and file with the SEC, in preliminary form, a proxy statement (or similar disclosure document) relating to the adoption and approval of this Agreement and the Statutory Merger Agreement by the Company’s shareholders at the Company Shareholder Meeting (together with any amendments or supplements thereto, the “Proxy Statement”), which shall include the Company Board Recommendation.

(ii) The Company shall cause the Proxy Statement to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC. The Company shall not file the Proxy Statement (including the proposed definitive version of the Proxy Statement) with the SEC unless and until Parent and Merger Sub, and their counsel, have a reasonable opportunity to review and provide reasonable comments thereon, which the Company will consider in good faith for incorporation into the Proxy Statement.

(iii) Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall furnish all information concerning it and its Affiliates, if applicable, as the other party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall use reasonable best efforts to ensure that all information supplied for inclusion or incorporation by reference in the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false and misleading, on the date of filing, the date of mailing to the Company’s shareholders (if applicable), and at the time of the Company Shareholder Meeting. If, at any time prior to the Company Shareholder Meeting, any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent and Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party that discovers such information will promptly notify the other party, and the Company, in consultation with Parent, shall promptly prepare and file with the SEC an appropriate amendment or supplement to the Proxy Statement describing such information and, to the extent required by Applicable Law or the SEC or its staff, disseminate such amendment or supplement to the Company’s shareholders.

(iv) The Company (A) will advise Parent and Merger Sub, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff, for (1) any amendment or revisions to the Proxy Statement, (2) any receipt of comments from the SEC or its staff on the Proxy Statement or (3) any receipt of a request by the SEC or its staff or other Governmental Authority, as applicable, for additional information in connection therewith and (B) use its reasonable best efforts to respond as promptly as reasonably practicable to such request by the SEC or its staff. The Company shall provide Parent, Merger Sub and their counsel a reasonable opportunity to review and comment on the Company’s proposed responses to any such requests or any comments to the Proxy Statement from the SEC or its staff prior to the Company responding to any such request or comments, and shall give due consideration to the incorporation of all reasonable additions, deletions or changes thereto suggested by Parent, Merger Sub and their counsel. Parent shall reasonably cooperate with the Company in the preparation of the Proxy Statement or any amendment or supplement thereto and shall promptly furnish the Company all information relating to Parent and Merger Sub reasonably requested by the Company for inclusion in, or otherwise in respect of, the Proxy Statement.

(v) Subject to Applicable Law, the Company shall cause the Proxy Statement to be disseminated to the Company’s shareholders as promptly as reasonably practicable following the SEC Clearance Date.

(b) Company Shareholder Meeting.

(i) Unless this Agreement is earlier terminated pursuant to Article IX, and subject to the other provisions of this Agreement, the Company shall (A) take all actions necessary in accordance with Bermuda Law, the Charter Documents of the Company, the Exchange Act, the Securities Act and similar Applicable Laws, and the applicable listing and corporate governance rules and policies of NASDAQ, to duly call, give notice of, convene and hold, promptly following the mailing of the Proxy Statement, a meeting of the shareholders of the Company for the purpose of voting upon the adoption of this Agreement, the Statutory Merger Agreement and the Transactions in accordance with Bermuda Law (including any adjournment, recess, reconvening or postponement thereof, the “Company Shareholder Meeting”; such proposals, the “Company Shareholder Proposal”); provided, that without the prior written consent of Parent, the Company Shareholder Meeting shall not be scheduled for any day later than forty-five (45) calendar days after the SEC Clearance Date; and (B) take all other actions reasonably necessary or advisable to obtain the Requisite Shareholder Approval at the Company Shareholder Meeting. The Company shall not submit any other proposals for consideration at the Company Shareholder Meeting without the prior written consent of Parent, such consent not to be unreasonably withheld, delayed or conditioned.

(ii) In furtherance and not in limitation of Section 7.1(b)(i): (A) promptly after the SEC Clearance Date, the Company Board shall establish a record date for the Company Shareholder Meeting, which record date, once established, shall not be changed without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed) or except as required by Applicable Law; (B) the Company shall include the Company Board Recommendation in the Proxy Statement; and (C) the Company shall solicit from the Company’s shareholders (which solicitation shall require hiring a reputable proxy solicitor firm) proxies to be voted in favor of the adoption of this Agreement, the Statutory Merger Agreement and the Transactions, including the Merger (including by postponing or adjourning the Company Shareholder Meeting to allow additional solicitation of proxies in order to obtain the Requisite Shareholder Approval if necessary), or otherwise obtain the Requisite Shareholder Approval at the Company Shareholder Meeting. The Company shall keep Parent updated with reasonable frequency with respect to proxy solicitation results.

(iii) The Company Shareholder Meeting shall not be adjourned or postponed by the Company or the Company Board (or a duly authorized committee thereof) except as follows: (A) there are insufficient Company Ordinary Shares present or represented by proxy at the Company Shareholder Meeting to constitute a quorum thereat; or (B) the Company is required to postpone or adjourn the Company Shareholder Meeting pursuant to the rules and regulations of the SEC or NASDAQ or other Applicable Law or Order; or (C) with the prior written consent of Parent (such consent not to be unreasonably withheld); provided, that in no event shall the postponed or adjourned Company Shareholder Meeting be scheduled to be held on or after the date that is the earlier of (x) twenty (20) Business Days after the date of the Company Shareholder Meeting (as originally noticed in the Proxy Statement) or (y) ten (10) days prior to the End Date.

(iv) The Company hereby agrees that, unless this Agreement is terminated in accordance with its terms prior to the Company Shareholder Meeting, the Company’s obligations to hold the Company Shareholder Meeting pursuant to this Section 7.1 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal or by any other development.

(v) Notwithstanding anything to the contrary in this Agreement, unless this Agreement is earlier terminated pursuant to Article IX, the Company shall be required to submit the Company Shareholder Proposal for approval by the Company’s shareholders at the Company Shareholder Meeting, whether with or without the Company Board Recommendation.

Section 7.2 Efforts to Close.

(a) Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, and in furtherance and not in limitation of the other covenants and agreements set forth herein, each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, hereby agrees to use commercially reasonable efforts to promptly take (or cause to be promptly taken) all such actions, and to promptly do (or cause to be promptly done) all such things, reasonably necessary, proper or advisable under this Agreement and all Applicable Laws and Orders, including all Gaming Laws and any Applicable Laws that are binding upon or applicable to the Affiliates of such Person, to satisfy their respective conditions to closing set forth in Article VIII and to consummate and make effective the Transactions, including the Merger, as promptly as practicable after the date of this Agreement (and in any event on or before the End Date), including using commercially reasonable efforts to: (i) obtain all necessary Consents from Third Parties required under any Material Contracts; (ii) obtain all necessary actions or nonactions, waivers, consents, approvals, orders, authorizations and other Consents from Governmental Authorities, make all necessary or advisable applications, registrations, declarations, notices, disclosures, petitions, ruling requests, certificates and filings with, and take all steps as may be reasonably necessary or advisable to obtain an approval, waiver or other Consent from, or to avoid any Legal Proceeding by, any Governmental Authority (collectively, the “Regulatory Approvals”); (iii) defend or avoid any other Legal Proceeding or Order challenging this Agreement or the consummation of the Transactions, including seeking to have any stay, temporary restraining order or other Order entered by any Governmental Authority of competent jurisdiction vacated or reversed; and (iv) execute and deliver any additional instruments necessary, proper or advisable under this Agreement and/or Applicable Law to consummate the Transactions and to carry out fully the purposes of this Agreement. In furtherance and not in limitation of the foregoing, subject to Applicable Law, each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall promptly assist, cooperate and coordinate with the other in connection with the taking of such actions and the doing of such things contemplated by the foregoing clauses (i) through (iv), including preparing and supplying the other as soon as reasonably practicable with any financial or non-financial information and/or documentary materials that may be required or requested by any Governmental Authority (including any Gaming Authority) or as may be reasonably required in order in connection with the Transactions or to otherwise take such actions and do such things.

(b) Regulatory Approvals. In furtherance of, and without limiting the generality of the parties’ undertakings pursuant to, Section 7.2(a), the Company, on the one hand, and Parent and Merger Sub, on the other hand, hereby each agrees to use commercially reasonable efforts to take (or cause to be taken) all other actions consistent with this Section 7.2 as reasonably necessary or advisable to obtain the Regulatory Approvals from each applicable Governmental Authority as promptly as practicable after the date of this Agreement (and in any event on or before the End Date) (and the other party shall reasonably cooperate with such party in such efforts), including using commercially reasonable efforts to: (i) prepare and make such filings with respect to the Gaming Approvals and other Consents from the Gaming Authorities set forth on Section 3.3(b) of the Company Disclosure Letter (including any modifications or new licensing conditions imposed upon any existing Gaming Approval held by the Company and its Subsidiaries) as soon as reasonably practicable after the date of this Agreement (provided, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall submit all initial applications (including support documentation) therefor to the applicable Gaming Authority no later than forty-five (45) days from the date hereof), and take (or cause to be taken) all other actions consistent with this Section 7.2 reasonably necessary or advisable to obtain all such Gaming Approvals and other Consents from, or to avoid any Legal Proceeding by, any such Gaming Authority; (ii) to the extent applicable, prepare and make such filings required under Antitrust Laws with respect to the Transactions as promptly as practicable after the date hereof (and with respect to the HSR Act, within fifteen (15) Business Days of the date hereof), and take (or cause to be taken) all other actions consistent with this Section 7.2 as (1) necessary not to extend any applicable waiting period under Antitrust Laws or (2) reasonably necessary or advisable to cause the expiration or termination of such waiting periods (including extensions thereof) as soon as practicable after the date hereof; (iii) promptly respond to any request for additional information and documentary material from any Governmental Authority; and (iv) file with the Bermuda Monetary Authority an application pursuant to the Exchange Control Act 1972 (and related regulations) regarding the change of ownership of the Company with respect to the Transactions within fifteen (15) Business Days of the date of this Agreement. All filing fees due in connection with any filings required under Antitrust Laws shall be borne by Parent.

(c) Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, hereby agrees to use commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other party reasonably informed of any communication received by such party from, or given by such party to, the FTC, the DOJ, or any other federal, state-level, local or foreign Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions, (iii) permit the other party to review in advance any substantive communication or submission proposed to be filed with any Governmental Authority and/or in connection with any proceeding initiated by a private party and consider in good faith for incorporation such other party’s comments thereto, and (iv) consult with each other in advance of any substantive meeting or conference with the FTC, the DOJ, or any other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ, or such other applicable Governmental Authority, give the other party the opportunity to attend and participate in such meetings and conferences. Notwithstanding anything to the contrary in this Section 7.2, Parent and Merger Sub, on the one hand, and the Company, on the other hand, agrees that Parent shall lead the strategy for all filings and communications in connection with any filing pursuant to the HSR Act and any other filings and submissions under applicable Antitrust Laws including material communications and negotiations with the FTC, the DOJ or any other Governmental Authority regarding this Agreement or the Transactions, including the Merger, so long as such strategy complies with the terms and conditions of this Agreement; provided, that Parent consults and considers in good faith the views of the Company.

(d) Notwithstanding anything to the contrary in this Agreement, in connection with the parties’ undertakings in this Section 7.2 with respect to Antitrust Laws, Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material to be provided to the other party or its Representatives under this Section 7.2 as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient party and shall not be disclosed by such outside legal counsel to employees, officers or directors or other Representatives of such recipient party unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may be) or its legal counsel.

(e) CFIUS.

(i) The Company and Parent shall cooperate to jointly prepare a CFIUS Filing as soon as practicable after execution of this Agreement. The Company and Parent shall furnish any supplemental information requested by CFIUS in connection therewith pursuant to the DPA and the applicable regulations promulgated thereunder. The Company and Parent shall cooperate with each other in connection with any such filing or the provision of any such information (including, to the extent reasonably possible, providing copies, or portions thereof, of all such documents to the non-filing party prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith). All filing fees due in connection with the CFIUS Filing shall be borne by Parent. Each of Parent and the Company shall use commercially reasonable efforts to respond as promptly as reasonably practicable (but in any event within the time required to avoid possible rejection or deferred acceptance of the CFIUS Filing under 31 C.F.R. § 800.403) to any inquiries or requests received from CFIUS in connection with the CFIUS Filing. Each of Parent and the Company shall use commercially reasonable efforts to obtain the CFIUS Approval.

(ii) Parent shall agree to any action, condition or restriction required by CFIUS in connection with the satisfaction of the CFIUS Approval (together, “CFIUS Mitigation Measures”). Notwithstanding the foregoing, Parent shall not be required to consent or agree to any CFIUS Mitigation Measure that would (A) make it commercially impractical for Parent or any of its Affiliates to operate or engage in businesses that in the aggregate account for, or are reasonably expected to account for, one percent (1%) or more of the annual consolidated revenues of Parent or such Affiliate, as applicable; or (B) reasonably be expected to have a material adverse effect on the ability of Parent or, if applicable, any of its Affiliates to oversee the operations of the Company and its Subsidiaries. The Company shall agree to cooperate with Parent in respect of any action, condition or restriction required by CFIUS in connection with the satisfaction of the CFIUS Approval.

Section 7.3 Access to the Company.

(a) Subject to Applicable Law, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the valid termination of this Agreement pursuant to Article IX and the Effective Time, the Company shall, and shall cause each of its Subsidiaries and its and their respective Representatives to, (i) afford Parent and its Representatives reasonable access, during normal business hours and after reasonable advance notice, to all their respective businesses, operations, activities, properties, assets, books and records, commitments and other Contracts, personnel, including officers and other employees, agents and other Representatives of the Company and any of its Subsidiaries, information regarding all pending Legal Proceedings (and the Company shall keep Parent reasonably informed with respect to the respective status thereof) and shall provide Parent with an opportunity to provide comments or suggestions with respect to such pending Legal Proceedings (which comments or suggestions shall be considered in good faith by the Company, and the Company shall acting in good faith incorporate or implement reasonable comments or suggestions), (ii) provide access to all work papers and such other information (including any income Tax Returns and other material state or non-state Tax Returns) as Parent may reasonably request, (iii) furnish reasonably promptly to Parent and its Representatives, all other information concerning the businesses, operations, activities, properties, rights, assets and personnel of the Company and its Subsidiaries, as Parent may reasonably request, and (iv) afford Parent and its Representatives reasonable assistance, at the expense of Parent, in preparing any Tax filings that may be required in connection with the transactions contemplated by this Agreement; provided, however, that in each case of clauses (i) through (iv) the Company may restrict or otherwise prohibit access to any documents or information to the extent that: (A) any Applicable Laws require the Company to restrict or otherwise prohibit access to such documents or information; (B) access to such documents would violate any Antitrust Law or similar Applicable Laws; (C) access to such documents or information would waive any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (D) access would result in disclosure of trade secrets of third Persons; (E) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand; or (F) where access to such documents would contravene Privacy/Data Security Laws; provided, that in each case of clauses (A) to (F), the Company and its Subsidiaries shall use commercially reasonable efforts to allow for such access or disclosure in a manner that would not result in a violation or breach, and otherwise mitigate any restrictions imposed by the foregoing clauses (A) to (F).

(b) Any investigation conducted pursuant to the access contemplated by this Section 7.3 will be conducted in a manner that does not unreasonably interfere with the conduct of the businesses, operations and activities of the Company or any of its Subsidiaries or create a risk of damage or destruction to its respective properties or assets of the Company or any of its Subsidiaries. The terms and conditions of the Confidentiality Agreement will apply to any information furnished by the Company, its Subsidiaries and their respective Representatives, or obtained by Parent or any of its Representatives, in connection with any investigation conducted pursuant to the access contemplated by this Section 7.3.

(c) From and after the date hereof and until the Effective Time, the Company and Parent shall, and shall cause their respective Subsidiaries and Representatives to use their commercially reasonable efforts to, subject to Applicable Laws, cooperate with the other Party in connection with planning the integration of the business operations following the Closing of the Surviving Company and its Subsidiaries, on the one hand, and Parent and its Affiliates, on the other hand. Without limiting the foregoing, the Company and Parent shall convene (i) regular meetings, not less than once per month unless otherwise mutually agreed to by the parties, to be attended by the Chief Executive Officer of the Company and a duly authorized representative of Parent (or an Affiliate thereof), and (ii) separate sessions for business, accounting, tax, finance, technology, IT, legal and compliance, licensing, human resources and similar matters, in each case, not less than once per month unless otherwise mutually agreed to by the parties, to be attended by the applicable officer or senior management employee of each of the Company and of Parent (or an Affiliate thereof) with respect to such matters.

Section 7.4 Notice of Breach.

(a) At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article IX and the Effective Time, subject to Applicable Law: (i) the Company will promptly notify Parent and Merger Sub (x) in the event that any representation or warranty made by the Company in this Agreement has become untrue or inaccurate in any material respect, such that the Company has failed to comply with or satisfy any covenant or obligation to be complied with or satisfied by the Company under this Agreement, or (y) of the occurrence, or non-occurrence, of any Effect, to the extent such untruth, inaccuracy or failure or occurrence, or non-occurrence (as the case may be), individually or in the aggregate, has caused, or would reasonably be expected to cause, the conditions to closing set forth in Section 8.2(a), Section 8.2(b) and/or Section 8.2(g) to fail to be satisfied; (ii) Parent will promptly notify the Company (x) in the event that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, such that Parent and Merger Sub have failed to comply with or satisfy any covenant or obligation to be complied with or satisfied by Parent or Merger Sub under this Agreement, or (y) of the occurrence, or non-occurrence, of any Effect, to the extent such untruth, inaccuracy or failure or occurrence, or non-occurrence (as the case may be), individually or in the aggregate, has caused, or would reasonably be expected to cause, the conditions to closing set forth in Section 8.3(a) and Section 8.3(b) to fail to be satisfied; and (iii) the Company will promptly notify Parent, and Parent will promptly notify the Company, in the event that (A) such party has received written notice from any Person alleging that such Person’s Consent is, or would reasonably be expected to be, material to (x) the Company and its Subsidiaries, taken as a whole, or (y) the Company or the applicable Subsidiary, as the case may be, on a standalone basis, or (B) such party has received a material written notice from any Governmental Authority in connection with the Transactions; provided, that any failure to give notice in accordance with the foregoing shall not be deemed to constitute a violation of this Section 7.4 or the failure of any of the foregoing conditions to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case, unless the underlying breach would independently result in a failure of the foregoing conditions to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 7.4 shall not limit or otherwise affect the remedies available under this Agreement hereunder to Parent or the Company.

(b) Notwithstanding anything to the contrary in this Agreement, in no event will Parent or any of its Affiliates be required (and in no event shall the Company or any of its Subsidiaries agree without Parent’s prior written consent) to take any action (including entering into any consent decree, hold separate order or other arrangement), or to permit or suffer to exist any material restriction, condition, limitation or requirement, that (when taken together with all other such actions, restrictions, conditions, limitations and requirements), individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Burdensome Condition.

Section 7.5 Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that the Company and SEGA SAMMY CREATION USA INC. have previously executed the Confidentiality Agreement, which will continue in full force and effect in accordance with its terms and automatically terminate at the Effective Time.

Section 7.6 Public Disclosure. Each of the Company and Parent agrees that no public release or announcement concerning the Transactions shall be issued by any party without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by Applicable Laws or the applicable rules or regulations of the SEC, NASDAQ, TSE or other Governmental Authority to which the relevant party (or its Affiliates) is subject or submits, in which case the party who is, or whose Affiliate is, required make the release or announcement shall use its commercially reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance. Each of the Company and Parent shall use its respective commercially reasonable efforts to consult with the other party hereto before: (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case, to the extent relating to the Transactions, including the Merger, and each party hereto will not engage in any of the foregoing without the prior consent of the other party (such consent not to be unreasonably withheld, conditioned, or delayed).

Section 7.7 Transaction Litigation. Prior to the Effective Time, the Company will promptly notify Parent of any Transaction Litigation as well as any demands for dissenters’ rights, including by providing copies of all pleadings and notices with respect thereto, and thereafter shall keep Parent reasonably informed with respect to the status thereof. Subject to the entry into a customary joint defense agreement, the Company shall give Parent the opportunity to consult with the Company and participate in the defense, settlement or prosecution of any Transaction Litigation. For purposes of this Section 7.7, “participate” means that (a) the Company will keep Parent apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected) and (b) Parent may offer comments or suggestions with respect to such Transaction Litigation (which comments or suggestions shall be considered in good faith by the Company, and the Company shall acting in good faith incorporate or implement reasonable comments or suggestions), but will not be afforded any decision-making power or other authority over such Transaction Litigation. None of the Company or any of its Subsidiaries or any of its or their respective Representatives shall compromise, settle or come to an arrangement regarding any such Transaction Litigation, in each case, unless approved in advance in writing by Parent.

Section 7.8 Section 16(b) Exemption. Prior to the Effective Time, the Company shall take all such actions reasonably necessary to cause the consummation of the Transactions, including the Merger, including taking all such steps as may be required to cause any dispositions of Company Ordinary Shares (including derivative securities with respect to Company Ordinary Shares) resulting from the Transactions, including the Merger, by each individual who is a director or executive officer of the Company or any of its Subsidiaries or who will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.9 Directors and Officers Exculpation, Indemnification and Insurance.

(a) Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time existing in favor of the current or former directors and officers of the Company or any of its Subsidiaries as provided in their respective Charter Documents and any indemnification or other similar agreements of the Company or any of its Subsidiaries shall continue in full force and effect in accordance with their terms (it being agreed that after the Closing, such rights shall be mandatory rather than permissive, if applicable), and Parent shall cause the Company and its Subsidiaries to perform their respective obligations under such Charter Documents. Without limiting the foregoing, from and after the Effective Time, the Surviving Company hereby agrees to indemnify and hold harmless each of the Company Indemnified Parties, against all claims, losses, liabilities, damages, judgments, inquiries, fines and fees, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement, the Statutory Merger Agreement and the Transactions, including the Merger)), arising out of or pertaining to the fact that such Company Indemnified Party is a current or former director or officer of the Company or any of its Subsidiaries, or is a current or former director or officer of another Person, having served or serving in such capacity at the request of the Company or any of its Subsidiaries, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Applicable Law. In the event of any such Legal Proceeding: (x) each Company Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such Legal Proceeding from the Surviving Company within ten (10) Business Days of receipt by the Surviving Company from the Company Indemnified Party of a request therefor; provided, that any Person to whom expenses are advanced shall provide an undertaking, if and only to the extent required by the Bermuda Companies Act, the Charter Documents of the Surviving Company or any applicable indemnification agreement, to repay such advances if it is ultimately determined by final non-appealable adjudication that such Person is not entitled to indemnification or any allegation of fraud or dishonesty is proved; and (y) the Surviving Company shall cooperate in the defense of any such matter.

(b) Insurance. Prior to the Effective Time, the Company shall obtain and pay for, prepaid (or “tail”) directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the Statutory Merger Agreement and the consummation of the Transactions, including the Merger) for the period from the Effective Time and ending sixth (6th) anniversary of the Effective Time, covering each Company Indemnified Party and containing terms (including with respect to coverage and amounts) and conditions (including with respect to deductibles and exclusions) that are, individually and in the aggregate, no less favorable to any Company Indemnified Party than those of the Company’s directors’ and officers’ liability insurance policies in effect on the date of this Agreement; provided, however, that in no event will the Company be required to expend an annual premium for such coverage in excess of two hundred percent (200%) of the last annual premium paid by the Company or any of its Subsidiaries for such insurance prior to the date of this Agreement; and provided, further, if such insurance coverage cannot be obtained at an annual premium equal to or less than such maximum premium amount, the Company will obtain the greatest coverage available for a cost not exceeding an annual premium equal to such maximum premium amount. If such “tail” insurance policies have been obtained by the Company, Parent shall cause such “tail” insurance policies to be maintained in full force and effect, for their full term.

(c) Successors and Assigns. If the Surviving Company (or Parent) or any of its successors or assigns will (i) consolidate with or merge into any other Person and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer or convey all or substantially all of its properties, rights and assets to any Person, then, and in each such case, the Surviving Company shall use its commercially reasonable efforts to cause proper provision to be made so that the successors and assigns of the Surviving Company assume the obligations set forth in this Section 7.9.

(d) No Impairment; Third Party Beneficiaries. The provisions of this Section 7.9 shall survive the consummation of the Merger and the other Transactions. The obligations set forth in this Section 7.9 will not be terminated, amended or otherwise modified in any manner that adversely affects any Company Indemnified Party (or any other Person who is a beneficiary under the “tail” policy referred to in Section 7.9(b) (and their heirs and Representatives)) without the prior written consent of such affected Company Indemnified Party or other Person who is a beneficiary under the “tail” policy referred to in Section 7.9(b) (and their heirs and Representatives). Each of the Company Indemnified Parties or other Persons who are beneficiaries under the “tail” policy referred to in Section 7.9(b) (and their heirs and Representatives) are intended to be third party beneficiaries of this Section 7.9, with full rights of enforcement as if a party thereto.

Section 7.10 Merger Sub. Parent shall take all commercially reasonable action necessary to cause each of Merger Sub and any of their respective Affiliates to comply with and perform all of its respective obligations under or relating to this Agreement and the Statutory Merger Agreement and to consummate the Transactions, including the Merger, on the terms and conditions set forth in this Agreement and the Statutory Merger Agreement.

Section 7.11 Delisting. To the extent requested by Parent, prior to the Effective Time, each party hereto hereby agrees to cooperate with the other party and shall use its reasonable best efforts to take (or cause to be taken) all actions, and do (or cause to be done) all things, reasonably necessary, proper or advisable on the part of the Company under Applicable Laws and the applicable rules and policies of NASDAQ to enable the Surviving Company to delist the Company Ordinary Shares from NASDAQ and terminate registration under the Exchange Act, provided, that such delisting and termination of registration will not become effective until or after the Effective Time.

Section 7.12 Anti-Takeover Statutes. If any “fair price”, “moratorium”, “control share acquisition”, “supermajority”, “affiliate transactions”, “business combination” or other similar antitakeover Applicable Laws becomes or is deemed to be applicable to Parent, Merger Sub, the Company, the Merger or any other Transactions, then each of Parent, Merger Sub and the Company shall use their respective best efforts to grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Statutory Merger Agreement and otherwise act to render such antitakeover Applicable Law inapplicable to the foregoing.

Section 7.13 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other similar Taxes and fees incurred in connection with the Transactions shall be paid by the party or applicable stockholder of the Company on whom such Taxes are imposed by Applicable Laws.

Article VIII

Conditions Precedent

Section 8.1 Mutual Conditions to Closing. The respective obligations of Parent, Merger Sub and the Company to consummate the Transactions, including the Merger, will be subject to the satisfaction or, to the extent permitted by Applicable Law, waiver at or prior to the Closing of each of the following conditions:

(a) Requisite Shareholder Approval. The Requisite Shareholder Approval shall have been obtained.

(b) No Legal Prohibition. No Governmental Authority of competent jurisdiction (including any Gaming Authority) has:

(i) enacted, issued, promulgated, entered, enforced or deemed applicable to the Transactions, including the Merger, any Applicable Law that is in effect and has the effect of making the Transactions illegal or which has the effect of (in each case, temporarily, preliminary, or permanently) prohibiting the consummation of the Transactions; or

(ii) issued or granted any Order (whether temporary, preliminary or permanent) that has the effect of making the Transactions, including the Merger, illegal or which has the effect of temporarily, preliminary or permanently prohibiting the consummation of the Transactions.

Section 8.2 Additional Parent and Merger Sub Conditions. The obligations of Parent and Merger Sub to consummate the Transactions, including the Merger, will be further subject to the satisfaction or, to the extent permitted by Applicable Law, waiver at or prior to the Closing of each of the following conditions (any of which may be waived exclusively by Parent and Merger Sub):

(a) Compliance with Agreements and Covenants. The Company has performed in all material respects all obligations and complied in all material respects with agreements and covenants, required to be performed by or complied with by the Company under this Agreement at or prior to the Closing.

(b) Accuracy of Representations and Warranties. (i) The representations and warranties of the Company contained in this Agreement (except for the representations and warranties contained in Section 3.1 (Organization and Standing), Section 3.2 (Authorization and Enforceability), Section 3.4(a) (No Conflicts), Section 3.4(c) (No Conflicts), Section 3.5 (Capitalization), Section 3.6 (Subsidiaries), Section 3.10(a) (Absence of Certain Changes), Section 3.10(b) (Absence of Certain Changes), Section 3.13 (Permits; Certain Gaming Matters), Section 3.16 (Taxes), Section 3.22 (Related Party Transactions) and Section 3.23 (Brokers)) shall be true and correct (without giving effect to any limitation as to “material”, “materiality”, “in all material respects”, “in any material respect”, “material adverse effect” or “Company Material Adverse Effect” set forth therein) when made and at and as of the Closing, with the same force and effect as if made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct at the Closing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect; (ii) the representations and warranties of the Company contained in Section 3.1 (Organization and Standing), Section 3.2 (Authorization and Enforceability), Section 3.4(a) (No Conflicts), Section 3.4(c) (No Conflicts), Section 3.6 (Subsidiaries), Section 3.10(a) (Absence of Certain Changes), Section 3.10(b) (Absence of Certain Changes), Section 3.13 (Permits; Certain Gaming Matters), Section 3.16 (Taxes), Section 3.22 (Related Party Transactions) and Section 3.23 (Brokers) shall be true and correct in all respects when made and at and as of the Closing, with the same force and effect as if made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date); and (iii) the representations and warranties of the Company contained in Section 3.5 (Capitalization) shall be true and correct in all respects when made and at and as of the Closing, with the same force and effect as if made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for any de minimis inaccuracies.

(c) No Company Material Adverse Effect. Since the date hereof, there shall not have occurred any Effect that, individually or in the aggregate with any one or more other Effects, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

(d) Receipt of Officer’s Certificate. Parent and Merger Sub have received a certificate, signed for and on behalf of the Company by a duly authorized officer of the Company, certifying the satisfaction of the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c).

(e) Payoff Letters; Lien Releases. Parent and Merger Sub have received duly executed payoff letters and UCC-3 termination statements and other terminations, payoffs or releases (including Company-Owned Intellectual Property Rights security interest releases in form and substance necessary for recordation in the United States Patent and Trademark Office, United States Copyright Office, or any other similar domestic or foreign office, department, or agency) (in each case, in a form reasonably satisfactory to Parent) evidencing the complete satisfaction in full of the outstanding Indebtedness of the Company and its Subsidiaries set forth on Section 8.2(e) of the Company Disclosure Letter and the release of all Liens relating thereto.

(f) Dissenting Shares. Not more than nine percent (9%) of the Shares issued immediately prior to the Effective Time shall constitute Dissenting Shares.

(g) Regulatory Approvals. (i) Any waiting period (and any extension thereof) applicable to the Transactions, including the Merger, under the HSR Act and any foreign Antitrust Laws, as applicable, shall have been terminated or shall have expired, and any required Consents under foreign Antitrust Laws shall have been obtained; (ii) the Consents of the Governmental Authorities as set forth on Section 8.2(g) of the Company Disclosure Letter (other than delivering the Statutory Merger Agreement and the filing of the Merger Application with the Registrar pursuant to the Bermuda Companies Act) shall have been filed, have occurred or been obtained without the imposition of any Burdensome Conditions; (iii) all Requisite Gaming Approvals shall have been obtained; and (iv) the CFIUS Approval shall have been obtained (all such Consents described in clauses (i), (ii), (iii) and (iv) (including, for the avoidance of doubt, the Requisite Gaming Approvals) being referred to as the “Required Regulatory Approvals”), and all such Required Regulatory Approvals shall be in full force and effect.

(h) Chilean Operations. The National Congress of Chile has not enacted any Applicable Law or issued any Order that has the effect of making the Company’s operation of online gaming illegal in Chile and is not reasonably capable of being overturned, cured or otherwise remedied on or before the End Date.

Section 8.3 Additional Company Conditions. The obligations of the Company to consummate the Transactions, including the Merger, will be further subject to the satisfaction or, to the extent permitted by Applicable Law, waiver at or prior to the Closing of each of the following conditions (any of which may be waived exclusively by the Company):

(a) Compliance with Agreements and Covenants. Parent and Merger Sub have performed in all material respects all obligations, and complied in all material respects with agreements and covenants, required to be performed by or complied with by Parent and Merger Sub under this Agreement at or prior to the Closing.

(b) Accuracy of Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub contained in this Agreement (except for the representations and warranties contained in Section 4.1 (Organization and Good Standing), Section 4.2 (Authorization and Enforceability), Section 4.4(a) (No Conflicts) and Section 4.9 (Brokers)) shall be true and correct (without giving effect to any limitation as to “material”, “materiality”, “in all material respects”, “in any material respect”, “Parent Material Adverse Effect”, or “material adverse effect” set forth therein) when made and at and as of the Closing, with the same force and effect as if made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect; and (ii) the representations and warranties of Parent and Merger Sub contained in Section 4.1 (Organization and Good Standing), Section 4.2 (Authorization and Enforceability), Section 4.4(a) (No Conflicts) and Section 4.9 (Brokers) shall be true and correct in all material respects when made and at and as of the Closing, with the same force and effect as if made on and as of such date and time (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

(c) Receipt of Officer’s Certificate. The Company has received a certificate, signed for and on behalf of Parent and Merger Sub by a duly authorized officer of Parent, certifying the satisfaction of the conditions set forth in Section 8.3(a) and Section 8.3(b).

Article IX

TERMINATION OF AGREEMENT

Section 9.1 Termination. This Agreement may be terminated, and the Transactions, including the Merger, may be abandoned, as follows:

(a) by mutual written consent of Parent and the Company, at any time prior to the Effective Time (whether before or after receipt of the Requisite Shareholder Approval); or

(b) by Parent or the Company, if the Requisite Shareholder Approval shall not have been obtained upon a vote taken at the Company Shareholder Meeting duly convened therefor or any adjournment or postponement thereof; or

(c) by Parent or the Company, at any time prior to the Effective Time (whether before or after receipt of the Requisite Shareholder Approval), if (i) any court of competent jurisdiction or other Governmental Authority shall have issued an Order, or taken any other action restraining, enjoining or otherwise prohibiting any of the Transactions and such Order or other action shall have become final and non-appealable, or (ii) there shall be any Applicable Law in effect that makes the consummation of the Merger illegal or otherwise prohibited; provided, however, that neither such party shall have the right to terminate this Agreement pursuant to this Section 9.1(c) if there been any material breach by such party of its representations, warranties or covenants contained in this Agreement, and such breach has primarily caused or resulted in the issuance, promulgation, enforcement or entry of any such Applicable Law or Order, as the case may be; or

(d) by Parent, if any of the Required Regulatory Approvals (other than delivering the Statutory Merger Agreement and the filing of the Merger Application with the Registrar pursuant to the Bermuda Companies Act) (i) has occurred, or has been filed or obtained, subject to the imposition of any Burdensome Condition, or (ii) is not in full force and effect, or (iii) cannot occur or cannot be filed or obtained, as ultimately determined by a final, non-appealable Order or other determination of a Governmental Authority of competent jurisdiction; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(d) if there has been any material breach by Parent of its representations, warranties or covenants contained in this Agreement, and such breach has primarily caused or resulted in the imposition of such Burdensome Conditions, or such Required Regulatory Approval not being in full force and effect, or the issuance, promulgation, enforcement or entry of such Order or other determination, as the case may be; or

(e) by either Parent or the Company, if the Effective Time shall not have occurred on or before November 7, 2024 (as may be extended, the “End Date”); provided, that the End Date shall be automatically extended until February 7, 2025 (the “Subsequent End Date”), if, on the initial End Date, one or more conditions set forth in Section 8.1(b) (as the result only of an Applicable Law governing any Required Regulatory Approval) or Section 8.2(g) has not been satisfied but all of the other conditions set forth in Article VIII have been satisfied or are capable of being satisfied; provided further, the parties acting in good faith may agree to extend the Subsequent End Date by mutual written consent; provided, however, that neither such party shall have the right to terminate this Agreement pursuant to this Section 9.1(e) if there has been any material breach by such party of its representations, warranties or covenants contained in this Agreement, and such breach has primarily caused or resulted in the failure of the Closing to have occurred on or before the End Date; or

(f) by Parent, if (i) the Company Board (or a duly authorized committee thereof) shall have effected a Company Board Recommendation Change or has taken any action in connection with or contemplation of such a Company Board Recommendation Change, (ii) the Company shall have entered into a Company Acquisition Agreement or (iii) the Company shall have materially breached Section 6.1; or

(g) by Parent, at any time prior to the Effective Time (whether before or after receipt of the Requisite Shareholder Approval), if (i) there has been a breach or failure to perform by the Company of its representations, warranties, covenants or other agreements contained in this Agreement, or if any representation or warranty of the Company has become untrue, in each case, such that any condition set forth in Section 8.2(a), Section 8.2(b) or Section 8.2(c) is not reasonably capable of being satisfied while such breach or failure to perform is continuing, (ii) Parent shall have delivered to the Company written notice of such breach or failure to perform, which notice shall state Parent’s intention to terminate this Agreement pursuant to this Section 9.1(g) and the basis for such termination, and (iii) either such breach or failure to perform is not capable of cure in a manner sufficient to allow satisfaction of the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c) on or before the End Date or at least thirty (30) days shall have elapsed since the date of delivery of such written notice to the Company and such breach or failure to perform shall not have been cured in all material respects; provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 9.1(g) if there has been any material breach or failure to perform by Parent or Merger Sub of its material representations, warranties, covenants or other agreements contained in this Agreement, in each case, such that any condition set forth in Section 8.3(a) or Section 8.3(b) is not reasonably capable of being satisfied while such breach or failure to perform is continuing, and such breach or failure to perform shall not have been cured in all material respects; or

(h) by the Company, at any time prior to the Effective Time (whether before or after receipt of the Requisite Shareholder Approval), if (i) there has been a breach or failure to perform by Parent and Merger Sub of its representations, warranties, covenants or other agreements contained in this Agreement, or if any representation or warranty of Parent and Merger Sub has become untrue, in each case, such that any condition set forth in Section 8.3(a) or Section 8.3(b) is not reasonably capable of being satisfied while such breach or failure to perform is continuing, (ii) the Company shall have delivered to Parent written notice of such breach or failure to perform, which notice shall state the Company’s intention to terminate this Agreement pursuant to this Section 9.1(h) and the basis for such termination, and (iii) either such breach or failure to perform is not capable of cure in a manner sufficient to allow satisfaction of the conditions set forth in Section 8.3(a) and Section 8.3(b) on or before the End Date or at least thirty (30) days shall have elapsed since the date of delivery of such written notice to Parent and such breach or failure to perform shall not have been cured in all material respects; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 9.1(h) if there has been any material breach or failure to perform by the Company of its material representations, warranties, covenants or other agreements contained in this Agreement, in each case, such that any condition set forth in Section 8.2(a), Section 8.2(b) or Section 8.2(c) is not reasonably capable of being satisfied while such breach or failure to perform is continuing, and such breach or failure to perform shall not have been cured in all material respects; or

(i) by the Company, prior to the receipt of the Requisite Shareholder Approval, in order to substantially concurrently with such termination enter into a Company Acquisition Agreement or other definitive agreement relating to a Superior Proposal to the extent permitted by and subject to the terms of Section 6.1(f) so long as the Company pays, or causes to be paid, to Parent the Termination Fee pursuant to Section 9.3(a) prior to or concurrently with, and as a condition to the effectiveness of, such termination.

Section 9.2 Effect of Termination. Any proper and valid termination of this Agreement by either the Company or Parent pursuant to Section 9.1 will be effective immediately upon the delivery of written notice thereof by the terminating party to the other party or parties, specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail. In the event of termination of this Agreement by either the Company or Parent as provided in Section 9.1, this Agreement shall forthwith become void and have no further force and effect, and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company (or any of their respective Affiliates or Representatives), except for the terms of Section 7.5 (Confidentiality), Section 7.6 (Public Disclosure), Section 7.7 (Transaction Litigation), this Section 9.2 (Effect of Termination), Section 9.3 (Termination Fee), Section 9.4(b) (Limitation on Recourse) and Article X (General Provisions), each of which shall survive termination of this Agreement; provided, however, that notwithstanding anything to the contrary contained herein, and subject to Section 9.3, nothing herein shall relieve any party hereto from liability for any Fraud committed in connection with this Agreement and/or the Transactions. In addition to the foregoing, no termination of this Agreement will affect the obligations applicable to the parties hereto as set forth in the Credit Agreement and the Confidentiality Agreement, all of which shall survive termination of this Agreement in accordance with their respective terms and remain fully enforceable in accordance with their respective terms.

Section 9.3 Termination Fee.

(a) Company Termination Fees.

(i) The parties hereto agree that if this Agreement is validly terminated by Parent pursuant to Section 9.1(f) or Section 9.1(g) or by the Company pursuant to Section 9.1(i) (or this Agreement is terminated under any other provision of Section 9.1 and, at such time, could have been terminated under any of the foregoing Sections), then the Company shall pay, or cause to be paid, to Parent or its designee the Termination Fee, prior to or substantially concurrently with such termination, but in any event no later than three (3) Business Days after such termination, by wire transfer (to an account designated by Parent) in immediately available funds.

(ii) The parties hereto agree that if (A) this Agreement is validly terminated by the Company pursuant to Section 9.1(b) and (B) the Company enters into a definitive agreement with respect to a Company Takeover Proposal within twelve (12) months after such termination, then the Company shall pay, or cause to be paid, to Parent or its designee the Termination Fee, substantially contemporaneously with the consummation of such transaction, by wire transfer (to an account designated by Parent) in immediately available funds contemporaneously with the consummation of such Company Takeover Proposal. For purposes of this Section 9.3(a)(ii), the term “Company Takeover Proposal” shall have the meaning assigned to such term in Annex A, except that the references to “10%” shall be deemed to be references to “50%”.

(iii) The parties hereto agree that if this Agreement is validly terminated by Parent pursuant to Section 9.1(d)(iii) as a result of a breach by the Company of its representations, warranties or covenants contained in this Agreement, and such breach has caused or resulted in the issuance, promulgation, enforcement or entry of such Order or other determination, as the case may be, in accordance with Section 9.1(d)(iii), then the Company shall pay, or cause to be paid, to Parent or its designee the Termination Fee, as promptly as reasonably practicable (and, in any event, within three (3) Business Days) following such termination, by wire transfer (to an accounted designated by Parent) in immediately available funds.

(iv) Following the payment of the Termination Fee, the Company shall have no further Liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby other than as provided under this Section 9.3 except in the case of Fraud or Willful Breach, and Parent agrees, on behalf of itself and its Affiliates and their respective Representatives, that following payment by the Company to Parent of the Termination Fee, no such Person shall be entitled to bring or maintain any Legal Proceeding against the Company or any of its Affiliates or any of their respective Representatives relating to, or arising out of, this Agreement, and of the transactions contemplated hereby, except in each case for Fraud or Willful Breach. In no event shall Parent or its designee be entitled to more than one (1) payment of the Termination Fee under this Section 9.3(a) in connection with a termination of this Agreement pursuant to which such Termination Fee is payable by the Company.

(b) Parent Termination Fees. The parties hereto agree that if this Agreement is validly terminated by the Company pursuant to Section 9.1(h) (or this Agreement is terminated under any other provision of Section 9.1 and, at such time, could have been terminated under Section 9.1(h)), then Parent shall pay, or cause to be paid, to the Company the Termination Fee, prior to or substantially concurrently with such termination, but in any event no later than three (3) Business Days after such termination, by wire transfer (to an account designed by the Company) in immediately available funds. Following the payment of the Termination Fee, Parent and Merger Sub shall have no further Liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby other than as provided under this Section 9.3 except in the case of Fraud, and the Company agrees, on behalf of itself and its Affiliates and their respective Representatives, that following payment by Parent to the Company of the Termination Fee, no such Person shall be entitled to bring or maintain any Legal Proceeding against the Company or any of its Affiliates or any of their respective Representatives relating to, or arising out of, this Agreement, and of the transactions contemplated hereby, except in each case for Fraud. In no event shall the Company or its designee be entitled to more than one (1) payment of the Termination Fee under this Section 9.3(b) in connection with a termination of this Agreement pursuant to which such Termination Fee is payable by Parent.

(c) Acknowledgement. Each of the parties acknowledges and agrees that (i) the agreements contained in this Section 9.3 are an integral part of the Transactions, including the Merger, (ii) the damages resulting from termination of this Agreement under circumstances where a Termination Fee is payable are uncertain and incapable of accurate calculation and, therefore, the amounts payable pursuant to Section 9.3 are not a penalty, but rather constitute liquidated damages in a reasonable amount that will compensate Parent or the Company for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, including the Merger, and (iii) without the agreements contained in this Section 9.3, Parent and the Company would not have entered into this Agreement.

Section 9.4 Limitation on Recourse.

(a) This Agreement may only be enforced, and any claim or cause of action (whether at law, in equity, in Contract, in tort or otherwise) based upon, in respect of, arising under, out or by reason of, connected with, or relating in any matter to (i) this Agreement or any of the other agreements, instruments, and documents contemplated hereby or executed in connection herewith, and the Transactions, (ii) any breach (or threatened or alleged breach) or failure (or threatened or alleged failure) to perform under this Agreement or any of the other documents delivered herewith or executed in connection herewith or otherwise (whether such breach or failure to perform is knowing, deliberate, willful, unintentional or otherwise), or (iii) the failure of the Merger or the other Transactions to be consummated (the items described in clauses (i) through (iii) above, collectively, the “Transaction Related Matters”), may be brought, solely against the Persons that are expressly named as parties hereto, and then only with respect to the specific obligations set forth in this Agreement.

(b) Subject to Section 9.3, no Parent Related Party shall have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of Parent and Merger Sub or of or for any claim, investigation or Legal Proceeding, in each case under, based on, in respect of, or by reason of, any Transaction Related Matters, in each case whether based on Contract, tort or strict liability, by the enforcement of any assessment, by any Legal Proceeding, by virtue of any Applicable Laws or otherwise and whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of a party hereto or another Person or otherwise.

Article X

General Provisions

Section 10.1 Certain Interpretations.

(a) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(b) Unless otherwise indicated, all references herein to the Preamble, Recitals, Sections, Articles, Annexes, Exhibits or Schedules will be deemed to refer to the

Preamble, Recitals, Sections, Articles, Annexes, Exhibits or Schedules of or to this Agreement, as applicable.

(c) Unless otherwise indicated, the words “include”, “includes”, “including” and words of similar import when used herein will be deemed in each case to be followed by the words “without limitation.”

(d) As used in this Agreement, the singular or plural number will be deemed to include the other whenever the context so requires.

(e) Unless otherwise specifically provided, all references in this Agreement to “Dollars” or “$” means United States Dollars.

(f) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been posted to a virtual data room managed by the Company at www.dfsvenue.com (Arc 2023) (the “Data Room”) at least three (3) days prior to the execution and delivery of this Agreement.

(g) The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Applicable Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(h) The knowledge of the Company means the actual knowledge of any of Seamus McGill, Brian Chang, Silvia Tiscareño, Jan Roos and Betty Wong, and the knowledge that each such individual would reasonably be expected to have or obtain, after due inquiry, given their title and responsibilities; and the knowledge of Parent means the actual knowledge of any officer of Parent and the knowledge that each such individual would reasonably be expected to have or obtain, after due inquiry, given their title and responsibilities.

Section 10.2 Amendment. Subject to Applicable Law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company; provided, however, that after receipt of the Requisite Shareholder Approval, no amendment will be made to this Agreement that requires by Applicable Law the approval by the Company’s shareholders without such approval.

Section 10.3 Waiver. At any time and from time to time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in or breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto, or (c) waive compliance by the other with any of the agreements or covenants contained herein or conditions for the benefit of the other contained herein; provided, however, that after receipt of the Requisite Shareholder Approval, there may not be any extension or waiver of this Agreement which decreases the Merger Consideration or which adversely affects the rights of the Company’s shareholders hereunder without the approval of such shareholders. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 10.4 Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties, except that Parent will have the right to assign all or any portion of its rights and obligations pursuant to this Agreement from and after the Effective Time: (a) in connection with a merger or consolidation involving Parent or other disposition of all or substantially all of the assets of Parent or the Surviving Company; or (b) to any Affiliate of Parent or the Surviving Company. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 10.5 Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) or e-mail to the parties at the following addresses, telecopy numbers or e-mail addresses (or at such other address, telecopy numbers or e-mail address for a party as will be specified by like notice):

(a) If to Parent or Merger Sub to:

SEGA SAMMY CREATION INC.
Sumitomo Fudosan Osaki Garden Tower
1 Chome-1-1 Nishishinagawa
Shinagawa City, Tokyo 141-0033 Japan

Attention:	Koichi Fukazawa
Sungyoung Kim
Naoki Kameda
Email:	k_fukazawa@home.segasammy.co.jp
s_kim@home.segasammy.co.jp
naoki.kameda@segasammycreation.com

with a copy (which will not constitute notice) to:

Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, NY 10017

Attention:	Koji Ishikawa
Jae Woo Park
Email:	ishikawak@gtlaw.com
jae.park@gtlaw.com

(b) If to the Company (prior to the Closing), to:

GAN Limited
400 Spectrum Centre Drive, Suite 1900
Irvine, CA 92618

Attention:	Seamus McGill
Email:	smcgill@gan.com

with a copy (which will not constitute notice) to:

Sheppard Mullin Richter & Hampton LLP
12275 El Camino Real, Suite 100
San Diego, CA 92130

Attention:	James A. Mercer III
Email:	jmercer@sheppardmullin.com

Section 10.6 Non-Survival of Representations, Warranties and Covenants. None of the representations, warranties or covenants in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time except that this Section 10.6 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, which shall survive to the extent expressly provided for herein.

Section 10.7 Expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses incurred in connection with this Agreement (including any instrument or document delivered pursuant hereto) or the Transactions shall be borne solely and entirely by, and will be paid by, the party or parties, as applicable, incurring such fees and expenses, whether or not the Merger is consummated.

Section 10.8 Entire Agreement. This Agreement (including the exhibits, schedules, appendices and annexes hereto) and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter, together with the Confidentiality Agreement and the Credit Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, that the Confidentiality Agreement will not be superseded, will survive any termination of this Agreement and will continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreement is terminated in accordance with its terms. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB, ON THE ONE HAND, NOR THE COMPANY, ON THE OTHER HAND, MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE (OR MADE AVAILABLE) BY ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

Section 10.9 Third Party Beneficiaries. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by the terms and provisions of Section 7.9(b) and (b) from and after the Effective Time, the rights of holders of Shares to receive the Merger Consideration pursuant to Article II.

Section 10.10 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 10.11 Remedies.

(a) Generally. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(b) Remedies of Parent and Merger Sub.

(i) Specific Performance. The parties hereto hereby agree that irreparable injury would occur in the event that any provision of this Agreement was not performed in accordance with the specific terms hereof or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages (notwithstanding the termination fees contemplated hereby). Accordingly, the parties hereto acknowledge and hereby agree that, prior to the valid termination of this Agreement pursuant to Article IX, in the event of any breach by the Company of any of its obligations hereunder, Parent and Merger Sub will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the Company in the courts described in Section 10.13, and to enforce specifically the terms and provisions hereof, including the Company’s obligation to consummate the Merger. The election to pursue an injunction, specific performance or other equitable relief will not restrict, impair or otherwise limit Parent from, in the alternative, seeking to terminate this Agreement and collect the Termination Fee pursuant to Section 9.3(a); provided, however, that in no event will Parent be permitted to pursue an injunction, specific performance or other equitable relief or any other remedies under this Agreement or available at law or equity following the payment of the Termination Fee.

(ii) Monetary Damages. Subject to Section 9.3(a), in no event will Parent, Merger Sub or any Parent Related Parties have the right to seek or obtain money damages from the Company or any Company Related Party under this Agreement, whether at law or in equity, in contract, in tort or otherwise, other than the right of Parent to payment of the Termination Fee as set forth in Section 9.3(a). Subject to Section 9.3(a), for the avoidance of doubt, in the event this Agreement is terminated in accordance with Article IX, the Termination Fee (if payable pursuant to Section 9.3(a)) represents the maximum aggregate liability of the Company and any of the Company Related Parties under this Agreement and the transactions and other agreements contemplated hereby (other than the Credit Agreement).

(c) Remedies of the Company.

(i) Specific Performance. Unless this Agreement is earlier terminated pursuant to Article IX, the parties hereto hereby agree that irreparable injury would occur in the event that any provision of this Agreement was not performed in accordance with the specific terms hereof or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages (notwithstanding the termination fees contemplated hereby). Accordingly, the parties hereto acknowledge and hereby agree that, prior to the valid termination of this Agreement pursuant to Article IX, in the event of any material breach by Parent or Merger Sub of any of their respective obligations hereunder, the Company will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by Parent and Merger Sub in the courts described in Section 10.13 and to enforce specifically the terms and provisions hereof, including Parent and Merger Sub’s obligation to consummate the Merger. The election to pursue an injunction, specific performance or other equitable relief will not restrict, impair or otherwise limit the Company from, in the alternative, seeking to terminate this Agreement and collect the Termination Fee pursuant to Section 9.3(b); provided, however, that in no event will the Company be permitted to pursue an injunction, specific performance or other equitable relief or any other remedies under this Agreement or available at law or equity following the payment of the Termination Fee.

(ii) Monetary Damages. Subject to Section 9.3(b), in no event will the Company or any Company Related Parties have the right to seek or obtain money damages from Parent or any Parent Related Party under this Agreement, whether at law or in equity, in contract, in tort or otherwise, other than the right of the Company to payment of the Termination Fee as set forth in Section 9.3(b). Subject to Section 9.3(b), for the avoidance of doubt, in the event this Agreement is terminated in accordance with Article IX, the Termination Fee (if payable pursuant to Section 9.3(b)) represents the maximum aggregate liability of Parent and any of the Parent Related Parties under this Agreement and the transactions and other agreements contemplated hereby (other than the Credit Agreement).

(d) Sole Remedy. The parties hereto acknowledge and agree that, in addition to the remedies provided for in Article IX, the remedies provided for in this Section 10.11 will be the parties’ sole and exclusive remedies with respect to matters arising under this Agreement of any kind or nature, including for any breaches of this Agreement or any claims relating to the Transactions. In furtherance of the foregoing, each party hereto hereby waives, to the fullest extent permitted by Applicable Law, any and all other rights, claims and causes of action, known or unknown, foreseen or unforeseen, which exist or may arise in the future, that such party may have against another party, the Parent Related Parties or the Company Related Parties, as the case may be, arising under or based upon this Agreement or any Applicable Law (including any securities law, common law or otherwise) with respect to matters arising under this Agreement of any kind or nature, including for any breaches of this Agreement or any claims relating to the Transactions.

(e) Specific Performance. The parties agree not to raise any objections to: (i) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (ii) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Company, on the one hand, or Parent and Merger Sub, on the other hand, pursuant to this Agreement. Any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party hereto irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond of other security.

Section 10.12 Governing Law. This Agreement, including all matters of construction, validity and performance and any Legal Proceeding (whether in Contract, tort, equity or otherwise) directly or indirectly arising out of or relating to this Agreement or any of the Transactions, including the Merger, or the negotiation, administration, performance and enforcement hereof, shall be governed by, and construed in accordance with, the laws of THE State of New York, regardless of the laws that might otherwise govern under any applicable principles of choice or conflicts of laws of the State of New York, except to the extent that the provisions of Bermuda Law are mandatorily applicable to the Merger.

Section 10.13 Consent to Jurisdiction; Venue. Each of the parties hereto, except as otherwise set forth in this Section 10.13, (a) irrevocably consents to the service of the summons and complaint and any other process in any Legal Proceeding relating to the Transactions, for and on behalf of itself or any of its properties, rights or assets, in such other manner as may be permitted by Applicable Law, and nothing in this Section 10.13 will affect the right of any party to serve legal process in any other manner permitted by Applicable Law; (b) irrevocably agrees that any Legal Proceeding arising out of or relating to this Agreement or the Transactions (including the Merger) brought by any party or its Affiliate against any other party or its Affiliate shall be brought and determined in the courts of the State of New York and irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive jurisdiction of any state or federal court within the State of New York in the event any dispute or controversy arises out of this Agreement or the Transactions (including the Merger), or for recognition and enforcement of any judgment in respect thereof; and (c) agrees that it will not bring any action relating to this Agreement or the Transactions (including the Merger) in any court other than the aforesaid courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in such courts as provided above will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law (in each case, except to the extent that any such Legal Proceeding mandatorily must be brought in Bermuda). Each of the parties hereto agrees that mailing of process or other papers in connection with any such Legal Proceeding in the manner provided in Section 10.5 or in such other manner as may be permitted by Applicable Law, will be valid and sufficient service thereof. Each of Parent, Merger Sub and the Company hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Legal Proceeding arising out of or relating to this Agreement or the Transactions (including the Merger), (I) any claim that it is not personally subject to the jurisdiction of the courts in the State of New York as described herein for any reason other than failure to serve process in accordance with this Section 10.13, (II) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (III) to the fullest extent permitted by Applicable Law, that (x) the Legal Proceeding in any such court is brought in an inconvenient forum, (y) the venue of such Legal Proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 10.14 WAIVER OF JURY TRIAL. EACH OF PARENT, COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 10.14.

Section 10.15 Attorneys’ Fees. In the event that any party institutes any Legal Proceeding against another party arising out of this Agreement, the prevailing party in such Legal Proceeding shall be entitled to receive in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting Legal Proceeding (including reasonable and documented out-of-pocket attorneys’ fees and expenses and court costs), and the prevailing party shall be entitled to interest on such amounts from and including the date payment of such amount was due but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus three percent (3.00%).

Section 10.16 Counterparts. This Agreement may be executed in one or more original, facsimile or .PDF counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of a signed Agreement by reliable electronic means, including facsimile, email, or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign) shall be an effective method of delivering the executed Agreement. This Agreement may be stored by electronic means and either an original or an electronically stored copy of this Agreement can be used for all purposes, including in any proceeding to enforce the rights and/or obligations of the parties to this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

SEGA SAMMY CREATION INC.

By:	/s/Naoki Kameda
Name:	Naoki Kameda
Title:	President & CEO

[SIGNATURE PAGE TO MERGER AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

ARC BERMUDA LIMITED

By:	/s/ Naoki Kameda
Name:	Naoki Kameda
Title:	Director

[SIGNATURE PAGE TO MERGER AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

GAN LIMITED

By:	/s/Seamus McGill
Name:	Seamus McGill
Title:	Interim Chief Executive Officer

[SIGNATURE PAGE TO MERGER AGREEMENT]

Annex A

CERTAIN DEFINED TERMS

For all purposes of and under this Agreement, the following capitalized terms will have the following respective meanings:

“Acceptable Confidentiality Agreement” means any confidentiality agreement that contains provisions that are no less favorable (other than in any immaterial and non-substantive respect) to the Company than those that are contained in the Confidentiality Agreement (including standstill restrictions, except that such agreement need not contain any restriction that would prohibit the counterparty from making a Company Takeover Proposal to the Company Board and/or the Company Special Committee or acquiring the Company or any of its Subsidiaries pursuant to such Company Takeover Proposal as contemplated by this Agreement) and that does not prohibit the Company from providing to Parent the information required to be provided pursuant to Section 6.1.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” is defined in the Preamble.

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, Title 5 of the Israeli Penal Code (Bribery Transactions), the Israeli Prohibition on Money Laundering Law, 2000, and any applicable directives promulgated thereunder, the Corruption of Foreign Public Officials Act (Canada), or any other anti-corruption or anti-money laundering Applicable Law.

“Antitrust Laws” means applicable federal, state, local or foreign antitrust, competition, premerger notification or trade regulation laws, regulations or Orders.

“Applicable Law” means, with respect to any Person, any international, national, federal, state, local, municipal or other law, regulation, ruling or other similar requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Appraisal Withdrawal” is defined in Section 2.3(b).

“Appraised Fair Value” means the fair value of a Dissenting Share as appraised by the Supreme Court of Bermuda under Section 106(6) of the Bermuda Companies Act.

“Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of the Capitalization Date.

“Bermuda Companies Act” means the Companies Act 1981 of Bermuda, as amended.

“Bermuda Law” means the Bermuda Companies Act and any other Applicable Laws of Bermuda.

“BMA Filing” means the approval of the Bermuda Monetary Authority to be obtained pursuant to the Exchange Control Act 1972 (and related regulations) regarding the change of ownership of the Company.

“Book-Entry Shares” is defined in Section 2.1(c).

“Burdensome Condition” means any action, restriction, condition, limitation or requirement imposed by any Governmental Authority in connection with the Regulatory Approvals that, individually or in the aggregate (together with all other such actions, restrictions, conditions, limitations or requirements imposed by any Governmental Authority in connection with such Regulatory Approvals), has resulted in, or would reasonably be expected to result in, a material adverse effect on the businesses, operations, activities or financial results of (a) Parent and its Affiliates, (b) the Company and its Subsidiaries or (c) following the consummation of the Transactions, the Surviving Company and its Affiliates (including Parent and its Affiliates) measured on a scale relative to the Company and its Subsidiaries, taken as a whole.

“Business Data” means all business information and data, including Personal Information (whether of employees, contractors, consultants, customers, consumers, or other Persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Business Systems or otherwise in the course of the conduct of the business of the Company or any of its Subsidiaries.

“Business Day” means any day, other than a Saturday, Sunday or other day on which the commercial banking institutions in any of (a) the State of New York, (b) the State of California or (c) the City of Tokyo, Japan, are authorized or obligated by Applicable Laws or other governmental action to close.

“Business Systems” means all Software, computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, that are owned or used by the Company or any of its Subsidiaries in the conduct of their respective businesses.

“Capitalization Date” means the close of business on September 30, 2023.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136), as amended, and all requests, rules, guidelines, requirements, directives, executive orders or executive memos thereunder or issued by any Governmental Authority in connection therewith or in implementation thereof (including any changes in state or local Applicable Laws that are analogous to provisions of the Coronavirus Aid, Relief, and Economic Security Act or adopted to conform to the Coronavirus Aid, Relief, and Economic Security Act) and any legislative or regulatory guidance issued by any Governmental Authority pursuant to such Applicable Laws.

“Certificate” is defined in Section 2.1(c).

“Certificate of Merger” means a certificate of merger issued by the Registrar with respect to the Merger.

“CFIUS” means the Committee on Foreign Investment in the United States.

“CFIUS Approval” means a written notice from CFIUS received by Parent and the Company communicating that either: (a) CFIUS has concluded its review of the Transactions and that (i) the Transactions do not constitute a “covered transaction,” (ii) there are no unresolved national security issues with respect to the Transactions, or (iii) the United States government will not take or require any action to prevent or suspend the Transactions, or impose mitigation unacceptable to Parent; (b) CFIUS has concluded an investigation into the Transactions without sending a report to the President of the United States and that (i) there are no unresolved national security concerns with respect to the Transactions or (ii) the United States government will not take or require any action to prevent or suspend the Transactions, or impose mitigation unacceptable to Parent; or (c) the President of the United States has decided not to take or require any action to prevent or suspend the Transactions, or impose mitigation mutually unacceptable to the parties hereto.

“CFIUS Filing” means the submission by Parent and the Company of a draft joint voluntary notice and, following the receipt of any comments from CFIUS to that draft, a formal joint voluntary notice to CFIUS with respect to the Transactions, in accordance with Applicable Law (including Section 721 of the United States Defense Production Act of 1950, as amended, and the regulations promulgated thereunder).

“CFIUS Mitigation Measures” is defined in Section 7.2(e)(ii).

“Charter Documents” means (a) with respect to the Company, the Company Memorandum of Association and the Company Bye-Laws, and (b) with respect to any other Person, the certificates of incorporation, including any certificate of designations, bylaws and equivalent organizational or constitutional documents of such Person, in each case, as amended and as may be further amended from time to time.

“Closing” is defined in Section 1.2.

“Closing Date” is defined in Section 1.2.

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Code Section 4980B and any similar state law.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” is defined in Section 3.18(a).

“Company” is defined in the Preamble.

“Company Acquisition Agreement” means any letter of intent, memorandum of understanding, agreement in principle, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract relating to a Company Takeover Proposal, in each case, whether written or oral and whether executed in writing or not (other than, for the avoidance of doubt, an Acceptable Confidentiality Agreement entered into in accordance with Section 6.1(c)).

“Company Board” is defined in the Recitals.

“Company Board Recommendation” is defined in Section 3.2(c).

“Company Board Recommendation Change” is defined in Section 6.1(e).

“Company Bye-laws” means the bye-laws of the Company, dated as of April 14, 2020, as the same may be amended from time to time.

“Company Disclosure Letter” means the disclosure letter relating to the representations and warranties of the Company contained in Article III, delivered by the Company to Parent on the date of this Agreement (which Company Disclosure Letter shall be arranged in numbered and lettered Sections corresponding to the numbered and lettered Sections of this Agreement).

“Company Equity Incentive Plans” means (i) the Company’s 2020 Equity Incentive Plan and (ii) the Company’s Employee Stock Purchase Plan, in each case, as the same may be amended from time to time.

“Company Indemnified Parties” means, collectively, (i) any and all respective current and former directors, officers, employees, consultants, agents or other Representatives of the Company or any of its Subsidiaries; (ii) any Person who becomes a director, officer, employee, consultant, agent or other Representative of the Company or any of its Subsidiaries prior to the Effective Time (including Affiliates thereof); or (iii) any Person who, at the request of the Company or any of its Subsidiaries, (A) previously served or is currently serving as a director, officer, employee, consultant, agent or other Representative of another Person or (B) who becomes a director, officer, employee, consultant, agent or other Representative of another Person prior to the Effective Time, in each case, if any such Person is party to any indemnification agreements between the Company or any of its Subsidiaries and any such Person, or is otherwise entitled to indemnification under the Charter Documents of the Company or any of its Subsidiaries.

“Company IP” means, collectively, all Company-Owned Intellectual Property Rights and Company-Licensed Intellectual Property Rights.

“Company Material Adverse Effect” means any state of fact, change, event, occurrence, circumstance, condition, development, result or effect (each an “Effect”) that, individually or in the aggregate with any one or more other Effects, results in, has resulted in, or would reasonably be expected to result in, a material adverse effect on the businesses, operations, activities, properties, rights, assets, operations, activities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, either individually or in the aggregate, constitute or be taken into account in determining whether there has been a Company Material Adverse Effect:

(i)	general economic, financial, political or social conditions in the United States or any other country or region in the world;

(ii)	changes in Applicable Law or GAAP or the interpretations thereof;

(iii)	acts of war, terrorism or sabotage;

(iv)	earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, pandemics or other public health events, and other force majeure events in the United States or any other country or region in the world;

(v)	the public announcement or pendency of this Agreement, the Merger or any of the other Transactions;

(vi)	changes generally affecting the industry in which such entity operates;

(vii)	actions by such entity expressly required to be taken in accordance with the terms of this Agreement or taken at the written direction or request of Parent or Merger Sub;

(viii)	any failure to meet internal projections, forecasts or revenue or earnings projections of industry analysts for any period; or

(ix)	any change in the Company’s stock price or trading volume, in and of itself;

provided, that with respect to subclause (viii) or subclause (ix), the underlying cause of such failure or such change (as applicable) that are not otherwise excluded from the definition of “Company Material Adverse Effect” pursuant to the foregoing proviso may constitute, and may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect; and provided further, that any Effect relating to subclauses (i) through (iv) and (vi) shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect to the extent such Effect disproportionately impacts the Company and its Subsidiaries as compared to other participants in the industries in which the Company and/or any of its Subsidiaries operate.

“Company Memorandum of Association” means the memorandum of association of the Company, dated as of December 13, 2019, and the memorandum of increase of share capital of the Company, dated May 13, 2020, as the same may be amended from time to time.

“Company Options” means any issued and outstanding options to purchase Company Ordinary Shares granted under or pursuant to the Company Equity Incentive Plans, as applicable.

“Company Ordinary Shares” is defined in the Recitals.

“Company Products” means any and all commercial products and services that are marketed, sold, licensed, provided, distributed or otherwise made available by or on behalf of the Company or any of its Subsidiaries, from which the Company or any of its Subsidiaries has previously derived in the past three (3) years, or is currently deriving, revenue from the sale or provision thereof.

“Company Registered IP” means Intellectual Property Rights owned or purported to be owned by the Company or its Subsidiaries that are Registered IP.

“Company Related Parties” means, collectively, (a) the Company or any of its Subsidiaries or (b) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates (other than the Company or any of its Subsidiaries), members, managers, general or limited partners, shareholders and assignees of each of the Company, its Subsidiaries and their respective Affiliates.

“Company RSAs” means any issued and outstanding restricted share awards (including commitments to grant restricted share awards approved by the Company Board or authorized committee of the Company Board prior to the date hereof), whether payable in cash, shares or otherwise, granted under or pursuant to the Company Equity Incentive Plans, as applicable, and payable in accordance with a vesting schedule or issuance schedule.

“Company RSUs” means any issued and outstanding restricted share units (including commitments to grant restricted share units approved by the Company Board or authorized committee of the Company Board prior to the date hereof), whether payable in cash, shares or otherwise, granted under or pursuant to the Company Equity Incentive Plans, as applicable, and payable in accordance with a settlement schedule or issuance schedule.

“Company Securities” is defined in Section 3.5(c).

“Company Share Award” means any award of Company Options, Company RSUs, or Company RSAs.

“Company Shareholder Meeting” is defined in Section 7.1(b)(i).

“Company Shareholder Proposal” is defined in Section 7.1(b)(i).

“Company Software” means Software owned or purported to be owned by Company or any of its Subsidiaries that is utilized in providing Company Products.

“Company Special Committee” means a committee of the Company Board consisting of members of the Company Board who qualify as an “independent director” (as such term is defined in Nasdaq Listing Rule 5605), are not affiliated with Parent and Merger Sub and are not members of the management of the Company.

“Company Takeover Proposal” means any proposal or offer from a Third Party with respect to, or that would reasonably be expected to lead to, in a single transaction or a series of related transactions, (a) a merger, consolidation, business combination, recapitalization, reorganization, share exchange, liquidation, dissolution, joint venture or other similar transaction involving the Company or any of its Subsidiaries, (b) any issuance or acquisition of ten percent (10%) or more of the issued Company Ordinary Shares or securities of the Company representing ten percent (10%) or more of the voting power of the Company, (c) any acquisition (including the acquisition of stock in any Subsidiary of the Company), lease, exchange, transfer or other disposition of assets or businesses of the Company or any of its Subsidiaries, including pursuant to a joint venture, representing ten percent (10%) or more of the consolidated assets, revenues or net income of the Company, (d) any tender offer (including a self-tender offer) or exchange offer that if consummated would result in any Person beneficially owning ten percent (10%) or more of the issued Company Ordinary Shares or securities of the Company representing ten percent (10%) or more of the voting power of the Company, or (e) any combination of the foregoing types of transactions if the sum of the percentage of consolidated assets, consolidated revenues or earnings and/or Company Ordinary Shares (or voting power of securities of the Company other than the Company Ordinary Shares) involved is ten percent (10%) or more.

“Company-Licensed Intellectual Property Rights” means all Intellectual Property Rights owned or purported to be owned by a third party and licensed to the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries otherwise has a right to use.

“Company-Owned Intellectual Property Rights” means all of the Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries, including Company Registered IP.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of March 27, 2023, by and among the Company and SEGA SAMMY CREATION USA INC.

“Consent” means any approval, consent, clearance, Permit, Order, waiver or authorization of, or exemption from, or declaration or filing or registration with, or notification to, any Governmental Authority or other Person, or any expiration or termination of applicable waiting periods required by any Governmental Authority or under Applicable Laws.

“Contract” means any legally binding contract, subcontract, agreement, commitment, undertaking, note, bond, indenture, mortgage, indenture, lease, license, sublicense, permit, franchise or other instrument, obligation or binding arrangement or understanding of any kind or character.

“Copyrights” is defined in the definition of “Intellectual Property Rights”.

“COVID-19” means SARS CoV-2 or COVID-19 (and all related strains and sequences), including any evolutions, intensification, resurgence or mutations thereof, and/or related or associated epidemics, pandemics, disease outbreaks or public health emergencies.

“Credit Agreement” means that certain Credit Agreement, dated as of April 26, 2022, among GAN Nevada, Inc., BPC Lending I LLC and Alter Domus (US) LLC, as amended by that certain First Amendment to Credit Agreement, dated as of April 13, 2023, by and among BPC Lending I LLC, GAN Nevada, Inc., the Company and Alter Domus (US) LLC, and that certain Second Amendment to Credit Agreement, dated as of April 13, 2023 and effective as of April 14, 2023, by and among GAN Nevada, Inc., SEGA SAMMY HOLDINGS INC. and Alter Domus (US) LLC.

“Customs Laws” is defined in Section 3.25(b).

“Data Processors” is defined in Section 3.20(m).

“Data Room” is defined in Section 10.1(f).

“Data Security Requirements” is defined in Section 3.20(m).

“Disabling Devices” means undisclosed Software viruses, time bombs, logic bombs, trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data in an unauthorized manner.

“Dissenting Shares” is defined in Section 2.3(a).

“DOJ” means the United States Department of Justice.

“DOL” means the United States Department of Labor.

“Domain Names” is defined in the definition of “Intellectual Property Rights”.

“DPA” means the United States Defense Production Act of 1950, as amended, and the regulations promulgated thereunder.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval database.

“Effect” is defined in the definition of “Company Material Adverse Effect”.

“Effective Time” is defined in Section 1.3.

“Employee Plans” means (i) all “employee benefit plans” (as defined in Section 3(3) of ERISA), and (ii) all other employment, consulting and independent contractor agreement, bonus, share option, share purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement, pension, disability, vacation, incentive, deferred compensation, supplemental retirement, severance, termination, notice, pay in lieu of notice, separation, retention, change of control and other similar fringe, welfare or other employee benefit plans, programs, agreement, contracts, policies or arrangements, whether written or oral, formal or informal, qualified or nonqualified, funded or unfunded, currently sponsored, maintained or contributed to for the benefit of any current or former employee, consultant or independent contractor or director of the Company, or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any liability.

“End Date” is defined in Section 9.1(e).

“Enforceability Limitations” means those limitations on the enforceability of Contracts that arise by reason of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar Applicable Laws affecting creditors’ rights generally or by reason of equitable principles of general applicability.

“Environmental Claim” means any Legal Proceeding, Order, Lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging or asserting (a) any liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on, or resulting from, the use, presence, Release of, or exposure to, any Hazardous Materials; or (b) any violation of or any liability under any Environmental Law or term or condition of any environmental Permit.

“Environmental Law” means any Applicable Law, Order or binding agreement with any Governmental Authority concerning or relating to pollution (or the cleanup thereof) or the protection of the environment (including ambient air, soil, soil vapor, surface water or groundwater, or subsurface strata), natural resources, endangered or threatened species, human health and safety, or worker/occupational health and safety, including those relating to the presence of, exposure to, or the management, manufacture, use, handling, importing, labeling, testing, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal, Release, control, remediation, or other action or failure to act involving Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statue, rules and regulations thereto.

“ERISA Affiliate” means any Person under common control with the Company or that, together with the Company or any of its Subsidiaries, would be treated as a single employer with the Company or any of its Subsidiaries under Section 414 of the Code and the regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Export Control Laws” is defined in Section 3.25(a).

“Fraud” means, with respect to a party, (a) such party made a misrepresentation or omission of a fact that constitutes common law fraud in the State of New York, or (b) such party made a misrepresentation or omission of a fact with reckless indifference to its falsity, and such other party reasonably relied on the misrepresentation or omission and suffered damages as a result.

“FTAs” is defined in Section 3.25(b).

“FTC” means the United States Federal Trade Commission.

“GAAP” means generally accepted accounting principles, as applied in the United States.

“GAAP Past Practices” means GAAP, consistently applied, using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments, determinations, and valuation and estimation methodologies that were used in the preparation of the Company’s last audited financial statements.

“Gaming Approvals” means all licenses, permits, approvals, Orders, authorizations, registrations, findings of suitability, determinations of qualification, franchises, exemptions, waivers, concessions and entitlements issued by any Gaming Authority or under any Gaming Laws necessary for or relating to the conduct of gaming and related activities or the manufacture, sale, distribution, or operation of gaming equipment or systems, the design, operation, or distribution of online or land-based gaming services or products, or the ownership or conduct of any other gaming activities and operations.

“Gaming Authorities” means all international, national, foreign, domestic, federal, state, provincial, regional, local, tribal, municipal and other regulatory and licensing bodies, instrumentalities, departments, commissions, authorities, boards, officials, tribunals and agencies with authority over or responsibility for the regulation of the manufacture, sale, distribution or operation of gaming equipment or systems, the design, operation or distribution of online or land-based gaming services or products, or the ownership or conduct of any other gaming activities and operations.

“Gaming Business” means: (a) the manufacture, sale, license, lease, distribution, or operation of gaming equipment or systems; (b) the design, operation, or distribution of online or land-based gaming services or products; or (c) the ownership, conduct or offering of any other gaming activities or operations.

“Gaming Laws” means, with respect to any Person, all Applicable Laws governing or relating to the Gaming Business of such Person (and its Subsidiaries) including, without limitation, rules, regulations, written and unwritten policies, and written and unwritten interpretations by any Gaming Authority.

“Government Contract” means any Contract, including any prime contract, subcontract, letter contract, purchase order or delivery order, (a) by or between the Company or any of its Subsidiaries and any Governmental Authority or (b) by or between the Company or any of its Subsidiaries, as a subcontractor at any tier, and any other Person in connection with any Contract with a Governmental Authority currently in performance and for which final payment has not yet been received by the Company or one of its Subsidiaries.

“Governmental Authority” means, with respect to any jurisdiction, any (a) supranational, national, federal, state, provincial, local, tribal, municipal, foreign, international or other government, (b) court, arbitral or other tribunal, (c) governmental or quasi-governmental authority of any nature (including any political subdivision, instrumentality, branch, department, agency, commission, official or entity) or (d) agency, commission, authority or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any Gaming Authority.

“Governmental Sponsor” means any (a) Governmental Authority or (b) university, college, other educational institution, or nonprofit organization.

“Group” means a “group” (as such term is defined in Section 13(d) under the Exchange Act).

“Hazardous Materials” means any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, vapor, mineral or gas, in each case, whether naturally occurring or manmade: (a) that because of its toxicity, concentration, or quantity, has characteristics that are hazardous or toxic to human health, the environment, or natural resources; (b) that is subject to regulation, investigation, control, or remediation under any Environmental Law, or to which exposure is now prohibited, limited, or regulated by, or that could foreseeably be prohibited, limited, or regulated by or under, any Environmental Law; or (c) that is defined as hazardous, acutely hazardous, toxic, a pollutant, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, or words of similar import or regulatory effect under Environmental Laws; including, without limitation, any petroleum or petroleum-derived products; radon, radioactive materials, byproducts, or wastes; asbestos in any form; lead or lead-containing materials; urea formaldehyde foam insulation; organohalogenated flame retardant chemicals, including, without limitation, per- and polyfluoroalkyl substances, perfluorooctanoic acid, and perfluorooctane sulfonate; foundry sand; and polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means, as of any time, without duplication, any of the following liabilities or obligations: (i) indebtedness for borrowed money; (ii) liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) liabilities pursuant to or in connection with letters of credit or banker’s acceptances or similar items (in each case whether or not drawn, contingent or otherwise); (iv) liabilities related to the deferred and unpaid purchase price of property or services (other than those trade payables incurred in the ordinary course of business, consistent with past practices (including the GAAP Past Practices)), including any earn-out obligations; (v) net liabilities arising out of interest rate and currency swap arrangements, collars, caps, hedges and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (vi) all defined benefit pension, multiemployer pension, post-retirement health and welfare benefit, any unpaid severance liabilities currently being paid or payable in respect of employees and service providers of the Company or any of its Subsidiaries who terminated employment or whose services to the Company or any of its Subsidiaries have ceased (as applicable) prior to the Closing and deferred compensation liabilities of the Company or any of its Subsidiaries as determined in accordance with GAAP; (vii) any off-balance sheet financing of any person, including synthetic leases and project financing; (viii) all obligations of any Person under capitalized leases; (ix) any payments made to or upon the termination of, and any fees and expenses owing in respect of, any intercompany obligations; (x) any liabilities pursuant to settlement agreements with respect to Legal Proceedings; (xi) any Transaction Expenses; and (xii) indebtedness of the types described in clauses (i) through (xii) above of others guaranteed by the Company or any of its Subsidiaries or secured by any lien, mortgage or security interest on the assets of the Company or any of its Subsidiaries, including any obligations for principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, breakage costs, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection with any of the foregoing.

“Insurance Policy” is defined in Section 3.21.

“Intellectual Property Rights” means any or all of the following, and all statutory and/or common law rights throughout the world therein, arising out of, or associated therewith: (i) all United States and foreign patents, utility models and industrial designs, including utility patents and design patents, and all registrations and applications therefore (including provisional applications) and all reissues, divisions, renewals, extensions, re-examinations, corrections, continuations and continuations in part thereof, and certificates associated therewith, and equivalent or similar rights anywhere in the world in inventions and discoveries, (collectively, “Patents”); (ii) all inventions (whether or not patentable, reduced to practice or made the subject of a pending patent application), invention disclosures and improvements, all trade secrets, proprietary information, know-how and Technology, confidential or proprietary information (collectively, “Trade Secrets”); (iii) all works of authorship, copyrights (registered or otherwise), and all other similar rights throughout the world, and all rights therein provided by international treaties or conventions (collectively, “Copyrights”); (iv) all trade names, trade dress, logos, or other corporate designations, trademarks and service marks, whether or not registered, and trademark and service mark registrations and applications, including but not limited to all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the states and territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by international treaties or conventions (collectively, “Trademarks”); (v) domain names and applications and registrations therefore (collectively, “Domain Names”); (vi) rights of privacy and publicity, moral rights and all other intellectual property or proprietary rights of any kind or description recognized under Applicable Laws; (vii) any similar or equivalent rights to any of the foregoing; and (viii) all legal rights arising from items (i) through (vii), including the right to prosecute and perfect such interests and rights to sue, oppose, cancel, interfere and enjoin based upon such interests, including such rights based on past infringement, if any, in connection with any of the foregoing.

“Intervening Event” means a material Effect that was not known or reasonably foreseeable to the Company or any member of the Company Board prior to the execution of this Agreement (or if known, the consequences of which were not known or reasonably foreseeable as of the date hereof), which Effect, or any material consequence thereof, becomes known to the Company or any member of the Company Board prior to obtaining the Requisite Shareholder Approval; provided, that (a) in no event shall (i) the receipt, existence or terms of a Company Takeover Proposal or any matter relating thereto or consequence thereof, (ii) the fact that the Company meets or exceeds any internal or published projection, forecast, estimate or revenue or earnings projection or any other financial or operating metric for any period, (iii) any change after the date of this Agreement in the Company’s stock price or trading volume, (iv) the Company or any of its Subsidiaries obtaining any Gaming Approval, or (v) the consequences of the announcement of this Agreement, in each case, constitute an Intervening Event, and (b) any Effect that is excluded in determining whether there has been a Company Material Adverse Effect pursuant to clauses (i), (ii), (iii), (iv) or (vii) of the definition thereof (other than as expressly contemplated by the final proviso to the definition of Company Material Adverse Effect) shall be excluded for purposes of determining whether an Intervening Event has occurred.

“IP Agreements” is defined in Section 3.11(a)(viii).

“IRS” means the United States Internal Revenue Service.

“Israeli Severance Pay Law” means the Israeli Severance Pay Law, 1963.

“Israeli Subsidiary” means GAN Digital Ltd.

“Israeli VAT Law” means the Value Added Tax Law, 1975, and any regulations, rules and guidance promogulated thereunder.

“ITA” means the Israel Tax Authority.

“Labor Organization” is defined in Section 3.18(a).

“Leased Real Property” means real property subject to Leases.

“Leases” means existing leases, subleases, licenses, or other agreements under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property together with any and all modifications, amendments, extensions, renewals, guaranties, supplements and side letters with respect thereto.

“Legal Proceeding” means any action, arbitration, charge, claim, complaint, demand, dispute, governmental audit, grievance, hearing, investigation, litigations, proceeding, qui tam action, suit (whether civil, criminal, administrative, judicial, or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator, whether at law or in equity.

“Letter of Transmittal” is defined in Section 2.2(c).

“Liabilities” means any liability, Indebtedness, obligation or commitment of any required to be recorded or reflected on a balance sheet under GAAP.

“Licensed Parties” is defined in Section 3.13(c).

“Licensing Affiliates” is defined in Section 3.13(c).

“Lien” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance (not including licenses to Intellectual Property rights), claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Material Contract” is defined in Section 3.11(a).

“Material Customer” is defined in Section 3.28.

“Material Permit” is defined in Section 3.13(a).

“Material Vendor” is defined in Section 3.28.

“Merger” is defined in the Recitals.

“Merger Application” means an application for registration of the Surviving Company in connection with the Merger.

“Merger Consideration” is defined in Section 2.1(c).

“Merger Sub” is defined in the Preamble.

“Merger Sub Common Shares” means the common shares, par value $1.00 per share, of Merger Sub.

“Merger Sub Director” is defined in the Recitals.

“NASDAQ” means the NASDAQ Stock Market.

“Off-the-Shelf Software” means Software that is made generally and widely available to the public on a commercial basis that is non-exclusively licensed to the Company or any of its Subsidiaries.

“Option Merger Consideration” is defined in Section 2.4(a).

“Order” means, with respect to any Person, any order, judgment, decision, decree, injunction, ruling, writ, assessment or other similar requirement issued, enacted, adopted, promulgated or applied by any Governmental Authority or arbitrator that is binding on or applicable to such Person.

“Ordinance” means the Israeli Income Tax Ordinance (New Version), 5721-1961, as amended, and all the regulations, rules, Orders and other Applicable Laws and any other provisions promulgated thereunder and any guidance issued by the ITA with respect thereto.

“Owned Shares” is defined in Section 2.1(b).

“Parent” is defined in the Preamble.

“Parent Board” is defined in the Recitals.

“Parent Material Adverse Effect” means any material adverse effect on the ability of Parent and/or Merger Sub to consummate the Merger and the other Transactions on or before the End Date and to fully perform its respective covenants and other obligations under this Agreement, which effect is not capable of cure or at least thirty (30) days has elapsed since the occurrence of such effect.

“Parent Related Parties” means, collectively, (a) Parent or Merger Sub or (b) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates (other than Parent or Merger Sub), members, managers, general or limited partners, shareholders and assignees of each of Parent, Merger Sub and their respective Affiliates.

“Patents” is defined in the definition of “Intellectual Property Rights”.

“Paying Agent” is defined in Section 2.2(a).

“Payment Fund” is defined in Section 2.2(b)(i).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permits” means all permits, licenses, franchises, approvals, consents, notices, waivers, clearances, exemptions, registrations, filings, accreditations, certificates, variances, and other similar authorizations required under Applicable Laws or by any Governmental Authority, including Gaming Approvals.

“Permitted Liens” means: (i) Liens disclosed on the Balance Sheet; (ii) Liens for Taxes not yet delinquent or Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP; (iii) mechanics’, carriers’, workmen’s, repairmen’s, landlord’s or other like liens or other similar encumbrances arising or incurred in the ordinary course of business, consistent with past practices, that, in the aggregate, do not materially impair the value or the present or intended use and operation of the assets to which they relate; (iv) statutory or common law Liens or encumbrances to secure landlords, lessors or renters under leases or rental agreements; (v) Liens or encumbrances imposed on the underlying fee interest in Leased Real Property; (vi) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar Liens affecting any Leased Real Property, in each case that do not adversely affect in any material respect the current use or occupancy of the applicable Leased Real Property; (vii) non-exclusive licenses of Intellectual Property Rights entered in the ordinary course of business, consistent with past practices; and (viii) other Liens which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such Lien.

“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, Governmental Authority or other entity or Group.

“Personal Information” means (a) information related to or about an identified or identifiable individual (e.g., name, address telephone number, email address, financial account number, government-issued identifier), (b) any other data used or intended to be used or which reasonably allows one to identify, contact, or precisely locate an individual, including any internet protocol address or other persistent identifier, and (c) any other, similar information or data regulated by Privacy/Data Security Laws.

“Privacy/Data Security Laws” means all Applicable Laws governing the receipt, collection, use, storage, processing, sharing, security, disclosure, or transfer of Personal Information or the security of Personal Information or the sending of commercial electronic messages.

“Proxy Statement” is defined in Section 7.1(a)(i).

“Public Software” means any software that licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License (SISL); (vii) the BSD License; and (viii) the Apache License.

“Reference Date” means January 1, 2020.

“Registered IP” means all active United States, international and foreign: (i) Patents; (ii) Trademarks; (iii) Copyrights; and (iv) Domain Names, in each case that are the subject of an application or registration with any Governmental Authority or domain name registrar.

“Registrar” means the Registrar of Companies in Bermuda.

“Regulation S-K” means Regulation S-K promulgated under the Securities Act and the Exchange Act.

“Regulatory Approvals” is defined in Section 7.2(a).

“Related Party Transaction” is defined in Section 3.22.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape, disperse, or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture), whether intentional or unintentional.

“Representatives” means, with respect to any Person, the directors, officers, managers, employees, financial advisors, investment bankers, attorneys, accountants, consultants, agents and other representatives of such Person, acting in such capacity.

“Required Regulatory Approvals” is defined in Section 8.2(g).

“Requisite Gaming Approvals” means the Gaming Approvals and other Consents from the Gaming Authorities set forth on Section 8.2(g) of the Company Disclosure Letter.

“Requisite Shareholder Approval” is defined in Section 3.2(d).

“RSA Merger Consideration” is defined in Section 2.4(c).

“RSU Merger Consideration” is defined in Section 2.4(b).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“SEC” means the United States Securities and Exchange Commission.

“SEC Clearance Date” means confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to occur if the SEC has not affirmatively notified the Company prior to the end of the tenth (10th) calendar day after filing the preliminary Proxy Statement that the SEC will or will not be reviewing the Proxy Statement.

“SEC Reports” means forms, reports, schedules, statements and other documents (including exhibits and other information incorporated therein) required to be filed or furnished (as applicable) with the SEC by the Company under Applicable Law.

“Section 14 Arrangement” is defined in Section 3.18(d).

“Section 409A” means Section 409A of the Code and the regulations and guidance thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Service Contract Act” means the McNamara-O’Hara Service Contract Act of 1965, as amended.

“Share” means each share of Company Ordinary Shares.

“Share Capital” is defined in Section 3.5(a).

“Software” means all computer software (in object code or source code format), data and databases, and related documentation and materials.

“Statutory Merger Agreement” means the Statutory Merger Agreement, in the form attached hereto as Exhibit A, to be executed and delivered by the Company, Parent and Merger Sub as provided by the terms hereof.

“Subsidiary” means a “significant subsidiary” (as defined in Rule 12(b)(2) under the Exchange Act), except that, in respect of the Company, it shall also include the subsidiaries set forth on Section 3.6(a)(i) of the Company Disclosure Letter.

“Subsidiary Securities” is defined in Section 3.6(d).

“Subsequent End Date” is defined in Section 9.1(e).

“Superior Proposal” means a bona fide, unsolicited written Company Takeover Proposal (a) that if consummated would result in a Third Party (or in the case of a direct merger between such Third Party and the Company, the equity holders of such Third Party) acquiring, directly or indirectly, more than fifty percent (50%) of the issued Company Ordinary Shares or more than fifty percent (50%) of the assets of the Company and its Subsidiaries, taken as a whole, and (b) that the Company Board determines in good faith (in accordance with Section 6.1(f)), after consultation with its outside financial advisor and outside legal counsel, taking into account the timing and likelihood of consummation relative to the Transactions, and after giving effect to any changes to this Agreement proposed by Parent in response to such Company Takeover Proposal (in accordance with Section 6.1(f)) and all other financial, legal, regulatory, Tax and other aspects of such proposal, including all conditions contained therein and the Person making such Company Takeover Proposal, as the Company Board and/or the Company Special Committee deems relevant, is more favorable from a financial standpoint to the Company’s shareholders than the Merger.

“Surviving Company” is defined in Section 1.1.

“Surviving Company Bye-Laws” is defined in Section 1.5.

“Tax” means: (a) any and all U.S. federal, state, local and non-U.S. taxes of any kind whatsoever, assessments, duties, impositions, charges and liabilities, in each case in the nature of a tax, imposed by a Governmental Authority, including taxes based upon or measured by gross receipts, income, net income, gross income, profits, sales, use, occupation, value added, goods and services, ad valorem, transfer, franchise, license, severance, stamp, premium, windfall profits, environmental, customs duties, capital stock, alternative or add-on minimum, withholding, payroll, recapture, unclaimed property, escheat, estimated, employment, unemployment, social security, excise and property taxes; and (b) all interest, penalties and additions imposed by a Governmental Authority with respect to any amounts of the type described in clause (a) or this clause (b), whether disputed or not.

“Tax Returns” means all returns, declarations, estimates, reports, statements and other similar documents filed or required to be filed with any Governmental Authority in respect of any Taxes, including any schedules, exhibits or attachments thereto and any amendment of any of the foregoing.

“Technology” means all tangible items of the following: any technology, information, know how, works of authorship, trade secrets, ideas, improvements, discoveries, inventions (whether or not patented or patentable), proprietary and confidential information, including technical data and customer and supplier lists and information related thereto, financial analysis, marketing and selling plans, business plans, budgets and unpublished financial statements, licenses, prices and costs, show how, techniques, design rules, algorithms, routines, models, plans, methodologies, software, firmware, and computer programs.

“Termination Fee” means an amount in cash equal to $6,000,000.

“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent or any of its Affiliates or Representatives.

“Trade Secrets” is defined in the definition of “Intellectual Property Rights”.

“Trademarks” is defined in the definition of “Intellectual Property Rights”.

“Transaction Expenses” means the aggregate amount of (i) any fees, expenses, commissions or other amounts payable by the Company or any of its Subsidiaries (whether on behalf of the Company or any of its Subsidiaries or any shareholder of the Company or any of their respective Affiliates) or that is subject to payment or reimbursement by the Company or any of its Subsidiaries in connection with this Agreement, the documents delivered in connection herewith, the Merger and the other Transactions, including the fees and expenses of any advisors, experts, brokers, finders, consultants, accountants, auditors, lawyers, investment bankers or other advisors, (ii) any transaction, success, change of control, retention, or similar bonuses and any severance payments, payable by or on behalf of the Company or any of its Subsidiaries to any of their respective past or present employees, officers, directors, or other service providers in connection with the consummation of the Transactions, together with the employer portion of any payroll Taxes due in connection with any such payments, (iii) the employer portion of all employment or payroll Taxes attributable to the vesting or settlement of Company Share Awards or other equity awards pursuant to this Agreement, (iv) fifty percent (50%) of any fees and expenses to the Paying Agent hereunder, and (v) any payments, fees or expenses owing in respect of the “tail” polices obtained pursuant to Section 7.9.

“Transaction Litigation” means Legal Proceedings commenced or threatened against the Company or any of its Subsidiaries, Parent or Merger Sub or any of their respective Affiliates, in each case in connection with, arising from or otherwise relating to the Transactions, including the Merger, other than any Legal Proceedings related to or in connection with any disputes between the Company and its Affiliates, on the one hand, and Parent, Merger Sub or their respective Affiliates, on the other hand, relating to this Agreement or the Transactions, including the Merger.

“Transaction Related Matters” is defined in Section 9.4(b).

“Transactions” is defined in the Recitals.

“TSE” means the Tokyo Stock Exchange. For the avoidance of doubt, the TSE is a Governmental Authority for purposes of this Agreement.

“VAT” means value added Tax.

“WARN” means the Worker Adjustment Retraining Notification Act of 1988, as amended, or any similar Applicable Law.

“Willful Breach” means a breach that is the result of a willful or intentional act or failure to act by a Person that would, or would reasonably be expected, to result in a material breach of this Agreement.

[Remainder of Page Intentionally Left Blank]

ANNEX A-1

THIS STATUTORY MERGER AGREEMENT is dated [●], 202[_] (this “Agreement”).

BETWEEN:

(1)	[Gaia] LTD, an exempted company limited by shares incorporated under the laws of Bermuda having its registered office at Park Place, Third Floor, 55 Par-la-Ville Road, Hamilton HM 11, Bermuda (hereinafter called the “Company”);

(2)	[SOL] Creation Inc., a Japanese corporation (hereinafter called “Parent”); and

(3)	[Arc Bermuda Limited], an exempted company limited by shares incorporated under the laws of Bermuda having its registered office at Rosebank Centre, 5th Floor, 11 Bermudiana Road, Pembroke HM 08, Bermuda (hereinafter called “Merger Sub”).

WHEREAS:

(A)	Merger Sub is a wholly-owned subsidiary of Parent;

(B)	This Agreement is the Statutory Merger Agreement referred to in the Agreement and Plan of Merger by and among Parent, Merger Sub and the Company, dated [●], 2023 (the “Agreement and Plan of Merger”); and

(C)	Parent, Merger Sub and the Company have agreed that Merger Sub will, subject to the terms and conditions set forth herein and in the Agreement and Plan of Merger, merge with and into the Company, with the Company continuing as the Surviving Company, in accordance with the provisions of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”).

NOW THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS:

1.	DEFINITIONS

Unless otherwise defined herein, capitalized terms have the same meaning as used and defined in the Agreement and Plan of Merger.

2.	EFFECTIVENESS OF MERGER

(a)	The parties to this Agreement agree that, on the terms and subject to the conditions of this Agreement and the Agreement and Plan of Merger and in accordance with the Companies Act, at the Effective Time, Merger Sub shall be merged with and into the Company, with the Company surviving such Merger and continuing as the Surviving Company.

(b)	The Merger shall be conditional on the satisfaction on or prior to the Closing Date of each of the conditions to the Merger identified in Article VIII of the Agreement and Plan of Merger (Conditions Precedent).

(c)	The Merger shall become effective at the Effective Time.

A-1-1

3.	NAME OF SURVIVING COMPANY

The Surviving Company shall be [•]1.

4.	MEMORANDUM OF ASSOCIATION

The memorandum of association of the Surviving Company shall, at the Effective Time, by virtue of the Merger and without any further action, be in the form of the memorandum of association of Merger Sub as in effect immediately prior to the Effective Time until thereafter changed or amended as provided therein or by applicable Law.

5.	BYE-LAWS

The bye-laws of the Surviving Company shall, at the Effective Time, by virtue of the Merger and without any further action, be amended and restated in the form of the bye-laws of Merger Sub as in effect immediately prior to the Effective Time until thereafter changed or amended as provided therein or by Applicable Law, except that references to the name of Merger Sub shall be replaced by references to the name of the Surviving Company.

6.	DIRECTORS AND OFFICERS

The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be, in accordance with the bye-laws of the Surviving Company. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Company until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be, in accordance with the bye-laws of the Surviving Company.

7.	CONVERSION OF SECURITIES

(a)	At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holder of any of the Company Ordinary Shares or any of the Merger Sub Common Shares:

(i)	Each Merger Sub Common Share issued immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable [common share, par value $[0.01] per share], of the Surviving Company, with the same rights, powers and privileges as the shares so converted and shall constitute the only issued share capital of the Surviving Company;

1 NTD: To be finalized by Parent.

A-1-2

(ii)	Each issued Company Ordinary Share that, immediately prior to the Effective Time, is owned (i) by Parent or Merger Sub or (ii) by the Company as a treasury share, or (iii) by any of their respective direct or indirect wholly owned Subsidiaries, shall no longer be issued and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iii)	Subject to Section 7(a)(iv) below, each Company Ordinary Share issued immediately prior to the Effective Time (other than shares to be canceled in accordance with paragraph (ii) above) shall be converted into the right to receive the Merger Consideration. All such Company Ordinary Shares, when so converted, shall no longer be issued and shall automatically be canceled and shall cease to exist, and each holder of a Book-Entry Share that immediately prior to the Effective Time represented any such Company Ordinary Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (less any applicable withholding Taxes) pertaining to the Company Ordinary Shares represented by such Book-Entry Share to be paid in consideration thereof; and

(iv)	Notwithstanding anything in this Agreement to the contrary, any Dissenting Shares shall automatically be cancelled and, unless otherwise required by Applicable Law, converted into the right to receive the Merger Consideration, and any holder of Dissenting Shares shall, in the event that the fair value of a Dissenting Share as appraised by the Supreme Court of Bermuda under Section 106(6) of the Companies Act is greater than the Merger Consideration, be entitled to receive such difference from the Surviving Company by payment made on the later of (x) 5 Business Days following the Effective Time and (y) 30 days after such Appraised Fair Value is finally determined pursuant to such appraisal procedure.

(b)	At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, or any of their respective Subsidiaries (as applicable), or any holder of Company Options, each then outstanding Company Option shall become fully vested and be automatically cancelled in exchange for the right of the holder thereof to receive a single lump sum cash payment, without interest, equal to the Option Merger Consideration; provided, however, that if the exercise price per share of any such Company Option is equal to or greater than the Merger Consideration, such Company Option shall be cancelled and terminated without any cash payment or other consideration being made in respect thereof as of immediately prior to the Effective Time.

(c)	At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of Company RSUs, each then outstanding Company RSU shall become fully vested and be automatically cancelled in exchange for the right of the holder thereof to receive a single lump sum cash payment, without interest, equal to the RSU Merger Consideration.

A-1-3

(d)	At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of Company RSAs, each then outstanding Company RSA shall become fully vested and non-forfeitable and shall be converted into the right to receive the Merger Consideration in accordance with Section 7(a)(iii).

8.	EXECUTION IN COUNTERPARTS

This Agreement may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

9.	NOTICES

All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed), emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

IF TO MERGER SUB OR PARENT, TO:

[SOL]

Sumitomo Fudosan Osaki Garden Tower

1 Chome-1-1 Nishishinagawa

Shinagawa City, Tokyo 141-0033 Japan

Attention:	Koichi Fukazawa
Sungyoung Kim
Naoki Kameda
Email:	k_fukazawa@home.segasammy.co.jp
s_kim@home.segasammy.co.jp
naoki.kameda@segasammycreation.com

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, NY 10017

Attention:	Koji Ishikawa
Jae W. Park
Email:	ishikawak@gtlaw.com
Jae.Park@gtlaw.com

A-1-4

IF TO COMPANY, TO:

[Gaia] Limited

400 Spectrum Centre Drive, Suite 1900

Irvine, CA 92618

Attention:	Seamus McGill
Email:	smcgill@gan.com

with a copy (which shall not constitute notice) to:

Sheppard Mullin Richter & Hampton LLP

12275 El Camino Real, Suite 100

San Diego, CA 92130

Attention:	James A. Mercer III
Email:	jmercer@sheppardmullin.com

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

10.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Bermuda and the parties hereto submit to the exclusive jurisdiction of the courts of Bermuda.

Signature Page Follows

A-1-5

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first written above.

SIGNED for and on behalf of

[Gaia] LTD

By:

Name:

Title:

Witnessed:

By:

SIGNED for and on behalf of
[SOL] Creation Inc.

By:

Name:

Title:

Witnessed:

By:

SIGNED for and on behalf of
[Arc Bermuda Limited]

By:

Name:

Title:

Witnessed:

By:

[Statutory Merger Agreement – Signature Page]

A-1-6

Annex B

November 7, 2023

GAN Limited

400 Spectrum Center Drive, Suite 1900

Irvine, CA 92618

Attn: Special Committee of the Board of Directors

Dear Special Committee of the Board of Directors:

We understand that GAN Limited, a Bermuda exempted company limited by shares (the “Company”), plans to enter into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Sega Sammy Creation, Inc., a Japanese corporation (“Parent”), and Arc Bermuda Limited, a Bermuda exempted company limited by shares and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with the Company (the “Merger”), with the Company continuing as the surviving company, and each issued ordinary share, par value $0.01 per share (the “Company Ordinary Shares”), of the Company will be converted into the right to receive $1.97 in cash (the “Merger Consideration”).

You have requested our opinion (this “Opinion”) with respect to the fairness, from a financial point of view, to the holders of Company Ordinary Shares of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement.

In arriving at this Opinion, we have, among other things:

●	Reviewed the financial terms of a draft, dated November 3, 2023, of the Merger Agreement;

●	Reviewed certain publicly available business and financial information related to the Company;

●	Reviewed certain other information relating to the Company concerning its business, financial condition and operations, made available to us by the Company, including forecasts with respect to the future financial performance of the Company prepared and furnished to us by Company management (the “Projections”);

●	Held discussions with members of senior management of the Company concerning the Merger and the business, financial condition, and strategic objectives of the Company;

●	Reviewed certain publicly available financial data, stock market performance data and trading multiples of companies which we deemed relevant;

●	Reviewed the publicly available financial terms of certain other business combinations that we deemed relevant; and

●	Performed such other financial studies, analyses and investigations, and considered such other matters, as we deemed necessary or appropriate for purposes of rendering this Opinion.

In preparing this Opinion, at your direction, we have relied, without assuming responsibility or liability for independent verification, upon the accuracy and completeness of all financial and other information available from public sources and all other information provided to us or otherwise discussed with or reviewed by us. Company management has advised us and, with your consent and approval, we have assumed that the Projections have been reasonably prepared in good faith and represent Company management’s best currently available estimates and judgments with respect to the future financial performance of the Company. We have assumed no responsibility for and express no view or opinion as to such Projections or the assumptions on which they are based. At your direction, we have used and relied upon such Projections for purposes of our analyses and this Opinion and assumed that such Projections provide a reasonable basis upon which to evaluate the Company and the proposed Merger. We have also assumed that there have been no changes in the assets, financial condition, results of operations, business or prospects of the Company since the respective dates of the last financial statements and other information, financial or otherwise, made available to us that would be material to our analyses or this Opinion, and that there is no information or any facts or developments that would make any of the information reviewed by us inaccurate, incomplete or misleading.

B-1

You have advised us, and for purposes of our analyses and this Opinion, we have relied upon and assumed, that (i) the Company’s consolidated financial statements for the six months ended June 30, 2023 and for the year ended December 31, 2022 were prepared on a going concern basis, (ii) the Company has historically operated with net losses and has not generated positive cash flows, and (iii) the Company’s current financial condition, liquidity resources, and planned near-term cash flows from operations are sensitive to changes in macro-economic conditions and the substantial variability inherent in the Company’s wager-based revenues streams, which factors indicate uncertainty related to the ability of the Company to meet its current obligations as they come due.

We have not been asked to undertake, and have not undertaken, an independent verification of any information provided to or reviewed by us, nor have we been furnished with any such verification, and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of the Company, nor have we evaluated the solvency of the Company under any state or federal laws. We have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities to which the Company is a party or may be subject and our Opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

We also have assumed, with your consent, that (i) in the course of obtaining any regulatory or third party consents or approvals in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the contemplated benefits of the Merger, (ii) the representations and warranties made by the parties in the Merger Agreement are accurate and complete in all respects; (iii) each party to the Merger Agreement will perform all of its covenants and obligations thereunder; and (iv) the Merger will be consummated in accordance with the terms of the Merger Agreement, without waiver, modification or amendment of any term, condition or provision thereof. We have also assumed that the Merger Agreement, when executed by the parties thereto, will conform to the draft reviewed by us in all respects material to our analyses and this Opinion. We are not legal, tax or regulatory advisors and have relied upon, without independent verification, the assessments of the Company and its legal, tax and regulatory advisors with respect to such matters.

This Opinion is limited to the fairness, from a financial point of view, to the holders of Company Ordinary Shares of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement, and we express no view or opinion as to the fairness of the Merger to the holders of any other class of securities, creditors or other constituencies of the Company. This Opinion does not address any other aspect or implication of the Merger, the Merger Agreement, or any other agreement or understanding entered into in connection with the Merger or otherwise. We also express no view or opinion as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Merger Consideration or otherwise. We express no view or opinion as to the prices or range of prices at which Company Ordinary Shares may trade at any time. Furthermore, we are not expressing any opinion as to the impact of the Merger on the solvency or viability of the Company or Parent, or the ability of the Company or Parent to pay its obligations when they become due.

This Opinion is necessarily based upon economic, market, monetary, regulatory and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof. Although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm this Opinion.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for such services, a significant portion of which is payable upon the consummation of the Merger. We will also receive a fee for rendering this Opinion, which is not contingent upon the conclusion set forth in this Opinion or the successful completion of the Merger. In addition, the Company has agreed to indemnify us and certain related parties for certain liabilities arising out of or related to our engagement and to reimburse us for certain expenses incurred in connection with our engagement.

We are a full-service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, Parent and their respective affiliates. We and our affiliates have in the past provided, and may in the future provide, investment banking and other financial services to the Company, Parent and their respective affiliates, for which we and our affiliates have received, or would expect to receive, compensation, including, during the past two years, having acted as financial advisor to the Company in connection with the refinancing of certain of its indebtedness. In addition, as the Committee and the Board are aware, we were retained by an affiliate of the former Chief Executive Officer of the Company in May 2022 in connection with a potential transaction involving the Company (which engagement was terminated without a transaction being consummated or compensation being received). We have adopted policies and procedures designed to preserve the independence of our research and credit analysts whose views may differ from those of the members of the team of investment banking professionals that are advising the Company.

B-2

This Opinion is for the information of the special committee (the “Committee”) of the board of directors (the “Board’) of the Company (in its capacity as such) and the Board (in its capacity as such) in connection with their consideration of the proposed Merger. This Opinion does not constitute a recommendation to the Committee, the Board, the Company, any security holder of the Company or any other person as to how to act or vote on any matter relating to the Merger or otherwise. This Opinion does not address the relative merits of the Merger as compared to alternative transactions or strategies that might be available to the Company or any other party to the Merger, nor does it address the underlying business decision of the Committee, the Board, the Company or any other party to effect the Merger. The issuance of this Opinion was approved by an authorized internal committee of B. Riley Securities, Inc.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Ordinary Shares in the Merger pursuant to the Merger Agreement is fair to such holders from a financial point of view.

Very truly yours,

/s/ B. Riley Securities, Inc.

B-3

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

GAN LIMITED

The board of directors of GAN Limited unanimously recommends you vote "FOR" Proposals 1, 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special General Meeting:
The Notice and Proxy Statement are available at www.proxyvote.com

GAN LIMITED
Special General Meeting of Shareholders
[•] AM PDT
This proxy is solicited by the board of directors of GAN Limited

The shareholder(s) hereby appoint(s) [•] and [•], or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the ordinary shares of GAN LIMITED that the shareholder(s) is/are entitled to vote at the Special General Meeting of Shareholders to be held at [•] AM, PDT on [•], virtually via [•], and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN OR, IF NO CHOICE IS SPECIFIED, IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, AND IN THE PROXY'S DISCRETION, AS SAID PROXY DEEMS ADVISABLE ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL GENERAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

The Special General Meeting will be held in virtual format only. Please visit [•] to attend.

Continued and to be marked, dated, and signed on the reverse side